                                                                   EXHIBIT 10.18

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                                CREDIT AGREEMENT

                                      among

                           BIG FLOWER HOLDINGS, INC.,
                                 as a GUARANTOR,

                         BIG FLOWER PRESS HOLDINGS, INC.
                                       and
            VARIOUS SUBSIDIARIES OF BIG FLOWER PRESS HOLDINGS, INC.,
                                  as BORROWERS,

                                VARIOUS LENDERS,

                             CHASE SECURITIES, INC.
                                       and
                         DEUTSCHE BANK SECURITIES INC.,
                as JOINT LEAD ARRANGERS and JOINT BOOK MANAGERS,

                            THE CHASE MANHATTAN BANK,
                            as ADMINISTRATIVE AGENT,

                             BANKERS TRUST COMPANY,
                              as SYNDICATION AGENT,

                             BANK OF AMERICA, N.A.,
                             as DOCUMENTATION AGENT,

                                       and

                             CERTAIN MANAGING AGENTS

                       ----------------------------------

                          Dated as of December 7, 1999

                       ----------------------------------

================================================================================

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                                TABLE OF CONTENTS

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                                       (i)
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                                      (ii)
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                                      (iii)
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                                      (iv)
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                                       (v)
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
     SCHEDULE I                     Commitments
     SCHEDULE II                    Lender Addresses and Applicable Lending
                                      Offices
     SCHEDULE III                   Existing Letters of Credit
     SCHEDULE IV                    Projections
     SCHEDULE V                     Subsidiaries
     SCHEDULE VI                    Scheduled Existing Indebtedness
     SCHEDULE VII                   Insurance
     SCHEDULE VIII                  Existing Liens
     SCHEDULE IX                    Existing Investments
     SCHEDULE X                     Certain Restrictions on Subsidiaries
     SCHEDULE XI                    Calculation of Mandatory Costs
     SCHEDULE XII                   Existing Transactions
     SCHEDULE XIII                  ERISA
     SCHEDULE XIV                   Real Property
     SCHEDULE XV                    Internet Investments
     SCHEDULE XVI                   Post-Closing Actions

     EXHIBIT A                      Form of Notice of Borrowing
     EXHIBIT B-1                    Form of Tranche A Term Note
     EXHIBIT B-2                    Form of Tranche B Term Note
     EXHIBIT B-3                    Form of Dollar Facility Revolving Note
     EXHIBIT B-4                    Form of BFPH Multicurrency Facility
                                      Revolving Note
     EXHIBIT B-5                    Form of UK Borrowers Multicurrency Facility
                                      Revolving Note
     EXHIBIT B-6                    Form of Dollar Facility Swingline Note
     EXHIBIT B-7                    Form of BFPH Multicurrency Facility
                                      Swingline Note
     EXHIBIT B-8                    Form of UK Borrowers Multicurrency Facility
                                      Swingline Note
     EXHIBIT C                      Form of Letter of Credit Request
     EXHIBIT D                      Form of Section 4.04(b)(ii) Certificate
     EXHIBIT E-1                    Form of Opinion of Sullivan & Cromwell,
                                      Special Counsel to Credit Parties
     EXHIBIT E-2                    Form of Opinion of Associate General Counsel
                                      of Holdings
     EXHIBIT E-3                    Form of Opinion of Ashurst Morris Crisp,
                                      Special United Kingdom Counsel to the
                                      Credit Parties
     EXHIBIT F                      Form of Officers' Certificate
     EXHIBIT G                      Form of Solvency Certificate
     EXHIBIT H-1                    Form of U.S. Subsidiaries Guaranty
     EXHIBIT H-2                    Form of Non-Borrower U.K. Subsidiaries
                                      Guaranty
     EXHIBIT I-1                    Form of U.S. Pledge Agreement
     EXHIBIT I-2                    Form of U.S. Charge Over Shares and Notes
     EXHIBIT J-1                    Form of U.S. Security Agreement
     EXHIBIT J-2                    Form of U.K. Security Agreement
     EXHIBIT K                      Form of Election to Become a U.K. Borrower
     EXHIBIT L                      Form of Assignment and Assumption Agreement
     EXHIBIT M                      Form of Intercompany Note
     EXHIBIT N                      Form of New U.K. Borrower Consent

                                      (vi)
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
     EXHIBIT O                      Form of Additional Dollar Facility Revolving
                                      Loan Commitment Agreement
     EXHIBIT P                      Form of Subordination Agreement

                                      (vii)

          CREDIT AGREEMENT, dated as of December 7, 1999, among BIG FLOWER HOLDINGS, INC., a Delaware corporation ("Holdings"), BIG FLOWER PRESS HOLDINGS, INC., a Delaware corporation ("BFPH"), BIG FLOWER LIMITED, a Wholly-Owned Subsidiary of BFPH and a limited company organized under the laws of England ("BFL"), OLWEN DIRECT MAIL LIMITED, a Wholly-Owned Subsidiary of BFL and a limited company organized under the laws of England ("Olwen"), BIG FLOWER DIGITAL SERVICES LIMITED, an indirect Wholly-Owned Subsidiary of BF Digital and a limited company organized under the laws of England ("BFDSL"), FUSION PREMEDIA GROUP LIMITED (f/k/a Troypeak Limited), an indirect Wholly-Owned Subsidiary of BF Digital and a limited company organized under the laws of England ("Fusion"), PISMO LIMITED, an indirect Wholly-Owned Subsidiary of BF Digital and a limited company organized under the laws of England ("Pismo"), COLORGRAPHIC DIRECT RESPONSE LIMITED, a Wholly-Owned Subsidiary of BFL and a limited company organized under the laws of England ("Colorgraphic") and THE ADMAGIC GROUP LIMITED, an indirect Wholly-Owned Subsidiary of BF Digital and a limited company organized under the laws of England ("Admagic", and together with BFPH, BFL, Olwen, BFDSL, Fusion, Pismo, Colorgraphic and each other entity that may become a party hereto as a U.K. Borrower in accordance with the provisions of Section 6, the "Borrowers", and each, a "Borrower"), the Lenders from time to time party hereto, CHASE SECURITIES, INC. and DEUTSCHE BANK SECURITIES INC., as Joint Lead Arrangers and Joint Book Managers (in such capacities, the "Joint Lead Arrangers"), THE CHASE MANHATTAN BANK, as Administrative Agent, BANKERS TRUST COMPANY, as Syndication Agent, BANK OF AMERICA, N.A., as Documentation Agent, and certain Managing Agents from time to time party hereto (all capitalized terms used herein and defined in Section 11 are used herein as therein defined).

                              W I T N E S S E T H:

          WHEREAS, subject to and upon the terms and conditions set forth herein, the Lenders are willing to make available to the Borrowers the respective credit facilities provided for herein;

          NOW, THEREFORE, IT IS AGREED:

          SECTION 1. AMOUNT AND TERMS OF CREDIT.

          1.01 COMMITMENTS. i) TRANCHE A TERM LOANS. Subject to and upon the terms and conditions set forth herein, each Lender with a Tranche A Term Loan Commitment severally agrees to make, on the Initial Borrowing Date and on a single date occurring on (or within two Business Days prior to) January 31, 2000, if such date of Borrowing occurs on or prior to the Tranche A Term Loan Commitment Expiration Date, a term loan (each, a "Tranche A Term Loan" and, collectively, the "Tranche A Term Loans") to BFPH, which Tranche A Term Loans:

          (i)     shall be incurred by BFPH for the purposes described in
     Section 7.08(a);

          (ii)    shall be denominated in Dollars;

          (iii) except as hereafter provided, shall, at the option of BFPH, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, PROVIDED that (A) except as otherwise specifically provided in Section 1.10(b), all Tranche A Term Loans made as part of the same Borrowing shall at all times consist of Tranche A Term Loans of the same Type and (B) unless the Administrative Agent has determined that the Syndication Date has occurred (at which time this clause (B) shall no longer be applicable), no more than three Borrowings of Tranche A Term Loans to be maintained as Eurodollar Loans may be incurred prior to the 90th day after the Initial Borrowing Date (or, if later, the last day of the Interest Period applicable to the third Borrowing of Eurodollar Loans referred to below), each of which Borrowings of Eurodollar Loans may only have an Interest Period of one month, and the first of which Borrowings may only be made on, or within five Business Days after, the Initial Borrowing Date, the second of which Borrowings may only be made on the last day of the Interest Period of the first such Borrowing and the third of which Borrowings may only be made on the last day of the Interest Period of the second such Borrowing;

          (iv) shall, in the case of Tranche A Term Loans incurred by BFPH on the Initial Borrowing Date, be made by such Lender in that initial aggregate principal amount is as equal to the Tranche A Term Loan Commitment of such Lender on the Initial Borrowing Date (before giving effect to any reductions thereto on such date pursuant to Section 3.03(b)(i)); and

          (v) shall, in the case of Tranche A Term Loans incurred by BFPH on, or within two Business Days prior to, January 31, 2000 (but only if such date of Borrowing occurs on or prior to the Tranche A Term Loan Commitment Expiration Date), be made by such Lender in that initial aggregate principal amount as is equal to the Tranche A Term Loan Commitment of such Lender on such date (before giving effect to any reductions thereto on such date pursuant to Section 3.03(b)(ii) but after giving effect to any reductions thereto on such date pursuant to Sections 3.03(b)(i) and (iii)).

Once repaid, Tranche A Term Loans incurred hereunder may not be reborrowed.

          (b) TRANCHE B TERM LOANS. Subject to and upon the terms and conditions set forth herein, each Lender with a Tranche B Term Loan Commitment severally agrees to make a term loan (each, a "Tranche B Term Loan" and, collectively, the "Tranche B Term Loans") to BFPH, which Tranche B Term Loans:

          (i) shall be incurred by BFPH pursuant to a single drawing on the Initial Borrowing Date for the purposes described in Section 7.08(a);

          (ii)    shall be denominated in Dollars;

          (iii) except as hereafter provided, shall, at the option of BFPH, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, PROVIDED that (A) except as otherwise specifically provided in Section 1.10(b), all Tranche B Term Loans made as part of the same Borrowing shall at all times consist of Tranche B Term Loans of the same Type and (B) unless the Administrative Agent has determined that the

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     Syndication Date has occurred (at which time this clause (B) shall no longer be applicable), no more than three Borrowings of Tranche B Term Loans to be maintained as Eurodollar Loans may be incurred prior to the 90th day after the Initial Borrowing Date (or, if later, the last day of the Interest Period applicable to the third Borrowing of Eurodollar Loans referred to below), each of which Borrowings of Eurodollar Loans may only have an Interest Period of one month, and the first of which Borrowings may only be made on the same date as the initial Borrowing of Tranche A Term Loans that are maintained as Eurodollar Loans, the second of which Borrowings may only be made on the last day of the Interest Period of the first such Borrowing and the third of which Borrowings may only be made on the last day of the Interest Period of the second such Borrowing; and

          (iv) shall be made by each Lender in that initial aggregate principal amount as is equal to the Tranche B Term Loan Commitment of such Lender on the Initial Borrowing Date (before giving effect to the termination thereof on such date pursuant to Section 3.03(c)).

Once repaid, Tranche B Term Loans incurred hereunder may not be reborrowed.

          (c) REVOLVING LOANS. (i) DOLLAR FACILITY REVOLVING LOANS. Subject to and upon the terms and conditions set forth herein (including, on and after the initial Additional Dollar Facility Revolving Loan Commitment Date, Section 1.16), each Dollar Facility Lender severally agrees to make, at any time and from time to time on or after the Initial Borrowing Date and prior to the Revolving Loan Maturity Date, a revolving loan or revolving loans (each, a "Dollar Facility Revolving Loan" and, collectively, the "Dollar Facility Revolving Loans") to BFPH, which Dollar Facility Revolving Loans (v) shall be made and maintained in Dollars, (w) shall, at the option of BFPH, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, PROVIDED that (A) except as otherwise specifically provided in Section 1.10(b), all Dollar Facility Revolving Loans comprising the same Borrowing shall at all times be of the same Type and (B) unless the Administrative Agent has determined that the Syndication Date has occurred (at which time this clause (B) shall no longer be applicable), no more than three Borrowings of Dollar Facility Revolving Loans to be maintained as Eurodollar Loans may be incurred prior to the 90th day after the Initial Borrowing Date (or, if later, the last day of the Interest Period applicable to the third Borrowing of Eurodollar Loans referred to below), each of which Borrowings of Eurodollar Loans may only have an Interest Period of one month, and the first of which Borrowings may only be made on the same date as the initial Borrowing of Tranche A Term Loans that are maintained as Eurodollar Loans, the second of which Borrowings may only be made on the last day of the Interest Period of the first such Borrowing and the third of which Borrowings may only be made on the last day of the Interest Period of the second such Borrowing, (x) may be repaid and reborrowed in accordance with the provisions hereof, (y) shall not be made (and shall not be required to be made) by any Dollar Facility Lender in any instance where the incurrence thereof (after giving effect to the use of the proceeds thereof on the date of the incurrence thereof to repay any amounts theretofore outstanding pursuant to this Agreement) would cause the Individual Dollar Facility Exposure of such Dollar Facility Lender to exceed the amount of its Available Dollar Facility Revolving Loan Commitment at such time and (z) shall not be made (and shall not be required to be made) by any Dollar Facility Lender if the making of same would cause the Aggregate Dollar Facility

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Exposure (after giving effect to the use of the proceeds thereof on the date of the incurrence thereof to repay any amounts theretofore outstanding pursuant to this Agreement) to exceed the Total Available Dollar Facility Revolving Loan Commitment as then in effect.

          (ii) MULTICURRENCY FACILITY REVOLVING LOANS. Subject to and upon the terms and conditions set forth herein, each Multicurrency Facility Lender severally agrees to make, at any time and from time to time on or after the Initial Borrowing Date and prior to the Revolving Loan Maturity Date, (I) a revolving loan or revolving loans to BFPH (each, a "BFPH Multicurrency Facility Revolving Loan" and, collectively, the "BFPH Multicurrency Facility Revolving Loans") and (II) a revolving loan or revolving loans to the U.K. Borrowers (on a joint and several basis) (each, a "U.K. Borrowers Multicurrency Facility Revolving Loan" and, collectively, the "U.K. Borrowers Multicurrency Facility Revolving Loans" and with the revolving loans made to BFPH or the U.K. Borrowers pursuant to this Section 1.01(c)(ii) being each called a "Multicurrency Facility Revolving Loan" and, collectively, the "Multicurrency Facility Revolving Loans" and, together with the Dollar Facility Revolving Loans, the "Revolving Loans"), which Multicurrency Facility Revolving Loans (v) shall be made and maintained in the respective Available Currency elected by BFPH or the U.K. Borrowers, as the case may be, (w) except as hereafter provided, shall, at the option of BFPH or the U.K. Borrowers, be incurred and maintained as and/or converted into, one or more Borrowings of Base Rate Loans, Eurodollar Loans, Sterling Revolving Loans or Euro Revolving Loans, PROVIDED that, (A) except as otherwise specifically provided in Section 1.10(b), all Multicurrency Facility Revolving Loans made as part of the same Borrowing shall at all times consist of Multicurrency Facility Revolving Loans of the same Type, and (B) unless the Administrative Agent has determined that the Syndication Date has occurred (at which time this clause (B) shall no longer be applicable), (1) no more than three Borrowings of Multicurrency Facility Revolving Loans to be maintained as Eurodollar Loans may be incurred prior to the 90th day after the Initial Borrowing Date (or, if later, the last day of the Interest Period applicable to the third Borrowing of Eurodollar Loans referred to below), each of which Borrowings of Eurodollar Loans may only have an Interest Period of one month, and the first of which Borrowings may only be made on the same date as the initial Borrowing of Tranche A Term Loans that are maintained as Eurodollar Loans, the second of which Borrowings may only be made on the last day of the Interest Period of the first such Borrowing and the third of which Borrowings may only be made on the last day of the Interest Period of the second such Borrowing and (2) all Borrowings of Sterling Revolving Loans and Euro Revolving Loans shall have Interest Periods of one week or one month, as selected by BFPH or the U.K. Borrowers, as the case may be, (x) may be repaid and reborrowed in accordance with the provisions hereof, (y) shall not be made (and shall not be required to be made) by any Multicurrency Facility Lender in any instance where the incurrence thereof (after giving effect to the use of the proceeds thereof on the date of the incurrence thereof to repay any amounts theretofore outstanding pursuant to this Agreement) would cause the Individual Multicurrency Facility Exposure of such Multicurrency Facility Lender to exceed the amount of its Available Multicurrency Facility Revolving Loan Commitment at such time and (z) shall not be made (and shall not be required to be made) by any Multicurrency Facility Lender if the making of same would cause the Aggregate Multicurrency Facility Exposure (after giving effect to the use of the proceeds thereof on the date of the incurrence thereof to repay any amounts theretofore outstanding pursuant to this Agreement) to exceed the Total Available Multicurrency Facility Revolving Loan Commitment as then in effect. The proceeds of each U.K. Borrowers Multicurrency Facility Revolving Loan shall be made available to the U.K. Borrowers as directed by any one of them (with the proceeds to be used by one or more of the U.K. Borrowers as they may determine), it being understood and agreed that U.K. Borrowers shall be jointly and severally obligated with respect to each U.K. Borrowers' Multicurrency Facility Revolving Loan for the repayment thereof and all amounts owing with respect thereto. The U.K. Borrowers shall have no liability with respect to any BFPH Multicurrency Facility Revolving Loans which may be extended to, and which shall constitute obligations of, BFPH. Notwithstanding anything to the contrary contained above in this Section 1.01(c)(ii), in no event shall any U.K. Borrower be permitted to incur any U.K. Borrowers Multicurrency Facility Revolving Loan prior to the completion of the actions required to be taken by the U.K. Credit Parties pursuant to Section 13.21(c).

          (d) SWINGLINE LOANS. (i) DOLLAR FACILITY SWINGLINE LOANS. Subject to and upon the terms and conditions set forth herein, Chase agrees to make, at any time and from time to time on or after the Initial Borrowing Date and prior to the Swingline Expiry Date, a revolving loan or revolving loans (each, a "Dollar Facility Swingline Loan" and, collectively, the "Dollar Facility Swingline Loans") to BFPH, which Dollar Facility Swingline Loans (v) shall be made and maintained in Dollars, (w) shall be made and maintained as Base Rate Loans, (x) may be repaid and reborrowed in accordance with the provisions hereof, (y) shall not be made (and shall not be required to be made) if the making of same would cause the Aggregate Dollar Facility Exposure (after giving effect to the use of the proceeds thereof on the date of the incurrence thereof to repay any amounts theretofore outstanding pursuant to this Agreement) to exceed the Total Available Dollar Facility Revolving Loan Commitment as then in effect and (z) shall not exceed in aggregate principal amount at any time outstanding, when added to the aggregate principal amount of Multicurrency Facility Swingline Loans then outstanding (taking the Dollar Equivalents of all amounts in an Alternate Currency) the Maximum Swingline Amount. Notwithstanding anything to the contrary contained in this Section 1.01(d)(i), (x) Chase shall not be obligated to make any Dollar Facility Swingline Loans at a time when a Lender Default exists with respect to any Dollar Facility Lender unless Chase has entered into arrangements satisfactory to it to eliminate Chase's risk with respect to the Defaulting Lender's or Defaulting Lenders' refunding obligations (through the requirement that Mandatory Dollar Facility Borrowings be made from time to time) in respect of such Dollar Facility Swingline Loans, including by cash collateralizing such Defaulting Lender's or Defaulting Lenders' Dollar Facility Percentages of the outstanding Dollar Facility Swingline Loans and (y) Chase shall not make any Dollar Facility Swingline Loan after it has received written notice from any Credit Agreement Party, the Administrative Agent or the Required Lenders stating that a Default or an Event of Default exists and is continuing until such time as Chase shall have received written notice (A) of rescission of all such notices from the party or parties originally delivering such notice or notices or (B) of the waiver of such Default or Event of Default by the Required Lenders.

          (ii) MULTICURRENCY FACILITY SWINGLINE LOANS. Subject to and upon the terms and conditions set forth herein, Chase agrees to make, at any time and from time to time on or after the Initial Borrowing Date and prior to the Swingline Expiry Date, (I) a revolving loan or revolving loans to BFPH (each, a "BFPH Multicurrency Facility Swingline Loan" and, collectively, the "BFPH Multicurrency Facility Swingline Loans") and (II) a revolving loan or revolving loans to the U.K. Borrowers (on a joint and several basis) (each, a "U.K. Borrowers Multicurrency Facility Swingline Loan" and, collectively, the "U.K. Borrowers Multicurrency Facility Swingline Loans" and with the revolving loans made to BFPH or the U.K. Borrowers pursuant to this Section 1.01(d)(ii) being each called a "Multicurrency Facility Swingline Loan" and, collectively, the "Multicurrency Facility Swingline Loans" and, together with Dollar Facility Swingline Loans, the "Swingline Loans"), which Multicurrency Facility Swingline Loans (w) shall be made and maintained in the respective Available Currency elected by BFPH or the U.K. Borrowers, as the case may be, (x) may be repaid and reborrowed in accordance with the provisions hereof, (y) shall not be made (and shall not be required to be made) if the making of same would cause the Aggregate Multicurrency Facility Exposure (after giving effect to the use of the proceeds thereof on the date of the incurrence thereof to repay any amounts theretofore outstanding pursuant to this Agreement) to exceed the Total Available Multicurrency Facility Revolving Loan Commitment at such time and (z) shall not exceed in aggregate principal amount at any time outstanding (taking the Dollar Equivalents of all amounts in Alternate Currencies), when added to the aggregate principal amount of Dollar Facility Swingline Loans then outstanding, the Maximum Swingline Amount. Notwithstanding anything to the contrary contained in this Section 1.01(d)(ii), (x) Chase shall not be obligated to make any Multicurrency Facility Swingline Loans at a time when a Lender Default exists with respect to any Multicurrency Facility Lender unless Chase has entered into arrangements satisfactory to Chase to eliminate Chase's risk with respect to the Defaulting Lender's or Defaulting Lenders' refunding obligations (through the requirement that Mandatory Multicurrency Facility Borrowings be made from time to time) in respect of such Multicurrency Facility Swingline Loans, including by cash collateralizing (in the relevant currency or currencies) such Defaulting Lender's or Defaulting Lenders' Multicurrency Facility Percentages of the outstanding Multicurrency Facility Swingline Loans and (y) Chase shall not make any Multicurrency Facility Swingline Loan after it has received written notice from any Credit Agreement Party, the Administrative Agent or the Required Lenders stating that a Default or an Event of Default exists and is continuing until such time as Chase shall have received written notice (A) of rescission of all such notices from the party or parties originally delivering such notice or notices or (B) of the waiver of such Default or Event of Default by the Required Lenders. The proceeds of each U.K. Borrowers Multicurrency Facility Swingline Loan shall be made available to the U.K. Borrowers as directed by any one of them (with the proceeds to be used by one or more of the U.K. Borrowers as they may determine), it being understood and agreed that the U.K. Borrowers shall be jointly and severally obligated with respect to each U.K. Borrowers Multicurrency Facility Swingline Loan for the repayment thereof and all amounts owing with respect thereto. The U.K. Borrowers shall have no liability with respect to any BFPH Multicurrency Facility Swingline Loans which may be extended to, and shall constitute obligations of, BFPH. Notwithstanding anything to the contrary contained above in this Section 1.01(d)(ii), in no event shall any U.K. Borrower be permitted to incur any U.K. Borrowers Multicurrency Facility Swingline Loan prior to the completion of the actions required to be taken by the U.K. Credit Parties pursuant to Section 13.21(c).

          (e) REFUNDING OF SWINGLINE LOANS. (i) REFUNDING OF DOLLAR FACILITY SWINGLINE LOANS. On any Business Day, Chase may, in its sole discretion, give notice to the Dollar Facility Lenders that the outstanding Dollar Facility Swingline Loans shall be funded with a Borrowing of Dollar Facility Revolving Loans (PROVIDED that such notice shall be deemed to have been automatically given upon the occurrence of a Default or an Event of Default under Section
10.05 or upon the exercise of any of the remedies provided in the last paragraph of Section 10), in which case a Borrowing of Dollar Facility Revolving Loans constituting Base Rate Loans (each such Borrowing, a "Mandatory Dollar Facility Borrowing") shall be made on the immediately succeeding Business Day by all Dollar Facility Lenders PRO RATA based on each such Dollar Facility Lender's Dollar Facility Percentage, and the proceeds of each Mandatory Dollar Facility Borrowing shall be applied directly to Chase to repay Chase for such outstanding Dollar Facility Swingline Loans. Each Dollar Facility Lender hereby irrevocably agrees to make Dollar Facility Revolving Loans upon one Business Day's notice pursuant to each Mandatory Dollar Facility Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified in writing by Chase notwithstanding (i) that the amount of the Mandatory Dollar Facility Borrowing may not comply with the minimum amount for Borrowings otherwise required hereunder, (ii) whether any conditions specified in Section 5.02 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) the date of such Mandatory Dollar Facility Borrowing and (v) the amount of the Total Dollar Facility Revolving Loan Commitment, the Total Available Dollar Facility Revolving Loan Commitment or such Dollar Facility Lender's Dollar Facility Revolving Loan Commitment or Available Dollar Facility Revolving Loan Commitment at such time. In the event that any Mandatory Dollar Facility Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code or any other bankruptcy, reorganization, dissolution, insolvency, receivership, liquidation or similar law with respect to BFPH), then each such Dollar Facility Lender hereby agrees that it shall forthwith purchase (as of the date the Mandatory Dollar Facility Borrowing would otherwise have occurred, but adjusted for any payments received from BFPH on or after such date and prior to such purchase) from Chase such participations in the outstanding Dollar Facility Swingline Loans as shall be necessary to cause such Dollar Facility Lenders to share in such Dollar Facility Swingline Loans ratably based upon their respective Dollar Facility Percentages, PROVIDED that (x) all interest payable on the Dollar Facility Swingline Loans shall be for the account of Chase until the date as of which the respective participation is required to be purchased and, to the extent attributable to the purchased participation, shall be payable to the participant from and after such date and (y) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing Dollar Facility Lender shall be required to pay Chase interest on the principal amount of the participation purchased for each day from and including the day upon which the Mandatory Dollar Facility Borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the overnight Federal Funds Rate for the first three days and at the rate otherwise applicable to Dollar Facility Revolving Loans maintained as Base Rate Loans hereunder for each day thereafter.

          (ii) REFUNDING OF MULTICURRENCY FACILITY SWINGLINE LOANS. On any Business Day, Chase may, in its sole discretion, give notice to the Multicurrency Facility Lenders that the outstanding BFPH Multicurrency Facility Swingline Loans or U.K. Borrowers Multicurrency Facility Swingline Loans in a given Available Currency shall be funded with a Borrowing of U.K. Borrowers Multicurrency Facility Revolving Loans or U.K. Borrowers Multicurrency Facility Revolving Loans, as the case may be, in such Available Currency (PROVIDED that (x) such notice shall be deemed to have been automatically given upon the occurrence of a Default or an Event of Default under Section 10.05 or upon the exercise of any of the remedies provided in the last paragraph of Section 10 and
(y) if a Sharing Event shall have occurred, all such Multicurrency Facility Swingline Loans shall be denominated in Dollars in accordance with the provisions of Section 1.15(b), and refunded through a Mandatory Multicurrency Facility Borrowing denominated in Dollars as provided below), in which case a Borrowing of BFPH Multicurrency Facility Revolving Loans or U.K. Borrowers Multicurrency Facility Revolving

Loans, as the case may be, denominated in the respective Available Currency (subject to the provisions of clause (y) of the immediately preceding parenthetical) (each such Borrowing, a "Mandatory Multicurrency Facility Borrowing") shall be made on the third succeeding Business Day by all Multicurrency Facility Lenders PRO RATA based on each such Multicurrency Facility Lender's Multicurrency Facility Percentage and the proceeds thereof shall be applied directly to Chase to repay Chase for such outstanding Multicurrency Facility Swingline Loans. Each Multicurrency Facility Lender hereby irrevocably agrees to make BFPH Multicurrency Facility Revolving Loans (in the case of a refunding of BFPH Multicurrency Facility Swingline Loans) and U.K. Borrowers Multicurrency Facility Revolving Loans (in the case of a refunding of U.K. Borrowers Multicurrency Facility Swingline Loans) in the relevant Available Currency upon three Business Days' notice pursuant to each Mandatory Multicurrency Facility Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified in writing by Chase notwithstanding (i) that the amount of the Mandatory Multicurrency Facility Borrowing may not comply with the minimum amount for Borrowings otherwise required hereunder, (ii) whether any conditions specified in Section
5.02 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) the date of such Mandatory Multicurrency Facility Borrowing and (v) the amount of the Total Multicurrency Facility Revolving Loan Commitment or the Total Available Multicurrency Facility Revolving Loan Commitment, or the Multicurrency Facility Revolving Loan Commitment or the Available Multicurrency Facility Revolving Loan Commitment of such Multicurrency Facility Lender, at such time. In the event that any Mandatory Multicurrency Facility Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under any bankruptcy, reorganization, dissolution, insolvency, receivership, administration or liquidation or similar law with respect to any Borrower), then each Multicurrency Facility Lender hereby agrees that it shall forthwith purchase (as of the date the Mandatory Multicurrency Facility Borrowing would otherwise have occurred, but adjusted for any payments received from any Borrower on or after such date and prior to such purchase) from Chase such participations in such outstanding Multicurrency Facility Swingline Loans as shall be necessary to cause such Multicurrency Facility Lenders to share in such Multicurrency Facility Swingline Loans ratably based upon their respective Multicurrency Facility Percentages, PROVIDED that (x) all interest payable on the Multicurrency Facility Swingline Loans shall be for the account of Chase until the date as of which the respective participation is required to be purchased and, to the extent attributable to the purchased participation, shall be payable to the participant from and after such date and (y) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing Multicurrency Facility Lender shall be required to pay Chase interest on the principal amount of the participation purchased for each day from and including the day upon which the Mandatory Multicurrency Facility Borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the rate otherwise applicable to Multicurrency Facility Revolving Loans made in the relevant Available Currency. Notwithstanding anything to the contrary contained above in this Section 1.01(e)(ii), upon the occurrence of a Sharing Event, all outstanding Multicurrency Facility Swingline Loans shall, as provided in Section 1.15(b), be automatically converted into Dollar denominated Multicurrency Facility Swingline Loans and, to the extent the respective Mandatory Multicurrency Facility Borrowing has not already occurred in respect of such Multicurrency Facility Swingline Loans, a Mandatory Multicurrency Facility Borrowing shall be effected with respect thereto in accordance with the provisions of preceding Section 1.01(e)(ii).

          1.02 MINIMUM AMOUNT OF EACH BORROWING. The aggregate principal amount of each Borrowing of Loans shall not be less than the Minimum Borrowing Amount applicable to Borrowings of the respective Type and Tranche of Loans to be made or maintained pursuant to the respective Borrowing, PROVIDED that Mandatory Dollar Facility Borrowings and Mandatory Multicurrency Facility Borrowings shall be made in the amounts required by Section 1.01(e)(i) or (ii), as applicable. More than one Borrowing may occur on the same date, but at no time shall there be outstanding more than 36 Borrowings of Euro Rate Loans in the aggregate.

          1.03 NOTICE OF BORROWING. ii) Whenever any Borrower desires to make a Borrowing of Loans hereunder (excluding Borrowings of Swingline Loans and Mandatory Borrowings), an Authorized Representative of such Borrower shall give the Administrative Agent at its Notice Office at least one Business Day's prior written (or telephonic notice promptly confirmed in writing) notice of each Base Rate Loan and at least three Business Days' prior written (or telephonic notice promptly confirmed in writing) notice of each Euro Rate Loan to be made hereunder, PROVIDED that any such notice shall be deemed to have been given on a certain day only if given before (x) 2:00 P.M. (New York time) on such day (in the case of Dollar Denominated Loans) and (y) 1:00 P.M. (London time) on such day (in the case of Alternate Currency Denominated Revolving Loans). Each such written notice or written confirmation of telephonic notice (each, a "Notice of Borrowing"), except as otherwise expressly provided in Section 1.10, shall be irrevocable and shall be given by or on behalf of the respective Borrower in the form of Exhibit A, appropriately completed to specify: (i) the aggregate principal amount of the Loans to be made pursuant to such Borrowing (stated in the relevant currency), (ii) the date of such Borrowing (which shall be a Business Day), (iii) whether the respective Borrowing shall consist of Tranche A Term Loans, Tranche B Term Loans, Dollar Facility Revolving Loans, BFPH Multicurrency Facility Revolving Loans or U.K. Borrowers Multicurrency Facility Revolving Loans, (iv) in the case of Dollar Denominated Loans, whether the Dollar Denominated Loans being made pursuant to such Borrowing are to be initially maintained as Base Rate Loans or Eurodollar Loans and (v) in the case of Euro Rate Loans, the initial Interest Period to be applicable thereto. The Administrative Agent shall promptly give each Lender which is required to make Loans of the Tranche specified in the respective Notice of Borrowing notice of such proposed Borrowing, of such Lender's proportionate share thereof (determined in accordance with Section 1.07) and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing.

          (b) (i) Whenever any Borrower desires to make a Borrowing of Swingline Loans hereunder, an Authorized Representative of such Borrower shall give Chase not later than (x) in the case of Dollar Denominated Swingline Loans, 3:00 P.M. (New York time) and (y) in the case of Alternate Currency Denominated Swingline Loans, 1:30 P.M. (London time), on the date that a Swingline Loan is to be made, written notice or telephonic notice promptly confirmed in writing of each Swingline Loan to be made hereunder. Each such notice shall be irrevocable and specify (A) the date of Borrowing (which shall be a Business Day), (B) the aggregate principal amount of the Swingline Loans to be made pursuant to such Borrowing (stated in the relevant currency) and (C) whether the respective Swingline Loans shall constitute Dollar Facility Swingline Loans, BFPH Multicurrency Facility Swingline Loans or U.K. Borrowers Multicurrency Facility Swingline Loans.

          (ii) Mandatory Borrowings shall be made upon the notice specified in
Section 1.01(e)(i) or (ii), as applicable, with each Borrower irrevocably agreeing, by its incurrence of any Swingline Loan, to the making of the Mandatory Borrowings as set forth in Section 1.01(e)(i) or (ii), as applicable.

          (c) Without in any way limiting the obligation of any Borrower to confirm in writing any telephonic notice of any Borrowing, the Administrative Agent or Chase, as the case may be, may act without liability upon the basis of telephonic notice of such Borrowing, believed by the Administrative Agent or Chase, as the case may be, in good faith to be from an Authorized Representative of such Borrower prior to receipt of written confirmation.

          1.04 DISBURSEMENT OF FUNDS. Not later than 11:00 A.M. (New York time) or, in the case of any Alternate Currency Denominated Loan, 10:00 A.M. (New York time), on the date specified in each notice of Borrowing (or (w) in the case of Dollar Denominated Swingline Loans, not later than 3:00 P.M. (New York time) (or, if later, one hour after the receipt of the related notice of borrowing) on the date specified pursuant to Section 1.03(b)(i), (x) in the case of Alternate Currency Denominated Swingline Loans, not later than 1:00 P.M. (London time) on the date specified pursuant to Section 1.03(b)(i), (y) in the case of Mandatory Dollar Facility Borrowings, not later than 11:00 A.M. (New York time) on the date specified in Section 1.01(e)(i) or (z) in the case of Mandatory Multicurrency Facility Borrowings, not later than 10:00 A.M. (New York time) on the date specified in Section 1.01(e)(ii)), each Lender with a Commitment under the respective Tranche (or each Lender required to make Loans pursuant to the respective Mandatory Borrowing), will make available its PRO RATA portion (determined in accordance with Section 1.07) of each such Borrowing requested to be made on such date (or in the case of Swingline Loans, Chase shall make available the full amount thereof). All such amounts shall be made available in Dollars (in the case of Dollar Denominated Loans) or the applicable Alternate Currency (in the case of Alternate Currency Denominated Loans), as the case may be, and in immediately available funds at the Payment Office of the Administrative Agent, and the Administrative Agent will make available to the respective Borrower at the Payment Office (or to Chase in the case of a Mandatory Borrowing) the aggregate of the amounts so made available by the Lenders prior to (w) 12:00 Noon (New York time) on such day, in the case of any Dollar Denominated Loan (excluding Swingline Loans and Loans made pursuant to Mandatory Borrowings), (x) 12:00 Noon (New York time) on such day, in the case of any Alternate Currency Loan (excluding Swingline Loans and Loans made pursuant to Mandatory Borrowings), (y) 4:00 P.M. (New York time) on such day, in the case of any Dollar Denominated Swingline Loan and (z) 2:00 P.M. (London time) on such day, in the case of any Alternate Currency Denominated Swingline Loan, in each case to the extent of funds actually received by the Administrative Agent prior to such times on such day. Unless the Administrative Agent shall have been notified by any Lender prior to the date of Borrowing that such Lender does not intend to make available to the Administrative Agent such Lender's portion of any Borrowing to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date of Borrowing and the Administrative Agent may, in reliance upon such assumption, make available to the relevant Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the

Administrative Agent shall promptly notify the relevant Borrower to pay immediately such corresponding amount to the Administrative Agent and such Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover on demand from such Lender or BFPH or the U.K. Borrowers, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the respective Borrower or Borrowers until the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (i) if recovered from such Lender, the overnight Federal Funds Rate and (ii) if recovered from the respective Borrower or Borrowers, the rate of interest applicable to the respective Borrowing, as determined pursuant to Section 1.08. Nothing in this
Section 1.04 shall be deemed to relieve any Lender from its obligation to make Loans hereunder or to prejudice any rights which the relevant Borrower or Borrowers may have against any Lender as a result of any failure by such Lender to make Loans hereunder.

          1.05 NOTES. iii) Subject to the provisions of Section 1.05(k), BFPH's (in the case of Term Loans, Dollar Facility Revolving Loans, Dollar Facility Swingline Loans, BFPH Multicurrency Facility Revolving Loans and BFPH Multicurrency Facility Swingline Loans) and the U.K. Borrowers' (in the case of U.K. Borrowers Multicurrency Facility Revolving Loans and U.K. Borrowers Multicurrency Facility Swingline Loans) obligation to pay the principal of, and interest on, the Loans made by each Lender shall be evidenced (i) if Tranche A Term Loans, by a promissory note substantially in the form of Exhibit B-1 with blanks appropriately completed in conformity herewith (each, a "Tranche A Term Note" and, collectively, the "Tranche A Term Notes"), (ii) if Tranche B Term Loans, by a promissory note substantially in the form of Exhibit B-2 with blanks appropriately completed in conformity herewith (each, a "Tranche B Term Note" and, collectively, the "Tranche B Term Notes"), (iii) if Dollar Facility Revolving Loans, by a promissory note duly executed and delivered by BFPH substantially in the form of Exhibit B-3, with blanks appropriately completed in conformity herewith (each, a "Dollar Facility Revolving Note" and, collectively, the "Dollar Facility Revolving Notes"), (iv) if BFPH Multicurrency Facility Revolving Loans, by a promissory note duly executed and delivered by BFPH substantially in the form of Exhibit B-4, with blanks appropriately completed in conformity herewith (each, a "BFPH Multicurrency Facility Revolving Note" and, collectively, the "BFPH Multicurrency Facility Revolving Notes"), (v) if U.K. Borrowers Multicurrency Facility Revolving Loans, by a promissory note duly executed and delivered by the U.K. Borrowers substantially in the form of Exhibit B-5, with blanks appropriately completed in conformity herewith (each, a "U.K. Borrowers Multicurrency Facility Revolving Note" and, collectively, the "U.K. Borrowers Multicurrency Facility Revolving Notes"), (vi) if Dollar Facility Swingline Loans, by a promissory note duly executed and delivered by the BFPH substantially in the form of Exhibit B-6, with blanks appropriately completed in conformity herewith (the "Dollar Facility Swingline Note"), (vii) if BFPH Multicurrency Facility Swingline Loans, by a promissory note duly executed and delivered by BFPH substantially in the form of Exhibit B-7, with blanks appropriately completed in conformity herewith (the "BFPH Multicurrency Facility Swingline Note") and (viii) if U.K. Borrowers Multicurrency Facility Swingline Loans, by a promissory note duly executed and delivered by the U.K. Borrowers substantially in the form of Exhibit B-8, with blanks appropriately completed in conformity herewith (the "U.K. Borrowers Multicurrency Facility Swingline Note").

          (b) The Tranche A Term Note issued to each Lender with a Tranche A Term Loan Commitment or outstanding Tranche A Term Loans shall (i) be executed by BFPH, (ii) be payable to such Lender or its registered assigns and be dated the Initial Borrowing Date (or, in the case of any Tranche A Term Note issued after the Initial Borrowing Date, the date of issuance thereof), (iii) be in a stated principal amount equal to the Tranche A Term Loan Commitment of such Lender on the Initial Borrowing Date before giving effect to any reductions thereto on such date (or, in the case of any Tranche A Term Note issued after the Initial Borrowing Date, in a stated principal amount equal to the outstanding principal amount of the Tranche A Term Loan of such Lender on the date of the issuance thereof PLUS the Tranche A Term Loan Commitment of such Lender, if any, on the date of the issuance thereof) and be payable in the principal amount of Tranche A Term Loans evidenced thereby from time to time,
(iv) mature on the Tranche A Term Loan Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary repayment as provided in Section 4.01 and mandatory repayment as provided in Section 4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

          (c) The Tranche B Term Note issued to each Lender with a Tranche B Term Loan Commitment or outstanding Tranche B Term Loans shall (i) be executed by BFPH, (ii) be payable to such Lender or its registered assigns and be dated the Initial Borrowing Date (or, in the case of any Tranche B Term Note issued after the Initial Borrowing Date, the date of issuance thereof), (iii) be in a stated principal amount equal to the Tranche B Term Loan Commitment of such Lender on the Initial Borrowing Date (or, in the case of any Tranche B Term Note issued after the Initial Borrowing Date, in a stated principal amount equal to the outstanding principal amount of the Tranche B Term Loan of such Lender on the date of the issuance thereof) and be payable in the principal amount of Tranche B Term Loans evidenced thereby from time to time, (iv) mature on the Tranche B Term Loan Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary repayment as provided in Section 4.01 and mandatory repayment as provided in Section 4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

          (d) The Dollar Facility Revolving Note issued to each Dollar Facility Lender shall (i) be executed by BFPH, (ii) be payable to the order of such Dollar Facility Lender or its registered assigns and be dated the Initial Borrowing Date (or, if issued thereafter, the date of issuance thereof), (iii) be in a stated principal amount (expressed in Dollars) equal to the Dollar Facility Revolving Loan Commitment of such Dollar Facility Lender on the date of issuance thereof (or, if issued after the date of the termination of such Dollar Facility Revolving Loan Commitment, in a stated principal amount equal to the Individual Dollar Facility Exposure of the respective Dollar Facility Lender) and be payable in Dollars in the outstanding principal amount of Dollar Facility Revolving Loans evidenced thereby, (iv) mature on the Revolving Loan Maturity Date, (v) bear interest as provided in the appropriate clauses of Section 1.08 in respect of Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary prepayment as provided in
Section 4.01 and mandatory repayment as provided in Section 4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

          (e) The BFPH Multicurrency Facility Revolving Note issued to each Multicurrency Facility Lender shall (i) be executed by BFPH, (ii) be payable to the order of such Multicurrency Facility Lender, an affiliate designated by such Multicurrency Facility Lender, or its registered assigns and be dated the Initial Borrowing Date (or, if issued thereafter, the date of issuance thereof),
(iii) be in a stated principal amount (expressed in Dollars) equal to the Multicurrency Facility Revolving Loan Commitment of such Multicurrency Facility Lender on the date of issuance thereof (or, if issued after the termination of such Multicurrency Facility Revolving Loan Commitment, in an amount equal to the Individual BFPH Multicurrency Facility Exposure of the respective Multicurrency Facility Lender), PROVIDED that if, because of fluctuations in exchange rates after the Initial Borrowing Date, the BFPH Multicurrency Facility Revolving Note of any Multicurrency Facility Lender would not be at least as great as the outstanding principal amount (taking the Dollar Equivalent of all Alternate Currency Denominated Loans evidenced thereby) of the BFPH Multicurrency Facility Revolving Loans made by such Multicurrency Facility Lender at any time outstanding, the respective Multicurrency Facility Lender may request (and in such case BFPH shall promptly execute and deliver) a new BFPH Multicurrency Facility Revolving Note in an amount equal to the aggregate principal amount (taking the Dollar Equivalent of all Alternate Currency Denominated Loans evidenced thereby) of the BFPH Multicurrency Facility Revolving Loans of such Multicurrency Facility Lender outstanding on the date of the issuance of such new BFPH Multicurrency Facility Revolving Note, (iv) with respect to each BFPH Multicurrency Facility Revolving Loan evidenced thereby, be payable in the respective Available Currency in which such BFPH Multicurrency Facility Revolving Loan was made, PROVIDED that the obligations evidenced by each Alternate Currency Denominated Loan evidenced thereby shall be subject to conversion into Dollar Denominated Loans as provided in (and in the circumstances contemplated by) Section 1.15(a), (v) mature on the Revolving Loan Maturity Date, (vi) bear interest as provided in the appropriate clauses of
Section 1.08 in respect of the BFPH Multicurrency Facility Revolving Loans evidenced thereby from time to time, (vii) be subject to voluntary prepayment as provided in Section 4.01 and mandatory repayment as provided in Section 4.02 and
(viii) be entitled to the benefits of this Agreement and the other Credit Documents.

          (f) The U.K. Borrowers Multicurrency Facility Revolving Note issued to each Multicurrency Facility Lender shall (i) be executed by the U.K. Borrowers on a joint and several basis (with each of the U.K. Borrowers being jointly and severally liable for all amounts owing under, or evidenced by, each U.K. Borrowers Multicurrency Facility Revolving Note), (ii) be payable to the order of such Multicurrency Facility Lender, an affiliate designated by such Multicurrency Facility Lender, or its registered assigns and be dated the Initial Borrowing Date (or, if issued thereafter, the date of issuance thereof),
(iii) be in a stated principal amount (expressed in Dollars) equal to the Multicurrency Facility Revolving Loan Commitment of such Multicurrency Facility Lender on the date of issuance thereof (or, if issued after the termination of such Multicurrency Facility Revolving Loan Commitment, in an amount equal to the Individual U.K. Borrowers Multicurrency Facility Exposure of the respective Multicurrency Facility Lender), PROVIDED that if, because of fluctuations in exchange rates after the Initial Borrowing Date, the U.K. Borrowers Multicurrency Facility Revolving Note of any Multicurrency Facility Lender would not be at least as great as the outstanding principal amount (taking the Dollar Equivalent of all Alternate Currency Denominated Loans evidenced thereby) of the U.K. Borrowers Multicurrency Facility Revolving Loans made by such Multicurrency Facility Lender at any time outstanding, the respective Multicurrency Facility Lender may request (and in such case the U.K. Borrowers shall promptly execute and deliver) a new U.K. Borrowers Multicurrency Facility Revolving Note in an amount equal to the aggregate principal amount (taking the Dollar Equivalent of all Alternate Currency Denominated Loans evidenced thereby) of the U.K. Borrowers Multicurrency Facility Revolving Loans of such Multicurrency Facility Lender outstanding on the date of the issuance of such new U.K. Borrowers Multicurrency Facility Revolving Note, (iv) with respect to each U.K. Borrowers Multicurrency Facility Revolving Loan evidenced thereby, be payable in the respective Available Currency in which such U.K. Borrowers Multicurrency Facility Revolving Loan was made, PROVIDED that the obligations evidenced by each Alternate Currency Denominated Loan evidenced thereby shall be subject to conversion into Dollar Denominated Loans as provided in (and in the circumstances contemplated by) Section 1.15(b), (v) mature on the Revolving Loan Maturity Date, (vi) bear interest as provided in the appropriate clauses of Section 1.08 in respect of the U.K. Borrowers Multicurrency Facility Revolving Loans evidenced thereby from time to time, (vii) be subject to voluntary prepayment as provided in Section
4.01 and mandatory repayment as provided in Section 4.02 and (viii) be entitled to the benefits of this Agreement and the other Credit Documents.

          (g) The Dollar Facility Swingline Note issued to Chase shall (i) be executed by BFPH, (ii) be payable to the order of Chase or its registered assigns and be dated the Initial Borrowing Date, (iii) be in a stated principal amount (expressed in Dollars) equal to the Maximum Swingline Amount and be payable in Dollars in the principal amount of the outstanding Dollar Facility Swingline Loans evidenced thereby from time to time, (iv) mature on the Swingline Expiry Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 4.01 and mandatory repayment as provided in Section 4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

          (h) The BFPH Multicurrency Facility Swingline Note issued to Chase shall (i) be executed by BFPH, (ii) be payable to the order of Chase and be dated the Initial Borrowing Date, (iii) be in a stated principal amount (expressed in Dollars) equal to the Maximum Swingline Amount, PROVIDED that if, because of fluctuations in exchange rates after the Initial Borrowing Date, the BFPH Multicurrency Facility Swingline Note would not be at least as great as the outstanding principal amount (taking the Dollar Equivalent of all BFPH Multicurrency Facility Swingline Loans denominated in Alternate Currencies) of BFPH Multicurrency Facility Swingline Loans at any time outstanding, Chase may request that BFPH (and in such case BFPH shall) promptly execute and deliver a new BFPH Multicurrency Facility Swingline Note in an amount equal to the aggregate principal amount (taking the Dollar Equivalent of all BFPH Multicurrency Facility Swingline Loans outstanding in Alternate Currencies) of BFPH Multicurrency Facility Swingline Loans outstanding, (iv) be payable with respect to each BFPH Multicurrency Facility Swingline Loan in the respective currency in which such BFPH Multicurrency Facility Swingline Loan is denominated, PROVIDED that the obligations evidenced by the BFPH Multicurrency Facility Swingline Note with respect to BFPH Multicurrency Facility Swingline Loans denominated in Alternate Currencies shall be subject to conversion into Dollar Denominated Loans as provided in (and in the circumstances contemplated by) Section 1.15(c), (v) mature on the Swingline Expiry Date, (vi) bear interest as provided in the appropriate clause of Section 1.08 in respect of the BFPH Multicurrency Facility Swingline Loans evidenced thereby from time to time,
(vii) be subject to voluntary prepayment as provided in Section 4.01 and mandatory repayment as provided in Section 4.02 and (viii) be entitled to the benefits of this Agreement and the other Credit Documents.

          (i) The U.K. Borrowers Multicurrency Facility Swingline Note issued to Chase shall (i) be executed by the U.K. Borrowers on a joint and several basis (with each of the U.K. Borrowers being jointly and severally liable for all amounts owing under, or evidenced by, each U.K. Borrowers Multicurrency Facility Swingline Note), (ii) be payable to the order of Chase and be dated the Initial Borrowing Date, (iii) be in a stated principal amount (expressed in Dollars) equal to the Maximum Swingline Amount, PROVIDED that if, because of fluctuations and exchange rates after the Initial Borrowing Date, the U.K. Borrowers Multicurrency Facility Swingline Note would not be at least as great as the outstanding principal amount (taking the Dollar Equivalent of all U.K. Borrowers Multicurrency Facility Swingline Loans denominated in Alternate Currencies) of U.K. Borrowers Multicurrency Facility Swingline Loans at any time outstanding, Chase may request that the U.K. Borrowers (and in such case the U.K. Borrowers shall) promptly execute and deliver a new U.K. Borrowers Multicurrency Facility Swingline Note in an amount equal to the aggregate principal amount (taking the Dollar Equivalent of all U.K. Borrowers Multicurrency Facility Swingline Loans outstanding in Alternate Currencies) of U.K. Borrowers Multicurrency Facility Swingline Loans outstanding, (iv) be payable with respect to each U.K. Borrowers Multicurrency Facility Swingline Loan in the respective currency in which such U.K. Borrowers Multicurrency Facility Swingline Loan is denominated, PROVIDED that the obligations evidenced by the U.K. Borrowers Multicurrency Facility Swingline Note with respect to U.K. Borrowers Multicurrency Facility Swingline Loans denominated in Alternate Currencies shall be subject to conversion into Dollar Denominated Loans as provided in (and in the circumstances contemplated by) Section 1.15(d), (v) mature on the Swingline Expiry Date, (vi) bear interest as provided in the appropriate clause of Section 1.08 in respect of the U.K. Borrowers Multicurrency Facility Swingline Loans evidenced thereby from time to time, (vii) be subject to voluntary prepayment as provided in Section 4.01 and mandatory repayment as provided in Section 4.02 and (viii) be entitled to the benefits of this Agreement and the other Credit Documents.

          (j) Each Lender will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will prior to any transfer of any of its Notes endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation or any error in any such notation or endorsement shall not affect any Borrower's obligations in respect of any Loans.

          (k) Notwithstanding anything to the contrary contained above or elsewhere in this Agreement, Notes shall only be delivered to Lenders which at any time specifically request the delivery of such Notes (including any request for Notes from a new U.K. Borrower pursuant to Section 6). No failure of any Lender to request or obtain a Note evidencing its Loans to any existing Borrower (or any new U.K. Borrower pursuant to Section 6) shall affect or in any manner impair the obligations of the respective Borrower or Borrowers to pay the Loans (and all related Obligations) which would otherwise be evidenced thereby in accordance with the requirements of this Agreement, and shall not in any way affect the security or guaranties therefor provided pursuant to the various Credit Documents. Any Lender which does not have a Note evidencing its outstanding Loans shall in no event be required to make the notations otherwise described in preceding clause (j). At any time when any Lender requests the delivery of a Note to evidence any of its Loans, the respective Borrower or Borrowers shall promptly execute and deliver to the respective Lender the requested Note or Notes in the appropriate amount or amounts to evidence such Loans.

          1.06 CONVERSIONS. The respective Borrower or Borrowers shall have the option to convert, on any Business Day occurring after the Initial Borrowing Date, all or a portion equal to at least $5,000,000 (and, if greater, in an integral multiple of $500,000) of the outstanding principal amount of Dollar Denominated Loans (other than Dollar Denominated Swingline Loans, which shall at all times be maintained as Base Rate Loans) made pursuant to one or more Borrowings of one or more Types of Dollar Denominated Loans under a single Tranche into a Borrowing or Borrowings of another Type of Dollar Denominated Loan under such Tranche, PROVIDED that (i) except as otherwise provided in
Section 1.10(b) or unless the respective Borrower or Borrowers pay all amounts owing pursuant to Section 1.11 concurrently with any such conversion, Eurodollar Loans may be converted into Base Rate Loans only on the last day of an Interest Period applicable to the Eurodollar Loans being converted and no such partial conversion of Eurodollar Loans shall reduce the outstanding principal amount of such Eurodollar Loans made pursuant to a single Borrowing to less than $5,000,000, (ii) unless the Administrative Agent has determined that the Syndication Date has occurred (at which time this clause (ii) shall no longer be applicable), prior to the 90th day after the Initial Borrowing Date, conversions of Base Rate Loans into Eurodollar Loans may only be made if any such conversion is effective on the first day of the first, second or third Interest Period referred to in clause (B) of each of Sections 1.01(a)(iii), 1.01(b)(iii), 1.01(c)(i)(w) and 1.01(c)(ii)(w) and so long as such conversion does not result in a greater number of Borrowings of Eurodollar Loans prior to the 90th day after the Initial Borrowing Date as are permitted under Sections 1.01(a)(iii), 1.01(b)(iii), 1.01(c)(i)(w) and 1.01(c)(ii)(w) and (iii) no conversion pursuant to this Section 1.06 shall result in a greater number of Borrowings of Euro Rate Loans than is permitted under Section 1.02. Each such conversion shall be effected by any Borrower by giving the Administrative Agent at its Notice Office prior to 2:00 P.M. (New York time) at least three Business Days' prior notice (each, a "Notice of Conversion") specifying the Dollar Denominated Loans to be so converted, the Borrowing or Borrowings pursuant to which such Dollar Denominated Loans were made and, if to be converted into Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Lender prompt notice of any such proposed conversion affecting any of its Dollar Denominated Loans.

          1.07 PRO RATA BORROWINGS. All Borrowings of Tranche A Term Loans, Tranche B Term Loans, Dollar Facility Revolving Loans (including Mandatory Dollar Facility Borrowings) and Multicurrency Facility Revolving Loans (including BFPH Multicurrency Facility Revolving Loans, U.K. Borrowers Multicurrency Facility Revolving Loans and Mandatory Multicurrency Facility Borrowings) under this Agreement shall be incurred from the Lenders PRO RATA on the basis of such Lenders' Tranche A Term Loan Commitments, Tranche B Term Loan Commitments, Dollar Facility Percentages or Multicurrency Facility Percentages, as the case may be. All Borrowings of Swingline Loans shall be incurred from Chase. It is understood that no Lender shall be responsible for any default by any other Lender of its obligation to make Loans hereunder and that each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to make its Loans hereunder.

          1.08 INTEREST. iv) BFPH hereby agrees to pay (in the case of Term Loans, Dollar Facility Revolving Loans, BFPH Multicurrency Facility Revolving Loans and BFPH Multicurrency Facility Swingline Loans maintained as Base Rate Loans and Dollar Facility Swingline Loans) and the U.K. Borrowers hereby jointly and severally agree to pay (in the case of U.K. Borrowers Multicurrency Facility Revolving Loans and U.K. Borrowers Multicurrency Facility Swingline Loans maintained as Base Rate Loans (including any Alternate Currency Denominated Loan made to the U.K. Borrowers and converted into a Dollar Denominated Loan pursuant to Section 1.15)), interest in respect of the unpaid principal amount of each Base Rate Loan made to it or (any of) them, as the case may be, from the date the proceeds thereof are made available to any such Person (or, in the case of a conversion of any Alternate Currency Denominated Loan into a Dollar Denominated Loan pursuant to Section 1.15, from the date of the conversion of such Loan) until the earlier of (i) the maturity (whether by acceleration or otherwise) of such Base Rate Loan and (ii) the conversion of such Base Rate Loan to a Eurodollar Loan pursuant to Section 1.06, at a rate per annum which shall be equal to the sum of the Base Rate in effect from time to time during the period such Base Rate Loan is outstanding PLUS the relevant Applicable Margin as in effect from time to time.

          (b) BFPH hereby agrees to pay (in the case of Term Loans, Dollar Facility Revolving Loans and BFPH Multicurrency Facility Revolving Loans maintained as Eurodollar Loans) and the U.K. Borrowers hereby jointly and severally agree to pay (in the case of U.K. Borrowers Multicurrency Facility Revolving Loans maintained as Eurodollar Loans), interest in respect of the unpaid principal amount of each Eurodollar Loan made to it or (any of) them, as the case may be, from the date the proceeds thereof are made available to any such Person until the earlier of (i) the maturity (whether by acceleration or otherwise) of such Eurodollar Loan and (ii) the conversion of such Eurodollar Loan to a Base Rate Loan pursuant to Section 1.06, 1.09 or 1.10, as applicable, at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the Eurodollar Rate for such Interest Period PLUS the relevant Applicable Margin as in effect from time to time.

          (c) BFPH hereby agrees to pay, and the U.K. Borrowers hereby jointly and severally agree to pay, interest in respect of the unpaid principal amount of each Sterling Revolving Loan made to it or (any of) them, as the case may be, from the date the proceeds thereof are made available to any such Person until the maturity thereof (whether by acceleration, prepayment or otherwise) at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the relevant Applicable Margin as in effect from time to time PLUS the Sterling Euro Rate for such Interest Period PLUS any Mandatory Costs.

          (d) BFPH hereby agrees to pay, and the U.K. Borrowers hereby jointly and severally agree to pay, interest in respect of the unpaid principal amount of each Euro Revolving Loan made to it or (any of) them, as the case may be, from the date the proceeds thereof are made available to any such Person until the maturity thereof (whether by acceleration, prepayment or otherwise) at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the relevant Applicable Margin as in effect from time to time PLUS the Euro LIBOR for such Interest Period PLUS any Mandatory Costs.

          (e) BFPH hereby agrees to pay, and the U.K. Borrowers hereby jointly and severally agree to pay, interest in respect of the unpaid principal amount of each Sterling

Swingline Loan made to it or (any of) them, as the case may be, from the date the proceeds thereof are made available to any such Person until the maturity thereof (whether by acceleration, prepayment or otherwise) at a rate per annum which shall be equal to the sum of the Applicable Margin for Sterling Revolving Loans as in effect from time to time PLUS the Overnight LIBOR Rate in effect from time to time during the period such Sterling Swingline Loan is outstanding PLUS any Mandatory Costs.

          (f) BFPH hereby agrees to pay, and the U.K. Borrowers hereby jointly and severally agree to pay, interest in respect of the unpaid principal amount of each Euro Swingline Loan made to it or (any of) them, as the case may be, from the date the proceeds thereof are made available to any such Person until the maturity thereof (whether by acceleration, prepayment or otherwise) at a rate per annum which shall be equal to the sum of the Applicable Margin for Euro Revolving Loans as in effect from time to time PLUS the Overnight Euro Rate in effect from time to time during the period such Euro Swingline Loan is outstanding PLUS any Mandatory Costs.

          (g) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan and any other overdue amount payable hereunder shall, in each case, bear interest at a rate per annum (1) in the case of overdue principal of, and interest or other overdue amounts owing with respect to, Sterling Revolving Loans and overdue amounts owing with respect to Sterling Letter of Credit Outstandings, equal to 2% per annum in excess of the relevant Applicable Margin as in effect from time to time PLUS the Sterling Euro Rate for such successive periods not exceeding three months as the Administrative Agent may determine from time to time in respect of amounts comparable to the amount not paid PLUS any Mandatory Costs, (2) in the case of overdue principal of, and interest or other overdue amounts owing with respect to, Euro Revolving Loans and overdue amounts owing with respect to Euro Letter of Credit Outstandings, equal to 2% per annum in excess of the relevant Applicable Margin as in effect from time to time PLUS the Euro LIBOR for such successive periods not exceeding three months as the Administrative Agent may determine from time to time in respect of amounts comparable to the amount not paid PLUS any Mandatory Costs,
(3) in the case of overdue principal of, and interest or other amounts owing with respect to, Sterling Swingline Loans, equal to 2% per annum in excess of the Applicable Margin for Sterling Revolving Loans as in effect from time to time PLUS the Overnight LIBOR Rate as in effect from time to time PLUS any Mandatory Costs, (4) in the case of overdue principal of, and interest or other amounts owing with respect to, Euro Swingline Loans, equal to 2% per annum in excess of the Applicable Margin for Euro Revolving Loans as in effect from time to time PLUS the Overnight Euro Rate as in effect from time to time PLUS any Mandatory Costs and (5) in all other cases, equal to the greater of (x) 2% per annum in excess of the rate otherwise applicable to Base Rate Loans maintained pursuant to the respective Tranche (or, if the overdue amount owing does not relate to any specific Tranche, the rate otherwise applicable to Dollar Facility Revolving Loans which are maintained as Base Rate Loans) from time to time and
(y) the rate which is 2% in excess of the rate then borne by such Loans, in each case with such interest to be payable on demand.

          (h) Accrued (and theretofore unpaid) interest shall be payable (i) in respect of each Base Rate Loan and each Swingline Loan, quarterly in arrears on each Quarterly Payment Date, (ii) in respect of each Euro Rate Loan (other than an Alternate Currency Denominated Swingline Loan), on the last day of each Interest Period applicable thereto and, in the case of an

Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period and (iii) in respect of each Loan, on any repayment or prepayment (on the amount repaid or prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

          (i) Upon each Interest Determination Date, the Administrative Agent shall determine the Euro Rate for the respective Interest Period or Interest Periods and shall promptly notify the respective Borrower and the Lenders thereof. Each such determination shall, absent demonstrable error, be final and conclusive and binding on all parties hereto.

          1.09 INTEREST PERIODS. At the time any Borrower gives any Notice of Borrowing or Notice of Conversion in respect of the making of, or conversion into, any Euro Rate Loan (other than an Alternate Currency Denominated Swingline
Loan) (in the case of the initial Interest Period applicable thereto) or on the third Business Day prior to the expiration of an Interest Period applicable to such Euro Rate Loan (in the case of any subsequent Interest Period), the respective Borrower shall have the right to elect, by having an Authorized Representative of such Borrower give the Administrative Agent notice thereof, the interest period (each, an "Interest Period") applicable to such Euro Rate Loan, which Interest Period shall, at the option of such Borrower, be (x) in the case of any such Euro Rate Loan (including any Alternate Currency Denominated Revolving Loan), a one, two, three or six-month period, (y) in the case of Eurodollar Loans, to the extent available to all Lenders required to make Loans under the respective Tranche, a one-week or a nine or twelve-month period or (z) in the case of Alternate Currency Denominated Revolving Loans, a one-week period; PROVIDED that:

          (i) all Euro Rate Loans comprising the same Borrowing shall at all times have the same Interest Period;

          (ii) the initial Interest Period for any Euro Rate Loan shall commence on the date of Borrowing of such Euro Rate Loan (including, in the case of Dollar Denominated Loans, the date of any conversion thereto from a Borrowing of Base Rate Loans) and each Interest Period occurring thereafter in respect of such Euro Rate Loan shall commence on the day on which the next preceding Interest Period applicable thereto expires;

          (iii) if any Interest Period relating to a Euro Rate Loan begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

          (iv) if any Interest Period for a Euro Rate Loan would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; PROVIDED, HOWEVER, that if any Interest Period for a Euro Rate Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

          (v) no Interest Period in respect of any Borrowing under a given Tranche of Loans shall be selected which extends beyond the respective Maturity Date for such Tranche of Loans; and

          (vi) no Interest Period in respect of any Borrowing of Tranche A Term Loans or Tranche B Term Loans shall be elected which extends beyond any date upon which a Scheduled Repayment of such Tranche of Term Loans will be required to be made under Section 4.02(b) if, after giving effect to the election of such Interest Period, the aggregate principal amount of such Tranche A Term Loans or Tranche B Term Loans, as the case may be, which have Interest Periods which will expire after such date will be in excess of the aggregate principal amount of such Tranche A Term Loans or Tranche B Term Loans, as the case may be, then outstanding less the aggregate amount of such required Scheduled Repayment.

          With respect to any Alternate Currency Denominated Revolving Loans, at the end of any Interest Period applicable to a Borrowing thereof, BFPH or the U.K. Borrowers (at its or their option), as applicable, may elect to split the respective Borrowing into two or more Borrowings of the same Type or combine two or more Borrowings of the same Type into a single Borrowing, in each case, by having an Authorized Representative of the relevant Borrower or Borrowers give notice thereof together with its (or their) election of one or more Interest Periods, in each case so long as each resulting Borrowing has an Interest Period which complies with the foregoing requirements of this Section 1.09 and so long as each resulting Borrowing has a principal amount which is not less than the Minimum Borrowing Amount applicable to Borrowings of the respective Type and Tranche, and so long as the resulting Borrowings do not cause a violation of the requirements of Section 1.02. If upon the expiration of any Interest Period applicable to a Borrowing of Euro Rate Loans, the respective Borrower has failed to elect, or is not permitted to elect, a new Interest Period to be applicable to such Euro Rate Loans as provided above, such Borrower shall be deemed to have elected (x) if Eurodollar Loans, to convert such Eurodollar Loans into Base Rate Loans and (y) if Alternate Currency Denominated Revolving Loans, to select a one-week Interest Period for such Alternate Currency Denominated Revolving Loans, in any such case effective as of the expiration date of such current Interest Period.

          1.10 INCREASED COSTS, ILLEGALITY, ETC. (a) In the event that any Lender shall have reasonably determined (which determination shall, absent demonstrable error, be final and conclusive and binding upon all parties hereto but, with respect to clauses (i) and (iv) below, may be made only by the Administrative Agent):

          (i) on any Interest Determination Date that, by reason of any changes arising after the Effective Date affecting the applicable interbank market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of the respective Euro Rate; or

          (ii) at any time, that such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Euro Rate Loan because of any change since the Effective Date in any applicable law or governmental rule, regulation, order, guideline or request (whether or not having the force of law) or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, order, guideline or request, such as, for example, but not limited to: (A) a change in the basis of taxation of payment to any Lender of the principal of or interest on such Eurodollar Loan or any other amounts payable hereunder (except for changes in the rate of tax on, or determined by reference to, the net income or net profits of such Lender, or any franchise tax based on the net income or net profits of such Lender, in either case pursuant to the laws of the United States of America, the jurisdiction in which it is organized or in which its principal office or applicable lending office is located or any subdivision thereof or therein), but without duplication of any amounts payable in respect of Taxes pursuant to Section 4.04(a), or (B) a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate; or

          (iii) at any time, that the making or continuance of any Euro Rate Loan has been made (x) unlawful by any law or governmental rule, regulation or order, (y) impossible by compliance by any Lender in good faith with any governmental request (whether or not having force of law) or (z) impracticable as a result of a contingency occurring after the Effective Date which materially and adversely affects the applicable interbank market; or

          (iv) at any time that any Alternate Currency is not available in sufficient amounts, as determined in good faith by the Administrative Agent, to fund any Borrowing of Alternate Currency Denominated Loans requested pursuant to Section 1.01;

then, and in any such event, such Lender (or the Administrative Agent, in the case of clauses (i) or (iv) above) shall promptly give notice (by telephone confirmed in writing) to Holdings and any affected Borrower and, except in the case of clauses (i) and (iv) above, to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter (w) in the case of clause (i) above, (A) in the event Eurodollar Loans are so affected, Eurodollar Loans shall no longer be available until such time as the Administrative Agent notifies Holdings, any affected Borrower and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Conversion given by any Borrower with respect to Eurodollar Loans which have not yet been incurred (including by way of conversion) shall be deemed rescinded by such Borrower, (B) in the event that any Alternate Currency Denominated Revolving Loan is so affected, the relevant Euro Rate shall be determined on the basis provided in the proviso to the definition of the relevant Euro Rate, (C) in the event that any Sterling Swingline Loan is so affected, the Overnight LIBOR Rate shall be determined on the basis provided in the proviso to the definition of Overnight LIBOR Rate and (D) in the event that any Euro Swingline Loan is so affected, the Overnight Euro Rate shall be determined on the basis provided in the proviso to the definition of Overnight Euro Rate, (x) in the case of clause (ii) above, the respective Borrower or Borrowers agrees to pay to such Lender, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender shall reasonably determine) as shall be required to compensate such Lender for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Lender, showing the basis for the calculation thereof, submitted to the respective Borrower or Borrowers by such Lender in good faith shall, absent demonstrable error, be final and conclusive and binding on all the parties hereto, although the failure to give any such notice shall not release or diminish any of the respective Borrower's or Borrowers' obligations to pay additional amounts pursuant to this Section 1.10(a) upon the subsequent receipt of such notice),
(y) in the case of clause (iii) above, the respective Borrower or Borrowers shall take one of the actions specified in Section 1.10(b) as promptly as possible and, in any event, within the time period required by law and (z) in the case of clause (iv) above, Alternate Currency Denominated Loans denominated in the respective Alternate Currency (exclusive of any such Alternate Currency Denominated Loans which have theretofore been funded) shall no longer be available until such time as the Administrative Agent notifies the respective Borrower or Borrowers and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or notice pursuant to Section 1.03(b)(i) given by the respective Borrower or Borrowers with respect to such Alternate Currency Loans which have not been incurred shall be deemed rescinded by such Borrower or Borrowers. Each of the Administrative Agent and each Lender agrees that if it gives notice to any Borrower of any of the events described in clause (i), (ii), (iii) or (iv) above, it shall promptly notify such Borrower and, in the case of any such Lender, the Administrative Agent, if such event ceases to exist. If any such event described in clause (iii) above ceases to exist as to a Lender, the obligations of such Lender to make Euro Rate Loans and to convert Base Rate Loans into Eurodollar Loans on the terms and conditions contained herein shall be reinstated immediately upon such cessation.

          (b) At any time that any Euro Rate Loan is affected by the circumstances described in Section 1.10(a)(ii) or (iii), the affected Borrower or Borrowers may (and in the case of a Euro Rate Loan affected by the circumstances described in Section 1.10(a)(iii) shall) either (x) if the affected Euro Rate Loan is then being made initially or pursuant to a conversion, cancel the respective Borrowing by giving the Administrative Agent telephonic notice (confirmed in writing) on the same date that such Borrower was notified by the affected Lender or the Administrative Agent pursuant to Section 1.10(a)(ii) or (iii) or (y) if the affected Euro Rate Loan is then outstanding, upon at least three Business Days' written notice to the Administrative Agent,
(A) in the case of a Eurodollar Loan, require the affected Lender to convert such Eurodollar Loan into a Base Rate Loan and (B) in the case of an Alternate Currency Denominated Loan, repay such Alternate Currency Denominated Loan in full, PROVIDED that, (i) any unaffected Lender shall continue to be obligated to extend its portion of the respective Borrowing as Euro Rate Loans (unless the respective Borrowing is canceled or, in the case of Dollar Denominated Loans, the affected Borrower elects to convert same into Base Rate Loans), (ii) if the circumstances described in Section 1.10(a)(iii) apply to any Alternate Currency Denominated Loan, BFPH or the U.K. Borrowers, as relevant, may, in lieu of taking the actions described above, maintain such Alternate Currency Denominated Loan outstanding, in which case (x) in the case of Sterling Revolving Loans and Euro Revolving Loans, the applicable Euro Rate shall be determined on the basis provided in the proviso to the definition of Sterling Euro Rate or Euro LIBOR, as the case may be, and (y) in the case of Alternate Currency Denominated Swingline Loans, the applicable interest rate shall be determined on the basis provided in the proviso to the definition of Overnight LIBOR Rate or Overnight Euro Rate, as the case may be, unless the maintenance of such Alternate Currency Denominated Loan outstanding on such basis would not stop the conditions described in Section 1.10(a)(iii) from existing (in which case the actions described above, without giving effect to the proviso, shall be required to be taken) and

(iii) if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this Section 1.10(b).

          (c) If at any time after the Effective Date any Lender reasonably determines that the introduction of or any change in any applicable law or governmental rule, regulation, order, guideline, directive or request (whether or not having the force of law) concerning capital adequacy, or any change in interpretation or administration thereof by any governmental authority, central bank or comparable agency, will have the effect of increasing the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender based on the existence of such Lender's Commitment or Commitments hereunder or its obligations hereunder, then the Borrowers jointly and severally agree to pay to such Lender, upon its written demand therefor, such additional amounts as shall be required to compensate such Lender or such other corporation for the increased cost to such Lender or such other corporation or the reduction in the rate of return to such Lender or such other corporation as a result of such increase of capital. In determining such additional amounts, each Lender will act reasonably and in good faith and will use averaging and attribution methods which are reasonable, PROVIDED that such Lender's reasonable good faith determination of compensation owing under this
Section 1.10(c) shall, absent demonstrable error, be final and conclusive and binding on all the parties hereto. Each Lender, upon determining that any additional amounts will be payable pursuant to this Section 1.10(c), will give written notice thereof to the Borrowers (a copy of which shall be sent by such Lender to the Administrative Agent), which notice shall show the basis for calculation of such additional amounts, although the failure to give any such notice shall not release or diminish any of the Borrowers' obligations to pay additional amounts pursuant to this Section 1.10(c) upon the subsequent receipt of such notice. For the avoidance of doubt, nothing in this Section 1.10(c) shall require any Borrower or Holdings to pay to any Lender any amount for which such Lender is compensated by way of payment of Mandatory Costs.

          (d) In the event that any Lender shall in good faith determine (which determination shall, absent manifest error, be final and conclusive and binding on all parties hereto) at any time that such Lender is required to maintain reserves (including, without limitation, any marginal, emergency, supplemental, special or other reserves required by applicable law) which have been established by any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body with jurisdiction over such Lender (including any branch, Affiliate or funding office thereof) in respect of any Alternate Currency Denominated Loans or any category of liabilities which includes deposits by reference to which the interest rate on any Alternate Currency Denominated Loan is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Lender to non-United States residents, then, unless such reserves are included in the calculation of the interest rate applicable to such Alternate Currency Denominated Loans or in Section 1.10(a)(ii), such Lender shall promptly notify Holdings, BFPH and/or the U.K. Borrowers in writing specifying the additional amounts required to indemnify such Lender against the cost of maintaining such reserves (such written notice to provide in reasonable detail a computation of such additional amounts) and BFPH (in the case of BFPH Multicurrency Facility Revolving Loans and BFPH Multicurrency Facility Swingline Loans denominated in an Alternate Currency) shall pay, and the U.K. Borrowers (in the case of U.K. Borrowers Multicurrency Facility Revolving Loans and U.K. Borrowers Multicurrency Facility Swingline Loans denominated in an Alternate Currency) shall, and shall be jointly and severally obligated to, pay to such Lender such specified amounts as additional interest at the time that BFPH or such U.K. Borrowers are otherwise required to pay interest in respect of such Alternate Currency Denominated Loan or, if later, on written demand therefor by such Lender.

          1.11 COMPENSATION. The Borrowers jointly and severally agree, subject to the provisions of Section 13.18 (to the extent applicable), to compensate each Lender, upon its written request (which request shall set forth in reasonable detail the basis for requesting such compensation), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its Euro Rate Loans but excluding any loss of anticipated profit) which such Lender may sustain: (i) if for any reason (other than a default by such Lender or the Administrative Agent) a Borrowing of, or conversion from or into, Euro Rate Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion (whether or not withdrawn by the respective Borrower or Borrowers or deemed withdrawn pursuant to Section 1.10(a)); (ii) if any repayment (including any repayment made pursuant to Section 4.01 or 4.02 or as a result of an acceleration of the Loans pursuant to Section 10 or as a result of the replacement of a Lender pursuant to Section 1.13, 4.01 or 13.12(b)) or conversion of any of its Euro Rate Loans occurs on a date which is not the last day of an Interest Period with respect thereto; (iii) if any prepayment of any of its Euro Rate Loans is not made on any date specified in a notice of prepayment given by the respective Borrower or Borrowers; or (iv) as a consequence of (x) any other default by the respective Borrower or Borrowers to repay its Loans when required by the terms of this Agreement or any Note held by such Lender or (y) any election made pursuant to Section 1.10(b). A Lender's basis for requesting compensation pursuant to this Section 1.11 and a Lender's calculation of the amount thereof, shall, absent demonstrable error, be final and conclusive and binding on all parties hereto.

          1.12 CHANGE OF LENDING OFFICE. v) Each Lender may at any time or from time to time designate, by written notice to the Administrative Agent to the extent not already reflected on Schedule II, one or more lending offices (which, for this purpose, may include Affiliates of the respective Lender) for the various Loans made, and Letters of Credit participated in, by such Lender (including by designating a separate lending office (or Affiliate) to act as such with respect to Dollar Denominated Loans and Dollar Denominated Letter of Credit Outstandings versus Alternate Currency Denominated Loans and Alternate Currency Denominated Letter of Credit Outstandings); PROVIDED that, for designations made after the Effective Date, to the extent such designation shall result in increased costs under Section 1.10, 2.06 or 4.04 in excess of those which would be charged in the absence of the designation of a different lending office (including a different Affiliate of the respective Lender), then the Borrowers shall not be obligated to pay such excess increased costs (although if such designation results in increased costs, the Borrowers shall be obligated to pay the costs which would have applied in the absence of such designation and any subsequent increased costs of the type described above resulting from changes after the date of the respective designation). Except as provided in the immediately preceding sentence, each lending office and Affiliate of any Lender designated as provided above shall, for all purposes of this Agreement, be treated in the same manner as the respective Lender (and shall be entitled to all indemnities and similar provisions in respect of its acting as such hereunder).

          (b) Each Lender agrees that upon the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or (iii), Section 1.10(c) or (d),
Section 2.06 or Section 4.04 with respect to such Lender, it will, if requested by the applicable Borrower or Borrowers, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans or Letters of Credit affected by such event, PROVIDED that such designation is made on such terms that such Lender and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this Section 1.12 shall affect or postpone any of the obligations of any Borrower or the rights of any Lender provided in Sections 1.10, 2.06 and 4.04.

          1.13 REPLACEMENT OF LENDERS. If any Lender (x) becomes a Defaulting Lender, (y) refuses to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders as provided in Section 4.01 or 13.12(b), or (z) is owed increased costs under any event giving rise to the operation of Section 1.10(a)(ii) or (iii), Section 1.10(c) or (d), Section 2.06 or Section 4.04 in a material amount in excess of those being generally charged by the other Lenders, Holdings shall have the right, in accordance with the requirements of Section 13.04(b), to replace such Lender (the "Replaced Lender") with one or more Eligible Transferees (collectively, the "Replacement Lender"), none of whom shall constitute a Defaulting Lender at the time of such replacement and each of whom shall be reasonably acceptable to the Administrative Agent or, in the case of a replacement as provided in Section 13.12(b) where the consent of the respective Lender is required with respect to less than all Tranches of its Loans or Commitments, at the option of Holdings, to replace only the Commitments and/or outstanding Loans of such Lender in respect of each Tranche where the consent of such Lender would otherwise be individually required, with identical Commitments and/or Loans of the respective Tranche provided by the Replacement Lender; PROVIDED that:

          (i) at the time of any replacement pursuant to this Section 1.13, the Replacement Lender shall enter into one or more Assignment and Assumption Agreements pursuant to Section 13.04(b) (and with all fees payable pursuant to said Section 13.04(b) to be paid by the Replacement Lender) pursuant to which the Replacement Lender shall acquire all of the Commitments and all then outstanding Loans (or, in the case of the replacement of less than all the Tranches of Commitments and outstanding Loans of the respective Replaced Lender, all the Commitments and all then outstanding Loans relating to the Tranche or Tranches with respect to which such Lender is being replaced) of, and all participations in all then outstanding Letters of Credit issued pursuant to the respective Tranche or Tranches where the respective Lender is being replaced by, the Replaced Lender and, in connection therewith, shall pay to (x) the Replaced Lender in respect thereof an amount equal to the sum (in the relevant currency or currencies) of (A) an amount equal to the principal of, and all accrued interest on, all then outstanding Loans of the respective Replaced Lender under each Tranche with respect to which such Replaced Lender is being replaced, (B) an amount equal to all Unpaid Drawings (if any) under each Tranche with respect to which the respective Replaced Lender is being replaced, in each case that have been funded by (and not reimbursed to) such Replaced Lender at such time, together with all then unpaid interest with respect thereto at such time and (C) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Lender (but only with respect to the relevant Tranche or Tranches, in the case of the replacement of less than all Tranches of Loans then held by the respective Replaced Lender) pursuant to Section 3.01, (y) in the case of the replacement of any Dollar Facility Revolving Loan Commitment and/or Multicurrency Facility Revolving Loan Commitment, the respective Issuing Lender amounts equal to such Replaced Lender's Dollar Facility Percentage and/or Multicurrency Facility Percentage, as the case may be, of any Unpaid Drawings pursuant to Letters of Credit issued pursuant to the respective Tranche evidenced by such Commitments (which at such time remain Unpaid Drawings) with respect to Letters of Credit issued by such Issuing Lender to the extent such amount was not theretofore funded by such Replaced Lender and (z) in the case of any replacement of Dollar Facility Revolving Loan Commitments or Multicurrency Facility Revolving Loan Commitments, Chase an amount equal to such Replaced Lender's PRO RATA share of any Mandatory Dollar Facility Borrowing and/or Mandatory Multicurrency Facility Borrowing (as appropriate) (determined in accordance with Sections 1.01(e)(i) and/or
     (ii), as appropriate, and 1.07), to the extent such amount was not theretofore funded by such Replaced Lender, without duplication; and

          (ii) all obligations of the Borrowers owing to the Replaced Lender in respect of each Tranche where such Replaced Lender is being replaced (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Lender concurrently with such replacement.

Upon the execution of the respective Assignment and Assumption Agreement, the payment of amounts referred to in clauses (i) and (ii) above, recordation of the assignment on the Register by the Administrative Agent pursuant to Section 13.16 and, if so requested by the Replacement Lender, delivery to the Replacement Lender of the appropriate Note or Notes executed by the respective Borrowers,
(x) the Replacement Lender shall become a Lender hereunder and, unless the respective Replaced Lender continues to have outstanding Term Loans or any Commitment hereunder, the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 1.10, 1.11, 2.06, 4.04, 13.01 and 13.06), which shall survive as to such Replaced Lender and (y) in the case of the replacement of any Dollar Facility Revolving Loan Commitment or Multicurrency Facility Revolving Loan Commitment pursuant to this Section 1.13, the Dollar Facility Percentages and/or Multicurrency Facility Percentages, as the case may be, of the Lenders shall be automatically adjusted at such time to give effect to such replacement. Upon the replacement of a Replaced Lender pursuant to this Section 1.13, the Note(s) (or the Note(s) relating to the Tranches being replaced) of such Replaced Lender shall be deemed canceled, and such Replaced Lender shall use reasonable efforts to return such Note(s) to the relevant Borrower or, if such Note(s) are lost or destroyed, such Replaced Lender shall, at the relevant Borrower's request, certify to such Borrower the loss or destruction of such Note(s). In connection with any replacement of Lenders pursuant to, and as contemplated by, this Section 1.13, BFPH and each U.K. Borrower hereby irrevocably authorizes Holdings to take all necessary action, in the name of BFPH or such U.K. Borrower, as the case may be, as described above in this Section 1.13 in order to effect the replacement of the respective Lender or Lenders in accordance with the preceding provisions of this
Section 1.13.

          1.14 EUROPEAN MONETARY UNION. The following provisions of this Section
1.14 shall come into effect on and from the date on which the United Kingdom becomes a Participating Member State. Each obligation under this Agreement which has been denominated in Pounds Sterling shall be redenominated into Euros in accordance with the relevant EMU Legislation. However if and to the extent that the relevant EMU Legislation provides that an amount which is denominated in Pounds Sterling can be paid by the debtor either in Euros or in that national currency unit, each party to this Agreement shall be entitled to pay or repay any amount denominated or owing in Pounds Sterling hereunder either in Euros or in Pounds Sterling. Without prejudice and in addition to any method of conversion or rounding prescribed by any relevant EMU Legislation, (i) each reference in this Agreement to a minimum amount (or an integral multiple thereof) in Pounds Sterling shall be replaced by a reference to such reasonably comparable and convenient amount (or an integral multiple thereof) in Euros as the Administrative Agent may from time to time specify and (ii) except as expressly provided in this Section 1.14, this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be necessary or appropriate to reflect the introduction of or changeover to Euros in the United Kingdom, PROVIDED that this Section 1.14 shall not reduce or increase any actual or contingent liability arising under this Agreement.

          1.15 SPECIAL PROVISIONS REGARDING REVOLVING LENDERS AND ALTERNATE CURRENCY DENOMINATED LOANS. vi) On the date of the occurrence of a Sharing Event, automatically (and without the taking of any action) (x) all then outstanding BFPH Multicurrency Facility Revolving Loans then maintained in one or more currencies other than Dollars shall be automatically converted into BFPH Multicurrency Facility Revolving Loans maintained in Dollars (in an amount equal to the Dollar Equivalent of the aggregate principal amount of the respective BFPH Multicurrency Facility Revolving Loans on the date such Sharing Event first occurred, which BFPH Multicurrency Facility Revolving Loans (i) shall continue to be owed by BFPH, (ii) shall at all times thereafter be deemed to be Base Rate Loans and (iii) shall be immediately due and payable on the date such Sharing Event has occurred) and (y) all principal, accrued and unpaid interest and other amounts owing with respect to such BFPH Multicurrency Facility Revolving Loans shall be immediately due and payable in Dollars, taking the Dollar Equivalent of such principal, accrued and unpaid interest and other amounts. The occurrence of any conversion of BFPH Multicurrency Facility Revolving Loans as provided above in this Section 1.15(a) shall be deemed to constitute, for purposes of Section 1.11, a prepayment of the respective BFPH Multicurrency Facility Revolving Loans before the last day of any Interest Period relating thereto.

          (b) On the date of the occurrence of a Sharing Event, automatically (and without the taking of any action) (x) all then outstanding U.K. Borrowers Multicurrency Facility Revolving Loans then maintained in, and all Unpaid Drawings owed in, one or more currencies other than Dollars shall be automatically converted into U.K. Borrowers Multicurrency Facility Revolving Loans maintained in, or Unpaid Drawings owing in, Dollars (in an amount equal to the Dollar Equivalent of the aggregate principal amount of the respective U.K. Borrowers Multicurrency Facility Revolving Loans or Unpaid Drawings on the date such Sharing Event first occurred, which U.K. Borrowers Multicurrency Facility Revolving Loans and Unpaid Drawings (i) shall continue to be owed by the U.K. Borrowers on a joint and several basis, (ii) shall, in the case of U.K. Borrowers Multicurrency Facility Revolving Loans, at all times thereafter be deemed to be Base Rate Loans and (iii) shall be immediately due and payable on the date such Sharing Event has occurred) and (y) all principal, accrued and unpaid interest and other amounts owing with respect to such U.K. Borrowers Multicurrency Facility Revolving Loans, Unpaid Drawings or Multicurrency Facility Letters of Credit (except in respect of Drawings which have not yet occurred) shall be immediately due and payable in Dollars, taking the Dollar Equivalent of such principal, accrued and unpaid interest and other amounts. The occurrence of any conversion of U.K. Borrowers Multicurrency Facility Revolving Loans as provided above in this Section 1.15(b) shall be deemed to constitute, for purposes of Section 1.11, a prepayment of the respective U.K. Borrowers Multicurrency Facility Revolving Loans before the last day of any Interest Period relating thereto.

          (c) Upon the occurrence of a Sharing Event, automatically (and without the taking of any action) (x) all then outstanding BFPH Multicurrency Facility Swingline Loans then maintained in one or more currencies other than Dollars shall be automatically converted into BFPH Multicurrency Facility Swingline Loans maintained in Dollars (in an amount equal to the Dollar Equivalent of the aggregate principal amount of the respective BFPH Multicurrency Facility Swingline Loans on the date such Sharing Event first occurred, which BFPH Multicurrency Facility Swingline Loans (i) shall continue to be owed by BFPH, (ii) shall at all times thereafter be deemed to be Base Rate Loans and (iii) shall be immediately due and payable on the date such Sharing Event has occurred) and (y) all accrued and unpaid interest and other amounts owing with respect to such BFPH Multicurrency Facility Swingline Loans shall be immediately due and payable in Dollars, taking the Dollar Equivalent of such accrued and unpaid interest and other amounts.

          (d) Upon the occurrence of a Sharing Event, automatically (and without the taking of any action) (x) all then outstanding U.K. Borrowers Multicurrency Facility Swingline Loans then maintained in one or more currencies other than Dollars shall be automatically converted into U.K. Borrowers Multicurrency Facility Swingline Loans maintained in Dollars (in an amount equal to the Dollar Equivalent of the aggregate principal amount of the respective U.K. Borrowers Multicurrency Facility Swingline Loans on the date such Sharing Event first occurred, which U.K. Borrowers Multicurrency Facility Swingline Loans (i) shall continue to be owed by the U.K. Borrowers on a joint and several basis, (ii) shall at all times thereafter be deemed to be Base Rate Loans and
(iii) shall be immediately due and payable on the date such Sharing Event has occurred) and (y) all accrued and unpaid interest and other amounts owing with respect to such U.K. Borrowers Multicurrency Facility Swingline Loans shall be immediately due and payable in Dollars, taking the Dollar Equivalent of such accrued and unpaid interest and other amounts.

          (e) Upon the occurrence of a Sharing Event (and from time to time thereafter if and to the extent that one or more additional Mandatory Borrowings occur and/or additional Unpaid Drawings arise as a result of further drawings under theretofore outstanding Letters of Credit), each Revolving Lender shall (and hereby unconditionally and irrevocably agrees to) purchase and sell (in each case in Dollars) undivided participating interests in the Revolving Loans (for all purposes of this Section 1.15, treating as Revolving Loans any participations purchased by the Dollar Facility Lenders or Multicurrency Facility Lenders, as the case may be, from Chase as a result of one or more Mandatory Borrowings) outstanding to, and any Unpaid Drawings owing by, BFPH, on the one hand, and the U.K. Borrowers, on the other hand, in such amounts so that each Revolving Lender shall have a share of each of the outstanding Revolving

Loans and Unpaid Drawings then owing by BFPH, on the one hand, and the U.K. Borrowers, on the other hand, equal to its Aggregate Revolving Percentage thereof. Upon any such occurrence the Administrative Agent shall notify each Revolving Lender and shall specify the amount of Dollars required from such Revolving Lender in order to effect the purchases and sales by the various Revolving Lenders of participating interests in the amounts required above (together with accrued interest with respect to the period for the last interest payment date through the date of the Sharing Event PLUS any additional amounts payable by any respective Borrower pursuant to Section 4.04 in respect of such accrued but unpaid interest), PROVIDED that, in the event that a Sharing Event shall have occurred, each Revolving Lender shall be deemed to have purchased, automatically and without request, such participating interests (and, as a result thereof, shall be entitled to receive from, or shall owe to, the other Revolving Lenders the respective amounts owing as a result of the purchases and sales of participations contemplated herein). Promptly upon receipt of such request, each Revolving Lender shall deliver to the Administrative Agent (in immediately available funds in Dollars) the net amounts as specified by the Administrative Agent. The Administrative Agent shall promptly deliver the amounts so received to the various Revolving Lenders in such amounts as are needed to effect the purchases and sales of participations as provided above. Promptly following receipt thereof, each Revolving Lender which has sold participations in any of its Revolving Loans or Unpaid Drawings (through the Administrative Agent) will deliver to each Revolving Lender (through the Administrative Agent) which has so purchased a participating interest a participation certificate dated the date of receipt of such funds and in such amount. It is understood that the amount of funds delivered by each Revolving Lender shall be calculated on a net basis, giving effect to both the sales and purchases of participations by the various Revolving Lenders as required above.

          (f) Upon, and after, the occurrence of a Sharing Event (i) no further Credit Events shall be made or occur, (ii) all amounts from time to time accruing with respect to, and all amounts from time to time payable on account of, Multicurrency Facility Revolving Loans and Multicurrency Facility Swingline Loans (including, without limitation, any interest and other amounts which were accrued but unpaid on the date of such purchase) shall be payable in Dollars as if each such Loan had originally been made in Dollars and shall be distributed by the relevant Revolving Lenders (or their Affiliates) to the Administrative Agent for the account of the Lenders which made such Loans or are participating therein and (iii) the Dollar Facility Revolving Loan Commitments and Multicurrency Facility Revolving Loan Commitments of all the Revolving Lenders shall be automatically terminated. Notwithstanding anything to the contrary contained above, the failure of any Revolving Lender to purchase its participating interest as required above in any extensions of credit upon the occurrence of a Sharing Event shall not relieve any other Revolving Lender of its obligation hereunder to purchase its participating interests in a timely manner, but no Revolving Lender shall be responsible for the failure of any other Revolving Lender to purchase the participating interest to be purchased by such other Revolving Lender on any date.

          (g) If any amount required to be paid by any Revolving Lender pursuant to Section 1.15(e) is not paid to the Administrative Agent on the date upon which such Revolving Lender receives notice from the Administrative Agent of the amount of its participations required to be purchased pursuant to said
Section 1.15(e), such Revolving Lender shall also pay to the Administrative Agent on demand an amount equal to the product of (i) the amount so required to be paid by such Revolving Lender for the purchase of its participations, (ii) the daily average Federal Funds Rate, during the period from and including the date of request for payment to the date on which such payment is immediately available to the Administrative Agent and (iii) a fraction the numerator of which is the number of days that elapsed during such period and the denominator of which is
360. If any such amount required to be paid by any Revolving Lender pursuant to
Section 1.15(e) is not in fact made available to the Administrative Agent within two Business Days following the date upon which such Revolving Lender receives notice from the Administrative Agent as to the amount of participations required to be purchased by it, the Administrative Agent shall be entitled to recover from such Revolving Lender on demand, such amount with interest thereon calculated from such request date at the rate PER ANNUM applicable to Dollar Facility Revolving Loans maintained as Base Rate Loans hereunder. A certificate of the Administrative Agent submitted to any Revolving Lender with respect to any amounts payable under this Section 1.15 shall be conclusive in the absence of manifest error. Amounts payable by any Revolving Lender pursuant to this
Section 1.15 shall be paid to the Administrative Agent for the account of the relevant Revolving Lenders, PROVIDED that, if the Administrative Agent (in its sole discretion) has elected to fund on behalf of such Revolving Lender the amounts owing to such Revolving Lenders, then the amounts shall be paid to the Administrative Agent for its own account.

          (h) Whenever, at any time after the relevant Revolving Lenders have received from any Revolving Lenders purchases of participations pursuant to this Section 1.15, the various Revolving Lenders receive any payment on account thereof, such Revolving Lenders will distribute to the Administrative Agent, for the account of the various Revolving Lenders participating therein, such Revolving Lenders' participating interests in such amounts (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such participations were outstanding) in like funds as received, PROVIDED, HOWEVER, that in the event that such payment received by any Revolving Lenders is required to be returned, the Revolving Lenders who received previous distributions in respect of their participating interests therein will return to the respective Revolving Lenders any portion thereof previously so distributed to them in like funds as such payment is required to be returned by the respective Revolving Lenders.

          (i) Each Revolving Lender's obligation to purchase participating interests pursuant to this Section 1.15 shall be absolute and unconditional and shall not be affected by any circumstance including, without limitation, (a) any setoff, counterclaim, recoupment, defense or other right which such Revolving Lender may have against any other Revolving Lender, Holdings, the relevant Borrower or any other Person for any reason whatsoever, (b) the occurrence or continuance of an Event of Default, (c) any adverse change in the condition (financial or otherwise) of Holdings, any Borrower or any other Person, (d) any breach of this Agreement by Holdings, any Borrower or any Lender or any other Person, or (e) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

          (j) Notwithstanding anything to the contrary contained elsewhere in this Agreement, upon any purchase of participations as required above, each Revolving Lender which has purchased such participations shall be entitled to receive from the relevant Borrower or Borrowers any increased costs and indemnities (including, without limitation, pursuant to Sections 1.11, 1.12, 2.06 and 4.04) directly from such Borrower or Borrowers to the same extent as if it were the direct Lender as opposed to a participant therein, which increased costs shall be calculated without regard to Section 1.13, Section 13.04(a) or the penultimate sentence of
Section 13.04(b). The Borrowers acknowledge and agree that, upon the occurrence of a Sharing Event and after giving effect to the requirements of this Section 1.15, increased Taxes may be owing by it pursuant to Section 4.04, which Taxes shall be paid (to the extent provided in Section 4.04) by the respective Borrowers, without any claim that the increased Taxes are not payable because same resulted from the participations effected as otherwise required by this
Section 1.15.

          1.16 ADDITIONAL COMMITMENTS. vii) So long as the Additional Dollar Facility Revolving Loan Commitment Requirements are satisfied at the time of the delivery of the written notice referred to below, BFPH shall have the right at any time and from time to time and upon at least 15 days prior written notice to the Administrative Agent, to request on one or more occasions that one or more Lenders (and/or one or more other Persons which will become Lenders as provided below) provide Additional Dollar Facility Revolving Loan Commitments and, subject to the applicable terms and conditions contained in this Agreement and consistent with the amount of Additional Dollar Facility Revolving Loan Commitments so provided, make Dollar Facility Revolving Loans pursuant to Sections 1.01(c)(i) and 1.01(e)(i), it being understood and agreed, however, that (i) no Lender shall be obligated to provide an Additional Dollar Facility Revolving Loan Commitment as a result of any request by BFPH, (ii) until such time, if any, as (x) such Lender has agreed in its sole discretion to provide an Additional Dollar Facility Revolving Loan Commitment and executed and delivered to the Administrative Agent an Additional Dollar Facility Revolving Loan Commitment Agreement in respect thereof as provided in Section 1.16(b) and (y) such other conditions set forth in Section 1.16(b) shall have been satisfied, such Lender shall not be obligated to fund any Dollar Facility Revolving Loans, or participate in any Dollar Facility Letters of Credit, in excess of the amounts provided for in Section 1.01(c)(i), 1.01(e)(i) and/or 2.03, as the case may be, before giving effect to such Additional Dollar Facility Revolving Loan Commitments provided pursuant to this Section 1.16, (iii) any Lender (or, in the circumstances contemplated by clause (vii) below, any other Person which will qualify as an Eligible Transferee) may so provide an Additional Dollar Facility Revolving Loan Commitment without the consent of any other Lender (other than, in the circumstances contemplated by clause (viii) below, the Administrative Agent, Chase and each Issuing Lender), (iv) each provision of Additional Dollar Facility Revolving Loan Commitments on a given date pursuant to this Section
1.16 shall be in a minimum aggregate amount (for all Lenders (including, in the circumstances contemplated by clause (vii) below, Eligible Transferees who will become Lenders)) of at least $25,000,000, (v) the aggregate amount of all Additional Dollar Facility Revolving Loan Commitments permitted to be provided pursuant to this Section 1.16 shall not exceed $50,000,000, (vi) the fees payable to any Lender providing an Additional Dollar Facility Revolving Loan Commitment shall be as set forth in the relevant Additional Dollar Facility Revolving Loan Commitment Agreement, (vii) if, after BFPH has requested the then existing Lenders (other than Defaulting Lenders) to provide Additional Dollar Facility Revolving Loan Commitments pursuant to this Section 1.16 on the terms to be applicable thereto, BFPH has not received Additional Dollar Facility Revolving Loan Commitments in an aggregate amount equal to that amount of the Additional Dollar Facility Revolving Loan Commitments which BFPH desires to obtain pursuant to such request (as set forth in the notice provided by BFPH to the Administrative Agent as provided above), then BFPH may request Additional Dollar Facility Revolving Loan Commitments from Persons which would qualify as Eligible Transferees hereunder in aggregate amount equal to such deficiency on terms which are no more favorable to such Eligible Transferee in any respect than

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the terms offered to the Lenders, PROVIDED that any such Additional Dollar
Facility Revolving Loan Commitments provided by any such Eligible Transferee which is not already a Lender shall be in a minimum amount (for such Eligible Transferee) of at least $5,000,000, (viii) no Person (including any existing Lender and any Eligible Transferee which was not already a Lender) may provide an Additional Dollar Facility Revolving Loan Commitment unless approved each of the Administrative Agent, Chase and each Issuing Lender, provided that such approval shall not be required with respect to any Additional Dollar Facility Revolving Loan Commitment assumed by an existing Non-Defaulting Lender which already has a Revolving Loan Commitment (before giving effect to its Additional Dollar Facility Revolving Loan Commitment assumed pursuant to this Section 1.16) and (ix) all actions taken by BFPH pursuant to this Section 1.16(a) shall be done in coordination with the Administrative Agent.

          (b) At the time of any provision of Additional Dollar Facility Revolving Loan Commitments pursuant to this Section 1.16, (i) BFPH, the Administrative Agent and each such Lender or other Eligible Transferee (each, an "Additional Dollar Facility Revolving Loan Lender") which agrees to provide an Additional Dollar Facility Revolving Loan Commitment shall execute and deliver to the Administrative Agent an Additional Dollar Facility Revolving Loan Commitment Agreement substantially in the form of Exhibit O, subject to such modifications in form and substance satisfactory to the Administrative Agent as may be necessary or appropriate (with the effectiveness of such Additional Dollar Facility Revolving Loan Lender's Additional Dollar Facility Revolving Loan Commitment to occur upon delivery of such Additional Dollar Facility Revolving Loan Commitment Agreement to the Administrative Agent, the payment of any fees required in connection therewith and the satisfaction of the other conditions in this Section 1.16(b) to the satisfaction of the Administrative Agent), (ii) if the proceeds of the Dollar Facility Revolving Loans to be incurred pursuant to such Additional Dollar Facility Revolving Loan Commitment are to be utilized to finance a Permitted Acquisition on the respective Additional Dollar Facility Revolving Loan Commitment Date, BFPH shall deliver to the Administrative Agent the officer's certificate required to be delivered pursuant to Section 8.13(a)(x) in connection with such proposed Permitted Acquisition, (iii) the Additional Dollar Facility Revolving Loan Commitment Requirements shall have been satisfied, (iv) BFPH shall, in coordination with the Administrative Agent, repay all outstanding Dollar Facility Revolving Loans of the Dollar Facility Lenders, and incur additional Dollar Facility Revolving Loans from other Dollar Facility Lenders, in each case so that the Dollar Facility Lenders participate in each Borrowing of Dollar Facility Revolving Loans PRO RATA on the basis of their respective Dollar Facility Revolving Loan Commitments (after giving effect to any increase in the Total Dollar Facility Revolving Loan Commitment pursuant to this Section 1.16) and with BFPH being obligated to pay the respective Dollar Facility Lenders the costs of the type referred to in Section 1.11 in connection with any such repayment and/or Borrowing and (v) BFPH shall deliver to the Administrative Agent an opinion, in form and substance satisfactory to the Agents, from counsel to BFPH satisfactory to the Agents and dated such date, covering such matters similar to those set forth in the opinions of counsel delivered to the Administrative Agent on the Initial Borrowing Date pursuant to Section 5.01(d) and such other matters as the Agents may reasonably request. The Administrative Agent shall promptly notify each Lender as to the occurrence of each Additional Dollar Facility Revolving Loan Commitment Date, and (w) on each such date, the Total Dollar Facility Revolving Loan Commitment under, and for all purposes of, this Agreement shall be increased by the aggregate amount of such Additional Dollar Facility Revolving Loan Commitments, (x) on each

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such date Schedule I shall be deemed modified to reflect the revised Dollar
Facility Revolving Loan Commitments of the affected Lenders, (y) upon surrender of any old Dollar Facility Revolving Notes by the respective Additional Dollar Facility Revolving Loan Lender (or, if lost, a standard lost note indemnity in form and substance reasonably satisfactory to BFPH), to the extent requested by any Additional Dollar Facility Revolving Loan Lender, a new Dollar Facility Revolving Note will be issued, at BFPH's expense, to such Additional Dollar Facility Revolving Loan Lender, to be in conformity with the requirements of
Section 1.05 (with appropriate modifications) to the extent needed to reflect the revised Dollar Facility Revolving Loan Commitment of such Lender and (z) on such date with respect to all outstanding Dollar Facility Letters of Credit and all Unpaid Drawings with respect thereto, there shall be an automatic adjustment to the participations by the Lenders in such Dollar Facility Letters of Credit and Unpaid Drawings to reflect the new Dollar Facility Percentages of the Dollar Facility Lenders.

          SECTION 2. LETTERS OF CREDIT.

          2.01 LETTERS OF CREDIT. viii) Subject to and upon the terms and conditions herein set forth, any Borrower may request an Issuing Lender, at any time and from time to time on and after the Initial Borrowing Date and prior to the tenth Business Day (or the 30th day in the case of Trade Letters of Credit) preceding the Revolving Loan Maturity Date, to issue, (x) for the account of BFPH (in the case of requests made by it) or the joint and several account of the U.K. Borrowers (in the case of requests made by any one of them) and for the benefit of any holder (or any trustee, agent or other similar representative for any such holders) of L/C Supportable Indebtedness of the respective Account Party or any of its or their Subsidiaries, irrevocable standby letters of credit in a form customarily used by such Issuing Lender or in such other form as has been approved by such Issuing Lender (each such standby letter of credit, a "Standby Letter of Credit") in support of such L/C Supportable Indebtedness and
(y) for the account of the respective Account Party and for the benefit of sellers of goods to the respective Account Party (or any entity which is jointly and severally obligated as an Account Party with respect to such Letter of Credit) or any of its or their Subsidiaries in the ordinary course of business, irrevocable sight trade letters of credit in a form customarily used by such Issuing Lender or in such other form as has been approved by such Issuing Lender (each such trade letter of credit, a "Trade Letter of Credit", and each such Standby Letter of Credit and Trade Letter of Credit, a "Letter of Credit" and collectively, the "Letters of Credit"). All Letters of Credit shall be issued on a sight basis only. Each Letter of Credit shall constitute either (x) a Dollar Facility Letter of Credit, in which case such Letter of Credit shall be deemed to constitute a utilization of the Dollar Facility Revolving Loan Commitments and shall be participated in (as more fully described in following Section 2.04(a)) by the Dollar Facility Lenders in accordance with their respective Dollar Facility Percentages or (y) a Multicurrency Facility Letter of Credit, in which case such Letter of Credit shall be deemed to constitute a utilization of the Multicurrency Facility Revolving Loan Commitments and shall be participated in (as more fully described in following Section 2.04(a)) by the Multicurrency Facility Lenders in accordance with their respective Multicurrency Facility Percentages. All Dollar Facility Letters of Credit shall be denominated in Dollars and shall be issued for the account of BFPH. All Multicurrency Facility Letters of Credit shall be denominated in any Alternate Currency and shall be issued for the joint and several account of the U.K. Borrowers.

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          (b) Subject to and upon the terms and conditions set forth herein, each Issuing Lender hereby agrees that it will, at any time and from time to time on and after the Initial Borrowing Date and prior to the tenth Business Day (or the 30th day in the case of Trade Letters of Credit) preceding the Revolving Loan Maturity Date, following its receipt of the respective Letter of Credit Request, issue for the account of the respective Account Party one or more Letters of Credit, (x) in the case of Trade Letters of Credit, in support of trade obligations of the respective Account Party (or any entity which is jointly and severally obligated as an Account Party with respect to such Letter of Credit) or any of its or their Subsidiaries that arise in the ordinary course of business or (y) in the case of Standby Letters of Credit, in support of such L/C Supportable Indebtedness as is permitted to remain outstanding without giving rise to a Default or Event of Default hereunder; PROVIDED that the respective Issuing Lender shall be under no obligation to issue any Letter of Credit if at the time of such issuance:

          (i) any order, judgment or decree of any governmental authority or arbitrator shall purport by its terms to enjoin or restrain such Issuing Lender from issuing such Letter of Credit or any requirement of law applicable to such Issuing Lender or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over such Issuing Lender shall prohibit, or request that such Issuing Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Lender with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Issuing Lender is not otherwise compensated) not in effect on the date hereof, or any unreimbursed loss, cost or expense which was not applicable, in effect or known to such Issuing Lender as of the date hereof and which such Issuing Lender in good faith deems material to it;

          (ii) such Issuing Lender shall have received written notice from the Required Lenders prior to the issuance of such Letter of Credit of the type described in the last sentence of Section 2.03(b); or

          (iii) a Lender Default exists with respect to (x) any Dollar Facility Lender, if the respective Letter of Credit is a Dollar Facility Letter of Credit or (y) any Multicurrency Facility Lender, if the respective Letter of Credit is a Multicurrency Facility Letter of Credit, in each case, unless such Issuing Lender has entered into arrangements satisfactory to it and the respective Account Party to eliminate such Issuing Lender's risk with respect to the Lender which is the subject of the Lender Default, including by cash collateralizing (in Dollars, Pounds Sterling or Euros, as appropriate) such Lender's relevant Dollar Facility Percentage or Multicurrency Facility Percentage, as the case may be, of the Dollar Facility Letter of Credit Outstandings or Multicurrency Facility Letter of Credit Outstandings, as the case may be.

          (c) Notwithstanding the foregoing, (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the respective Letter of Credit) at such time, would exceed $45,000,000, (ii) no Dollar Facility Letter of Credit shall be issued at any time when the Aggregate Dollar Facility Exposure exceeds (or would after giving effect to such issuance exceed) the Total Available Dollar Facility Revolving Loan Commitment at such time, (iii) no Multicurrency Facility Letter of Credit shall be issued at any time when the

Aggregate Multicurrency Facility Exposure exceeds (or would after giving effect to such issuance exceed) the Total Available Multicurrency Facility Revolving Loan Commitment at such time, (iv) (x) each Standby Letter of Credit shall by its terms terminate on or before the date which occurs 12 months after the date of the issuance thereof (although any such Standby Letter of Credit may be extendable for successive periods of up to 12 months, but not beyond the tenth Business Day preceding the Revolving Loan Maturity Date, on terms acceptable to the Issuing Lender thereof) and (y) each Trade Letter of Credit shall by its terms terminate on or before the date occurring not later than 360 days after such Trade Letter of Credit's date of issuance, (v) (x) no Standby Letter of Credit shall have an expiry date occurring later than the tenth Business Day preceding the Revolving Loan Maturity Date and (y) no Trade Letter of Credit shall have an expiry date occurring later than 30 days prior to the Revolving Loan Maturity Date, (vi) (x) each Dollar Facility Letter of Credit shall be denominated in Dollars and (y) each Multicurrency Facility Letter of Credit shall be denominated in any Alternate Currency and (vii) no Multicurrency Facility Letter of Credit shall be issued prior to the completion of the actions required to be taken by the U.K. Credit Parties pursuant to Section 13.21(c).

          (d) Schedule III hereto contains a description of all letters of credit issued by any Lender pursuant to, or existing under, the Existing Credit Agreement and outstanding on the Initial Borrowing Date (and setting forth, with respect to each such letter of credit, (i) the name of the issuing lender, (ii) the letter of credit number, (iii) the name(s) of the account party or account parties, (iv) the stated amount (including the currency in which such letter of credit is denominated), (v) the name of the beneficiary, (vi) the expiry date and (vii) whether such letter of credit constitutes a standby letter of credit or a trade letter of credit). Each such letter of credit, including any extension or renewal thereof (each, as amended from time to time in accordance with the terms thereof and hereof, an "Existing Letter of Credit") shall (x) if denominated in Dollars, constitute a "Dollar Facility Letter of Credit" for all purposes of this Agreement, issued, for purposes of Section 2.04(a), on the Initial Borrowing Date and the respective issuer thereof shall constitute the "Issuing Lender" with respect to such Letter of Credit for all purposes of this Agreement and (y) if denominated in a currency other than Dollars, constitute a "Multicurrency Facility Letter of Credit" for all purposes of this Agreement, issued, for purposes of Section 2.04(a), on the Initial Borrowing Date and the respective issuer thereof shall constitute the "Issuing Lender" with respect to such Letter of Credit for all purposes of this Agreement.

          2.02 MINIMUM STATED AMOUNT. The Stated Amount of each Letter of Credit upon issuance shall be not less than (x) in the case of a Dollar Facility Letter of Credit, $50,000, (y) in the case of a Sterling Letter of Credit, L35,000 and
(z) in the case of a Euro Letter of Credit, EURO 50,000, or in each case such lesser amount as is acceptable to the respective Issuing Lender.

          2.03 LETTER OF CREDIT REQUESTS. ix) Whenever an Account Party desires that a Letter of Credit be issued for its account, the respective such Account Party (and each other Account Party which is jointly and severally obligated with respect to such requested Letter of Credit) shall give the Administrative Agent (at the appropriate Notice Office) and the respective Issuing Lender at least 3 days' (or such shorter period as is acceptable to such Issuing Lender in any given case) written notice prior to the proposed date of issuance (which shall be a Business Day). Each notice shall be in the form of Exhibit C (each, a "Letter of Credit Request"), including without limitation by specifying whether the requested Letter of Credit shall constitute a

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Dollar Facility Letter of Credit or a Multicurrency Facility Letter of Credit
and the Available Currency in which the requested Letter of Credit is to be denominated.

          (b) The making of each Letter of Credit Request shall be deemed to be a representation and warranty by BFPH or the U.K. Borrowers, as the case may be, that such Letter of Credit may be issued in accordance with, and will not violate the requirements of, Section 2.01(c). Unless the respective Issuing Lender has received notice from the Required Lenders before it issues a Letter of Credit that one or more of the applicable conditions specified in Section 5 or 6, as the case may be, are not then satisfied, or that the issuance of such Letter of Credit would violate Section 2.01(c), then such Issuing Lender may issue the requested Letter of Credit for the account of the respective Account Party in accordance with such Issuing Lender's usual and customary practices.

          2.04 LETTER OF CREDIT PARTICIPATIONS. x) Immediately upon the issuance by any Issuing Lender of any Letter of Credit, such Issuing Lender shall be deemed to have sold and transferred to (i) in the case of a Dollar Facility Letter of Credit, each Dollar Facility Lender and (ii) in the case of a Multicurrency Facility Letter of Credit, each Multicurrency Facility Lender (each such Lender with respect to any Letter of Credit, in its capacity under this Section 2.04, a "PARTICIPANT"), and each such Participant shall be deemed irrevocably and unconditionally to have purchased and received from such Issuing Lender, without recourse or warranty, an undivided interest and participation, in a percentage equal to (x) in the case of a Dollar Facility Letter of Credit, such Participant's Dollar Facility Percentage or (y) in the case of a Multicurrency Facility Letter of Credit, such Participant's Multicurrency Facility Percentage. Upon any change in (x) the Dollar Facility Revolving Loan Commitments and, as a result thereof the Dollar Facility Percentages, of the Dollar Facility Lenders pursuant to Section 1.13 or 13.04, it is hereby agreed that, with respect to all outstanding Dollar Facility Letters of Credit and Unpaid Drawings relating thereto, there shall be an automatic adjustment to the participations pursuant to this Section 2.04 to reflect the new Dollar Facility Percentages of the Dollar Facility Lenders and (y) the Multicurrency Facility Revolving Loan Commitments and, as a result thereof the Multicurrency Facility Percentages, of the Multicurrency Facility Lenders pursuant to Section 1.13 or 13.04, it is hereby agreed that with respect to all outstanding Multicurrency Facility Letters of Credit and Unpaid Drawings relating thereto, there shall be an automatic adjustment to the participations pursuant to this Section 2.04 to reflect the new Multicurrency Facility Percentages of the Multicurrency Facility Lenders. With respect to each Letter of Credit from time to time outstanding, the percentage participations therein of the various Dollar Facility Lenders (in the case of a Dollar Facility Letter of Credit) or Multicurrency Facility Lenders (in the case of a Multicurrency Facility Letter of Credit) calculated as provided above in this Section 2.04(a) are herein called the "L/C Participation Percentages" of the various Dollar Facility Lenders or Multicurrency Facility Lenders, as the case may be, in such Letters of Credit. All calculations of the L/C Participation Percentages shall be made from time to time by the Administrative Agent, which calculations shall be conclusive absent manifest error.

          (b) In determining whether to pay under any Letter of Credit, the respective Issuing Lender shall have no obligation relative to the other Lenders other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to substantially comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by any Issuing Lender under or in

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connection with any Letter of Credit issued by it if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for such Issuing Lender any resulting liability to any Account Party or any Lender.

          (c) In the event that any Issuing Lender makes any payment or disbursement under any Letter of Credit issued by it and the respective Account Party shall not have reimbursed such amount in full to such Issuing Lender pursuant to Section 2.05(a), such Issuing Lender shall promptly notify the Administrative Agent, which shall promptly notify each Participant therein (I.E., either (x) the Dollar Facility Lenders in the case of a Dollar Facility Letter of Credit or (y) the Multicurrency Facility Lenders in the case of a Multicurrency Facility Letter of Credit) of such failure, and each Participant therein shall promptly and unconditionally pay to the Administrative Agent for the account of such Issuing Lender the amount of such Participant's L/C Participation Percentage (as relates to the respective Letter of Credit) of the respective Unpaid Drawing (with the amount thereof and the currency in which same is owing to be calculated in accordance with the provisions of Section 2.05(a)) in Dollars (or, to the extent the respective Unpaid Drawing is, in accordance with Section 2.05(a), to be reimbursed by the respective Account Party or Account Parties in Pounds Sterling or Euros, the respective such currency) and in same day funds. If the Administrative Agent so notifies, prior to 11:00 A.M. (New York time) or, in the case of Multicurrency Facility Letters of Credit, 10:00 A.M. (New York time) on any Business Day, any Participant required to fund an Unpaid Drawing under a Letter of Credit, such Participant shall make available to the Administrative Agent at the Payment Office for the account of the respective Issuing Lender, in Dollars (or in Pounds Sterling or Euros to the extent the respective Unpaid Drawing is required to be paid by the respective Account Party or Account Parties in Pounds Sterling or Euros, as the case may be, pursuant to the provisions of Section 2.05(a)), such Participant's L/C Participation Percentage (as relates to the respective Letter of Credit) of the amount of such payment on such Business Day in same day funds. If and to the extent that, for any reason, such Participant shall not have made its L/C Participation Percentage of the amount of such payment available to the Administrative Agent for the account of the respective Issuing Lender, such Participant agrees to pay to the Administrative Agent for the account of such Issuing Lender, forthwith on demand such amount, together with interest thereon, for each day from the date the respective Unpaid Drawing occurred until the date such amount is paid to the Administrative Agent for the account of such Issuing Lender at the overnight Federal Funds Rate (or, in the case of amounts owed in Pounds Sterling or Euros, at the Overnight LIBOR Rate or the Overnight Euro Rate, as the case may be), PROVIDED that if any Participant does not make available to the Administrative Agent any amounts required to be made available by it as described above within 2 Business Days after the respective Participant has been notified by the Administrative Agent or the respective Issuing Lender to make such amounts available, then the respective Participant shall pay interest on the amounts demanded of it at the same rates payable from time to time by the respective Account Party on the respective Unpaid Drawings pursuant to Section 2.05(a). The failure of any Participant to make available to the Administrative Agent for the account of the respective Issuing Lender its relevant L/C Participation Percentage of any payment under any Letter of Credit issued by it shall not relieve any other Participant in the respective Letter of Credit of its obligation hereunder to make available to the Administrative Agent for the account of such Issuing Lender its relevant L/C Participation Percentage of any such Letter of Credit on the date required, as specified above, but no Participant shall be responsible for the failure of any other

Participant to make available to the Administrative Agent for the account of such Issuing Lender such other Participant's relevant L/C Participation Percentage of any such payment.

          (d) Whenever any Issuing Lender receives a payment of a reimbursement obligation as to which the Administrative Agent has received for the account of such Issuing Lender any payments from the Participants pursuant to clause (c) above, such Issuing Lender shall pay to the Administrative Agent and the Administrative Agent shall promptly pay each Participant which has paid its relevant L/C Participation Percentage thereof, in Dollars (or in Pounds Sterling or Euros in the case of payments to be made in such currencies pursuant to
Section 2.05(a)) and in same day funds, an amount equal to such Participant's share (based on the proportionate aggregate amount funded by such Participant to the aggregate amount funded by all Participants) of the principal amount of such reimbursement obligation and interest thereon accruing after the purchase of the respective participations.

          (e) Each Issuing Lender shall, promptly after the issuance of, or amendment to, a Standby Letter of Credit, give the Administrative Agent, each Participant and the respective Account Party written notice of such issuance or amendment, as the case may be, and such notice shall be accompanied by a copy of the issued Standby Letter of Credit or amendment, as the case may be.

          (f) Each Issuing Lender (other than Chase) shall deliver to the Administrative Agent, promptly on the first Business Day of each week, by facsimile transmission, the aggregate daily Stated Amount available to be drawn under the outstanding Trade Letters of Credit issued by such Issuing Lender for the previous week. The Administrative Agent shall, within 10 days after the last Business Day of each calendar month, deliver to each Participant a report setting forth for such preceding calendar month the aggregate daily Stated Amount available to be drawn under all outstanding Trade Letters of Credit during such calendar month.

          (g) The obligations of the Participants to make payments to the Administrative Agent for the account of the respective Issuing Lender with respect to Letters of Credit issued by it shall be irrevocable and not subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

          (i) any lack of validity or enforceability of this Agreement or any of the Credit Documents;

          (ii) the existence of any claim, setoff, defense or other right which any Credit Party or any of its Subsidiaries may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, any Lender, any Issuing Lender, any Participant, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between any Credit Party or any of its Subsidiaries and the beneficiary named in any such Letter of Credit);

          (iii) any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or

          (v)     the occurrence of any Default or Event of Default;

PROVIDED that the Participants shall not be obligated to reimburse such Issuing Lender for any wrongful payment made by such Issuing Lender under a Letter of Credit issued by it as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such Issuing Lender. Any action taken or omitted to be taken by any Issuing Lender under or in connection with any Letter of Credit if taken or omitted in the absence of gross negligence or willful misconduct shall not create for such Issuing Lender any resulting liability to the Participant.

          2.05 AGREEMENT TO REPAY LETTER OF CREDIT DRAWINGS. xi) BFPH hereby agrees (in the case of Dollar Facility Letters of Credit), and the U.K. Borrowers hereby jointly and severally agree (in the case of Multicurrency Facility Letters of Credit), to reimburse the respective Issuing Lender, by making payment in Dollars (in the case of all Dollar Facility Letters of Credit or, after a Sharing Event, all Letters of Credit) or the relevant Alternate Currency (in the case of Multicurrency Facility Letters of Credit at any time prior to a Sharing Event) to the Administrative Agent in immediately available funds at the Payment Office (or by making the payment directly to such Issuing Lender at such location as may otherwise have been agreed upon by the respective Account Party and such Issuing Lender), for any payment or disbursement (in the case of any such payment or disbursement under any Multicurrency Facility Letter of Credit which are unpaid on the date of the occurrence of a Sharing Event, or which payments or disbursements are made thereafter, taking the Dollar Equivalent of the amount of the respective payment or disbursement made in the relevant Alternate Currency as such Dollar Equivalent is determined on the first date upon which the respective Sharing Event occurs or, if later, the date upon which the respective payment or disbursement is made) made by such Issuing Lender under any Letter of Credit issued by it (each such amount so paid until reimbursed, an "Unpaid Drawing"), not later than the third Business Day after the Administrative Agent or the Issuing Lender notifies the respective Borrower of such payment or disbursement, with interest on the amount so paid or disbursed by such Issuing Lender, to the extent not reimbursed prior to 1:00 P.M. (New York time or, in the case of Multicurrency Facility Letters of Credit, London time), on the date of such payment or disbursement, from and including the date paid or disbursed to but excluding the date such Issuing Lender is reimbursed by BFPH or the U.K. Borrowers, as the case may be, therefor at a rate PER ANNUM which shall be (x) in the case of Letters of Credit denominated in currencies other than Alternate Currencies and other amounts owing in Dollars after the occurrence of a Sharing Event, the Base Rate in effect from time to time PLUS the Applicable Margin for Dollar Facility Revolving Loans (in the case of Dollar Facility Letters of Credit) or Multicurrency Facility Revolving Loans (in the case of Multicurrency Facility Letters of Credit) in each case maintained as Base Rate Loans, as in effect from time to time, (y) in the case of Sterling Letters of Credit for periods occurring prior to the occurrence of a Sharing Event, the Overnight LIBOR Rate in effect from time to time PLUS the

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Applicable Margin for Sterling Loans as in effect from time to time PLUS any
Mandatory Costs and (z) in the case of Euro Letters of Credit for periods occurring prior to the occurrence of a Sharing Event, the Overnight Euro Rate in effect from time to time PLUS the Applicable Margin for Euro Revolving Loans as in effect from time to time PLUS any Mandatory Costs, PROVIDED, HOWEVER, to the extent such amounts are not reimbursed prior to 1:00 P.M. (New York time or, in the case of Multicurrency Facility Letters of Credit, London time) on the third Business Day following notice to the respective Account Party by the Administrative Agent or the respective Issuing Lender of such payment or disbursement, interest shall thereafter accrue on the amounts so paid or disbursed by such Issuing Lender (and until reimbursed by the respective Account Party) at a rate PER ANNUM which shall be (x) in the case of Letters of Credit denominated in currencies other than Alternate Currencies and other amounts owing in Dollars after the occurrence of a Sharing Event, the Base Rate in effect from time to time PLUS the Applicable Margin for Dollar Facility Revolving Loans (in the case of Dollar Facility Letters of Credit) or Multicurrency Facility Revolving Loans (in the case of Multicurrency Facility Letters of Credit) in each case maintained as Base Rate Loans, as in effect from time to time PLUS 2%, (y) in the case of Sterling Letters of Credit for periods occurring prior to the occurrence of a Sharing Event, the Overnight LIBOR Rate in effect from time to time PLUS the Applicable Margin for Sterling Loans as in effect from time to time PLUS any Mandatory Costs PLUS 2% and (z) in the case of Euro Letters of Credit for periods occurring prior to the occurrence of a Sharing Event, the Overnight Euro Rate in effect from time to time PLUS the Applicable Margin for Euro Revolving Loans as in effect from time to time PLUS any Mandatory Costs PLUS 2%, in each such case, with interest to be payable on demand, PROVIDED FURTHER, that it is understood and agreed, however, that the notices referred to above in this clause (a) and in the immediately preceding proviso shall not be required to be given if a Default or an Event of Default under Section 10.05 shall have occurred and be continuing (in which case the Unpaid Drawings shall be due and payable immediately without presentment, demand, protest or notice of any kind (all of which are hereby waived by each Credit Party) and shall bear interest at the rate provided in the foregoing proviso on and after the third Business Day following the respective Drawing). The respective Issuing Lender shall give the respective Account Party prompt notice of each Drawing under any Letter of Credit, PROVIDED that the failure to give any such notice shall in no way affect, impair or diminish the respective Account Party's obligations hereunder.

          (b) The obligations of BFPH (with respect to Dollar Facility Letters of Credit) and the joint and several obligations of the U.K. Borrowers (with respect to Multicurrency Facility Letters of Credit) under this Section 2.05 to reimburse the respective Issuing Lender with respect to Unpaid Drawings (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the respective Account Party may have or have had against any Lender (including in its capacity as Issuing Lender or as Participant), including, without limitation, any defense based upon the failure of any drawing under a Letter of Credit (each, a "Drawing") to conform to the terms of such Letter of Credit or any nonapplication or misapplication by the beneficiary of the proceeds of such Drawing, the respective Issuing Lender's only obligation to the respective Account Party being to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to substantially comply on their face with requirements of such Letter of Credit; PROVIDED, HOWEVER, that no Account Party shall be obligated to reimburse any Issuing Lender for any wrongful payment made by such Issuing Lender under a Letter of Credit issued by it as a result

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of acts or omissions constituting willful misconduct or gross negligence on the part of such Issuing Lender. Any action taken or omitted to be taken by any Issuing Lender under or in connection with any Letter of Credit if taken or omitted in the absence of gross negligence or willful misconduct shall not create for such Issuing Lender any resulting liability to any Account Party.

          2.06 INCREASED COSTS. If at any time after the Effective Date any Issuing Lender or any Participant determines that the introduction of or any change in any applicable law, rule, regulation, order, guideline or request or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Issuing Lender or any Participant with any request or directive by any such authority (whether or not having the force of law) shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against Letters of Credit issued by any Issuing Lender or participated in by any Participant, or (ii) impose on any Issuing Lender or any Participant any other conditions relating, directly or indirectly, to this Agreement or any Letter of Credit, and the result of any of the foregoing is to increase the cost to any Issuing Lender or any Participant of issuing, maintaining or participating in any Letter of Credit, or reduce the amount of any sum received or receivable by any Issuing Lender or any Participant hereunder or reduce the rate of return on its capital with respect to Letters of Credit, then, upon demand to BFPH or the U.K. Borrowers, as the case may be, by any Issuing Lender or any Participant (a copy of which demand shall be sent by such Issuing Lender or such Participant to the Administrative Agent), BFPH or the U.K. Borrowers, as the case may be, shall pay to such Issuing Lender or such Participant such additional amount or amounts as will compensate such Issuing Lender or such Participant for such increased cost or reduction in the amount receivable or reduction on the rate of return on its capital. Any Issuing Lender or any Participant, upon determining that any additional amounts will be payable pursuant to this Section 2.06, will give prompt written notice thereof to BFPH or the U.K. Borrowers, as the case may be, which notice shall include a certificate submitted to BFPH or the U.K. Borrowers, as the case may be, by such Issuing Lender or such Participant (a copy of which certificate shall be sent by such Issuing Lender or such Participant to the Administrative Agent), setting forth the basis for the calculation of such additional amount or amounts necessary to compensate such Issuing Lender or such Participant, although failure to give any such notice shall not release or diminish BFPH or the U.K. Borrowers', as the case may be, obligations to pay additional amounts pursuant to this Section 2.06. The certificate required to be delivered pursuant to this
Section 2.06 shall, absent demonstrable error, be final, conclusive and binding on the BFPH or the U.K. Borrowers, as the case may be.

          SECTION 3. COMMITMENT COMMISSION; FEES; REDUCTIONS OF COMMITMENT.

          3.01 FEES. xii) BFPH agrees to pay to the Administrative Agent for distribution to each Non-Defaulting Lender with a Tranche A Term Loan Commitment a commitment commission, in Dollars, for the period from the Effective Date to but excluding the date of the termination of the Total Tranche A Term Loan Commitment, computed at a rate PER ANNUM equal to 1/2 of 1% on the Tranche A Term Loan Commitment of such Non-Defaulting Lender as in effect from time to time (with all commitment commissions payable as described in this clause (a) being herein referred to as "TL Commitment Commission"). Accrued TL Commitment Commission shall be due and payable, in Dollars, quarterly in arrears on each Quarterly Payment Date and on the date of the termination of the Total Tranche A Term Loan Commitment.

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          (b) (x) BFPH agrees to pay to the Administrative Agent for distribution to each Non-Defaulting Lender with a Dollar Facility Revolving Loan Commitment a commitment commission, in Dollars, for the period from the Effective Date to but excluding the Revolving Loan Maturity Date (or such earlier date as the Total Dollar Facility Revolving Loan Commitment shall have been terminated), computed at a rate PER ANNUM equal to the relevant Applicable Margin as in effect from time to time on the daily average Unutilized Dollar Facility Revolving Loan Commitment of such Non-Defaulting Lender as in effect from time to time and (y) the Borrowers jointly and severally agree to pay to the Administrative Agent for distribution to each Non-Defaulting Lender with a Multicurrency Facility Revolving Loan Commitment a commitment commission, in Dollars, for the period from the Effective Date to but excluding the Revolving Loan Maturity Date (or such earlier date as the Total Multicurrency Facility Revolving Loan Commitment shall have been terminated), computed at a rate PER ANNUM equal to the relevant Applicable Margin as in effect from time to time on the daily average Unutilized Multicurrency Facility Revolving Loan Commitment of such Non-Defaulting Lender as in effect from time to time (with all commitment commissions payable as described in this clause (b) being herein referred to as "RL Commitment Commission" and, together with the TL Commitment Commission, the "Commitment Commission"). Accrued RL Commitment Commission shall be due and payable, in Dollars, quarterly in arrears on each Quarterly Payment Date and on the Revolving Loan Maturity Date or (i) in the case of RL Commitment Commission payable pursuant to preceding clause (x), such earlier date upon which the Total Dollar Facility Revolving Loan Commitment is terminated and (ii) in the case of RL Commitment Commission payable pursuant to preceding clause (y), such earlier date upon which the Total Multicurrency Facility Revolving Loan Commitment is terminated.

          (c) (x) BFPH agrees to pay to the Administrative Agent for distribution to each Dollar Facility Lender (based on their respective L/C Participation Percentages as from time to time in effect in the outstanding Dollar Facility Letters of Credit) in Dollars a fee in respect of each Dollar Facility Letter of Credit issued hereunder and (y) the U.K. Borrowers jointly and severally agree to pay to the Administrative Agent for distribution to each Multicurrency Facility Lender (based on their respective L/C Participation Percentages in the outstanding Multicurrency Facility Letters of Credit) in Dollars (or for periods prior to the occurrence of a Sharing Event, (i) in the case of Sterling Letters of Credit, in Pounds Sterling and (ii) in the case of Euro Letters of Credit, in Euros) a fee in respect of each Multicurrency Facility Letter of Credit issued hereunder (with all fees payable as described in this clause (b) being herein referred to as "LETTER OF CREDIT FEES"), in each case, for the period from and including the date of issuance of such Letter of Credit through the termination of such Letter of Credit, computed at a rate PER ANNUM equal to the Applicable Margin for Dollar Facility Revolving Loans (in the case of determinations pursuant to preceding clause (x)) or Multicurrency Facility Revolving Loans (in the case of determination pursuant to preceding clause (y)), in either case maintained as Eurodollar Loans, as in effect from time to time, on (i) the daily Stated Amount of such Letter of Credit (in the case of a Dollar Facility Letter of Credit and, for periods occurring after a Sharing Event, for all Letters of Credit, (ii) the daily Sterling L/C Stated Amount of such Letter of Credit (in the case of a Sterling Letter of Credit for all periods prior to the occurrence of a Sharing Event) and (iii) the daily Euro L/C Stated Amount of such Letter of Credit (in the case of a Euro Letter of Credit for all periods prior to the occurrence of a Sharing Event). Accrued Letter of Credit Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and, in the case of Letter of Credit Fees owing pursuant to preceding clause (x), on the first day on or after the termination

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of the Total Dollar Facility Revolving Loan Commitment upon which no Dollar
Facility Letters of Credit remain outstanding and, in the case of Letter of Credit Fees payable pursuant to preceding clause (y), on the first day on or after the termination of the Total Multicurrency Facility Revolving Loan Commitment upon which no Multicurrency Facility Letters of Credit remain outstanding.

          (d) Each Account Party agrees to pay to the respective Issuing Lender, for its own account, in Dollars (in the case of each Dollar Facility Letter of Credit and, for all periods after the occurrence of a Sharing Event, each Letter of Credit) or in the applicable Alternate Currency (in the case of Multicurrency Facility Letters of Credit for periods prior to the occurrence of a Sharing Event), a facing fee in respect of each Letter of Credit issued hereunder (the "Facing Fee") for the period from and including the date of issuance of such Letter of Credit to and including the termination or expiration of such Letter of Credit, computed at a rate equal to 1/4 of 1% PER ANNUM of (x) the daily Stated Amount of such Letter of Credit (in the case of Dollar Facility Letters of Credit, and, for all periods occurring after a Sharing Event, all Letters of Credit), (y) the daily Sterling L/C Stated Amount of such Letter of Credit (in the case of a Sterling Letter of Credit at any time prior to a Sharing Event) and (z) the daily Euro L/C Stated Amount of such Letter of Credit (in the case of a Euro Letter of Credit at any time prior to a Sharing Event), PROVIDED that in no event shall the annual Facing Fee with respect to any Letter of Credit be less than the Minimum Applicable Facing Fee; it being agreed that (i) on the date of issuance of any Letter of Credit and on each anniversary thereof prior to the termination of such Letter of Credit, if the Minimum Applicable Facing Fee will exceed the amount of Facing Fees that will accrue with respect to such Letter of Credit for the immediately succeeding 12-month period, the full Minimum Applicable Facing Fee shall be payable on the date of issuance of such Letter of Credit and on each such anniversary thereof prior to the termination of such Letter of Credit and (ii) if on the date of the termination of any Letter of Credit, the Minimum Applicable Facing Fee actually exceeds the amount of Facing Fees paid or payable with respect to such Letter of Credit for the period beginning on the date of the issuance thereof (or if the respective Letter of Credit has been outstanding for more than one year, the date of the last anniversary of the issuance thereof occurring prior to the termination of such Letter of Credit) and ending on the date of the termination thereof, an amount equal to such excess shall be paid as additional Facing Fees with respect to such Letter of Credit on the next date upon which Facing Fees are payable in accordance with the immediately succeeding sentence. Except as provided in the immediately preceding sentence, accrued Facing Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and upon the first day on or after the termination of the Total Revolving Loan Commitment upon which no Letters of Credit remain outstanding. Notwithstanding anything to the contrary contained in this Agreement, to the extent that under and pursuant to the Existing Credit Agreement any Account Party has paid advance facing fees to any Issuing Lender with respect to any Existing Letter of Credit, there shall be credited against the Facing Fees due to such Issuing Lender under this Agreement the amount of such advance facing fees which related to periods after the Initial Borrowing Date.

          (e) The respective Account Party agrees to pay to the respective Issuing Lender, for its own account, upon each payment under, issuance of, or amendment to, any Letter of Credit, such amount as shall at the time of such event be the reasonable administrative charge (including reasonable expenses) which such Issuing Lender is generally imposing in connection with such occurrence with respect to letters of credit denominated in the respective Available Currency.

          (f) Each Borrower agrees to pay to each Agent, for its own account, such other fees as have been agreed to in writing by such Borrower and the Agents.

          (g) BFPH agrees to pay to the Administrative Agent for distribution to each Additional Dollar Facility Revolving Loan Lender such fees and other amounts, if any, as are specified in the relevant Additional Dollar Facility Revolving Loan Commitment Agreement, with the fees and other amounts, if any, to be payable at the times set forth in such Additional Dollar Facility Revolving Loan Commitment Agreement.

          3.02 VOLUNTARY TERMINATION OF UNUTILIZED REVOLVING LOAN COMMITMENTS AND TRANCHE A TERM LOAN COMMITMENTS. xiii) Upon at least three Business Days' prior notice from an Authorized Representative of Holdings to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), Holdings shall have the right, at any time or from time to time, without premium or penalty, to terminate the Total Unutilized Revolving Loan Commitment at such time, in whole or in part, in aggregate minimum amounts of at least $1,000,000 in the case of partial reductions, with the amount of each reduction pursuant to this Section 3.02(a) to apply to reduce, on a PRO RATA basis (based upon the relative amounts of the Total Dollar Facility Revolving Loan Commitment and the Total Multicurrency Facility Revolving Loan Commitment, in each case as in effect before giving effect to the respective reduction), the Total Dollar Facility Revolving Loan Commitment and the Total Multicurrency Facility Revolving Loan Commitment, PROVIDED that no such reduction shall be permitted to be made pursuant to this Section 3.02(a) if the effect thereof is to cause either (x) the Aggregate Dollar Facility Exposure to exceed the Total Available Dollar Facility Revolving Loan Commitment after giving effect to the reduction thereto pursuant to this Section 3.02(a) or (y) the Aggregate Multicurrency Facility Exposure to exceed the Total Available Multicurrency Facility Revolving Loan Commitment after giving effect to the reduction thereto pursuant to this Section 3.02(a). Each reduction to (x) the Total Dollar Facility Revolving Loan Commitment pursuant to this Section 3.02(a) shall apply to proportionately and permanently reduce the Dollar Facility Revolving Loan Commitment of each Dollar Facility Lender (based on their respective Dollar Facility Percentages) and (y) the Total Multicurrency Facility Revolving Loan Commitment pursuant to this Section 3.02(a) shall apply to proportionally and permanently reduce the Multicurrency Facility Revolving Loan Commitment of each Multicurrency Facility Lender (based on their respective Multicurrency Facility Percentages).

          (b) Upon at least one Business Day's prior notice from an Authorized Representative of Holdings to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), Holdings shall have the right, at any time or from time to time, without premium or penalty, to terminate the Total Tranche A Term Loan Commitment, in whole or in part, in minimum amounts of at least $1,000,000 in the case of partial reductions to the Total Tranche A Term Loan Commitment, PROVIDED that each such reduction shall apply proportionally to permanently reduce the Tranche A Term Loan Commitment of each Lender with such a Commitment.

          (c) In the event of certain refusals by a Lender as provided in
Section 4.01 or 13.12(b) to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders, Holdings may, subject to the applicable requirements of said Sections 4.01 and/or 13.12(b), upon five Business Days' written notice to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders) terminate the Tranche A Term Loan Commitment, if any, the Dollar Facility Revolving Loan Commitment, if any, and/or the Multicurrency Facility Revolving Loan Commitment, if any, of such Lender, so long as (x) all Loans, together with accrued and unpaid interest, Fees and all other amounts, owing to such Lender (excluding amounts owing in respect of Loans of any Tranche maintained by such Lender which are not being repaid pursuant to Section 13.12(b)) are repaid concurrently with the effectiveness of such termination (at which time Schedule I shall be deemed modified to reflect such changed amounts) and (y) after giving effect to such termination (and the adjustments to the Dollar Facility Percentages, Multicurrency Facility Percentages and/or related L/C Participation Percentages of the remaining Lenders as contemplated below), neither the Individual Dollar Facility Exposure nor the Individual Multicurrency Facility Exposure of any remaining Lender shall exceed its Available Dollar Facility Revolving Loan Commitment or Available Multicurrency Facility Revolving Loan Commitment, as the case may be. After giving effect to the termination of the Commitments of any Lender pursuant to the provisions of this Section 3.02(b), unless the respective Lender continues to have outstanding Term Loans or other Commitments (if any) hereunder, such Lender shall no longer constitute a "Lender" for purposes of this Agreement, except with respect to indemnifications under this Agreement (including, without limitation, Sections 1.10, 1.11, 2.06, 4.04, 13.01 and 13.06), which shall survive as to such repaid Lender. In cases where the Dollar Facility Revolving Loan Commitment and/or the Multicurrency Facility Revolving Loan Commitment of any Lender is terminated pursuant to this
Section 3.02(b), except in cases where the respective Commitments are replaced in full, after giving effect to the termination of any such Commitments of a given Lender pursuant to this Section 3.02(b), there shall occur automatic adjustments (as determined by the Administrative Agent) in the Dollar Facility Percentages and/or Multicurrency Facility Percentages, as the case may be, (and as a result thereof in the related L/C Participation Percentages) of the remaining Dollar Facility Lenders and/or Multicurrency Facility Lenders, as the case may be, after giving effect to the modifications to the Dollar Facility Percentages and Multicurrency Facility Percentages of the various remaining Lenders as a result of the termination of the Dollar Facility Revolving Loan Commitment and/or Multicurrency Facility Revolving Loan Commitment, as the case may be, of the respective Replaced Lender.

          (d) In connection with any reduction or termination of the Total Tranche A Term Loan Commitment, the Total Unutilized Revolving Loan Commitment and/or the Dollar Facility Revolving Loan Commitment and/or the Multicurrency Facility Revolving Loan Commitment of any Lender pursuant to this Section 3.02 and Section 3.03, as the case may be, BFPH and each U.K. Borrower hereby irrevocably authorizes Holdings to take all necessary action, in the name of BFPH or such U.K. Borrower, as the case may be, as described in this Section
3.02 or Section 3.03 in order to effect the reduction or termination of the Total Tranche A Loan Commitment, the Total Unutilized Revolving Loan Commitment and/or the Dollar Facility Revolving Loan Commitment and/or the Multicurrency Facility Revolving Loan Commitment of such Lender in accordance with the provisions of this Section 3.02 or Section 3.03, as the case may be.

          3.03 MANDATORY REDUCTION OF COMMITMENTS. xiv) The Total Commitment (and the Tranche A Term Loan Commitment, the Tranche B Term Loan Commitment and the Revolving Loan Commitment of each Lender with such a Commitment) shall terminate in its entirety on December 31, 1999 unless the Initial Borrowing Date has occurred on or before such date.

          (b) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Tranche A Term Loan Commitment shall (i) be reduced on the Initial Borrowing Date (after giving effect to the making of Tranche A Term Loans on such date), in an amount equal to the aggregate principal amount of Tranche A Term Loans incurred on such date, (ii) terminate in its entirety (to the extent not theretofore terminated) on the Tranche A Term Loan Commitment Expiration Date (after giving effect to any incurrence of any Tranche A Term Loans on such date), whether or not any Tranche A Term Loans are incurred on such date and (iii) prior to the termination of the Total Tranche A Term Loan Commitment, be reduced from time to time to the extent required by
Section 4.02.

          (c) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Tranche B Term Loan Commitment (and the Tranche B Term Loan Commitment of each Lender with such a Commitment) shall terminate in its entirety on the Initial Borrowing Date (after giving effect to the making of Tranche B Term Loans on such date).

          (d) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Revolving Loan Commitment (and the Dollar Facility Revolving Loan Commitment and the Multicurrency Facility Revolving Loan Commitment of each Lender with such a Commitment) shall terminate in its entirety on the Revolving Loan Maturity Date.

          (e) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Tranche A Term Loan Commitment, the Total Dollar Facility Revolving Loan Commitment and the Total Multicurrency Facility Revolving Loan Commitment shall be permanently reduced from time to time to the extent required by Section 4.02.

          (f) Each reduction to the Total Tranche A Term Loan Commitment, the Total Tranche B Term Loan Commitment, the Total Dollar Facility Revolving Loan Commitment and the Total Multicurrency Facility Revolving Loan Commitment pursuant to this Section 3.03 (or Section 4.02) shall be applied proportionately to reduce the Tranche A Term Loan Commitment, the Tranche B Term Loan Commitment, the Dollar Facility Revolving Loan Commitment or the Multicurrency Facility Revolving Loan Commitment, as the case may be, of each Lender with such a Commitment.

          SECTION 4. PREPAYMENTS; PAYMENTS; TAXES.

          4.01 VOLUNTARY PREPAYMENTS. Each Borrower shall have the right to prepay the Loans made to such Borrower, without premium or penalty, and the right to allocate such prepayments to Tranche A Term Loans, Tranche B Term Loans, Revolving Loans and/or Swingline Loans as such Borrower elects, in whole or in part, at any time and from time to time on the following terms and conditions:

          (i) an Authorized Representative of such Borrower shall give the Administrative Agent at its Notice Office written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay the Loans, whether such Loans are Tranche A Term Loans, Tranche B Term Loans, Dollar Facility Revolving Loans, BFPH Multicurrency Facility Revolving Loans, U.K. Borrowers Multicurrency Facility Revolving Loans, Dollar Facility Swingline Loans, BFPH Multicurrency Facility Swingline Loans and/or U.K. Borrowers Multicurrency Facility Swingline Loans, the amount and currency (or currencies) of the Loans to be prepaid, the Types of Loans to be repaid and, in the case of Euro Rate Loans (other than Swingline Loans), the specific Borrowing or Borrowings pursuant to which made, which notice shall be given by the Authorized Representative of such Borrower (x) prior to 2:00 P.M. (New York time) at least one Business Day prior to the date of such prepayment in the case of Loans maintained as Base Rate Loans (other than Dollar Facility Swingline Loans), (y) the date of such prepayment in the case of Swingline Loans, PROVIDED such notice is given prior to (I) 3:00 P.M. (New York time) in the case of Dollar Denominated Swingline Loans and (II) 1:00 P.M. (London time), in the case of Alternate Currency Denominated Swingline Loans) and (z) prior to 3:00 P.M. (New York time) at least three Business Days prior to the date of such prepayment in the case of Euro Rate Loans (other than Alternate Currency Denominated Swingline Loans) and shall be promptly transmitted by the Administrative Agent to each of the Lenders;

          (ii) each partial prepayment applied to any Tranche of Loans shall be in an aggregate principal amount of at least $1,000,000 (taking the Dollar Equivalent of any amounts to be prepaid in an Alternate Currency) (or the applicable Minimum Borrowing Amount in the case of Swingline Loans), PROVIDED that (x) if any partial prepayment of Eurodollar Loans made pursuant to any Borrowing shall reduce the outstanding Eurodollar Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto, then such Borrowing may not be continued as a Borrowing of Eurodollar Loans beyond the Interest Period applicable thereto and any election of an Interest Period with respect thereto given by such Borrower shall have no force or effect and (y) in the case of partial prepayments of any Borrowing of Euro Rate Loans (other than Alternate Currency Denominated Swingline Loans) denominated in currencies other than Dollars, such Borrower shall use reasonable efforts to allocate such prepayments in a manner so that Borrowings do not remain outstanding in amounts less than the Minimum Borrowing Amount applicable thereto (and, to the extent such Borrowings would remain outstanding in amounts which are less than the Minimum Borrowing Amount applicable thereto, such Borrower shall repay any Borrowings which are less than the Minimum Borrowing Amount applicable thereto at the end of the then current Interest Period);

          (iii) at the time of any prepayment of Euro Rate Loans (other than Alternate Currency Denominated Swingline Loans) pursuant to this Section
     4.01 on any date other than the last day of the Interest Period applicable thereto, such Borrower shall pay the amounts required pursuant to Section 1.11;

          (iv) each prepayment in respect of any Loans made pursuant to a Borrowing shall, except as provided in clause (vi) below, be applied PRO RATA among such Loans;

     PROVIDED that, at such Borrower's election in connection with any prepayment of Dollar Facility Revolving Loans or Multicurrency Facility Revolving Loans pursuant to this Section 4.01, such prepayment shall not be applied to the prepayment of the respective Revolving Loans of a Defaulting Lender;

          (v) each prepayment of principal of Tranche A Term Loans and Tranche B Term Loans pursuant to this Section 4.01 shall be applied to reduce the then remaining Scheduled Repayments of the respective Tranche on a PRO RATA basis;

          (vi)    in the event of certain refusals by a Lender as provided in
     Section 13.12(b) to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders, such Borrower may, upon five Business Days' written notice by an Authorized Representative of such Borrower to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders) repay all Loans, together with accrued and unpaid interest, Fees, and other amounts owing to such Lender (or owing to such Lender with respect to each Tranche which gave rise to the need to obtain such Lender's individual consent) in accordance with, and subject to the requirements of, said
     Section 13.12(b) so long as (A) in the case of the repayment of Dollar Facility Revolving Loans of any Lender pursuant to this clause (vi), the Dollar Facility Revolving Loan Commitment of such Lender is terminated concurrently with such repayment (at which time Schedule I shall be deemed modified to reflect the changed Dollar Facility Revolving Loan Commitments), (B) in the case of the repayment of Multicurrency Facility Revolving Loans of any Lender pursuant to this clause (vi), the Multicurrency Facility Revolving Loan Commitment of such Lender is terminated concurrently with such repayment (at which time Schedule I shall be deemed modified to reflect the changed Multicurrency Facility Revolving Loan Commitments), (C) in the case of the repayment of Tranche A Term Loans of any Lender pursuant to this clause (vi), the Tranche A Term Loan Commitment of such Lender (if any) is terminated concurrently with such repayment (at which time Schedule I shall be deemed modified to reflect the changed Tranche A Term Loan Commitments) and (D) the consents required by
     Section 13.12(b) in connection with the repayment pursuant to this clause
     (vi) have been obtained; and

          (vii) each prepayment of Term Loans pursuant to this Section 4.01 (except as provided in preceding clause (vi)) shall, subject to the provisions of Section 4.02(l) in the case of payments otherwise allocable to Tranche B Term Loans, be applied to the Tranche A Term Loans and the Tranche B Term Loans on a PRO RATA basis (based upon the then outstanding principal amount of Tranche A Term Loans and Tranche B Term Loans).

          4.02 MANDATORY REPAYMENTS, COMMITMENT REDUCTIONS AND CASH COLLATERALIZATIONS. xv) (i) On the fifth Business Day following any date on which the Aggregate Dollar Facility Exposure exceeds the Total Available Dollar Facility Revolving Loan Commitment as then in effect, BFPH shall prepay on such fifth Business Day the principal of outstanding Dollar Facility Swingline Loans and/or the principal of outstanding Dollar Facility Revolving Loans in an amount equal to such excess. If, after giving effect to the prepayment of all outstanding

Dollar Facility Swingline Loans and Dollar Facility Revolving Loans, the aggregate amount of the Dollar Facility Letter of Credit Outstandings exceeds the Total Available Dollar Facility Revolving Loan Commitment as then in effect, BFPH agrees to pay to the Administrative Agent at the appropriate Payment Office on such date an amount of cash or Cash Equivalents equal to the amount of such excess (up to a maximum amount equal to the Dollar Facility Letter of Credit Outstandings at such time), such cash or Cash Equivalents to be held as security for all obligations of BFPH hereunder in a cash collateral account to be established by the Administrative Agent.

          (ii) On the fifth Business Day following any date on which the Aggregate Multicurrency Facility Exposure exceeds the Total Available Multicurrency Facility Revolving Loan Commitment as then in effect, BFPH shall prepay on such fifth Business Day the principal of outstanding BFPH Multicurrency Facility Revolving Loans and/or the principal of outstanding BFPH Multicurrency Facility Swingline Loans, and/or the U.K. Borrowers shall prepay on such fifth Business Day the principal of outstanding U.K. Borrowers Multicurrency Facility Revolving Loans and/or the principal of outstanding U.K. Borrowers Multicurrency Facility Swingline Loans, in an amount (in the case of payments made with respect to Alternate Currency Denominated Loans, taking the Dollar Equivalent of the amounts paid in the respective currencies in which payments on such Loans are owing) equal to such excess (with such repayment of Multicurrency Facility Revolving Loans and Multicurrency Facility Swingline Loans to be allocated among BFPH Multicurrency Facility Revolving Loans, BFPH Multicurrency Facility Swingline Loans, U.K. Borrowers Multicurrency Facility Revolving Loans and U.K. Borrowers Multicurrency Facility Swingline Loans as the Borrowers may elect). If, after giving effect to the prepayment of all outstanding Multicurrency Facility Swingline Loans and Multicurrency Facility Revolving Loans, the aggregate amount of the Multicurrency Facility Letter of Credit Outstandings exceeds the Total Available Multicurrency Facility Revolving Loan Commitment as then in effect, the U.K. Borrowers jointly and severally agree to pay to the Administrative Agent at the appropriate Payment Office on such date an amount of cash or Cash Equivalents (in Dollars or in the respective currencies in which the Multicurrency Facility Letter of Credit Outstandings are denominated) equal to the amount of such excess (up to a maximum amount equal to the Multicurrency Facility Letter of Credit Outstandings at such time), such cash or Cash Equivalents to be held as security for all obligations of the U.K. Borrowers hereunder in a cash collateral account to be established by the Administrative Agent.

          (b) (i) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on each date set forth below, BFPH shall be required to repay that principal amount of Tranche A Term Loans, to the extent then outstanding, as is set forth opposite such date (as such amount may be reduced from time to time as provided in Sections 4.01 and 4.02(i)) (each such repayment, as the same may be reduced as provided in Sections 4.01 and 4.02(i), a "Tranche A Term Loan Scheduled Repayment"):

         TRANCHE A TERM LOAN SCHEDULED REPAYMENT
                         DATE                                       AMOUNT
December 31, 2000                                                $  2,500,000

June 30, 2001                                                    $ 12,500,000

         TRANCHE A TERM LOAN SCHEDULED REPAYMENT
                         DATE                                       AMOUNT
December 31, 2001                                                $ 12,500,000

March 31, 2002                                                   $  8,750,000
June 30, 2002                                                    $  8,750,000
September 30, 2002                                               $  8,750,000
December 31, 2002                                                $  8,750,000

March 31, 2003                                                   $ 13,750,000
June 30, 2003                                                    $ 13,750,000
September 30, 2003                                               $ 13,750,000
December 31, 2003                                                $ 13,750,000

March 31, 2004                                                   $ 16,250,000
June 30, 2004                                                    $ 16,250,000
September 30, 2004                                               $ 16,250,000
December 31, 2004                                                $ 16,250,000

March 31, 2005                                                   $ 16,875,000
June 30, 2005                                                    $ 16,875,000
September 30, 2005                                               $ 16,875,000
Tranche A Term Loan Maturity Date                                $ 16,875,000

; PROVIDED that in the event the aggregate principal amount of Tranche A Term Loans incurred (irrespective of any repayments or prepayments of any Tranche A Term Loans) through the date that the Total Tranche A Term Loan Commitment is terminated in accordance with Section 3.03 is less than $250,000,000, an amount equal to such difference shall be applied to reduce the then remaining (as determined on the date of termination of the Total Tranche A Term Loan Commitment) Tranche A Term Loan Scheduled Repayments set forth above in the table above PRO RATA based on the then remaining amount of each such Tranche A Term Loan Scheduled Repayment.

          (ii) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on each date set forth below, BFPH shall be required to repay that principal amount of Tranche B Term Loans, to the extent then outstanding, as is set forth opposite such date (as such amount may be reduced from time to time as provided in Sections 4.01 and 4.02(i)) (each such repayment, as the same may be reduced as provided in Sections 4.01 and 4.02(i), a "Tranche B Term Loan Scheduled Repayment"):

   TRANCHE B TERM LOAN SCHEDULED REPAYMENT DATE                       AMOUNT
March 31, 2000                                                      $    250,000
June 30, 2000                                                       $    250,000
September 30, 2000                                                  $    250,000
December 31, 2000                                                   $    250,000

   TRANCHE B TERM LOAN SCHEDULED REPAYMENT DATE                       AMOUNT
March 31, 2001                                                      $    750,000
June 30, 2001                                                       $    750,000
September 30, 2001                                                  $    750,000
December 31, 2001                                                   $    750,000

March 31, 2002                                                      $    750,000
June 30, 2002                                                       $    750,000
September 30, 2002                                                  $    750,000
December 31, 2002                                                   $    750,000

March 31, 2003                                                      $    750,000
June 30, 2003                                                       $    750,000
September 30, 2003                                                  $    750,000
December 31, 2003                                                   $    750,000

March 31, 2004                                                      $    750,000
June 30, 2004                                                       $    750,000
September 30, 2004                                                  $    750,000
December 31, 2004                                                   $    750,000

March 31, 2005                                                      $    750,000
June 30, 2005                                                       $    750,000
September 30, 2005                                                  $    750,000
December 31, 2005                                                   $    750,000

March 31, 2006                                                      $    750,000
June 30, 2006                                                       $    750,000
September 30, 2006                                                  $    750,000
December 31, 2006                                                   $    750,000

March 31, 2007                                                      $ 35,125,000
June 30, 2007                                                       $ 35,125,000
September 30, 2007                                                  $ 35,125,000
December 31, 2007                                                   $ 35,125,000

March 31, 2008                                                      $ 35,125,000
June 30, 2008                                                       $ 35,125,000
September 30, 2008                                                  $ 35,125,000
Tranche B Term Loan Maturity Date                                   $ 35,125,000

          (c) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on each date on or after the Effective Date upon which Holdings or any of its Subsidiaries receives Net Sale Proceeds from any Asset Sale, an amount equal to 100% of the Net Sale Proceeds from such Asset Sale shall be applied as a mandatory repayment and/or commitment reduction in accordance with the requirements of Sections 4.02(i) and
(j); PROVIDED that with respect to no more than $75,000,000 in the aggregate of such Net Sale Proceeds (other than Net Sale Proceeds from the sale of any Public Internet Investment) received by Holdings or its Subsidiaries in any fiscal year of Holdings, such Net Sale Proceeds shall not give rise to a mandatory repayment (and/or commitment reduction, as the case may be) on such date to the extent that no Default or Event of Default then exists and Holdings delivers a certificate to the Administrative Agent on or prior to such date stating that such Net Sale Proceeds shall be used or contractually committed to be used to purchase assets used or to be used in a Permitted Business within 360 days following the date of receipt of such Net Sale Proceeds from such Asset Sale (which certificate shall set forth the estimates of the proceeds to be so expended); PROVIDED, HOWEVER, that (I) if all or any portion of such Net Sale Proceeds are not so used (or contractually committed to be used) within such 360-day period, such remaining portion shall be applied on the last day of such period as a mandatory repayment and/or commitment reduction as provided above (without giving effect to the immediately preceding proviso) and (II) if all or any portion of such Net Sale Proceeds are not required to be applied on the last day of such 360-day period referred to in clause (I) of this proviso because such amount is contractually committed to be used and subsequent to such date such contract is terminated or expires without such portion being so used, such remaining portion shall be applied on the date of such termination or expiration as a mandatory repayment and/or commitment reduction as provided above (without giving effect to the immediately preceding proviso). Notwithstanding the foregoing provisions of this Section 4.02(c), and subject to the following sentence, so long as no Default or Event of Default shall have occurred and be continuing, no mandatory repayments or commitment reductions shall be required pursuant to the immediately preceding proviso appearing in this Section 4.02(c) until the date on which the aggregate Net Sale Proceeds from all Asset Sales not reinvested within the time periods specified by said proviso equals or exceeds $5,000,000. Notwithstanding anything to the contrary contained in this Section 4.02(c), (x) if the terms of any then outstanding Senior Subordinated Bridge Loans, Permitted Subordinated Refinancing Indebtedness or Permanent Senior Subordinated Notes (under the agreements governing the same, as such agreements may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof) permit a lesser amount to be reinvested, or have a shorter reinvestment period, than is provided above with respect to any Asset Sales, then such lesser permitted reinvestment amount, and/or shorter reinvestment period, as the case may be, shall be applicable for purposes of this Section 4.02(c) so long as the respective Senior Subordinated Bridge Loans, Permitted Subordinated Refinancing Indebtedness or Permanent Senior Subordinated Notes remain outstanding, as the case may be, and (y) in no event shall Holdings or any of its Subsidiaries use any proceeds from any Asset Sale to make any voluntary or mandatory repayment or prepayment of Senior Subordinated Bridge Loans, Permitted Subordinated Refinancing Indebtedness or Permitted Senior Subordinated Notes and, in each case, before any such obligation to use such proceeds to make such repayment shall arise, Holdings or the respective Subsidiary shall reinvest the respective amounts as permitted above in this
Section 4.02(c) or apply such proceeds as a mandatory prepayment and/or commitment reduction in accordance with requirements of Sections 4.02(i) and
(j).

          (d) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on each date on or after the Effective Date on which Holdings or any of its Subsidiaries receives any cash proceeds from any incurrence of Indebtedness (other than Indebtedness permitted to be incurred pursuant to clauses (i) through (xx), clause (xxi)

(other than Excess Senior Subordinated Note Indebtedness) and clauses (xxii) and (xxiii) of Section 9.04 as in effect on the Effective Date and any Attributed Receivables Facility Indebtedness) or issuance of Preferred Stock by Holdings or any issuance of capital stock or other equity interests by any Subsidiary of Holdings (other than issuances of equity by any Subsidiary of Holdings to Holdings or any other Wholly-Owned Subsidiary of Holdings), an amount equal to 100% of the Net Cash Proceeds of the respective incurrence of Indebtedness or issuance of Preferred Stock or other equity interests shall be applied as a mandatory repayment and/or commitment reduction in accordance with the requirements of Sections 4.02(i) and (j); PROVIDED that so long as no Default or Event of Default is then in existence, (i) in the event that Holdings and its Subsidiaries shall not have received Net Sale Proceeds of at least $50.0 million from the sale of Public Internet Investments prior to such date, the Net Cash Proceeds from the incurrence of Excess Senior Subordinated Note Indebtedness in an amount not to exceed the lesser of (x) the then outstanding principal amount of Mezzanine Subordinated Debt (not to exceed $100.0 million PLUS the aggregate principal amount of all additional Mezzanine Subordinated Debt issued to pay-in-kind regularly accruing interest thereon (including up to $1,000,000 in principal amount of Mezzanine Subordinated Debt issued to pay-in-kind interest which but for the occurrence of a Default or an Event of Default would have been payable in cash)) and (y) the remainder (if positive) of (a) the Net Cash Proceeds received from the incurrence of Excess Senior Subordinated Note Indebtedness LESS (b) $50.0 million, shall not give rise to a mandatory repayment (and/or commitment reduction, as the case may be) on such date, to the extent (and only to the extent) (A) at least $50.0 million of the Net Cash Proceeds from the incurrence of Excess Senior Subordinated Note Indebtedness shall have been first applied on such date as a mandatory repayment and/or commitment reduction in accordance with the requirements of Sections 4.02(i) and
(j) and (B) all Net Cash Proceeds excluded by virtue of the application of this clause (i) are used to repay all or a portion of the Mezzanine Subordinated Debt in accordance with the requirements of the proviso to clause (ii) of Section
9.10 and (ii) in the event that Holdings and its Subsidiaries shall have received Net Sale Proceeds of at least $50.0 million from the sale of Public Internet Investments prior to such date, (I) with respect to the first $50.0 million of the Net Cash Proceeds from the incurrence of Excess Senior Subordinated Note Indebtedness, such Net Cash Proceeds shall not give rise to a mandatory repayment (and/or commitment reduction, as the case may be) on such date, to the extent (and only to the extent) same are used to repay all or a portion of the Mezzanine Subordinated Debt in accordance with the requirements of the proviso to clause (ii) of Section 9.10 and (II) with respect to any additional Net Cash Proceeds from the incurrence of Excess Senior Subordinated
Note Indebtedness in excess of $50.0 million, an amount not to exceed the lesser of (x) the then outstanding principal amount of Mezzanine Subordinated Debt after giving effect to all prior repayments thereof, including without limitation pursuant to preceding clause (I) (which principal amount shall not exceed $50.0 million PLUS the aggregate principal amount of all additional Mezzanine Subordinated Debt issued to pay-in-kind regularly accruing interest on theretofore outstanding Mezzanine Subordinated Debt (including up to $1,000,000 in principal amount of Mezzanine Subordinated Debt issued to pay-in-kind interest which but for the occurrence of a Default or an Event of Default would have been payable in cash)) and (y) the remainder (if positive) of (a) the Net Cash Proceeds received from the incurrence of the Excess Senior Subordinated
Note Indebtedness LESS (b) $100.0 million, shall not give rise to a mandatory repayment (and/or commitment reduction, as the case may be) on such date, to the extent (and only to the extent) (A) $50.0 million of the Net Cash Proceeds from the incurrence of Excess

Senior Subordinated Note Indebtedness shall have been first applied to the repayment of all or a portion of the Mezzanine Subordinated Debt as required by clause (ii)(I) of this proviso, (B) at least $50.0 million of the Net Cash Proceeds from the incurrence of Excess Senior Subordinated Note Indebtedness shall have been first applied on such date as a mandatory repayment and/or commitment reduction in accordance with the requirements of Sections 4.02(i) and
(j) and (C) all Net Cash Proceeds excluded by virtue of the application of this clause (ii)(II) are used to repay all or a portion of the Mezzanine Subordinated Debt in accordance with the requirements of the proviso to clause (ii) of
Section 9.10.

          (e) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on each date on or after the Effective Date on which Holdings receives any cash proceeds from any sale or issuance of common equity of (or cash capital contributions to) Holdings (other than (w) the Common Equity Financing, (x) issuances of Holdings Common Stock to management of Holdings and its Subsidiaries (including as a result of the exercise of any options with respect thereto) in an aggregate amount not to exceed (i) $15,000,000 in the fiscal year of Holdings ended December 31, 2000 and (ii) $10,000,000 in any other fiscal year of Holdings, (y) equity contributions to any Subsidiary of Holdings made by Holdings or any other Subsidiary of Holdings, and (z) additional issuances of Holdings Common Stock to the extent the aggregate proceeds excluded pursuant to this clause (z) after the Effective Date do not exceed $25,000,000), an amount equal to the Applicable Prepayment Percentage of the Net Cash Proceeds of the respective equity issuance or capital contribution shall be applied as a mandatory repayment and/or commitment reduction in accordance with the requirements of Sections 4.02(i) and (j).

          (f) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, within ten days following each date on or after the Effective Date on which Holdings or any of its Subsidiaries receives any cash proceeds from any Recovery Event, an amount equal to 100% of the proceeds of such Recovery Event (net of reasonable costs (including, without limitation, legal costs and expenses) and taxes incurred in connection with such Recovery Event) shall be applied as a mandatory repayment and/or commitment reduction in accordance with the requirements of Sections 4.02(i) and (j), PROVIDED that so long as no Default or Event of Default then exists, such proceeds shall not be required to be so applied on such date to the extent that an Authorized Representative of Holdings has delivered a certificate to the Administrative Agent on or prior to such date stating that such proceeds shall be used or shall be committed to be used to replace or restore any properties or assets in respect of which such proceeds were paid within 360 days following the date of such Recovery Event (which certificate shall set forth the estimates of the proceeds to be so expended), and PROVIDED FURTHER, that if all or any portion of such proceeds not required to be applied as a mandatory repayment and/or commitment reduction pursuant to the preceding proviso are either (A) not so used or committed to be so used within 360 days after the date of the respective Recovery Event or (B) if committed to be used within 360 days after the date of receipt of such net proceeds and not so used within 18 months after the date of respective Recovery Event then, in either such case, such remaining portion not used or committed to be used in the case of preceding clause (A) and not used in the case of preceding clause (B) shall be applied on the date occurring (x) 360 days after the date of the respective Recovery Event in the case of clause (A) above or (y) 18 months after the date of the respective Recovery Event in the case of clause (B) above, as a mandatory repayment and/or commitment reduction in accordance with the requirements of Sections 4.02(i) and (j).

          (g) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on each Excess Cash Flow Payment Date, an amount equal to the Applicable Prepayment Percentage of the Excess Cash Flow for the relevant Excess Cash Flow Payment Period shall be applied as a mandatory repayment and/or commitment reduction in accordance with the requirements of Sections 4.02(i) and (j).

          (h) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, (i) an amount (the "Initial Receivables Facility Reduction Amount") equal to the remainder (if positive) of
(x) the Attributed Receivables Facility Indebtedness of Holdings and its Subsidiaries outstanding on the Initial Borrowing Date (immediately prior to the consummation of the Transaction) LESS (y) $130,000,000, shall be applied as a mandatory repayment and/or commitment reduction in accordance with the requirements of Sections 4.02(i) and (j) and (ii) on each date after the Initial Borrowing Date upon which Holdings or any of its Subsidiaries receives any proceeds from any incurrence by Holdings or any of its Subsidiaries of Attributed Receivables Facility Indebtedness incurred at any time pursuant to the Receivables Facility which in aggregate principal amount exceeds the Receivables Facility Threshold Amount as then in effect, an amount equal to 100% of such proceeds shall be applied as a mandatory repayment and/or commitment reduction in accordance with the requirements of Sections 4.02(i) and (j).

          (i) Each amount required to be applied pursuant to Sections 4.02(c),
(d), (e), (f) and (g) in accordance with this Section 4.02(i) shall, subject to
Section 4.02(l), be applied (i) FIRST, to repay the outstanding principal amount of Term Loans, (ii) SECOND, to the extent in excess of the amounts required to be applied pursuant to preceding clause (i), to reduce the Total Tranche A Term Loan Commitment (if same is then in effect) and (iii) THIRD, to the extent in excess of the amounts required to be applied pursuant to preceding clauses (i) and (ii), to reduce the Total Revolving Loan Commitment; PROVIDED that the amount of Net Sale Proceeds from the sale of Public Internet Investments required to be applied pursuant to Section 4.02(c) in accordance with this
Section 4.02(i) shall, subject to Section 4.02(l), be applied (x) FIRST, with respect to the first $50.0 million of such Net Sale Proceeds received by Holdings and its Subsidiaries after the Effective Date, (1) to repay principal of outstanding Revolving Loans (with no required reduction to the Total Revolving Loan Commitment), (2) after repayment in full of principal of all outstanding Revolving Loans, to repay principal of outstanding Swingline Loans and (3) after the repayment in full of principal of all outstanding Revolving Loans and Swingline Loans, as a mandatory repayment and/or commitment reduction as otherwise required above in this sentence (without giving effect to this proviso), (y) SECOND, with respect to the Net Sale Proceeds received by Holdings and its Subsidiaries after the Effective Date in excess of $50.0 million but less than $100.0 million, (1) to repay principal of outstanding Term Loans and
(2) after the repayment in full of all outstanding Term Loans, as a mandatory repayment and/or commitment reduction as otherwise required above in this sentence (without giving effect to this proviso) and (z) THIRD, with respect to such Net Sale Proceeds received by Holdings and its Subsidiaries after the Effective Date in excess of $100.0 million, (I) 50% of such Net Sale Proceeds
(1) to repay principal of outstanding Revolving Loans (with no required reduction to the Total Revolving Loan commitment), (2) after repayment in full of principal of all outstanding

Revolving Loans, to repay principal of outstanding Swingline Loans and (3) after the repayment in full of principal of all outstanding Revolving Loans and Swingline Loans, as a mandatory repayment and/or commitment reduction as otherwise required above in this sentence (without giving effect to this proviso) and (II) 50% of such Net Sale Proceeds (1) to repay principal of outstanding Term Loans and (2) after the repayment in full of all outstanding Term Loans, as a mandatory repayment and/or commitment reduction as otherwise required above in this sentence (without giving effect to this proviso). Each amount required to be applied pursuant to Section 4.02(h) in accordance with this Section 4.02(i) shall be applied (i) FIRST, to reduce the Total Revolving Loan Commitment, (ii) SECOND, to reduce the Total Tranche A Term Loan Commitment (if same is then in effect) and (iii) THIRD, to the extent in excess of the amounts required to be applied pursuant to immediately preceding clauses (i) and
(ii), to repay the outstanding principal amount of Term Loans. Each amount required to be applied to repay outstanding Term Loans pursuant to this Section 4.02(i) shall, subject to Section 4.02(l), be applied PRO RATA to each Tranche of Term Loans based upon the then outstanding principal amounts of the respective Tranches (with each Tranche of Term Loans to be allocated that percentage of the amount to be applied as is equal to a fraction (expressed as a percentage), the numerator of which is equal to the then outstanding principal amount of such Tranche of Term Loans and the denominator of which is equal to the then outstanding principal amount of all Term Loans). The amount of each reduction to the Total Revolving Loan Commitment pursuant to this Section 4.02(i) shall be applied to reduce the Total Dollar Facility Revolving Loan Commitment and the Total Multicurrency Facility Revolving Loan on a PRO RATA basis (based on the relative amounts of the Total Dollar Facility Revolving Loan Commitment and the Total Multicurrency Facility Revolving Loan Commitment in each case as in effect before giving effect to the respective reduction). It is understood and agreed that (x) the amount of any reduction to the various Commitments as provided in clauses (ii) and (iii) of the first sentence, and clauses (i) and (ii) of the second sentence, of this Section 4.02(i), shall be deemed to be an application of proceeds for purposes of this Section 4.02(i) even though cash may not be required to actually be applied, (y) in connection with any reduction to the Total Tranche A Term Loan Commitment or the Total Revolving Loan Commitment, any cash received by Holdings or such Subsidiary in connection with the event giving rise to such reduction will be retained by such Person, except, in the case of a reduction to the Total Revolving Loan Commitment, to the extent that such cash is otherwise required to be applied as provided in Section 4.02(a) as a result of any reduction to the Total Revolving Loan Commitment and (z) each reduction to the Total Tranche A Term Loan Commitment, the Total Dollar Facility Revolving Loan Commitment or the Total Multicurrency Facility Revolving Loan Commitment shall apply to reduce the respective underlying Commitments of the Lenders on a PRO RATA basis as provided in Section 3.03(f). All repayments of outstanding Term Loans pursuant to Section 4.02(c), (d), (e), (f), (g) or (h) shall be applied to reduce the then remaining Scheduled Repayments of the respective Tranche of Term Loans on a PRO RATA basis (based upon the then remaining Scheduled Repayments of the respective Tranche after giving effect to all prior reductions thereto); PROVIDED that any repayment of outstanding Term Loans (if any) required to be made pursuant to
Section 4.02(g) on the first (and only the first) Excess Cash Flow Payment Date occurring after the Initial Borrowing Date shall be first applied in direct order of maturity to reduce the then remaining Scheduled Repayments of the respective Tranche of Term Loans which are due within 12 months after such Excess Cash Flow Payment Date (based upon the then remaining Scheduled Repayments of the respective Tranche after giving effect to all prior reductions thereto), with any excess amount of such repayment to

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be applied to the then remaining Scheduled Repayments on a PRO RATA basis as otherwise provided above in this sentence.

          (j) With respect to each repayment of Loans required by this Section 4.02, the respective Borrower may (subject to the requirements of preceding clause (a)) designate the Types of Loans of the respective Tranche which are to be repaid and, in the case of Euro Rate Loans (other than Swingline Loans), the specific Borrowing or Borrowings of the respective Tranche pursuant to which made, PROVIDED that: (i) in the case of repayments of Euro Rate Loans (other than Swingline Loans), repayments of such Loans pursuant to this Section 4.02 on any day other than the last day of an Interest Period applicable thereto shall be accompanied by payment by the respective Borrower of all amounts owing in connection therewith pursuant to Section 1.11; (ii) if any repayment of Euro Rate Loans (other than Swingline Loans) made pursuant to a single Borrowing shall reduce the outstanding Euro Rate Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable to the respective Euro Rate Loans, such Borrowing (x) in the case of Eurodollar Loans, shall be converted at the end of the then current Interest Period into a Borrowing of Base Rate Loans and (y) in the case of Alternate Currency Denominated Revolving Loans, shall be repaid in full at the end of the then current Interest Period; and (iii) each repayment of any Tranche of Loans made pursuant to a Borrowing shall be applied PRO RATA among such Tranche of Loans. In the absence of a designation by the respective Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion.

          (k) Notwithstanding anything to the contrary contained elsewhere in this Agreement, (i) all then outstanding Swingline Loans shall be repaid in full on the Swingline Expiry Date and (ii) all other then outstanding Loans shall be repaid in full on the respective Maturity Date for such Loans.

          (l) Notwithstanding anything to the contrary contained in Section 4.01 or above in this Section 4.02, each Lender with a Tranche B Term Loan shall have the option, without the consent of Holdings or BFPH, to waive such Lender's right to receive (x) any mandatory repayments of Tranche B Term Loans (excluding Scheduled Repayments relating thereto) otherwise required above pursuant to this
Section 4.02 and (y) that portion of any voluntary repayment of Tranche B Term Loans pursuant to Section 4.01 which, in accordance with the provisions of clause (vii) thereof is required to be applied to Tranche B Term Loans, in either case subject to the terms and provisions of this Section 4.02(l) (with any such repayment referred to in clause (x) or (y) being herein called a "Waivable Repayment"); PROVIDED that in no event shall the aggregate amount of any Waivable Repayment exceed the aggregate principal amount of Tranche A Term Loans which will be outstanding after giving effect to any applications of payments (other than any reallocation of the respective Waivable Repayment pursuant to Section 4.02(l)) to the Tranche A Term Loans as a result of the repayments then being made pursuant to Section 4.01 or 4.02, as the case may be. On the date of the respective Waivable Repayment, the Administrative Agent shall give the Lenders written notice of the receipt thereof and the amount of the repayments to be applied to each Lender's Tranche B Term Loans, PROVIDED that in no event shall the aggregate amount of any Waivable Repayment exceed the amount specified in the proviso to the immediately preceding sentence. In the event any such Lender with a Tranche B Term Loan desires to waive such Lender's right to receive any such Waivable Repayment in whole or in part, such Lender shall so advise the Administrative Agent no later than 5:00 P.M.

(New York time) three Business Days after the date of such notice from the Administrative Agent which notice shall also include the amount the Lender desires to receive with respect to its Tranche B Term Loans. If the Lender does not reply to the Administrative Agent within such three Business Day period, such failure to reply will be deemed acceptance of the total payment. If the Lender does not specify an amount it wishes to receive, it will be deemed acceptance of 100% of the total payment. In the event that any such Lender waives such Lender's right to any such Waivable Repayment, the Administrative Agent shall apply 100% of the amount so waived by such Lender to prepay the Tranche A Term Loans then outstanding (i) in the case of a repayment pursuant to
Section 4.01, in accordance with Section 4.01(vii) (for this purpose, as if no Tranche B Term Loans were outstanding at such time) or (ii) in the case of a repayment pursuant to Section 4.02, in accordance with Sections 4.02(i) and (j) (for this purpose, as if no Tranche B Term Loans were outstanding at such time). BFPH shall deposit the amount of the respective Waivable Repayment with the Administrative Agent on the date the voluntary repayment is otherwise made pursuant to Section 4.01 or the date the mandatory repayment would otherwise be required pursuant to the relevant provisions of this Section 4.02, as the case may be, (and same shall be held by the Administrative Agent as cash collateral for the Tranche B Term Loans and, but only to the extent Lenders with Tranche B Term Loans waive their right to receive their share of the Waivable Repayment, for the benefit of all Lenders in a cash collateral account which shall permit the investment thereof in Cash Equivalents reasonably satisfactory to the Administrative Agent until the proceeds are applied to the applicable Loans) and the respective repayment shall not be required to be made until the fifth Business Day occurring after the date the respective repayment would otherwise have been required to be made. Notwithstanding anything to the contrary contained above, if one or more Lenders holding Tranche B Term Loans waives its right to receive all or any part of any Waivable Repayment, but less than all the Lenders holding Tranche B Term Loans waive in full their right to receive 100% of the total payment otherwise required with respect to the Tranche B Term Loans, then of the amount actually applied to the repayment of the Tranche B Term Loans of Lenders which have waived in part, but not in full, their right to receive 100% of such repayment, such amount shall be applied to each then outstanding Borrowing of Tranche B Term Loans on a PRO RATA basis (so that each Lender holding Tranche B Term Loans shall, after giving effect to the application of the respective repayment, maintain the same percentage (as determined for such Lender, but not the same percentage as the other Lenders hold and not the same percentage held by such Lender prior to repayment) of each Borrowing of Tranche B Term Loans which remains outstanding after giving effect to such application). So long as no Default or Event of Default is then in existence, any amounts remaining in the cash collateral account referred to in the second preceding sentence after the application of the proceeds therein to the repayment of the applicable Loans as provided in this Section 4.02(l), shall be promptly returned by the Administrative Agent to BFPH.

          (m) Notwithstanding anything to the contrary contained above, all payments owing with respect to each Tranche of outstanding Loans pursuant to this Section 4.02 shall be made in the respective currency or currencies in which the respective obligations are owing in accordance with the terms of this Agreement. For purposes of making calculations pursuant to this Section 4.02, the Administrative Agent shall be entitled to use the Dollar Equivalent, Euro Equivalent or Sterling Equivalent, as the case may be, of any such amounts required to be converted into other currencies for purposes of making determinations pursuant to this Section 4.02.

          4.03 METHOD AND PLACE OF PAYMENT. Except as otherwise specifically provided herein, all payments under this Agreement or any Note shall be made to the Administrative Agent for the account of the Lender or Lenders entitled thereto not later than 1:00 P.M. (local time in the city in which the Payment Office for the respective payments is located) on the date when due and shall be made in (x) Dollars in immediately available funds at the appropriate Payment Office of the Administrative Agent in respect of any obligation of the Borrowers under this Agreement except as otherwise provided in the immediately following clause (y) and (y) the respective Alternate Currency in immediately available funds at the appropriate Payment Office of the Administrative Agent, if such payment is made in respect of (i) principal of or interest on Alternate Currency Denominated Loans, (ii) Letter of Credit Fees, Facing Fees and Unpaid Drawings (and interest thereon) in respect of Sterling Letters of Credit or Euro Letters of Credit at any time prior to the occurrence of a Sharing Event or (iii) any increased costs, indemnities or other amounts owing with respect to Alternate Currency Denominated Loans (or Commitments relating thereto) or Sterling Letters of Credit or Euro Letters of Credit at any time prior to the occurrence of a Sharing Event. The Administrative Agent will thereafter cause to be distributed on the same day (if payment was actually received by the Administrative Agent prior to 1:00 P.M. (local time in the city in which such payments are to be made) like funds relating to the payment of principal, interest or Fees ratably to the Lenders entitled thereto. Any payments under this Agreement which are made later than 1:00 P.M. (local time in the city in which such payments are to be made) shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

          4.04 NET PAYMENTS; TAXES. xvi) All payments made by any Credit Party under any Credit Document (including, in the case of Holdings or BFPH, in its capacity as a guarantor pursuant to Sections 14 or 15, as the case may be) or under any Note will be made without setoff, counterclaim or other defense. Except as provided in Section 4.04(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income or net profits of a Lender pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Lender is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect to such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, the respective Borrower (and any other Credit Party making the payment) agrees (and if such Borrower is a U.K. Borrower, each other U.K. Borrower agrees jointly and severally) to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, the respective Borrower (and any other Credit Party making the payment) agrees (and if such Borrower is a U.K. Borrower, each other U.K. Borrower agrees jointly and severally) to reimburse each Lender, upon the written request of such Lender, for taxes imposed on or measured by the net income or net profits of such Lender pursuant to the laws of the jurisdiction in which such bank is organized or in which the principal office or applicable lending office of such Lender is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which such bank is organized or in which the principal office or applicable lending office of such Lender is located and for any withholding of income or similar taxes as such Lender shall determine are payable by, or withheld from, such Lender in respect of such amounts so paid to or on behalf of such Lender pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Lender pursuant to this sentence. The respective Borrower (or other Credit Party) will furnish to the Administrative Agent within 45 days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by such Borrower or the respective other Credit Party. The Credit Agreement Parties jointly and severally agree (and each Subsidiary Guarantor pursuant to its respective Subsidiary Guaranty, and the incorporation by reference therein of the provisions of this Section 4.04, shall agree) to indemnify and hold harmless each Lender, and reimburse such Lender upon its written request, for the amount of any Taxes so levied or imposed and paid by such Lender.

          (b) Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal Income Tax purposes agrees to deliver to BFPH and the Administrative Agent on or prior to the Initial Borrowing Date, or in the case of any such Lender that is an assignee or transferee of an interest under this Agreement pursuant to Section 1.13 or 13.04 (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Lender, (i) two accurate and complete original signed copies of Internal Revenue Service Form W-8ECI or Form W-8BEN (with respect to a complete exemption under an income tax treaty) (or successor forms) certifying such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note, or (ii) if the Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form W-8ECI or Form W-8BEN (with respect to a complete exemption under an income tax treaty) pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit D (any such certificate, a "Section 4.04(b)(ii) Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8BEN (with respect to the portfolio interest exemption) (or successor form) certifying such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note. In addition, each Lender agrees that from time to time after the Initial Borrowing Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to BFPH and the Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form W-8ECI, Form W-8BEN (with respect to the benefits of any income tax treaty), Form W-8BEN (with respect to the portfolio interest exemption) and a Section 4.04(b)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or it shall immediately notify BFPH and the Administrative Agent of its inability to deliver any such Form or Certificate, in which case such Lender shall not be required to deliver any such Form or Certificate pursuant to this

Section 4.04(b). Notwithstanding anything to the contrary contained in Section 4.04(a), but subject to Section 13.04(b) and the immediately succeeding sentence, (x) BFPH shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, Fees or other amounts payable by BFPH hereunder for the account of any Lender which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes to the extent that such Lender has not provided to BFPH U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and (y) BFPH shall not be obligated pursuant to Section 4.04(a) to gross-up payments to be made to a Lender in respect of income or similar taxes imposed by the United States (I) if such Lender has not provided to BFPH the Internal Revenue Service Forms required to be provided to BFPH pursuant to this Section 4.04(b) or (II) in the case of a payment, other than interest, to a Lender described in clause
(ii) above, to the extent that such Forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 4.04 and except as set forth in Section 13.04(b), BFPH agrees to pay additional amounts and to indemnify each Lender in the manner set forth in Section 4.04(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any Taxes deducted or withheld by it as described in the immediately preceding sentence (x) as a result of any changes after the Initial Borrowing Date (or, if later, the date such Lender became party to this Agreement) in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of such Taxes or (y) as a result of the purchase of a participation as required by
Section 1.15 following the occurrence of a Sharing Event.

          (c) Each Multicurrency Facility Lender that is not a resident of the United Kingdom for United Kingdom tax purposes agrees to (i) deliver to each U.K. Borrower and the Administrative Agent such declaration of non-residence or other similar claim as shall be requested by each U.K. Borrower (giving the Multicurrency Facility Lender sufficient time to satisfy such requirement), as is required by statute, treaty or regulation of the United Kingdom existing on the date hereof or which are not substantially more onerous than those existing on the date hereof and which do not impose an unreasonable burden (in time, resources or otherwise) on the Multicurrency Facility Lender, or (ii) within 45 days after the date hereof, make the requisite filing with the U.K. Inspector of Foreign Dividends (and/or the taxing authority of the jurisdiction in which such Multicurrency Facility Lender's principal office is located) as required to establish its entitlement to an exemption from U.K. withholding under the double tax treaty currently in force between the United States (or the jurisdiction in which such Multicurrency Facility Lender's principal office is located) and the United Kingdom. Notwithstanding anything to the contrary contained in Section 4.04(a), but subject to Section 13.04(b) and the immediately succeeding sentence, (x) each U.K. Borrower shall be entitled, to the extent it is required to do so by law, to deduct and withhold income or similar taxes imposed by the United Kingdom on interest, Fees or other amounts payable hereunder for the account of any Multicurrency Facility Lender which is not a resident of the United Kingdom for U.K. tax purposes to the extent that such Multicurrency Facility Lender has not provided forms, declarations or other certification required to establish a complete exemption from such deduction or withholding and (y) each U.K. Borrower shall not be obligated pursuant to Section 4.04(a) hereof to gross-up payments to be made to a Multicurrency Facility Lender in respect of income or similar taxes imposed by the United Kingdom if such Multicurrency Facility Lender has not provided to such U.K. Borrower the forms and declaration required to be provided by such Multicurrency Facility Lender pursuant to the preceding sentence. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 4.04, and except as set forth in Section 13.04(b), each U.K. Borrower jointly and severally agrees to pay any additional amounts and to indemnify each Multicurrency Facility Lender in the manner set forth in Section 4.04(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any Taxes deducted or withheld by it as described in the immediately preceding sentence (x) as a result of any changes after the Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of such Taxes or (y) as a result of the purchase of a participation as required by Section 1.15 following the occurrence of a Sharing Event. For the avoidance of doubt, nothing herein shall require any Multicurrency Facility Lender to disclose any information regarding its tax affairs or computations to the U.K. Borrowers or any of their respective Affiliates and no Multicurrency Facility Lender shall be obligated to disclose any of its tax returns to the U.K. Borrowers or any of their respective Affiliates or any agent of the foregoing.

          (d) If any Borrower pays any additional amount under this Section 4.04 to a Lender and such Lender determines in its sole discretion that it has actually received or realized in connection therewith any refund or any reduction of, or credit against, its Tax liabilities in or with respect to the taxable year in which the additional amount is paid, such Lender shall pay to such Borrower an amount that the Lender shall, in its sole discretion, determine is equal to the net benefit, after tax, which was obtained by the Lender in such year as a consequence of such refund, reduction or credit.

          SECTION 5. CONDITIONS PRECEDENT TO INITIAL CREDIT EVENTS.

          5.01 CONDITIONS PRECEDENT TO INITIAL CREDIT EVENTS. The obligation of each Lender to make Loans, and the obligation of each Issuing Lender to issue Letters of Credit, in each case on the Initial Borrowing Date, is subject at the time of the making of such Loans or the issuance of such Letters of Credit to the satisfaction of the following conditions:

          (a) EXECUTION OF AGREEMENT; NOTES. On or prior to the Initial Borrowing Date (i) the Effective Date shall have occurred and (ii) there shall have been delivered to the Administrative Agent for the account of each Lender which has requested same the appropriate Tranche A Term Note, Tranche B Term Note, Dollar Facility Revolving Note, BFPH Multicurrency Facility Revolving Note and/or U.K. Borrowers Multicurrency Facility Revolving Note executed by the appropriate Borrower or Borrowers, and to Chase if so requested, the Dollar Facility Swingline Note, the BFPH Multicurrency Facility Swingline Note and the U.K. Borrowers Multicurrency Facility Swingline Note executed by the appropriate Borrowers, in each case in the amount, maturity and as otherwise provided herein.

          (b) OFFICER'S CERTIFICATE. On the Initial Borrowing Date, the Administrative Agent shall have received from Holdings a certificate, dated such date and signed on behalf of Holdings by the President or any Vice President of Holdings, stating that all of the conditions in Sections 5.01(g), (h), (k), (l) and (m) and 5.02(a) (other than such conditions the satisfaction of which is subject to the satisfaction of the Agents and/or the Required Lenders) have been satisfied on such date.

          (c) FEES, ETC. On the Initial Borrowing Date, each Borrower shall have paid to the Agents and the Lenders all costs, fees and expenses (including, without limitation, reasonable legal fees and expenses) payable to the Agents and the Lenders to the extent then due.

          (d) OPINIONS OF COUNSEL. On the Initial Borrowing Date, the Administrative Agent shall have received (i) from Sullivan & Cromwell, special counsel to the Credit Parties, an opinion addressed to each Agent, the Collateral Agent and each of the Lenders and dated the Initial Borrowing Date in the form of Exhibit E-1, (ii) from the Associate General Counsel of Holdings, an opinion addressed to each Agent, the Collateral Agent and each of the Lenders and dated the Initial Borrowing Date in the form of Exhibit E-2, (iii) from Ashurst Morris Crisp, special United Kingdom counsel to the Credit Parties, an opinion addressed to each Agent, the Collateral Agent and each of the Lenders and dated the Initial Borrowing Date in the form of Exhibit E-3, (iv) from counsel rendering such opinions, reliance letters addressed to each Agent and each of the Lenders and dated the Initial Borrowing Date with respect to all legal opinions delivered in connection with the Transaction, which opinions shall cover such matters as the Agents may reasonably request and be in form and substance reasonably satisfactory to the Agents and (v) from local counsel to the Credit Parties and/or the Agents reasonably satisfactory to the Agents practicing in those jurisdictions in which Mortgaged Properties are located, such opinions as the Agents may reasonably request, which opinions (x) shall be addressed to each Agent, the Collateral Agent and each of the Lenders and be dated the Initial Borrowing Date, (y) shall cover the perfection of the security interests granted pursuant to the Security Documents and such other matters incident to the transactions contemplated herein as the Agents may reasonably request and (z) shall be in form and substance reasonably satisfactory to the Agents.

          (e) CORPORATE DOCUMENTS; PROCEEDINGS; ETC. (1) On the Initial Borrowing Date, the Administrative Agent shall have received a certificate, dated the Initial Borrowing Date, signed by an authorized officer of each Credit Party and attested to by the Secretary or any Assistant Secretary of such Credit Party, in the form of Exhibit F with appropriate insertions, together with copies of the certificate of incorporation, by-laws or equivalent organizational documents of such Credit Party and the resolutions of such Credit Party referred to in such certificate and all of the foregoing (including each such certificate of incorporation, by-laws or other organizational document) shall be reasonably satisfactory to the Agents.

          (ii) All Company and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Documents shall be reasonably satisfactory in form and substance to the Agents, and the Administrative Agent shall have received all information and copies of all documents and papers, including records of Company proceedings, governmental approvals, good standing certificates and bring-down telegrams or facsimiles, if any, which any Agent reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper Company or governmental authorities.

          (iii) On the Initial Borrowing Date and after giving effect to the Transaction, the capital structure (including, without limitation, the terms of any capital stock, options, warrants or other securities issued by Holdings or any of its Subsidiaries), and management of Holdings and its Subsidiaries, shall be in form and substance reasonably satisfactory to the Agents.

          (f) SOLVENCY CERTIFICATE; INSURANCE CERTIFICATES. (2) On or before the Initial Borrowing Date, Holdings shall cause to be delivered to the Administrative Agent (x) a solvency certificate addressed to the Agents and each of the Lenders and dated the Initial Borrowing Date from the Chief Financial Officer of Holdings, which solvency certificate shall be in the form of Exhibit G (appropriately completed) expressing opinions of value and other appropriate factual information regarding the solvency of Holdings and its Subsidiaries (on a consolidated basis), BFPH and its Subsidiaries (on a consolidated basis) and the U.K. Borrowers and their respective Subsidiaries (on a consolidated basis), in each case after giving effect to the Transaction and the incurrence of all financings contemplated herein and (y) a solvency opinion from Valuation Research, Inc. in the form required to be delivered to shareholders of Holdings pursuant to the Merger Agreement and otherwise in form and substance satisfactory to the Agents.

          (ii) On or before the Initial Borrowing Date, the Administrative Agent shall have received evidence of insurance complying with the requirements of
Section 8.03 for the business and properties of Holdings and its Subsidiaries, in scope, form and substance reasonably satisfactory to the Agents and the Required Lenders and naming the Collateral Agent as an additional insured and/or loss payee, and stating that such insurance shall not be canceled or materially revised without at least 30 days' prior written notice by the insurer to the Collateral Agent.

          (iii) On the Initial Borrowing Date, the Administrative Agent shall have received from Holdings a certificate, dated such date and signed on behalf of Holdings by the Chief Financial Officer of Holdings, certifying that the Senior Leverage Ratio (as determined on the Initial Borrowing Date) is less than or equal to 3.5 to 1 and attaching the calculations therefor.

          (g) CONSUMMATION OF THE RECAPITALIZATION; EQUITY FINANCING, ETC. (i) On the Initial Borrowing Date, Merger Sub and Holdings shall have effected the Recapitalization (I) pursuant to which Merger Sub shall have merged with and into Holdings in accordance with the terms of the Merger Agreement, with Holdings as the surviving corporation of such merger (the "Merger") and (II) as a result of which (immediately after giving effect thereto) (x) the Equity Investors shall own approximately 78.1% of the issued and outstanding shares of Holdings Common Stock, (y) the Management Participants shall retain shares of Holdings Common Stock with a value of approximately $86.1 million (the "Equity Rollover"), representing approximately 21.9% of the issued and outstanding shares of Holdings Common Stock, and (z) cash in an aggregate amount not to exceed $576.6 million shall have been distributed to existing shareholders and option holders of Holdings (net of equity being rolled over in connection with the Equity Rollover and cash payable to Holdings in connection with the exercise of options accelerated pursuant to the Recapitalization) (the "Recap Distribution").

          (ii) On the Initial Borrowing Date, (I) Merger Sub shall have received cash proceeds in an amount equal to at least $308.1 million from the issuance of common stock of Merger Sub to the Equity Investors (the "Common Equity Financing"), of which at least $225.8 million shall be cash contributed by the THL Investors, (II) Holdings and BF Digital shall have collectively received cash proceeds in an amount equal to approximately $21.4 million from the sale of the private internet investments specified on Exhibit A to Schedule 5.15(a) to the Merger Agreement to the Equity Investors (the "Private Internet Investment Sale"), (III) BFPH shall have received gross cash proceeds in an amount equal to $450.0 million from the incurrence of the Senior Subordinated Bridge Loans, (IV) Holdings shall have received gross cash proceeds in

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an amount equal to $100.0 million from the issuance of the Mezzanine
Subordinated Debt, (V) BF Digital shall have received gross cash proceeds in an amount equal to $30.0 million from the sale of all of the capital stock of Columbine owned by BF Digital pursuant to the Columbine Acquisition Documents (the "Columbine Sale") and (VI) Holdings shall have received gross cash proceeds in an amount equal to $135.0 million from the payment by BF Digital of a cash dividend with the proceeds received by it from the repayment of the Columbine Demand Note by CJDS Holdings, Inc. with the proceeds of the Columbine Financing.

          (iii) On the Initial Borrowing Date, Merger Sub, Holdings, BFPH and BF Digital, as the case may be, shall have utilized (or caused to be utilized) the full amount of the cash proceeds received as provided in preceding clause (ii) to make payments owing in connection with the Transaction prior to the utilization by any Borrower of any proceeds of Loans for such purpose.

          (iv) On the Initial Borrowing Date, (x) the Administrative Agent shall have received true and correct copies of all Recapitalization Documents, Equity Financing Documents, Private Internet Investment Sale Documents, Senior Subordinated Credit Documents, Mezzanine Subordinated Debt Documents, Columbine Acquisition Documents and Columbine Financing Documents, certified as such by an appropriate officer of Holdings, (y) all such Documents, and all terms and conditions thereof (including, without limitation, in the case of the Senior Subordinated Credit Documents and Mezzanine Subordinated Debt Documents, amortization, maturities, interest rates, limitation on cash interest payable, covenants, defaults, remedies, sinking fund provisions and subordination provisions, as applicable), shall be in form and substance reasonably satisfactory to each Agent and the Required Lenders and (z) all such Documents shall be in full force and effect. All conditions precedent to the consummation of the Transaction as set forth in the Recapitalization Documents, the Equity Financing Documents, the Private Internet Investment Sale Documents, the Senior Subordinated Credit Documents, the Mezzanine Subordinated Debt Documents, the Columbine Acquisition Documents and the Columbine Financing Documents shall have been satisfied, and not waived unless consented to by each Agent and the Required Lenders, to the reasonable satisfaction of each Agent and the Required Lenders. Each of the Recapitalization, the Common Equity Financing, the Private Internet Investment Sale, the incurrence of the Senior Subordinated Bridge Loans and the Mezzanine Subordinated Debt, the Columbine Sale, the repayment of the Columbine Demand Note and the incurrence of the Columbine Financing shall have been consummated in accordance with the terms and conditions of the applicable Documents therefor and all applicable law.

          (h) REFINANCING. (i) On or prior to the Initial Borrowing Date and prior to the Credit Events then occurring, BFPH shall have commenced a tender offer/consent solicitation with respect to the outstanding Existing Senior Subordinated Notes (the "Existing Senior Subordinated Notes Tender Offer/Consent Solicitation") pursuant to which (I) BFPH shall offer, subject to the terms and conditions contained in the Existing Senior Subordinated Notes Tender Offer/Consent Solicitation, to purchase all of the outstanding Existing Senior Subordinated Notes at a cash price equal to $1000 per $1000 principal amount, plus accrued and unpaid interest thereon, (II) consents shall be solicited to proposed amendments (the "Existing Senior Subordinated Notes Indenture Amendments") to the Existing Senior Subordinated Notes Indentures and (III) BFPH shall offer to pay to each holder of Existing Senior Subordinated

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Notes who validly consents to the relevant Existing Senior Subordinated Notes
Indenture Amendments a consent fee in an amount equal to $20.00 for each $1,000 principal amount of such holder's Existing Senior Subordinated Notes, which amendments would, inter ALIA, provide for the substantial elimination of the covenants contained in the Existing Senior Subordinated Notes Indentures (including, without limitation, limitations on restricted payments, dividends, transactions with affiliates, indebtedness and guarantees by subsidiaries). All terms and conditions of the Existing Senior Subordinated Notes Tender Offer/Consent Solicitation shall be reasonably satisfactory to the Agents, and in any event, the Existing Senior Subordinated Notes Tender Offer/Consent Solicitation shall provide that the period for tendering Existing Senior Subordinated Notes pursuant thereto shall terminate on or prior to the Initial Borrowing Date. On or prior to the Initial Borrowing Date (and, in the case of clause (z) below, concurrently with the Credit Events then occurring), (x) holders of a majority of the outstanding principal amount of each series of outstanding Existing Senior Subordinated Notes shall have tendered their Existing Senior Subordinated Notes and provided their "Consent" pursuant to, and in accordance with the requirements of, the Existing Senior Subordinated Notes Tender Offer/Consent Solicitation, (y) BFPH and the trustees under the Existing Senior Subordinated Notes Indentures shall have duly executed and delivered the Existing Senior Subordinated Notes Indenture Supplements and same shall have become effective in accordance with their terms and the terms of the relevant Existing Senior Subordinated Notes Indenture and (z) BFPH shall have purchased the Existing Senior Subordinated Notes tendered, and not theretofore withdrawn, pursuant to the Existing Senior Subordinated Notes Tender Offer/Consent Solicitation (with the taking of the actions specified in preceding clauses (y) and (z) on or prior to the Initial Borrowing Date being herein called the "Existing Senior Subordinated Notes Tender Offer/Consent Solicitation Consummation").

          (ii) On or prior to the Initial Borrowing Date and prior to the Credit Events then occurring, Holdings shall have paid cash in an aggregate amount not to exceed $124.0 million to holders of Convertible QUIPS who have elected to convert their Convertible QUIPS on the Initial Borrowing Date into a right to receive cash pursuant to the relevant Recapitalization Documents and Convertible QUIPS Documents (with any such conversion payments required to be made in connection with the Recapitalization being herein called the "Initial Convertible QUIPS Conversion Payments").

          (iii) On the Initial Borrowing Date (after having given effect to the Recapitalization) and concurrently with the incurrence of Loans on such date, approximately $280.0 million of Indebtedness of Holdings and its Subsidiaries consisting of Indebtedness under, INTER ALIA, the Existing Credit Agreement and the SULS Loan Agreement shall have been repaid in full, together with all fees and other amounts owing thereon (the "Additional Refinanced Indebtedness"), all commitments under the documents evidencing Additional Refinanced Indebtedness shall have been terminated, all letters of credit issued pursuant to the documents evidencing the Additional Refinanced Indebtedness shall have been terminated or incorporated hereunder as Letters of Credit as contemplated by
Section 2.01(d) and all guaranties issued in support of such Additional Refinanced Indebtedness shall have been terminated.

          (iv) Subject to Section 13.21, on the Initial Borrowing Date and concurrently with the incurrence of Loans on such date, all security interests in respect of, and Liens securing, the Additional Refinanced Indebtedness shall have been terminated and released, and the

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Administrative Agent shall have received all such releases as may have been requested by the Administrative Agent, which releases shall be in form and substance satisfactory to the Administrative Agent. Without limiting the foregoing, there shall have been delivered to the Administrative Agent (x) proper termination statements (Form UCC-3 or the appropriate equivalent) for filing under the UCC of each jurisdiction where a financing statement (Form UCC-1 or the appropriate equivalent) was filed with respect to Holdings or any of its Subsidiaries in connection with the security interests created with respect to the Additional Refinanced Indebtedness and the documentation related thereto, (y) terminations or reassignments of any security interest in, or Lien on, any patents, trademarks, copyrights, or similar interests of Holdings or any of its Subsidiaries on which filings have been made and (z) terminations of all mortgages, leasehold mortgages and deeds of trust created with respect to property of Holdings or any of its Subsidiaries, in each case, to secure the obligations under the Additional Refinanced Indebtedness, all of which shall be in form and substance satisfactory to the Administrative Agent.

          (i) SUBSIDIARIES GUARANTIES. (I) On the Initial Borrowing Date, each U.S. Subsidiary Guarantor shall have duly authorized, executed and delivered the Subsidiaries Guaranty in the form of Exhibit H-1 (as amended, modified, restated or supplemented from time to time, the "U.S. Subsidiaries Guaranty"), guaranteeing all of the obligations of each of the Borrowers as more fully provided therein, and the U.S. Subsidiaries Guaranty shall be in full force and effect.

          (II) Subject to Section 13.21, on the Initial Borrowing Date, each U.K. Subsidiary Guarantor shall have duly authorized, executed and delivered the Subsidiaries Guaranty in the form of Exhibit H-2 (as amended, modified, restated or supplemented from time to time, the "Non-Borrower U.K. Subsidiaries Guaranty"), guaranteeing all of the obligations of each of the U.K. Borrowers as more fully provided therein, and the Non-Borrower U.K. Subsidiaries Guaranty shall be in full force and effect.

          (j) SECURITY DOCUMENTS. (3) On the Initial Borrowing Date, Holdings, BFPH and each U.S. Subsidiary Guarantor shall have duly authorized, executed and delivered a Pledge Agreement in the form of Exhibit I-1 (as amended, modified, restated or supplemented from time to time, the "U.S. Pledge Agreement") and shall have delivered to the Collateral Agent, as Pledgee thereunder, all of the Pledged Securities referred to therein then owned by Holdings, BFPH and each U.S. Subsidiary Guarantor, (x) endorsed in blank in the case of intercompany promissory notes, if any, constituting Pledged Securities thereunder and (y) together with executed and undated stock powers, in the case of capital stock constituting Pledged Securities.

          (ii) On the Initial Borrowing Date, each of Laser Tech and Webcraft shall have duly authorized, executed and delivered a Charge Over Shares and Promissory Notes in the form of Exhibit I-2 (each, as amended, modified or supplemented from time to time in accordance with the terms thereof and hereof, a "U.S. Charge Over Shares and Notes") and shall have delivered to the Collateral Agent, as pledgee thereunder, all of the Pledged Securities referred to therein then owned by such U.S. Credit Parties and required to be pledged pursuant to the terms thereof, endorsed in blank in the case of intercompany promissory notes, if any, constituting Pledged Securities thereunder and (y) accompanied by executed and undated stock powers in the case of shares constituting Pledged Securities, along with evidence that all other actions

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necessary or, in the reasonable opinion of the Collateral Agent, desirable, to perfect the security interests purported to be created by each U.S. Charge Over Shares and Notes have been taken, and each U.S. Charge Over Shares and Notes shall be in full force and effect.

          (iii) On the Initial Borrowing Date, Holdings, BFPH and each U.S. Subsidiary Guarantor shall have duly authorized, executed and delivered a U.S. Security Agreement in the form of Exhibit J-1 (as amended, restated, modified and/or supplemented from time to time in accordance with the terms thereof and hereof, the "U.S. Security Agreement") covering all of the U.S. Security Agreement Collateral, together with:

          (A) executed copies of financing statements (Form UCC-1) or appropriate local equivalent in appropriate form for filing under the UCC or appropriate local equivalent of each jurisdiction as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by the U.S. Security Agreement;

          (B) certified copies of Requests for Information or Copies (Form UCC-11), or equivalent reports, each of a recent date listing all effective financing statements that name Holdings or any of its Domestic Subsidiaries as debtor and that are filed in the jurisdictions referred to in clause (A) above, together with copies of such financing statements (none of which shall cover the Collateral except (x) those with respect to which appropriate termination statements executed by the secured lender thereunder have been delivered to the Administrative Agent and (y) to the extent evidencing Permitted Liens); and

          (C) evidence that all other actions necessary or, in the reasonable opinion of the Collateral Agent, desirable, to perfect the security interests purported to be created by the U.S. Security Agreement have been taken;

and the U.S. Security Agreement shall be in full force and effect.

          (iv) Subject to Section 13.21, on the Initial Borrowing Date, each of the U.K. Credit Parties shall have duly authorized, executed and delivered a U.K. Security Agreement in the form of Exhibit J-2 (each, as amended, restated, modified and/or supplemented from time to time in accordance with the terms thereof and hereof, a "U.K. Security Agreement") covering all of the U.K. Security Agreement Collateral thereunder, together with:

          (A) such certificates, title deeds and other documents as are required to be delivered pursuant to each U.K. Security Agreement at the time of the execution thereof;

          (B) evidence of the completion of all other recordings and filings of, or with respect to, each U.K. Security Agreement as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable, to perfect the security interests purported to be created by each U.K. Security Agreement; and

          (C) evidence that all other actions necessary or, in the reasonable opinion of the Collateral Agent, desirable, to perfect the security interests purported to be created by each U.K. Security Agreement have been taken;

and each U.K. Security Agreement shall be in full force and effect.

          (v) Subject to Section 13.21, on the Initial Borrowing Date, the Collateral Agent shall have received:

          (A) fully executed counterparts of Mortgages in form and substance satisfactory to the Collateral Agent, which Mortgages shall cover such of the Real Property owned or leased by Holdings or any of its Subsidiaries (after giving effect to the Transaction) as are designated on Schedule XIV as a Mortgaged Property, together with evidence that counterparts of the Mortgages have been delivered to the title insurance company insuring the lien of such Mortgage for recording in all places to the extent necessary or, in the reasonable opinion of the Collateral Agent, desirable to effectively create a valid and enforceable first priority mortgage lien on each Mortgaged Property in favor of the Collateral Agent (or such other trustee as may be required or desired under local law) for the benefit of the Secured Creditors, subject to Permitted Encumbrances;

          (B) Mortgage Policies on each Mortgaged Property issued by such title insurers satisfactory to the Collateral Agent in amounts satisfactory to the Administrative Agent and the Required Lenders assuring the Collateral Agent that the Mortgages on such Mortgaged Properties are valid and enforceable first priority mortgage liens on the respective Mortgaged Properties, free and clear of all defects and encumbrances except Permitted Encumbrances and such Mortgage Policies shall otherwise be in form and substance satisfactory to the Administrative Agent and the Required Lenders and shall include, as appropriate, an endorsement for future advances under this Agreement and the Notes and for any other matter that the Collateral Agent may request, shall not include an exception for mechanics' liens or creditors' rights, and shall provide for affirmative insurance and such reinsurance (including direct access agreements) as the Collateral Agent may request;

          (C) surveys, in form and substance satisfactory to the Collateral Agent, of each Mortgaged Property designated as a "Surveyed Property" on
     Schedule XIV hereto, dated a recent date acceptable to the Collateral Agent and certified in a manner satisfactory to the Collateral Agent by a licensed professional surveyor satisfactory to the Administrative Agent; and

          (D) duly authorized, fully executed, acknowledged and delivered subordination, nondisturbance and attornment agreements, assignment of leases, landlord consents, tenant estoppel certificates and such other documents relating to the Mortgages that the Collateral Agent may request.

          (k) ADVERSE CHANGE; GOVERNMENTAL APPROVALS; ETC. (4) On the Initial Borrowing Date, nothing shall have occurred (and the Agents shall have become aware of no facts, conditions or other information not previously known) which any Agent shall reasonably determine has had or would reasonably be likely to have (A) a material adverse effect on the Transaction or the rights or remedies of the Agents or the Lenders, or the ability of the Credit Parties to perform their respective obligations to the Agents and the Lenders or (B) a Material Adverse Effect.

          (ii) On the Initial Borrowing Date, (A) all necessary governmental (domestic and foreign), regulatory and third party approvals in connection with the Credit Documents and otherwise referred to herein or therein shall have been obtained and remain in full force and effect and evidence thereof shall have been provided to the Administrative Agent and (B) all necessary material governmental (domestic and foreign), regulatory and third party approvals in connection with any Existing Indebtedness and Convertible QUIPS which are to remain outstanding after the Initial Borrowing Date and the consummation of the Transaction shall have been obtained and remain in full force and effect and evidence thereof shall have been provided to the Administrative Agent. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon, or materially delaying, or making economically unfeasible, the consummation of the Transaction or the making of the Loans, the issuance of Letters of Credit or the transactions contemplated by the Documents.

          (l) LITIGATION. On the Initial Borrowing Date, no litigation by any entity (private or governmental) shall be pending or threatened in writing with respect to (i) the Transaction or any documentation executed in connection therewith (including any Credit Document) or the transactions contemplated thereby or with respect to any Existing Indebtedness or (ii) which any Agent shall reasonably determine would reasonably be likely to have (x) a materially adverse effect on the Transaction or on the rights or remedies of any Agent or the Lenders, or on the ability of the Credit Parties to perform their respective obligations hereunder to the Agents and the Lenders or (y) a Material Adverse Effect.

          (m) EXISTING INDEBTEDNESS. On the Initial Borrowing Date and after giving effect to the Transaction, neither Holdings nor any of its Subsidiaries shall have any Preferred Stock or Indebtedness outstanding except for (i) the Loans and Letters of Credit, (ii) Attributed Receivables Facility Indebtedness,
(iii) Indebtedness of Holdings represented by the Convertible Subordinated Debentures, (iv) the Senior Subordinated Bridge Loans in an aggregate principal amount not to exceed $450,000,000, (v) Indebtedness of Holdings in an aggregate principal amount of $100,000,000 represented by the Mezzanine Subordinated Debt, and (vi) certain intercompany indebtedness and other indebtedness as is listed on Schedule VI in an aggregate outstanding principal amount not to exceed $4,500,000 (with the Indebtedness described in this clause (vi) being herein called "Scheduled Existing Indebtedness" and, together with the Indebtedness described in clauses (ii) and (iii) above being herein called the "Existing Indebtedness"). On and as of the Initial Borrowing Date, all of the Existing Indebtedness and the Convertible QUIPS (to the extent not converted into the right to receive Initial Convertible QUIPS Conversion Payments) shall be outstanding after giving effect to the Transaction and the other transactions contemplated hereby without any default or event of default existing thereunder or arising as a result of the Transaction and the other transactions contemplated hereby (except to the extent amended or waived by the parties thereto on terms and conditions reasonably satisfactory to the Agents and the Required Lenders), and there shall not be any amendments or modifications to the Existing Indebtedness Agreements or the Convertible QUIPS Documents other than as requested or approved by the Agents or the Required Lenders.

          (n) SHAREHOLDERS' AGREEMENTS; MANAGEMENT AGREEMENTS; EMPLOYMENT AGREEMENTS; EXISTING INDEBTEDNESS AGREEMENTS; TAX SHARING AGREEMENTS. On or prior to the Initial Borrowing Date, there shall have been made available to the Administrative Agent true and correct copies, certified as true and complete by an appropriate officer of Holdings, of the following documents, in each case as same will be in effect on the Initial Borrowing Date after the consummation of the Transaction:

          (i) all agreements (including, without limitation, shareholders' agreements, subscription agreements and registration rights agreements) entered into by Holdings or any of its Subsidiaries governing the terms and relative rights of its capital stock and any agreements entered into by shareholders relating to any such entity with respect to its capital stock (collectively, the "Shareholders' Agreements");

          (ii) all material agreements with members of, or with respect to, the management of Holdings or any of its Subsidiaries (collectively, the "Management Agreements");

          (iii) any material employment agreements entered into by Holdings or any of its Subsidiaries in connection with the Recapitalization (collectively, the "Employment Agreements");

          (iv) all agreements evidencing or relating to Existing Indebtedness of Holdings or any of its Subsidiaries after giving effect to the Refinancing (collectively, the "Existing Indebtedness Agreements"); and

          (v) any tax sharing or tax allocation agreements entered into by Holdings or any of its Subsidiaries (collectively, the "Tax Sharing Agreements");

all of which Shareholders' Agreements, Management Agreements, Employment Agreements, Existing Indebtedness Agreements and Tax Sharing Agreements shall be in form and substance satisfactory to the Agents and the Required Lenders and shall be in full force and effect on the Initial Borrowing Date.

          (o) PROJECTIONS, ETC. On or prior to the Initial Borrowing Date, there shall have been delivered to the Agents and the Lenders (I) detailed projected consolidated financial statements of Holdings and its Subsidiaries after giving effect to the Transaction, as set forth in the Confidential Memorandum dated November, 1999, for the period from the Initial Borrowing Date to December 31, 2008 (the "Projections"), which Projections (x) shall reflect the forecasted financial conditions and income and expenses of Holdings and its Subsidiaries after giving effect to the Transaction and (y) shall be reasonably satisfactory in form and substance to the Agents and (II) the PRO FORMA Balance Sheet, which PRO FORMA Balance Sheet shall be reasonably satisfactory to the Agents and the Required Lenders.

          (p) SUBORDINATION AGREEMENT. Subject to Section 13.21, on or prior to the Initial Borrowing Date, each Credit Agreement Party, each Subsidiary Guarantor, and each other Subsidiary of Holdings which is an obligee or obligor with respect to any Intercompany Debt, shall have duly authorized, executed and delivered the Subordination Agreement in the form of Exhibit P (as modified, amended or supplemented from time to time, the "Subordination Agreement"), and the Subordination Agreement shall be in full force and effect.

          5.02 SPECIAL CONDITIONS PRECEDENT TO SECOND INCURRENCE OF TRANCHE A TERM LOANS. The obligation of each Lender with a Tranche A Term Loan Commitment to make Tranche A Term Loans after the Initial Borrowing Date is subject, at the time of the respective such Credit Event, to the satisfaction of the following conditions:

          (a) POST-CLOSING CONVERTIBLE QUIPS PAYMENTS. Substantially concurrently with the incurrence by BFPH of Tranche A Term Loans on any date occurring after the Initial Borrowing Date, BFPH shall have used the proceeds of such Tranche A Term Loans to repay (in accordance with the terms of Section 4.01) outstanding Revolving Loans and/or Swingline Loans incurred by BFPH, the proceeds of which Revolving Loans and/or Swingline Loans were utilized (x) by BFPH to pay a cash Dividend to Holdings in accordance with the requirements of
Section 9.03(x), and (y) in turn, by Holdings to make (or cause to be made) Post-Closing Convertible QUIPS Payments in accordance with the applicable terms and conditions contained in the Convertible QUIPS Documents and all applicable laws. The aggregate principal amount of Tranche A Term Loans outstanding after the Initial Borrowing Date shall not exceed the Total Tranche A Term Loan Commitment as in effect on the date of the respective incurrence of Tranche A Term Loans (before giving effect to any reduction thereto as a result of the incurrence of such Tranche A Term Loans).

          (b) OFFICER'S CERTIFICATE. The Administrative Agent shall have received an officer's certificate from an Authorized Representative of BFPH certifying that all matters set forth in Section 5.02(a) have been satisfied (or shall have be satisfied concurrently with) the incurrence of Tranche A Term Loans described in Section 5.02(a) above.

          5.03 CONDITIONS PRECEDENT TO ALL CREDIT EVENTS. The occurrence of the Initial Borrowing Date and the obligation of each Lender to make Loans (including Loans made on the Initial Borrowing Date but excluding Mandatory Borrowings made thereafter, which shall be made as provided in Section 1.01(e)), and the obligation of an Issuing Lender to issue any Letter of Credit is subject, at the time of each such Credit Event (except as hereinafter indicated), to the satisfaction of the following conditions:

          (a) NO DEFAULT; REPRESENTATIONS AND WARRANTIES. At the time of each such Credit Event and also after giving effect thereto (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein or in any other Credit Document shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the date of the making of such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

          (b) ADVERSE CHANGE, ETC. At the time of each such Credit Event and also after giving effect thereto, nothing shall have occurred (and neither the Agents nor the Lenders shall have become aware of any facts or conditions not previously known) which (i) has, or would reasonably be expected to have, a material adverse effect on the rights or remedies of the Lenders or any Agent, or on the ability of Holdings, BFPH, any Borrower or any other Credit Party to perform its obligations to either Agent or the Lenders under this Agreement or any other Credit Document or (ii) has, or would reasonably be expected to have, a Material Adverse Effect.

          (c) LITIGATION. At the time of each such Credit Event and also after giving effect thereto, no litigation by any entity (private or governmental) shall be pending or threatened in writing with respect to this Agreement, any other Document or any documentation executed in connection herewith or the transactions contemplated hereby or thereby, or which would reasonably be expected to have a Material Adverse Effect.

          (d) NOTICE OF BORROWING; LETTER OF CREDIT REQUEST. (5) Prior to the making of each Revolving Loan and each Term Loan, the Administrative Agent shall have received a Notice of Borrowing meeting the requirements of Section 1.03(a). Prior to the making of any Swingline Loan, Chase shall have received the notice required by Section 1.03(b)(i).

          (ii) Prior to the issuance of each Letter of Credit, the Administrative Agent and the respective Issuing Lender shall have received a Letter of Credit Request meeting the requirements of Section 2.03(a).

          (e) REGULATION U. If at any time any Margin Stock is pledged or required to be pledged pursuant to any Security Document, all actions required to be taken pursuant to Section 8.17 shall have been taken to the reasonable satisfaction of the Agents.

          The occurrence of the Initial Borrowing Date and the acceptance of the benefits or proceeds of each Credit Event shall constitute a representation and warranty by each Credit Agreement Party to each Agent and each of the Lenders that all the conditions specified in Sections 5.01 (with respect to Credit Events on the Initial Borrowing Date), 5.02 (with respect to Credit Events specified in said Section), 6 (with respect to Credit Events after the Initial Borrowing Date) and Section 5.03 (with respect to Credit Events on and after the Initial Borrowing Date) and applicable to such Credit Event exist as of that time. All of the Notes, certificates, legal opinions and other documents and papers referred to in Sections 5.01, 5.02, 5.03 and 6, unless otherwise specified, shall be delivered to the Administrative Agent at the Notice Office for the account of each of the Lenders and, except for the Notes, in sufficient counterparts or copies for each of the Lenders and shall be in form and substance reasonably satisfactory to the Required Lenders.

          SECTION 6. CONDITIONS PRECEDENT TO DESIGNATION OF U.K. BORROWERS. At any time that Holdings desires that an additional Wholly-Owned Subsidiary of Holdings become a U.K. Borrower hereunder, the following conditions shall be satisfied at the time such Subsidiary becomes a U.K. Borrower:

          (i) the consent of the Administrative Agent shall have been obtained (which consent shall not be unreasonably withheld or delayed);

          (ii) such Subsidiary shall have executed and delivered an Election to Become a U.K. Borrower in the form of Exhibit K and same shall be in full force and effect;

          (iii) to the extent any of the documents, writings, records, instruments and consents that would have been required by Section 5.01(e) if such Subsidiary had been subject thereto on the Initial Borrowing Date have not been heretofore delivered, such items shall have been delivered to, and shall be reasonably satisfactory to, the Administrative Agent;

          (iv) (x) each other Credit Party shall have executed and delivered to the Administrative Agent a New U.K. Borrower Consent, consenting to such Subsidiary becoming a U.K. Borrower and acknowledging that such Subsidiary may incur Obligations pursuant to this Agreement (for which, in the case of a U.K. Borrower, it shall be jointly and severally liable with the other U.K. Borrowers or, in the case of any other Credit Party, it shall be liable pursuant to the respective Guarantee to which it is a party) in accordance with the terms hereof, (y) subject to the provisions of Section 1.05(k), the U.K. Borrowers (including the Subsidiary electing to become a U.K. Borrower) shall have executed and delivered appropriate new U.K. Borrowers Multicurrency Facility Revolving Notes and U.K. Borrowers Multicurrency Facility Swingline Note to each Multicurrency Facility Lender or Chase, as the case may be, which at such time is a holder of such Notes and (z) such Subsidiary shall have complied with the requirements of
     Section 9.11;

          (v) such Subsidiary shall have caused to be delivered to the Administrative Agent and the Lenders such opinions of counsel and other related documents as may be reasonably requested by the Administrative Agent or the Required Lenders to assure themselves that the joint and several nature of the obligations of such Subsidiary and the other U.K. Borrowers is in compliance with the laws of England and Wales (including, without limitation, Section 151 of the Companies Act (1985), as amended); and

          (vi) in any case, such Subsidiary shall have caused to be delivered to the Administrative Agent and the Lenders such officers' certificates and opinions of counsel as may be reasonably requested by the Administrative Agent or the Required Lenders.

          SECTION 7. REPRESENTATIONS AND WARRANTIES. In order to induce the Lenders to enter into this Agreement and to make the Loans, and issue (or participate in) the Letters of Credit as provided herein, each Credit Agreement Party makes the following representations, warranties and agreements, in each case after giving effect to the Transaction, all of which shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans and issuance of the Letters of Credit, with the occurrence of the Initial Borrowing Date and each Credit Event on or after the Initial Borrowing Date being deemed to constitute a representation and warranty that the matters specified in this Section 7 are true and correct in all material respects on and as of the Initial Borrowing Date and on the date of each such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date):

          7.01 COMPANY STATUS. Each of Holdings and each of its Subsidiaries (i) is a duly organized and validly existing Company in good standing under the laws of the jurisdiction of its organization, (ii) has the Company power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the conduct of its business requires such qualifications except for failures to be so qualified which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

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          7.02 COMPANY POWER AND AUTHORITY. Each Credit Party has the power and authority to execute, deliver and perform the terms and provisions of each of the Documents to which it is a party and has taken all necessary Company action to authorize the execution, delivery and performance by it of each of such Documents. Each Credit Party has duly executed and delivered each of the Documents to which it is a party, and each of such Documents constitutes the legal, valid and binding obligation of such Credit Party enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

          7.03 NO VIOLATION. Neither the execution, delivery or performance by any Credit Party of the Documents to which it is a party, nor compliance by it with the terms and provisions thereof, nor consummation of the transactions contemplated therein (i) will contravene any material provision of any applicable law, statute, rule or regulation or of any applicable order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Credit Documents) upon any of the material properties or assets of Holdings or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument, to which Holdings or any of its Subsidiaries is a party or by which it or any of its material property or assets is bound or to which it may be subject (including, without limitation, the Existing Senior Subordinated Notes Indentures, the Convertible Subordinated Debenture Indenture, the Senior Subordinated Credit Agreement, the Mezzanine Subordinated Debt Agreement, the Receivables Documents and, on and after the execution and delivery thereof, the Permanent Senior Subordinated Notes Indenture), PROVIDED that no representation or warranty is made hereunder in respect of such agreements referred to in this clause (ii) relating to Indebtedness in an aggregate amount not to exceed $10,000,000 for all such agreements, or (iii) will violate any provision of the certificate of incorporation or by-laws (or equivalent organizational documents) of Holdings or any of its Subsidiaries.

          7.04 GOVERNMENTAL APPROVALS. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made prior to the date when required and which remain in full force and effect), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the Transaction, (ii) the execution, delivery and performance of any Document or (iii) the legality, validity, binding effect or enforceability of any such Document.

          7.05 FINANCIAL STATEMENTS; FINANCIAL CONDITION; UNDISCLOSED LIABILITIES; PROJECTIONS; ETC. (a) (i) The audited consolidated statements of financial condition of Holdings and its Subsidiaries at December 31, 1996, December 31, 1997 and December 31, 1998 and the related consolidated statements of income and cash flow and changes in shareholders' equity of Holdings and its Subsidiaries for the fiscal years ended on such dates, and furnished to the Lenders prior to the Initial Borrowing Date, (ii) the audited consolidated balance sheet of Holdings and its Subsidiaries as of the end of the fiscal quarter of Holdings ended September 30,

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1999, and the related consolidated statements of earnings, shareholder's equity and cash flows of Holdings and its Subsidiaries for such quarterly period, and furnished to the Lenders prior to the Initial Borrowing Date, (iii) the consolidated balance sheet of Holdings and its Subsidiaries as of the end of the fiscal month of Holdings ended October 31, 1999 and the related consolidated statement of income of Holdings and its Subsidiaries for such monthly period and
(iv) an unaudited PRO FORMA consolidated balance sheet of Holdings and its Subsidiaries as of the Initial Borrowing Date and, after giving effect to the Transaction and the incurrence of all Indebtedness (including the Loans, the Senior Subordinated Bridge Loans and the Mezzanine Subordinated Debt) contemplated herein (the "PRO FORMA Balance Sheet"), in each case present fairly in all material respects the financial condition of Holdings and its Subsidiaries at the date of such statements of financial condition and the results of the operations of Holdings and its Subsidiaries for the periods covered thereby (or, in the case of the PRO FORMA Balance Sheet, presents a good faith estimate of the consolidated PRO FORMA financial condition of Holdings (after giving effect to the Transaction at the date thereof)), subject, in the case of unaudited financial statements, to normal year-end adjustments. All such financial statements (other than the aforesaid PRO FORMA Balance Sheet) have been prepared in accordance with GAAP and practices consistently applied, except, in the case of the quarterly and monthly statements, for the omission of footnotes, and certain reclassifications and ordinary end of period adjustments and accruals (all of which are of a recurring nature and none of which individually, or in the aggregate, would be material).

          (b) After giving effect to the Transaction, since December 31, 1998, there has been no material adverse change in the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of Holdings and its Subsidiaries taken as a whole.

          (c) On and as of the Initial Borrowing Date, after giving effect to the Transaction and to all Indebtedness (including the Loans, the Senior Subordinated Bridge Loans and the Mezzanine Subordinated Debt) being incurred or assumed, and Liens created by each Credit Party in connection therewith, (x) the sum of the assets, at a fair valuation, of each Borrower, individually, BFPH and its Subsidiaries taken as a whole, the U.K. Borrowers taken as a whole and Holdings and its Subsidiaries taken as a whole (each of the foregoing, as to itself, as to itself and the other relevant Borrowers or as to itself and its Subsidiaries, a "Solvent Entity") will exceed its debts; (y) each Solvent Entity has not incurred and does not intend to incur, nor believes that it will incur, debts beyond its ability to pay such debts as such debts mature; and (z) each Solvent Entity will have sufficient capital with which to conduct its business. For purposes of this Section 7.05(c), "debt" means any liability on a claim, and "claim" means (i) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, legal, equitable, secured, or unsecured or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, secured or unsecured.

          (d) On and as of the Initial Borrowing Date, the Projections set forth on Schedule IV hereto, which have been delivered to the Agents and the Lenders prior to the Initial Borrowing Date, are based on good faith estimates and assumptions made by management of Holdings and there are no statements or conclusions in any of the Projections which are based upon or include information known to the executive officers of Holdings to be misleading or which fail to take into account material information regarding the matters reported therein, it

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being understood by the Agents and the Lenders that projections as to future events are not to be viewed as facts and that the actual results during the periods covered by the Projections may differ from the projected results set forth therein.

          (e) Except as fully reflected in the financial statements described in
Section 7.05(a) and the Indebtedness incurred under this Agreement, the Senior Subordinated Bridge Loans and the Mezzanine Subordinated Debt, as of the Initial Borrowing Date (and after giving effect to any Loans made on such date), (i) there were no liabilities or obligations (excluding current obligations incurred in the ordinary course of business) with respect to Holdings or any of its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect and
(ii) no Credit Agreement Party knows of any basis for the assertion against it or any of its Subsidiaries of any such liability or obligation of any nature whatsoever that is not fully disclosed in the financial statements delivered pursuant to Section 7.05(a) which, either individually or in the aggregate, are or would be reasonably likely to have, a Material Adverse Effect.

          7.06 LITIGATION. There are no actions, suits or proceedings pending or threatened in writing (excluding actions, suits or proceedings under Environmental Laws, which matters are covered in Section 7.19) (i) with respect to any Credit Document or (ii) that would reasonably be expected to have a Material Adverse Effect.

          7.07 TRUE AND COMPLETE DISCLOSURE. All factual information (taken as a whole) furnished by or on behalf of Holdings or any of its Subsidiaries in writing to the Agents or any Lender (including, without limitation, all information contained in the Documents) for purposes of or in connection with this Agreement, the other Documents or any transaction contemplated herein or therein is, and all other such information (taken as a whole) hereafter furnished by or on behalf of any such Person in writing to the Agents or any Lender will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances under which such information was provided; PROVIDED that with respect to projected financial information, the only representations and warranties made hereby are that such information was prepared based on good faith estimates and assumptions made by management of Holdings believed to be reasonable at the time made and that there are no statements or conclusions in any such information which are based upon or include information known to the executive officers of Holdings to be misleading or which fail to take into account material information regarding the matters reported therein.

          7.08 USE OF PROCEEDS; MARGIN REGULATIONS. xvii) The proceeds of the Term Loans shall be utilized by BFPH on the Initial Borrowing Date solely to (x) finance the Recapitalization (including the Recap Distribution) and the Refinancing and (y) pay fees and expenses (not to exceed $102.0 million) incurred in connection with the Transaction. Notwithstanding anything to the contrary contained above, all proceeds of Tranche A Term Loans incurred pursuant to Section 1.01(a)(v) shall be used to repay (in accordance with the terms of Section 4.01) outstanding Revolving Loans and/or Swingline Loans incurred by BFPH, the proceeds of which were utilized (x) by BFPH to pay a cash Dividend to Holdings in

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accordance with the requirements of Section 9.03(x), and (y) in turn, by
Holdings to make (or cause to be made) Post-Closing Convertible QUIPS Payments in accordance with the applicable terms and conditions contained in the Convertible QUIPS Documents and all applicable laws.

          (b) All proceeds of Revolving Loans and Swingline Loans shall be used for the Borrowers' and their respective Subsidiaries' ongoing working capital requirements and general corporate purposes (including, to effect Permitted Acquisitions, to make investments in Unrestricted Subsidiaries, to prepay Mezzanine Subordinated Debt and to make Post-Closing Convertible QUIPS Conversion Payments, in each case to the extent permitted by this Agreement but excluding payments in connection with the Transaction except as provided in the proviso below); PROVIDED, HOWEVER, that proceeds of Revolving Loans in an aggregate amount not to exceed $138.0 million (as the same shall be (x) reduced by the remainder of (I) $124.0 million LESS (II) the amount of the Initial Convertible QUIPS Conversion Payments, (y) reduced by the amount of Attributed Receivables Facility Indebtedness outstanding on the Initial Borrowing Date (immediately prior to giving effect to the Transaction) in excess of $103.0 million and (z) increased by the excess of $103.0 million over the amount of Attributed Receivables Facility Indebtedness outstanding on the Initial Borrowing Date (immediately prior to giving effect to the Transaction)) may be utilized by the Borrowers for the purposes described in Section 7.08(a) above.

          (c) The value of the Margin Stock at any time owned by Holdings and its Subsidiaries (excluding any Margin Stock acquired pursuant to a Two-Step Permitted Acquisition which, at the time this representation is made, continues to constitute Margin Stock that is pledged at such time pursuant to the U.S. Pledge Agreement) does not exceed 25% of the value of the assets of Holdings and its Subsidiaries taken as a whole. Neither the making of any Loan nor the use of the proceeds thereof nor the occurrence of any other Credit Event will violate or be inconsistent with the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

          7.09 TAX RETURNS AND PAYMENTS. xviii) Each of Holdings and its Subsidiaries has timely filed or caused to be timely filed, on the due dates thereof or within applicable grace periods (inclusive of any permitted extensions), with the appropriate taxing authority, all Federal, material state and other material returns, statements, forms and reports for taxes (the "Returns") required to be filed by or with respect to the income, properties or operations of Holdings and/or any of its Subsidiaries. The Returns accurately reflect all material liability for taxes of Holdings and its Subsidiaries for the periods covered thereby. Holdings and each of its Subsidiaries have paid all material taxes payable by them other than taxes which are not due and payable, and other than those contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP. As of the Initial Borrowing Date, there is no action, suit, proceeding, investigation, audit, or claim now pending or, to the knowledge of Holdings or BFPH, threatened by any authority regarding any material taxes relating to Holdings or any of its Subsidiaries. As of the Initial Borrowing Date, neither Holdings nor any of its Subsidiaries has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of Holdings or its Subsidiaries, or is aware of any circumstances that would cause the taxable years or other taxable periods of Holdings or any of its Subsidiaries not to be subject to the normally applicable statute of limitations. Neither Holdings nor any of its Subsidiaries has

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provided, with respect to themselves or property held by them, any consent under
Section 341 of the Code. Neither Holdings nor any of its Subsidiaries has incurred, or will incur, any material tax liability in connection with the Transaction. Additionally, all of the foregoing representations are true and correct as to all Unrestricted Subsidiaries (to the same extent they were to Restricted Subsidiaries) except to the extent any and all failures to be true and correct would not reasonably be expected to have a Material Adverse Effect.

          7.10 COMPLIANCE WITH ERISA. Except to the extent that any breach, noncompliance, failure or inaccuracy, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect:

          (a) Except as set forth on Schedule XIII, each Plan is in substantial compliance with the applicable provisions of ERISA and the Code; no Reportable Event has occurred with respect to a Plan; no Plan or Multiemployer Plan is insolvent or in reorganization. Except as discussed on Schedule XIII hereto, no Plan has an Unfunded Current Liability; no Plan has an accumulated or waived funding deficiency or has applied for an extension of any amortization period within the meaning of Section 412 of the Code; all contributions required to be made by Holdings or any Subsidiary or any ERISA Affiliate with respect to each Plan, each Multiemployer Plan and each Foreign Pension Plan have been timely made or accrued or otherwise properly reserved on Holdings' or such Subsidiary's balance sheet; neither Holdings nor any of its Subsidiaries nor any ERISA Affiliate has incurred any liability to or on account of any Plan or Multiemployer Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 401(a)(29), 4971,
     4975 or 4980 of the Code or reasonably expects to incur any liability (including any indirect, contingent, or secondary liability) under any of the foregoing Sections with respect to any Plan or Multiemployer Plan; no proceedings have been instituted to terminate or appoint a trustee to administer any Plan under Section 4042 of ERISA; no condition exists which presents a material risk to Holdings or any of its Subsidiaries or any ERISA Affiliate of liability to or on account of any Plan or, to the best knowledge of Holdings or BFPH, any Multiemployer Plan pursuant to the foregoing provisions of ERISA and the Code; no lien imposed under the Code or ERISA on the assets of Holdings or any of its Subsidiaries or, to the best knowledge of Holdings or BFPH, any ERISA Affiliate exists or is reasonably likely to arise on account of any Plan or Multiemployer Plan; and Holdings and its Subsidiaries do not maintain or contribute to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) which provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any Plan the obligations with respect to which would reasonably be expected to have a Material Adverse Effect.

          (b) Each Foreign Pension Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities. Neither Holdings nor any of its Subsidiaries has incurred any liability in connection with the termination of or withdrawal from any Foreign Pension Plan that has not been accrued or otherwise properly reserved on Holdings' or such Subsidiary's balance sheet. With respect to each Foreign Pension Plan that is required by applicable local law or by its terms to be funded through a separate

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     funding vehicle, the present value of the accrued benefit liabilities
     (whether or not vested) under each such Foreign Pension Plan, determined as of the latest valuation date for such Foreign Pension Plan on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the assets of such Foreign Pension Plan allocable to such benefit liabilities by an amount which, when added to the aggregate amount of the accrued benefit liabilities with respect to all other foreign pension plans, is in excess of $5,000,000.

          7.11 SECURITY INTERESTS. On and after the Initial Borrowing Date, but subject to Section 13.21, each of the Security Documents creates (or after the execution and delivery thereof will create), as security for the Obligations covered thereby, a valid and enforceable perfected security interest in and Lien on all of the Collateral subject thereto, superior to and prior to the rights of all third Persons, and subject to no other Liens (except that (i) the Security Agreement Collateral may be subject to Permitted Liens relating thereto and (ii) the security interest and mortgage lien created in the Mortgaged Properties may be subject to the Permitted Encumbrances related thereto), in favor of the Collateral Agent. No filings or recordings are required in order to perfect and/or render enforceable as against third parties the security interests created under any Security Document except for filings or recordings required in connection with any such Security Document which shall have been made on or prior to the Initial Borrowing Date as contemplated by Section 5.01(j) or on or prior to the execution and delivery thereof as contemplated by Sections 8.11,
8.12 and 9.11.

          7.12 REPRESENTATIONS AND WARRANTIES IN DOCUMENTS. All representations and warranties by Holdings and its Subsidiaries set forth in the other Documents were true and correct in all material respects at the time as of which such representations and warranties were made (or deemed made) and shall be true and correct in all material respects as of the Initial Borrowing Date as if such representations or warranties were made on and as of such date, unless stated to relate to a specific earlier date, in which case such representations or warranties shall be true and correct in all material respects as of such earlier date.

          7.13 PROPERTIES. All Real Property owned by Holdings or any of its Subsidiaries and all material Leaseholds leased by Holdings or any of its Subsidiaries, in each case as of the Initial Borrowing Date and after giving effect to the Transaction, and the nature of the interest therein, is correctly set forth in Schedule XIV. Each Credit Agreement Party and each of its respective Subsidiaries have good and marketable title to, or a validly subsisting leasehold interest in, all material properties owned or leased by them, including all property reflected in the balance sheets referred to in
Section 7.05(a) and in the PRO FORMA Balance Sheet (except as sold or otherwise disposed of since the respective dates of such balance sheets in the ordinary course of business or as otherwise permitted by this Agreement), free and clear of all Liens, other than (i) as referred to in the balance sheets or in the notes thereto or (ii) Permitted Liens.

          7.14 CAPITALIZATION. xix) As of the Initial Borrowing Date and after giving effect to the Transaction, the authorized capital stock of Holdings consisted of (i) 50,000,000 shares of common stock, $.01 par value per share (such authorized shares of common stock, together with any subsequently authorized shares of common stock of Holdings, the "Holdings Common Stock"), of which 12,515,800 shares were issued and outstanding and (ii) 10,000,000 shares of Preferred Stock, none of which were issued and outstanding (such authorized shares of preferred

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stock, the "Holdings Preferred Stock"). All such outstanding shares have been duly and validly issued, are fully paid and nonassessable and free of preemptive rights. As of the Initial Borrowing Date, Holdings does not have outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock, except for the Convertible Subordinated Debentures.

          (b) On the Initial Borrowing Date, the authorized capital stock of BFPH consisted of 3,000 shares of common stock, $.01 par value per share (such authorized shares of common stock, together with any subsequently authorized shares of common stock of BFPH, the "BFPH Common Stock"), of which 1,000 shares were issued and outstanding and owned by Holdings. All such outstanding shares have been duly and validly issued, are fully paid and nonassessable and free of preemptive rights. BFPH does not have outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock.

          7.15 SUBSIDIARIES. On and as of the Initial Borrowing Date, Holdings has no Subsidiaries other than those Subsidiaries listed on Schedule V. Schedule V correctly sets forth, as of the Initial Borrowing Date, the percentage ownership (direct and indirect) of Holdings in each class of capital stock or other equity interests of each of its Subsidiaries and also identifies the direct owner thereof. All outstanding shares of capital stock of each Subsidiary of Holdings have been duly and validly issued, are fully paid and nonassessable and have been issued free of preemptive rights. Except as set forth on Schedule V, no Subsidiary of Holdings has outstanding any securities convertible into or exchangeable for its capital stock or outstanding any right to subscribe for or to purchase, or any options or warrants for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of or any calls, commitments or claims of any character relating to, its capital stock or any stock appreciation or similar rights.

          7.16 COMPLIANCE WITH STATUTES, ETC.. Each of the Credit Agreement Parties and each of their respective Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (excluding applicable statutes, regulations, orders and restrictions relating to environmental standards and controls, which matters are covered under Section 7.19), except such noncompliances as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          7.17 INVESTMENT COMPANY ACT. Neither Holdings nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

          7.18 PUBLIC UTILITY HOLDING COMPANY ACT. Neither Holdings nor any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

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          7.19 ENVIRONMENTAL MATTERS. Except for such failures and
noncompliances of the types described herein, which individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect:

          (a) Holdings and each of its Subsidiaries is in compliance with all applicable Environmental Laws and neither Holdings nor any of its Subsidiaries is liable for any material penalties, fines, or forfeitures for failure to comply with any of the foregoing, and the requirements of any permits issued under such Environmental Laws; there are no pending or, to the knowledge of Holdings or BFPH, threatened Environmental Claims against Holdings or any of its Subsidiaries or any Real Property owned or operated by Holdings or any of its Subsidiaries; and there are no facts, circumstances, conditions or occurrences on any Real Property at any time owned or operated by Holdings or any of its Subsidiaries or, to the knowledge of Holdings or BFPH, on any property adjoining or in the vicinity of any such Real Property that would reasonably be expected (i) to form the basis of an Environmental Claim against Holdings or any of its Subsidiaries or any Real Property currently owned or operated by Holdings or any of its Subsidiaries, or (ii) to cause any such currently owned Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Property by Holdings or any of its Subsidiaries under any applicable Environmental Law; and

          (b) Holdings and its Subsidiaries have not at any time generated, used, treated or stored Hazardous Materials on, or transported Hazardous Materials to or from, or Released Hazardous Materials on or from any Real Property owned or operated by Holdings or any of its Subsidiaries except in compliance with all applicable Environmental Laws and in connection with the operation, use or maintenance of any such Real Property by Holdings' or such Subsidiary's business. Notwithstanding anything to the contrary contained above, to the extent the representation and warranty contained in this Section 7.19 relates to any Subsidiary of Holdings for any period prior to the acquisition thereof by Holdings or any of its Subsidiaries pursuant to a Permitted Acquisition, such representation and warranty is made to the best knowledge of Holdings.

          7.20 LABOR RELATIONS. Neither Holdings nor any of its Subsidiaries is engaged in any unfair labor practice that would reasonably be expected to have a Material Adverse Effect. There is (i) no unfair labor practice complaint pending or, to the knowledge of Holdings or BFPH, threatened against Holdings or any of its Subsidiaries before the National Labor Relations Board and no material grievance or material arbitration proceeding arising out of or under any collective bargaining agreement is so pending or, to the knowledge of Holdings or BFPH, threatened against Holdings or any of its Subsidiaries, (ii) no strike, labor dispute, slowdown or stoppage is pending or, to the knowledge of Holdings or BFPH, threatened against Holdings or any of its Subsidiaries and (iii) no union representation question exists with respect to the employees of Holdings or any of its Subsidiaries, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as would not reasonably be expected to have a Material Adverse Effect.

          7.21 PATENTS, LICENSES, FRANCHISES AND FORMULAS. Each of Holdings and each of its Subsidiaries owns all patents, trademarks, permits, service marks, trade names, copyrights, licenses, franchises and formulas, or rights with respect to the foregoing, and has obtained

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assignments of all leases and other rights of whatever nature, reasonably necessary for the present conduct of its business, without any known conflict with the rights of others which, or the failure to own or obtain which, as the case may be, would be reasonably likely to result in a Material Adverse Effect.

          7.22 INDEBTEDNESS. Schedule VI sets forth a true and complete list of all Indebtedness (exclusive of (u) Indebtedness pursuant to this Agreement, (w) the Senior Subordinated Bridge Loans, (x) the Mezzanine Subordinated Debt, (y) the Convertible Subordinated Debentures and (z) Attributed Receivables Facility Indebtedness) of Holdings and its Subsidiaries as of the Initial Borrowing Date and which is to remain outstanding after giving effect to the Transaction and the incurrence of Loans on such date, in each case showing the aggregate principal amount thereof (and the aggregate amount of any undrawn commitments with respect thereto) and the name of the respective borrower and any other entity which directly or indirectly guaranteed such debt. Part B of Schedule VI lists all Intercompany Debt outstanding on the Initial Borrowing Date (after giving effect to the Transaction).

          7.23 TRANSACTION. At the time of consummation thereof, the Transaction shall have been consummated in accordance with the terms of the Documents and all applicable laws. At the time of consummation thereof, all consents and approvals of, and filings and registrations with, and all other actions in respect of, all governmental agencies, authorities or instrumentalities required in order to make or consummate the Transaction in accordance with the terms of the Documents and all applicable laws have been obtained, given, filed or taken and are or will be in full force and effect (or effective judicial relief with respect thereto has been obtained). All applicable waiting periods with respect thereto have or, prior to the time when required, will have, expired without, in all such cases, any action being taken by any competent authority which restrains, prevents, or imposes material adverse conditions upon the Transaction. Additionally, there does not exist any judgment, order or injunction prohibiting or imposing material adverse conditions upon the consummation of the Transaction, the occurrence of any Credit Event, or the performance by any Credit Party of its obligations under the Documents and all applicable laws.

          7.24 INSURANCE. Set forth on Schedule VII hereto is a true, correct and complete summary of all material insurance carried by each Credit Party on and as of the Initial Borrowing Date, with the amounts insured set forth therein.

          7.25 TREATMENT OF CERTAIN EXTENSIONS OF CREDIT UNDER INDENTURES. xx) From and after the Initial Borrowing Date, this Agreement (as same may be amended, modified or supplemented from time to time) constitutes (i) the "Bank Credit Agreement" under, and as defined in, the Convertible Subordinated Debenture Indenture, (ii) the "Senior Credit Facility" under, and as defined in, the Senior Subordinated Credit Agreement and (iii) the "Senior Credit Facility" under, and as defined in, the Mezzanine Subordinated Debt Agreement. All Obligations pursuant to this Agreement and all obligations of the Subsidiary Guarantors under the other Credit Documents constitute (i) "Secured Indebtedness" and "Designated Senior Indebtedness", as applicable, under, and as defined in, the Convertible Subordinated Debenture Indenture, (ii) "Senior Indebtedness", "Subsidiary Guarantor Senior Indebtedness" and "Designated Senior Indebtedness", as applicable under, and as defined in, the Senior Subordinated Credit Agreement and (iii) "Senior Indebtedness" under, and as defined in, the Mezzanine Subordinated Debt

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Agreement, and are entitled to the benefits of the subordination provisions contained in the Existing Senior Subordinated Note Indentures, the Convertible Subordinated Debenture Indenture, the Senior Subordinated Credit Agreement and the Mezzanine Subordinated Debt Agreement.

          (b) On and after the execution and delivery thereof, the subordination provisions contained in any agreement or instrument relating to Permitted Refinancing Indebtedness, Permitted Subordinated Indebtedness, Permitted Subordinated Refinancing Indebtedness and Permanent Senior Subordinated Notes will be enforceable against the debtor thereunder and the holders of such Indebtedness.

          7.26 SPECIAL PURPOSE CORPORATION. xxi) Merger Sub was formed to effect the Recapitalization. Prior to the consummation of the Transaction, Merger Sub had no significant assets or liabilities (other than those liabilities under the Recapitalization Documents).

          (b) The Receivables Subsidiary was formed for the purpose of purchasing, and receiving contributions of, receivables from any U.S. Subsidiary Guarantor, and selling such receivables to, or obtaining secured loans from, the Receivables Purchasers (or to the Master Trust created pursuant to the Receivables Facility), pursuant to the Receivables Facility and except in connection with the foregoing (and activities reasonably incidental thereto), the Receivables Subsidiary engages in no business activities and has no significant assets or liabilities and shall in no event purchase receivables from any Unrestricted Subsidiary.

          (c) Holdings has no significant assets (other than the capital stock of BFPH, the Investment Subsidiary and BF Trust and the immaterial assets used for the performance of those activities permitted to be performed by Holdings pursuant to Section 9.13(e)) or liabilities (other than under this Agreement and the other Documents to which it is a party and those liabilities permitted to be incurred by Holdings pursuant to Section 9.13(e)).

          7.27 YEAR 2000 COMPLIANCE. (a) All software, systems and hardware owned or used by Holdings and its Subsidiaries are substantially Year 2000 Compliant and are reasonably expected to be Year 2000 Compliant by December 31, 1999, except for such software, systems and hardware the failure of which to be Year 2000 Compliant would not, individually or in the aggregate, have a Material Adverse Effect.

          (b) Holdings and its Subsidiaries have taken, or are taking, commercially reasonable steps to determine whether all material third party software, systems and hardware used by, for, or on behalf of Holdings and its Subsidiaries are Year 2000 Compliant or are reasonably expected to be Year 2000 Compliant by December 31, 1999.

          SECTION 8. AFFIRMATIVE COVENANTS. Each Credit Agreement Party hereby covenants and agrees that on and after the Initial Borrowing Date and until the Total Commitment and all Letters of Credit have terminated and the Loans, Notes and Unpaid Drawings, together with interest, Fees and all other Obligations incurred hereunder and thereunder, are paid in full:

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          8.01 INFORMATION COVENANTS. The Credit Agreement Parties will furnish to the Administrative Agent (with sufficient copies for all the Lenders), and the Administrative Agent will promptly forward to each Lender:

          (a) MONTHLY REPORTS. Within 35 days after the end of each calendar month of Holdings (or within 45 days after the end of the last month of each fiscal year), the consolidated balance sheet of Holdings and its Subsidiaries as at the end of such month and the related consolidated statement of income for such calendar month and the elapsed portion of the calendar year ended with the last day of such month, in each case setting forth comparative figures for the corresponding month in the prior calendar year, subject to normal year-end audit adjustments and the absence of footnotes.

          (b) QUARTERLY FINANCIAL STATEMENTS. As soon as available and in any event within 50 days after the close of each of the first three quarterly accounting periods in each fiscal year, (i) the consolidated balance sheet of Holdings and its Subsidiaries as at the end of such quarterly period and the related consolidated statements of income and retained earnings and cash flows for such quarterly period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period and setting forth comparative figures for the related periods in the prior fiscal year and the budgeted figures for such quarterly period as set forth in the respective budget delivered pursuant to Section 8.01(e) and (ii) management's discussion and analysis of the important operational and financial developments during such quarterly period, all of which shall be certified by an Authorized Representative of Holdings, subject to normal year-end audit adjustments and the absence of footnotes. If Holdings has designated any Unrestricted Subsidiaries hereunder, then the quarterly financial information required by this Section 8.01(b) shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in management's discussion and analysis of operational and financial developments, of the financial condition and results of operations of Unrestricted Subsidiaries of Holdings separate from the financial condition and results of operations of Holdings and its Subsidiaries.

          (c) ANNUAL FINANCIAL STATEMENTS. Within 95 days after the close of each fiscal year, (I) the consolidated balance sheet of Holdings and its Subsidiaries as at the end of such fiscal year and the related consolidated statements of income and retained earnings and of cash flows (and a statement of net sales, EBITDA and operating income for each business segment of Holdings and its Subsidiaries (I.E., insert advertising and newspaper services, direct marketing services, digital services and specialty products and commercial printing) and the combined international operations of Holdings and its Subsidiaries, setting forth, as appropriate, eliminations for intercompany sales and corporate expenses) for such fiscal year setting forth comparative figures for the preceding fiscal year (and in the case of the income statement, comparable budgeted figures for such fiscal year as set forth in the respective budget delivered pursuant to Section 8.01(e)) and (except for such comparable budgeted figures) certified, in the case of the consolidated statements, by Deloitte & Touche LLP or such other independent certified public accountants of recognized national standing reasonably acceptable to the Administrative Agent, together with a report of such accounting firm stating that in the course of its regular audits of the financial statements of Holdings and its Subsidiaries, which audits were conducted in accordance with generally accepted auditing standards, such accounting firm obtained no knowledge of any Default or Event of Default which has occurred and is continuing or, if in the opinion of such

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accounting firm such a Default or Event of Default with respect to the covenants set forth in Sections 9.02 through 9.15, inclusive, has occurred and is continuing, a statement as to the nature thereof and (II) management's discussion and analysis of the important operational and financial developments during such fiscal year. If Holdings has designated any Unrestricted
Subsidiaries hereunder, then the annual financial information required by this
Section 8.01(c) shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in management's discussion and analysis of operational and financial developments, of the financial condition and results of operations of the Unrestricted Subsidiaries of Holdings separate from the financial condition and results of operations of Holdings and its Subsidiaries.

          (d) MANAGEMENT LETTERS. Promptly after the receipt thereof by Holdings or any of its Subsidiaries, a copy of any "management letter" received by such Person from their certified public accountants and the management's non-privileged responses thereto.

          (e) BUDGETS. No later than 90 days (or earlier, if available) following the commencement of the first day of each fiscal year, a budget in form satisfactory to the Administrative Agent (including budgeted statements of income and sources and uses of cash and balance sheets) prepared by Holdings for
(x) each of the four fiscal quarters of such fiscal year prepared in reasonable detail and (y) each of the four fiscal years immediately following such fiscal year prepared in summary form, in each case, on a consolidated basis, for Holdings and its Subsidiaries (and on a business segment and combined international operational basis as described in Section 8.01(c) above).

          (f) OFFICER'S CERTIFICATES. At the time of the delivery of the financial statements provided for in Section 8.01(a), (b) and (c), a certificate of an Authorized Representative of Holdings to the effect that, to the best of such Authorized Representative's knowledge, no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof, which certificate shall, in the case of any such financial statements delivered in respect of a period ending on the last day of a fiscal quarter or year of Holdings, (x) set forth the calculations required to establish whether the Credit Parties were in compliance with the provisions of Sections 3.03, 4.02, 9.02, 9.03, 9.04, 9.05 and 9.07 through 9.09, inclusive, at the end of such fiscal quarter or year, as the case may be, and (y) set forth the calculation of the Leverage Ratio, the amount of the Available Basket Amount at the end of the period covered by such financial statements, and all sources and uses of proceeds relating to the calculations thereof changing during the period covered by such statements.

          (g) NOTICE OF DEFAULT OR LITIGATION. As soon as practicable, and in any event within five Business Days after an executive officer of any Credit Agreement Party obtains actual knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or an Event of Default, (ii) any litigation or governmental investigation or proceeding pending or threatened in writing (x) against Holdings or any of its Subsidiaries which would reasonably be expected to have a Material Adverse Effect, or (y) with respect to any material Indebtedness of Holdings or any of its Subsidiaries taken as a whole and (iii) any other event which would reasonably be expected to have a Material Adverse Effect.

          (h) OTHER REPORTS AND FILINGS. As soon as practicable, and in any event within 10 Business Days after the filing or delivery thereof, as the case may be, copies of all financial information, proxy materials and other information and reports, if any, which Holdings or any of its Subsidiaries shall file with the Securities and Exchange Commission or any successor thereto (the "SEC") or the Registrar of Companies in England and Wales and copies of all notices and reports which Holdings or any of its Subsidiaries shall deliver to holders of their Indebtedness (including the Existing Senior Subordinated Notes, the Convertible Subordinated Debentures, the Senior Subordinated Bridge Loans, the Mezzanine Subordinated Debt, and on and after the execution and delivery thereof, the Permanent Senior Subordinated Notes and the Permitted Subordinated Refinancing Indebtedness) pursuant to the terms of the documentation governing such Indebtedness (or any trustee, agent or other representative therefor) or holders of their capital stock (including the Convertible QUIPS (to the extent outstanding)) pursuant to the terms of the documentation relating thereto (or any trustee, agent or other representative therefor).

          (i) ENVIRONMENTAL MATTERS. As soon as practicable, and in any event within 20 Business Days after an executive officer of Holdings or BFPH obtains actual knowledge thereof, notice of any of the following environmental matters, unless such environmental matters would not, individually or when aggregated with all other such environmental matters, be reasonably expected to (x) have a Material Adverse Effect or (y) result in a remedial cost to Holdings or any of its Subsidiaries in excess of $5,000,000:

          (i) any pending or threatened Environmental Claim against Holdings or any of its Subsidiaries or any Real Property owned or operated by Holdings or any of its Subsidiaries;

          (ii) any condition or occurrence after the Effective Date on or arising from any Real Property owned or operated by Holdings or any of its Subsidiaries that (a) results in noncompliance by Holdings or any of its Subsidiaries with any applicable Environmental Law or (b) would reasonably be expected to form the basis of an Environmental Claim against Holdings or any of its Subsidiaries or any such Real Property;

          (iii) any condition or occurrence on any Real Property owned or operated by Holdings or any of its Subsidiaries that would reasonably be expected to cause such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability by Holdings or any of its Subsidiaries of such Real Property under any Environmental Law; and

          (iv) the taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Property owned or operated by Holdings or any of its Subsidiaries as required by any Environmental Law or any governmental or other administrative agency.

All such notices shall describe in reasonable detail, to the extent known at such time upon diligent inquiry, the nature of the claim, investigation, condition, occurrence or removal or remedial action, and Holdings' or such Subsidiary's response or proposed response thereto. In addition, each Credit Agreement Party will provide the Administrative Agent with copies of all material communications regarding matters reasonably likely to result in environmental

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liabilities in excess of $5,000,000 between Holdings or any of its Subsidiaries and any government or governmental agency relating to Environmental Laws, all communications regarding matters reasonably likely to result in environmental liabilities in excess of $5,000,000 between Holdings or any of its Subsidiaries and any Person (other than its attorneys) relating to Environmental Claims, and such non-privileged detailed reports of any Environmental Claim as may be requested by the Administrative Agent or the Required Lenders.

          (j) ANNUAL MEETINGS WITH LENDERS. At the request of the Administrative Agent, Holdings shall within 120 days after the close of each fiscal year of Holdings hold a meeting (at a mutually agreeable location and time) with all of the Lenders at which meeting shall be reviewed the financial results of the previous fiscal year and the financial condition of Holdings and its Subsidiaries and the budgets presented for the current fiscal year of Holdings and its Subsidiaries.

          (k) NOTICE OF COMMITMENT REDUCTIONS AND MANDATORY REPAYMENTS. On or prior to the date of any reduction to Commitments or any mandatory repayment of outstanding Loans pursuant to any of Sections 4.02(c) through (h), inclusive, Holdings shall provide written notice of the amount of the respective reduction or repayment, as the case may be, to the Commitments or the outstanding Loans, as applicable, and the calculation thereof (in reasonable detail).

          (l) OTHER INFORMATION. From time to time, such other information or documents (financial or otherwise) with respect to Holdings or its Subsidiaries as the Administrative Agent or any Lender (through the Administrative Agent) may reasonably request.

          8.02 BOOKS, RECORDS AND INSPECTIONS. Holdings will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries in conformity with GAAP in all material respects and all requirements of law shall be made of all dealings and transactions in relation to its business and activities. Holdings will, and will cause each of its Subsidiaries to, permit officers and designated representatives of the Administrative Agent or any Lender to visit and inspect, at the Administrative Agent's or such other Lender's own expense, as the case may be (or, if a Default or Event of Default is in existence, at Holdings' expense), during regular business hours, upon reasonable advance notice and under guidance of officers of Holdings or such Subsidiary, any of the properties of Holdings and any of its Subsidiaries, and to examine the books of account of Holdings and any of its Subsidiaries and discuss the affairs, finances and accounts of Holdings and any of its Subsidiaries with, and be advised as to the same by, its and their officers and independent accountants, all at such reasonable times and intervals and to any reasonable extent as the Administrative Agent or any Lender may reasonably request; PROVIDED that all such visits and inspections by each Lender shall be limited to one such inspection and visit per Lender in each year (except when a Default or Event of Default has occurred and is continuing, in which case there shall be no limitations on such inspections and visits).

          8.03 MAINTENANCE OF PROPERTY; INSURANCE. xxii) Holdings will, and will cause each of its Subsidiaries to (i) keep all property necessary in its business in good working order and condition (ordinary wear and tear excepted),
(ii) maintain, with financially sound and reputable insurance companies, insurance on all its property in at least such amounts and against at least such risks as is consistent and in accordance with industry practice or past practices of

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Holdings and its Subsidiaries as in effect as on the Effective Date and (iii)
furnish to the Administrative Agent and each Lender, upon written request, full information as to the insurance carried. In addition to the requirements of the immediately preceding sentence, Holdings will at all times cause insurance of the types described in Schedule VII to be maintained (with the same scope of coverage as that described in Schedule VII) at levels which are at least as great as the respective amounts described opposite the respective types of insurance on Schedule VII. Such insurance shall include physical damage insurance on all real and personal property (whether now owned or hereafter acquired) on an all risk basis, covering the full repair and replacement costs of all such property and business interruption insurance for the actual loss sustained.

          (b) Holdings will, and will cause each of its Subsidiaries to, at all times keep the respective property of Holdings and its Subsidiaries (except real or personal property leased or financed through third parties in accordance with this Agreement) insured in favor of the Collateral Agent, and all policies or certificates with respect to such insurance (and any other insurance maintained by, or on behalf of, Holdings or any Subsidiary of Holdings) (i) shall be endorsed to the Collateral Agent's satisfaction for the benefit of the Collateral Agent (including by naming the Collateral Agent as loss payee and additional insured), (ii) shall state that such insurance policies shall not be canceled or materially changed without at least 30 days' prior written notice thereof by the respective insurer to the Collateral Agent and (iii) shall, upon the request of the Collateral Agent, be deposited with the Collateral Agent.

          (c) If Holdings or any of its Subsidiaries shall fail to maintain all insurance in accordance with this Section 8.03, the Administrative Agent shall have the right (but shall be under no obligation) after giving notice to Holdings (but not requiring any consent from Holdings) to procure such insurance and the Credit Parties agree to jointly and severally reimburse the Administrative Agent for all reasonable costs and expenses of procuring such insurance.

          8.04 CORPORATE FRANCHISES. Holdings will, and will cause each of its Subsidiaries to, do or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises, licenses and patents; PROVIDED, however, that nothing in this Section 8.04 shall prevent (i) transactions permitted in accordance with the applicable requirements of Section 9.02 or (ii) the withdrawal by Holdings or any of its Subsidiaries of its qualification as a foreign corporation in any jurisdiction where such withdrawal would not reasonably be expected to have a Material Adverse Effect.

          8.05 COMPLIANCE WITH STATUTES, ETC. Holdings will, and will cause each of its Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, except such noncompliances as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          8.06 COMPLIANCE WITH ENVIRONMENTAL LAWS. xxiii) Holdings will comply, and will cause each of its Subsidiaries to comply, in all material respects with all Environmental Laws applicable to the ownership or use of its Real Property now or hereafter owned or operated by Holdings or any of its Subsidiaries, will pay or cause to be paid all costs and expenses incurred in connection with such compliance, and will keep or cause to be kept all such Real

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Property free and clear of any Liens imposed pursuant to such Environmental
Laws. Neither Holdings nor any of its Subsidiaries will generate, use, treat, store, Release or dispose of, or permit the generation, use, treatment, storage, Release or disposal of Hazardous Materials on any Real Property now or hereafter owned or operated by Holdings or any of its Subsidiaries, or transport or permit the transportation of Hazardous Materials to or from any such Real Property except for Hazardous Materials used or stored at any such Real Properties in compliance (excluding non-compliance which, individually and in the aggregate would not reasonably be expected to have a Material Adverse Effect) with all applicable Environmental Laws and reasonably required in connection with the business of Holdings and its Subsidiaries or the operation, use and maintenance of any such Real Property. If Holdings or any of its Subsidiaries or any tenant or occupant of any Real Property owned or operated by Holdings or any of its Subsidiaries causes or permits any intentional or unintentional act or omission resulting in the presence or Release of any Hazardous Material in a quantity or concentration sufficient to require reporting or to trigger an obligation to undertake clean-up, removal or remedial action under applicable Environmental Laws, Holdings agrees to undertake, and/or to cause any of its Subsidiaries, tenants or occupants to undertake, at their sole expense, any clean up, removal, remedial or other action required pursuant to Environmental Laws to remove and clean up any Hazardous Materials from any Real Property except where the failure to do so would not reasonably be expected to have a Material Adverse Effect; PROVIDED that neither Holdings nor any of its Subsidiaries shall be required to undertake any clean up, removal, remedial or other action while the requirement to undertake such clean up, removal, remedial or other action is being contested in good faith and by proper proceedings so long as it has maintained adequate reserves with respect to such clean up, removal, remedial or other action to the extent required in accordance with GAAP.

          (b) At the written request of the Administrative Agent or the Required Lenders, which request shall specify in reasonable detail the basis therefor, at any time and from time to time, Holdings will provide, at its sole cost and expense, an environmental site assessment report concerning any Real Property now or hereafter owned or operated by Holdings or any of its Subsidiaries, prepared by an environmental consulting firm approved by the Administrative Agent, addressing the matters in clause (i), (ii) or (iii) below which gives rise to such request (or, in the case of a request pursuant to following clause
(i), addressing such matter as may be requested by the Administrative Agent or the Required Lenders) and estimating the range of the potential costs of any removal, remedial or other corrective action in connection with any such matter, PROVIDED that in no event shall such request be made unless (i) an Event of Default has occurred and is continuing, (ii) the Administrative Agent receives notice under Section 8.01(i) for any event for which notice is required to be delivered for any such Real Property or (iii) the Administrative Agent or the Required Lenders reasonably believe that there was a breach of any representation, warranty or covenant contained in Section 7.19 or 8.06(a). If Holdings fails to provide the same within 60 days after such request was made, the Administrative Agent may order the same, and Holdings shall grant and hereby grants (or cause its relevant Subsidiary to grant), to the Administrative Agent and the Lenders and their agents access to such Real Property owned or operated by Holdings or any of its Subsidiaries, and specifically grants the Administrative Agent and the Lenders and their agents an irrevocable non-exclusive license, subject to the rights of tenants, to undertake such an assessment, all at Holdings' expense.

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          8.07 ERISA. As soon as possible and, in any event, within 15 days after Holdings, any Subsidiary of Holdings or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following, Holdings will deliver to the Administrative Agent a certificate of the chief financial officer or treasurer of Holdings setting forth details as to such occurrence and the action, if any, that Holdings, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by Holdings, such Subsidiary, such ERISA Affiliate, the PBGC, a Plan or Multiemployer Plan participant or the Plan administrator with respect thereto, that a Reportable Event has occurred; that an accumulated funding deficiency has been incurred or an application may be reasonably expected to be or has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code with respect to a Plan or Multiemployer Plan; that a contribution required to be made by Holdings or a Subsidiary or an ERISA Affiliate to a Plan or Multiemployer Plan or Foreign Pension Plan has not been timely made; that a Plan or Multiemployer Plan has been or may be reasonably expected to be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that a Plan or Multiemployer Plan has an Unfunded Current Liability giving rise to a lien under ERISA or the Code; that proceedings may be reasonably expected to be or have been instituted to terminate or appoint a trustee to administer a Plan; that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan; that Holdings, any Subsidiary of Holdings or any ERISA Affiliate will or may reasonably be expected to incur any material liability (including any indirect, contingent, or secondary liability) to or on account of the termination of or withdrawal from a Plan or Multiemployer Plan or otherwise under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan or otherwise under Section 401(a)(29), 4971, 4975 or 4980 of the Code or Section 409 or 502(i) or 502(l) of
ERISA; or that Holdings or any Subsidiary of Holdings may reasonably be expected to incur any material liability pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or pursuant to any employee pension benefit plan (as defined in Section 3(2) of ERISA) in addition to any liability existing on the Effective Date pursuant to any such welfare or pension plan or plans. If requested by any Agent or the Required Lenders in writing, Holdings will deliver to the Administrative Agent or the requesting Lenders, as the case may be, a complete copy of the annual report (Form 5500) of each Plan (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information) required to be filed with the Internal Revenue Service. In addition to any certificates or notices delivered to the Administrative Agent pursuant to the first sentence hereof, copies of any material notices received by Holdings, any Subsidiary of Holdings or any ERISA Affiliate (i) from any government agency with respect to any Plan or Foreign Pension Plan or (ii) received from any government agency or plan administrator or sponsor or trustee with respect to any Multiemployer Plan, shall be delivered to the Administrative Agent no later than 15 days after the date such notice has been received by Holdings, such Subsidiary or such ERISA Affiliate, as applicable.

          8.08 END OF FISCAL YEARS; FISCAL QUARTERS. Each Credit Agreement Party shall cause (i) each of its, and each of its Subsidiaries', fiscal years (for accounting and SEC disclosure purposes) to end on December 31, and (ii) itself, and each of its Subsidiaries, to maintain fiscal quarters consistent therewith.

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          8.09 PERFORMANCE OF OBLIGATIONS. Holdings will, and will cause each of its Subsidiaries to, perform all of its obligations under the terms of each mortgage, deed of trust, indenture, loan agreement or credit agreement and each other material agreement, contract or instrument, by which it is bound, except such non-performances as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          8.10 PAYMENT OF TAXES. Holdings will pay and discharge or cause to be paid and discharged, and will cause each of its Subsidiaries to pay and discharge, all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, in each case on a timely basis, and all lawful claims for material sums that have become due and payable which, if unpaid, might become a lien or charge upon any properties of Holdings or any of its Subsidiaries; PROVIDED that neither Holdings nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it maintains adequate reserves with respect thereto in accordance with GAAP.

          8.11 ADDITIONAL SECURITY; FURTHER ASSURANCES. xxiv) Holdings will, and will cause each of its Wholly-Owned Subsidiaries that is a Domestic Subsidiary or a U.K. Subsidiary (and to the extent Section 8.15 is operative, each of its Wholly-Owned Foreign Subsidiaries) to, grant to the Collateral Agent mortgages in such Real Property of Holdings and its Subsidiaries as are not covered by the original Security Documents and as may be reasonably requested from time to time by the Administrative Agent or the Required Lenders (collectively, the "Additional Mortgage Documents"). All such mortgages shall be granted pursuant to documentation reasonably satisfactory in form and substance to the Collateral Agent and shall constitute valid and enforceable perfected hypothecations and mortgages superior to and prior to the rights of all third Persons and enforceable as against third parties and subject to no other Liens, except for Permitted Liens. The Additional Mortgage Documents or instruments related thereto shall have been duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent required to be granted pursuant to the Additional Mortgage Documents and all taxes, fees and other charges payable in connection therewith shall have been paid in full. Notwithstanding the foregoing, this
Section 8.11(a) shall not apply to (and Holdings and its Subsidiaries shall not be required to grant a mortgage in) any Real Property the fair market value of which (as determined in good faith by senior management of Holdings) is less than $1,000,000.

          (b) Holdings agrees to cause (x) each Domestic Subsidiary (other than a Shell Corporation, so long as it remains a Shell Corporation) established or created in accordance with Section 9.11 to execute and deliver a guaranty of all Obligations and all obligations under Interest Rate Protection Agreements and Currency Agreements in substantially the form of the U.S. Subsidiaries Guaranty, or to become a party to the U.S. Subsidiaries Guaranty and (y) each U.K. Subsidiary (other than a Shell Corporation, so long as it remains a Shell Corporation) established or created in accordance with Section 9.11 (i) that does not become a U.K. Borrower pursuant to Section 6, (I) in the case of an Immaterial U.K. Subsidiary, as soon as reasonably practicable but in any event within 90 days after its establishment, creation or acquisition, and (II) in the case of any other U.K. Subsidiary, at the time of its establishment, creation or acquisition, to execute and deliver a guaranty of all Obligations and all obligations under Interest Rate Protection Agreements and Currency Agreements in substantially the form of the Non-Borrower

U.K. Subsidiaries Guaranty, or to become a party to the Non-Borrower U.K. Subsidiaries Guaranty or (ii) (I) in the case of an Immaterial U.K. Subsidiary, as soon as reasonably practicable but in any event within 90 days after its establishment, creation or acquisition, and (II) in the case of any other U.K. Subsidiary, at the time of its establishment, creation or acquisition, to execute and deliver an Election to Become a U.K. Borrower and to comply (and to cause all other U.K. Borrowers to comply) with the requirements of Section 6. Notwithstanding anything to the contrary contained above or elsewhere in this Agreement, the Receivables Subsidiary shall not be required to become a U.S. Subsidiary Guarantor, although 100% of the capital stock of the Receivables Subsidiary shall be pledged pursuant to the U.S. Pledge Agreement.

          (c) Holdings agrees to cause BFPH, each U.K. Borrower and each Subsidiary Guarantor to pledge the capital stock or other equity interests of each new Subsidiary and Unrestricted Subsidiary (except to the extent the capital stock or other equity interests of any such Subsidiary or Unrestricted Subsidiary is/are not owned by a Credit Party) established or created in accordance with Section 9.11 to the Collateral Agent for the benefit of the Secured Creditors pursuant to the relevant Security Document.

          (d) Holdings will, and will cause each of its Subsidiaries to, at the expense of the Borrowers, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, schedules, confirmatory assignments, conveyances, transfer endorsements, financing statements, powers of attorney, certificates, real property surveys, reports and other assurances or instruments and take such further steps relating to the Collateral covered by any of the Security Documents as the Collateral Agent may reasonably require pursuant to this Section 8.11. Furthermore, each Credit Agreement Party shall cause to be delivered to the Collateral Agent such opinions of counsel, title insurance and other related documents as may be reasonably requested by the Collateral Agent to assure itself that this Section
8.11 has been complied with.

          (e) Except as otherwise provided in the relevant Security Document, each of the Credit Agreement Parties agrees that each action required above by
Section 8.11(b) or (c) shall be completed contemporaneously with the creation of the respective new Subsidiary or Unrestricted Subsidiary, as applicable. Furthermore, each of the Credit Agreement Parties further agrees that each action required by Sections 8.11(a) and (d) shall be completed as soon as reasonably practicable, but in no event later than 90 days after such action is requested to be taken by the Administrative Agent or the Required Lenders. Notwithstanding the foregoing, in no event will Holdings or any of its Subsidiaries be required to take any action, other than using its commercially reasonable efforts, to obtain consents from third parties with respect to its compliance with this Section 8.11.

          (f) In the event that the Administrative Agent or the Required Lenders at any time after the Initial Borrowing Date determine in their reasonable discretion (whether as a result of a position taken by an applicable bank regulatory agency or official, or otherwise) that real estate appraisals satisfying the requirements set forth in 12 C.F.R., Part 34-Subpart C, or any successor or similar statute, role, regulation, guideline or order (any such appraisal or "Required Appraisal") are or were required to be obtained, or should be obtained, in connection with any Mortgaged Property or Mortgaged Properties, then, within 90 days after receiving written notice

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thereof from the Administrative Agent or the Required Lenders, as the case may be, Holdings shall cause such Required Appraisal to be delivered, at the expense of Holdings, to the Administrative Agent, which Required Appraisal, and the respective appraiser, shall be satisfactory to the Administrative Agent.

          (g) At such time as the assets of all corporations owned by Holdings and its Subsidiaries which theretofore constitute Shell Corporations exceed $3,000,000 in the aggregate, Holdings shall notify the Administrative Agent as to which corporations shall cease to constitute Shell Corporations or, in the absence of such designation, all such corporations shall at such time cease to be Shell Corporations.

          8.12 OWNERSHIP OF SUBSIDIARIES. xxv) Notwithstanding anything to the contrary contained in this Agreement, Holdings shall at all times own directly 100% of the capital stock of BFPH.

          (b) Holdings and BFPH shall at all times own, directly or indirectly, 100% of the capital stock or other equity interests of each of their respective Subsidiaries (except to the extent (x) 100% of the capital stock or other equity interests of any such Subsidiary is sold, transferred or otherwise disposed of pursuant to a transaction permitted by Section 9.02(viii) or (xiv), (y) such capital stock or other equity interests is/are acquired pursuant to an acquisition permitted by Section 9.02(vii) or an Investment permitted by Section 9.05(vii) or (z) set forth on Schedule V); PROVIDED that, (x) Permitted Acquired Subsidiary Preferred Stock may be assumed in connection with one or more Permitted Acquisitions in accordance with the requirements of Section 9.12(d) and (y) in the case of any Two-Step Permitted Acquisition, during the period from the consummation of the tender offer portion thereof until the earlier to occur of (i) the consummation of the subsequent merger or compulsory share acquisition constituting a portion thereof or (ii) the date occurring 135 days after the consummation of the tender portion thereof, the respective Target of such Two-Step Permitted Acquisition may be a Subsidiary of BFPH which is not a Wholly-Owned Subsidiary thereof.

          (c) Treasure Chest shall at all times directly own 100% of the outstanding capital stock of the Receivables Subsidiary.

          8.13 PERMITTED ACQUISITIONS. xxvi) Subject to the provisions of this
Section 8.13 and the requirements contained in the definition of Permitted Acquisition, BFPH and its Wholly-Owned Subsidiaries, may from time to time after the Initial Borrowing Date effect Permitted Acquisitions, so long as: (i) no Default or Event of Default shall be in existence at the time of the consummation of the proposed Permitted Acquisition or immediately after giving effect thereto; (ii) Holdings or BFPH shall have given the Administrative Agent and the Lenders at least 3 Business Days' prior written notice of any Permitted Acquisition, PROVIDED that in the case of a Permitted Acquisition for Maximum Permitted Consideration of $25,000,000 or less, no such notice shall be required unless a Borrowing of Revolving Loans shall be used to effect such Permitted Acquisition, in which case written notice of such Permitted Acquisition shall be given at the time of the delivery of a Notice of Borrowing in respect of such Borrowing of Revolving Loans; (iii) calculations are made by Holdings or BFPH of compliance with the covenants contained in Sections 9.08 and 9.09 for the period of four consecutive fiscal quarters (taken as one accounting period) most recently ended, PROVIDED that if financial statements for

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the last month of the fiscal quarter most recently ended have not yet been delivered (and were not required to be delivered) pursuant to Section 8.01(a), then compliance with the covenants described above shall instead be tested for the period of four consecutive fiscal quarters (taken as one accounting period) most recently ended for which financial statements have been delivered (or were required to be delivered) pursuant to Section 8.01(b) or (c), as the case may be, prior to the date of such Permitted Acquisition (each, a "Calculation Period"), on a PRO FORMA Basis as if the respective Permitted Acquisition (as well as all other Permitted Acquisitions theretofore consummated after the first day of such Calculation Period) had occurred on the first day of such Calculation Period, and such recalculations shall show that such financial covenants would have been complied with if the Permitted Acquisition had occurred on the first day of such Calculation Period (for this purpose, if the first day of the respective Calculation Period occurs prior to the Initial Borrowing Date, calculated as if the covenants contained in said Sections 9.08 and 9.09 had been applicable from the first day of the Calculation Period); PROVIDED that if the respective Permitted Acquisition is a Two-Step Permitted Acquisition, the calculations required pursuant to this clause (iii) shall be required to be made on a PRO FORMA BASIS as otherwise required above, but both after giving effect to (x) FIRST, the acquisition of shares of the Target actually acquired pursuant to the respective tender offer (but not giving effect to any subsequent merger or compulsory share acquisition to be effected as part of the Two-Step Permitted Acquisition) and (y) SECOND, to the actions described in preceding clause (x) and the subsequent merger or compulsory share acquisition which will conclude the respective Two-Step Permitted Acquisition, and both sets of calculations shall show that the financial covenants referenced above would have been complied with in both scenarios described in preceding clauses (x) and (y) of this proviso (I.E., whether or not the subsequent merger or compulsory share acquisition is ever effected); (iv) Holdings or BFPH shall have examined the tax, ERISA, environmental and other contingent liabilities to be assumed in connection with, or acquired or incurred as a result of, the proposed Permitted Acquisition and shall have determined that the assumption of such contingent liabilities (x) would not reasonably be likely to result in a Material Adverse Effect and (y) will not, on a prospective basis, impair Holdings' ability to comply with the financial covenants contained in Sections
9.08 and 9.09; (v) all representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Permitted Acquisition (both before and after giving effect thereto), unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date; (vi) Holdings or BFPH provides to the Administrative Agent and the Lenders as soon as available but not later than 5 Business Days after the execution thereof, a copy of any executed purchase agreement or similar agreement with respect to such Permitted Acquisition; (vii) the Maximum Permitted Consideration payable in connection with the proposed Permitted Acquisition does not exceed $25,000,000 (or if the Leverage Ratio is less than or equal to 3.75:1.0 immediately prior to (and without giving effect to) the proposed Permitted Acquisition, $50,000,000); (viii) the Maximum Permitted Consideration payable in connection with the proposed Permitted Acquisition, when combined with the aggregate Maximum Permitted Consideration paid in connection with all other Permitted Acquisitions consummated after the Effective Date, does not exceed $100,000,000 (or if the Leverage Ratio is less than or equal to 3.75:1.0 immediately prior to (and without giving effect to) the proposed Permitted Acquisition, $200,000,000); (ix) in the event the proposed Permitted Acquisition is a Foreign Permitted Acquisition, the Maximum Permitted Consideration

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payable in connection with such proposed Permitted Acquisition, when combined with the aggregate Maximum Permitted Consideration paid in connection with all other Foreign Permitted Acquisitions consummated after the Effective Date, does not exceed $50,000,000; and (x) immediately prior to the consummation of the proposed Permitted Acquisition, Holdings or BFPH shall have delivered to the Administrative Agent an officer's certificate executed by an Authorized Representative of Holdings or BFPH certifying, to his knowledge, compliance with the requirements of preceding clauses (i), (ii), (iii), (iv), (v), (vii), (viii) and (in the case of a Foreign Permitted Acquisition) (ix) (and attaching appropriate calculations in the case of clauses (vii), (viii) and (ix)) and, in the case of a Permitted Acquisition for Maximum Permitted Consideration of more than $25,000,000, containing the calculations required by said clause (iii).

          (b) At the time of each Permitted Acquisition involving the creation or acquisition of a Subsidiary, or the acquisition of capital stock or other equity interests of any Person, the capital stock or other equity interests thereof created or acquired in connection with such Permitted Acquisition shall be pledged for the benefit of the Secured Creditors pursuant to the relevant Security Document in accordance with the requirements of Section 9.11.

          (c) At the time of each Permitted Acquisition involving the creation or acquisition of a Wholly-Owned Subsidiary of BFPH which is a U.K. Subsidiary (or, in the case of a Two-Step Permitted Acquisition involving the acquisition of a Wholly-Owned Subsidiary of BFPH which is a U.K. Subsidiary, upon the consummation of the subsequent merger or compulsory share acquisition which concludes the respective Two-Step Permitted Acquisition), Holdings shall, upon the request of the Administrative Agent or the Required Lenders, cause such Wholly-Owned Subsidiary to execute and deliver an Election to Become a U.K. Borrower and all other documentation required by Section 6.

          (d) Holdings shall cause each Subsidiary which is formed to effect, or is acquired pursuant to, a Permitted Acquisition to comply with, and to execute and deliver, all of the documentation required by, Sections 8.11 and 9.11, to the reasonable satisfaction of the Administrative Agent.

          (e) The consummation of each Permitted Acquisition shall be deemed to be a representation and warranty by each Credit Agreement Party that the certifications by Holdings or BFPH (or by one or more of its Authorized Representatives) pursuant to Section 8.13(a) are true and correct in all material respects and that all conditions thereto have been satisfied and that same is permitted in accordance with the terms of this Agreement, which representation and warranty shall be deemed to be a representation and warranty for all purposes hereunder, including, without limitation, Sections 7 and 10.

          8.14 MAINTENANCE OF COMPANY SEPARATENESS. Each Credit Agreement Party will, and will cause each of its Subsidiaries and Unrestricted Subsidiaries to, satisfy customary Company formalities, including the holding of regular board of directors' and shareholders' meetings or action by directors or shareholders without a meeting and the maintenance of corporate records. None of Holdings, BFPH, BF Trust or any of their Subsidiaries shall conduct its or their affairs in a manner which is reasonably likely to result in the Company existence of any Credit Agreement Party, BF Trust or any of their respective Subsidiaries or Unrestricted Subsidiaries being ignored, or in the assets and liabilities of Holdings or any of its Subsidiaries

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being substantively consolidated with those of any other such Person or any
Unrestricted Subsidiary in a bankruptcy, reorganization or other insolvency proceeding.

          8.15 FOREIGN SUBSIDIARIES SECURITY. If following a change in the relevant sections of the Code or the regulations, rules, rulings, notices or other official pronouncements issued or promulgated thereunder, counsel for Holdings reasonably acceptable to the Administrative Agent and the Required Lenders (including Sullivan & Cromwell and/or in-house counsel of Holdings) does not within 30 days after a request from the Administrative Agent or the Required Lenders deliver evidence, in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders, with respect to any Foreign Subsidiary (and in the case of clause (i) below, any Foreign Unrestricted Subsidiary) which has not already had all of its stock pledged pursuant to the U.S. Pledge Agreement or the relevant U.S. Charge Over Shares and Notes, as applicable, to secure all of the Obligations (as defined in the respective such Security Document) that (i) a pledge (x) of 66-2/3% or more of the total combined voting power of all classes of capital stock of such Foreign Subsidiary (or Foreign Unrestricted Subsidiary) entitled to vote or (y) of any promissory note issued by such Foreign Subsidiary (or Foreign Unrestricted Subsidiary) to Holdings or any of its Domestic Subsidiaries, (ii) the entering into by such Foreign Subsidiary of a pledge agreement in substantially the form of the U.S. Pledge Agreement, (iii) the entering into by such Foreign Subsidiary of a security agreement in substantially the form of the U.S. Security Agreement and
(iv) the entering into by such Foreign Subsidiary of a guaranty in substantially the form of the U.S. Subsidiaries Guaranty, in any such case would cause the undistributed earnings of such Foreign Subsidiary as determined for Federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary's United States parent for Federal income tax purposes, then (I) in the case of a failure to deliver the evidence described in clause (i) above, that portion of such Foreign Subsidiary's (or Foreign Unrestricted Subsidiary's, as the case may be) outstanding capital stock or any promissory notes so issued by such Foreign Subsidiary, in each case to the extent owned by a Credit Party and not theretofore pledged pursuant to the U.S. Pledge Agreement or the relevant U.S. Charge Over Shares and Notes, as applicable, to secure all of the Obligations (as defined in the respective such Security Document), shall be pledged to the Collateral Agent for the benefit of the Secured Creditors pursuant to the U.S. Pledge Agreement or the relevant U.S. Charge Over Shares and Notes (or another pledge agreement in substantially similar form, if needed), (II) in the case of a failure to deliver the evidence described in clause (ii) above, such Foreign Subsidiary (to the extent same is a Wholly-Owned Foreign Subsidiary) shall execute and deliver the U.S. Pledge Agreement (or another pledge agreement in substantially similar form, if needed), granting to the Collateral Agent for the benefit of the Secured Creditors a security interest in all of the capital stock, other equity interests and promissory notes owned by such Foreign Subsidiary and securing the Obligations of BFPH under the Credit Documents and under any Interest Rate Protection

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Agreement or Currency Agreement and, in the event the U.S. Subsidiaries Guaranty shall have been executed by such Foreign Subsidiary, the obligations of such Foreign Subsidiary thereunder, (III) in the case of a failure to deliver the evidence described in clause (iii) above, such Foreign Subsidiary (to the extent same is a Wholly-Owned Foreign Subsidiary) shall execute and deliver the U.S. Security Agreement (or another security agreement in substantially similar form, if needed) granting to the Collateral Agent for the benefit of the Secured Creditors a security interest in all of such Foreign Subsidiary's assets (other than the capital stock, other equity interests and promissory notes owned by such Foreign Subsidiary) and securing the obligations of BFPH under the Credit Documents and under any Interest Rate Protection Agreement or Currency Agreement and, in the event the U.S. Subsidiaries Guaranty shall have been executed by such Foreign Subsidiary, the obligations of such Foreign Subsidiary thereunder, and (IV) in the case of a failure to deliver the evidence described in clause
(iv) above, such Foreign Subsidiary (to the extent same is a Wholly-Owned
Foreign Subsidiary) shall execute and deliver the U.S. Subsidiaries Guaranty (or another guaranty in substantially similar form, if needed), guaranteeing the Obligations of BFPH under the Credit Documents and under any Interest Rate Protection Agreement or Currency Agreement, in each case to the extent that the entering into of the U.S. Pledge Agreement, the U.S. Security Agreement or the U.S. Subsidiaries Guaranty is permitted by the laws of the respective foreign jurisdiction and with all documents delivered pursuant to this Section 8.15 to be in form and substance reasonably satisfactory to the Administrative Agent and/or the Required Lenders.

          8.16 CERTAIN PROVISIONS WITH RESPECT TO RECEIVABLES FACILITY. The Receivables Sellers shall be permitted to transfer Receivables Facility Assets to the Receivables Subsidiary from time to time in accordance with the requirements of Section 9.02(x), and in connection therewith may make the Investments as contemplated by Section 9.05(xii). It is acknowledged and agreed that, at any time when additional capital contributions are required to be made to the Receivables Subsidiary, such contributions may be made through the transfer by Treasure Chest of additional Receivables Facility Assets to the Receivables Subsidiary, through the contribution of promissory notes in accordance with Section 9.05(xv) or through a reduction in the principal amount of any intercompany note then payable to Treasure Chest by the Receivables Subsidiary. In addition, intercompany loans may be made by the Receivables Sellers as a result of the transfer of their Receivables Facility Assets to the Receivables Subsidiary in accordance with the provisions of Section 9.05(xii).

          8.17 MARGIN STOCK. Holdings will, and will cause each of its Subsidiaries to, take any and all actions as may be required to ensure that no capital stock pledged, or required to be pledged, pursuant to any Security Document shall constitute Margin Stock; PROVIDED that, in the case of a Two-Step Permitted Acquisition where the consummation of the tender offer portion thereof results in the acquisition of Margin Stock, the Margin Stock so acquired shall be pledged pursuant to the U.S. Pledge Agreement and (x) at the time of the consummation of any such tender offer and upon the occurrence of each Credit Event during any period that Loans are secured by Margin Stock, (i) Holdings will, and will cause its Subsidiaries to, take any and all actions as may be required, or as may be reasonably requested by any Agent, to establish compliance with Regulation U, (ii) BFPH shall deliver to each Lender a duly completed Form U-1 or G-3, as the case may be, referred to in Regulation U and
(iii) each Lender shall be able in good faith to complete said Form U-1 or G-3, as the case may be, showing that the Loans and other extensions of credit by the Lenders pursuant to this Agreement comply with Regulation U, including with respect to the collateral valuation requirements thereof and (y) as promptly as practicable after the consummation of the back-end merger in respect of such Two-Step Permitted Acquisition and in any event within 30 days thereafter (or, if earlier, 30 days after the respective Target becomes a Wholly-Owned Subsidiary of Holdings), Holdings will, and will cause its Subsidiaries to, take any and all actions as may be required to ensure that no capital stock acquired pursuant to such Two-Step Permitted Acquisition shall continue to, or at any time thereafter, constitute Margin Stock.

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          8.18 GOOD REPAIR. Holdings will, and will cause each of its
Subsidiaries to, ensure that its material properties and equipment used in its business are kept in good repair, working order and condition, ordinary wear and tear excepted, and that from time to time there are made in such properties and equipment all needful and proper repairs, renewals, replacements, extensions, additions, betterments and improvements thereto, to the extent and in the manner useful or customary for companies in similar businesses.

          8.19 YEAR 2000 COMPLIANCE. Holdings will take commercially reasonable steps to ensure that all material third party's software, systems and hardware used by, for, or on behalf of Holdings and its Subsidiaries are Year 2000 Compliant by December 31, 1999, except to the extent any failure to take such steps would not, individually or in the aggregate, reasonably be excepted to have a Material Adverse Effect, and shall notify the Administrative Agent and each Lender promptly upon detecting any failure of such software, systems and hardware to be Year 2000 Compliant. In addition, Holdings shall provide the Administrative Agent and each Lender with such information about its year 2000 computer readiness (including, without limitation, information as to contingency plans, budgets and testing results) as the Administrative Agent or such Lender shall reasonably request.

          8.20 INTEREST RATE PROTECTION. On the date occurring nine months following the Initial Borrowing Date, BFPH shall have entered into, and have in place, such arrangements acceptable to the Administrative Agent as may be necessary to ensure that at least 50% of the sum of (i) the aggregate principal amount of all Loans then outstanding, (ii) the aggregate principal amount of all Mezzanine Subordinated Debt then outstanding, (iii) the aggregate principal amount of all Senior Subordinated Bridge Loans then outstanding, (iv) the aggregate principal amount of all Permanent Senior Subordinated Notes then outstanding, (v) the aggregate principal amount of all Permitted Subordinated Refinancing Indebtedness then outstanding and (vi) the aggregate principal amount of all Existing Senior Subordinated Notes then outstanding, either bears interest at a fixed rate of interest (and will continue to do so for a period of at least 2 and three-quarters years following such nine-month anniversary of the Initial Borrowing Date) or is subject to one or more Interest Rate Protection Agreements which have the effect of fixing the floating interest rate applicable thereto (or subjecting same to a cap or collar satisfactory to the Administrative Agent) for a period of at least two and three-quarters years following such nine-month anniversary of the Initial Borrowing Date.

          8.21 MEZZANINE SUBORDINATED DEBT, ETC. Holdings shall pay interest owing on any outstanding Mezzanine Subordinated Debt through the issuance of additional Mezzanine Subordinated Debt, rather than in cash, to the maximum extent permitted by the Mezzanine Subordinated Debt Agreement.

          SECTION 9. NEGATIVE COVENANTS. Each Credit Agreement Party hereby covenants and agrees that on and after the Initial Borrowing Date and until the Total Commitment and all Letters of Credit have terminated and the Loans, Notes and Unpaid Drawings, together with interest, Fees and all other Obligations incurred hereunder and thereunder, are paid in full:

          9.01 LIENS. No Credit Agreement Party will, or will permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any

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property or assets (real or personal, tangible or intangible) of such Credit
Agreement Party or any of its Subsidiaries, whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable with recourse to such Credit Agreement Party or any of its Subsidiaries), or assign any right to receive income or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute (except in connection with a Permitted Lien); PROVIDED that the provisions of this Section
9.01 shall not prevent the creation, incurrence, filing, assumption or existence of the following (Liens described below are herein referred to as "Permitted Liens"):

          (i) inchoate Liens for taxes, assessments or governmental charges or levies not yet due and payable or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with GAAP;

          (ii) Liens in respect of property or assets of Holdings or any of its Subsidiaries imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers', warehousemen's, materialmen's and mechanics' liens and other similar Liens arising in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of Holdings' or such Subsidiary's property or assets or materially impair the use thereof in the operation of the business of Holdings or such Subsidiary or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

          (iii) Liens in existence on the Effective Date which are listed, and the property subject thereto described, in Schedule VIII, PLUS renewals and extensions of such Liens, PROVIDED that (x) the aggregate principal amount of the Indebtedness, if any, secured by such Liens does not increase from that amount outstanding at the time of any such renewal or extension and
     (y) any such renewal or extension does not encumber any additional assets or properties of Holdings or any of its Subsidiaries;

          (iv) Liens created pursuant to this Agreement and the Security Documents;

          (v) licenses, leases or subleases granted to other Persons in the ordinary course of business not materially interfering with the conduct of the business of Holdings and its Subsidiaries taken as a whole;

          (vi) Liens upon assets subject to Capitalized Lease Obligations of Holdings and its Subsidiaries to the extent permitted by Section 9.04(vii), PROVIDED that (x) such Liens only serve to secure the payment of Indebtedness arising under such Capitalized Lease Obligation and (y) the Lien encumbering the asset giving rise to the Capitalized Lease Obligation does not encumber any other asset of Holdings or any Subsidiary of Holdings (other than such other assets subject to Capitalized Lease Obligations owing to the same Person or group of Persons as such Capitalized Lease Obligation);

                                      -100-
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          (vii)   Liens placed upon assets used in the ordinary course of
     business of Holdings or any of its Subsidiaries at the time of acquisition thereof by Holdings or any such Subsidiary or within 360 days thereafter to secure Indebtedness incurred to pay all or a portion of the purchase price thereof, or Liens securing Permitted Acquired Debt, PROVIDED that (x) the aggregate outstanding principal amount of all Indebtedness secured by Liens permitted by this clause (vii) shall not at any time exceed the amount permitted by Section 9.04(vii), (y) in all events, the Lien encumbering the assets so acquired does not encumber any other asset of Holdings or such Subsidiary, except that the Indebtedness (other than Permitted Acquired
     Debt) secured by Liens permitted by this clause (vii) may be cross-collateralized with other Indebtedness (other than Permitted Acquired
     Debt) incurred pursuant to this clause (vii) by Holdings or such Subsidiary from the same Person or group of Persons and (z) in the case of Liens securing Permitted Acquired Debt, such Liens are not incurred in contemplation or anticipation of the Permitted Acquisition pursuant to which such Permitted Acquired Debt is acquired;

          (viii) easements, rights-of-way, restrictions (including zoning restrictions), encroachments, protrusions and other similar charges or encumbrances, and minor title deficiencies, in each case whether now or hereafter in existence, not securing Indebtedness and not materially interfering with the conduct of the business of Holdings or any of its Subsidiaries;

          (ix) Liens arising from precautionary UCC financing statement filings regarding operating leases entered into by Holdings or any of its Subsidiaries in the ordinary course of business;

          (x) Liens arising out of the existence of judgments or awards not constituting an Event of Default under Section 10.09, PROVIDED that the amount of cash and property (determined on a fair market value basis) deposited or delivered to secure the respective judgment or award shall not exceed $12,000,000 at any time;

          (xi) statutory and contractual landlords' liens under leases to which Holdings or any of its Subsidiaries are a party;

          (xii) Liens (other than any Lien imposed by ERISA) (x) incurred or deposits made in the ordinary course of business of Holdings and its Subsidiaries in connection with workers' compensation, unemployment insurance and other types of social security, (y) to secure the performance by Holdings and its Subsidiaries of tenders, statutory obligations (other than excise taxes), surety, stay, customs and appeal bonds, statutory bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) or (z) to secure the performance by Holdings and its Subsidiaries of leases of Real Property, to the extent incurred or made in the ordinary course of business consistent with past practices, PROVIDED that the aggregate amount of deposits at any time pursuant to subclauses (y) and (z) shall not exceed $15,000,000 in the aggregate;

          (xiii) any interest or title of a lessor, sublessor, licensee or licensor under any lease or license agreement permitted by this Agreement;

                                      -101-
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          (xiv)   Liens in favor of customs and revenue authorities arising as a matter of law or regulation to secure the payment of customs duties in connection with the importation of goods and deposits made to secure statutory obligations in the form of excise taxes;

          (xv) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by Holdings or any of its Subsidiaries in the ordinary course of business (excluding any general inventory financing);

          (xvi)   Permitted Encumbrances;

          (xvii) Liens on (x) Receivables Facility Assets transferred (A) by the Receivables Sellers to the Receivables Subsidiary or (B) by the Receivables Subsidiary to the Receivables Purchasers (or to the Master Trust created pursuant to the Receivables Facility), and the filing of financing statements in connection therewith, created by, and as set forth in, the Receivables Documents and (y) any amounts representing proceeds of securities issued in connection with the Receivables Facility which are on deposit in any account established under the Receivables Facility to the extent the funds from time to time on deposit in such account are included within the definition of Transferred Assets (as defined in Section 2.1 of the Receivables Pooling Agreement as originally in effect);

          (xviii) Liens securing Permitted Basket Indebtedness to the extent provided in the definition thereof; and

          (xix) Liens (but only on cash, Cash Equivalents and Foreign Cash Equivalents in accordance with the requirements of Section 9.04(ii)) securing Permitted U.K. Seller Notes to the extent the Indebtedness evidenced by same is permitted under Section 9.04(ii).

          9.02 CONSOLIDATION, MERGER, PURCHASE OR SALE OF ASSETS, ETC. No Credit Agreement Party will, or will permit any of its Subsidiaries to, wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of all or any part of its property or assets (other than the liquidation of Cash Equivalents in the ordinary course of business), or enter into any sale-leaseback transactions, or purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets (other than purchases or other acquisitions of inventory, materials, equipment, furniture, fixtures, and intangible assets in the ordinary course of business) of any Person (or agree to do any of the foregoing at any future time), except that:

          (i) Capital Expenditures by BFPH and its Subsidiaries shall be permitted to the extent not in violation of Section 9.07;

          (ii) Holdings and each of its Subsidiaries may (x) in the ordinary course of business, sell, lease or otherwise dispose of any assets which, in the reasonable judgment of such Person, are obsolete, worn out or otherwise no longer useful in the conduct of such Person's business and (y) enter into transactions permitted under Section 9.01(v);

          (iii)   Investments may be made to the extent permitted by Section
     9.05;

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          (iv)    Holdings and each of its Subsidiaries may lease (as lessee)
     real or personal property (so long as any such lease does not create a Capitalized Lease Obligation except to the extent permitted by Section 9.04);

          (v) each Subsidiary of Holdings may make sales or transfers of inventory in the ordinary course of business;

          (vi) BFPH and its Wholly-Owned Subsidiaries shall be permitted to make Permitted Acquisitions so long as same are effected in accordance with the requirements of Section 8.13;

          (vii) BFPH and any of its Subsidiaries may acquire the capital stock of, or all or substantially all of the assets of, any Person (or any product line or division of such Person) or merge, consolidate or otherwise combine with another Person (other than a Credit Party), in each case so long as (i) no Default or Event of Default exists or would exist immediately after giving effect thereto, (ii) BFPH, in the case of any merger or consolidation involving BFPH, or such Subsidiary, in other cases, is the surviving corporation and (iii) the aggregate consideration (including the amount of any liabilities assumed) paid in connection with any transaction pursuant to this Section 9.02(vii) does not exceed the then Available Basket Amount on such date (after giving effect to all prior and contemporaneous adjustments thereto, except as a result of such transaction);

          (viii)  Holdings and its Subsidiaries may sell or otherwise dispose of
     (x) any shares of capital stock of any Unrestricted Subsidiaries owned by them and (y) any capital stock or other equity interests of any Person that is not a Subsidiary of BFPH or such Subsidiary which were acquired by BFPH or such Subsidiary pursuant to an Investment permitted by Sections 9.05(vii), (x) or (xi), so long as (I) in the case of clause (y), 100% of the consideration therefor shall be in the form of cash and (II) in the case of clauses (x) and (y), (A) no Default or Event of Default is in existence at the time of the respective sale or disposition or would exist immediately after giving effect thereto and (B) the Net Sale Proceeds therefrom are applied to repay Term Loans and/or reduce the Commitments as provided in Section 4.02(c) or reinvested in a Permitted Business to the extent permitted by said Section;

          (ix) so long as no Default or Event of Default then exists or would exist immediately after giving effect thereto, (w) any U.S. Subsidiary Guarantor may be merged into or consolidated with any other U.S. Subsidiary Guarantor or BFPH (so long as in the case of any merger or consolidation involving BFPH, BFPH is the surviving corporation of such merger or consolidation), (x) any U.K. Subsidiary Guarantor may be merged into or consolidated with any other U.K. Subsidiary Guarantor or any U.K. Borrower (so long as in the case of any merger or consolidation involving a U.K. Borrower, a U.K. Borrower is the surviving corporation of such merger or consolidation), (y) any U.K. Borrower may be merged into or consolidated with any other U.K. Borrower and (z) any Insignificant Subsidiary may be merged with or liquidated into BFPH or any U.S. Subsidiary Guarantor (so long as BFPH or such U.S. Subsidiary Guarantor is the surviving corporation of such merger or liquidation);

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          (x)     sales, contributions and other transfers by the Receivables
     Sellers of Receivables Facility Assets to the Receivables Subsidiary and sales and other transfers of Receivables Facility Assets by the Receivables Subsidiary to the Receivables Purchasers (or to the Master Trust created pursuant to the Receivables Facility), and purchases and acquisitions of Receivables Facility Assets by the Receivables Subsidiary, in each case pursuant to the Receivables Facility shall be permitted;

          (xi) transfers of assets (x) between BFPH and any U.S. Subsidiary Guarantor or between the U.S. Subsidiary Guarantors and (y) between any U.K. Borrower and any U.K. Subsidiary Guarantor or between the U.K. Borrowers or the U.K. Subsidiary Guarantors;

          (xii) the Subsidiaries of Holdings (other than BFPH) may sell or otherwise transfer and rent or lease back property, so long as (x) the fair market value of all such property so sold or transferred and rented or leased back pursuant to this clause (xii) in any fiscal year does not exceed $45,000,000 in the aggregate and (y) the Net Sale Proceeds therefrom are applied to repay Term Loans and/or reduce the Commitments as provided in Section 4.02(c) or reinvested in a Permitted Business to the extent permitted by said Section;

          (xiii) Holdings and its Subsidiaries may enter into agreements to effect acquisitions and dispositions of stock or assets so long as the respective transaction is otherwise permitted pursuant to the provisions of this Section 9.02; PROVIDED that Holdings and its Subsidiaries may enter into agreements to effect acquisitions and dispositions of capital stock or assets in transactions not permitted by the provisions of this Section 9.02 at the time the respective agreement is entered into, so long as in the case of each such agreement, such agreement shall be expressly conditioned upon obtaining the requisite consent of the Required Lenders under this Agreement as a condition precedent to the consummation of the respective transaction and, if for any reason the transaction is not consummated because of a failure to obtain such consent, the aggregate liability of Holdings and its Subsidiaries under any such agreement shall not exceed $10,000,000;

          (xiv) Holdings and its Subsidiaries may sell or otherwise dispose of additional assets (excluding, assets sold, transferred or disposed of pursuant to the Receivables Facility and the Public Internet Investments) so long as (u) no Default or Event of Default is in existence at the time of the respective sale or disposition or would exist immediately after giving effect thereto, (v) the Net Sale Proceeds from any single asset subject to sale or disposition under this clause (xiv) do not exceed $50,000,000, (w) the aggregate Net Sale Proceeds from all assets subject to sales or dispositions under this clause (xiv) after the Effective Date shall not exceed $125,000,000, (x) each such sale or disposition shall be for fair market value (as determined in the good faith judgment of management of Holdings other than with respect to sales or dispositions in an aggregate amount not to exceed $1,000,000 per calendar year) and at least 75% of the consideration therefor shall be in the form of cash, (y) the Net Sale Proceeds therefrom are applied to repay Term Loans and/or reduce the Commitments as provided in Section 4.02(c) or reinvested in a Permitted Business to the extent permitted by said Section and (z) with respect to any

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     asset sale or disposition pursuant to this clause (xiv) which constitutes a
     Significant Asset Sale, (I) calculations are made by Holdings of compliance with the covenants contained in Section 9.09 for the Calculation Period most recently ended prior to the date of the respective Significant Asset Sale, on a PRO FORMA Basis after giving effect to the respective
     Significant Asset Sale, (II) such calculations show that such financial covenant would have been complied with if such Significant Asset Sale had been consummated on the first day of the respective Calculation Period and
     (III) Holdings furnishes to the Administrative Agent an officer's certificate by the chief financial officer of Holdings certifying to the best of his knowledge as to compliance with the requirements of this
     Section 9.02(xiv) and containing the calculations required by subclauses
     (I) and (II) above;

          (xv) the Recapitalization, the Columbine Sale and the Private Internet Investment Sale shall be permitted to the extent consummated in accordance with the relevant requirements of Section 5.01(g);

          (xvi) Holdings and its Subsidiaries may, in the ordinary course of business, license, as licensor or licensee, patents, trademarks, copyrights and know-how to or from third Persons or one another, so long as any such license by Holdings or any of its Subsidiaries in its capacity as licensor is permitted to be assigned pursuant to the relevant Security Documents (to the extent that a security interest in such patents, trademarks, copyrights and know-how is granted thereunder) and does not otherwise prohibit the granting of a Lien by Holdings or any of its Subsidiaries pursuant to such Security Documents in the intellectual property covered by such license;

          (xvii) Holdings and its Subsidiaries may sell or otherwise dispose of any Public Internet Investment, so long as (x) no Default or Event of Default is then in existence or would result therefrom and (y) the Net Sale Proceeds therefrom are applied to repay Loans and/or reduce the Commitments to the extent required by Section 4.02(c); and

          (xviii) Webcraft may, and may cause its Subsidiaries to, sell or otherwise dispose of the SDBS Division, so long as no Default or Event of Default is then in existence or would result therefrom.

Notwithstanding anything to the contrary contained above, in no event shall Holdings or any of its Subsidiaries (x) sell or otherwise transfer and rent or leaseback property except as expressly provided in clause (xii) above or (y) at any time prior to the Take-Out Date, convey, sell, lease or otherwise dispose of all or any part of its property or assets to the extent such conveyance, sale, lease or other disposition is prohibited by the terms of the Senior Subordinated Credit Agreement. To the extent the Required Lenders waive the provisions of this Section 9.02 with respect to the sale of any Collateral, or any Collateral is sold as permitted by this Section 9.02, such Collateral (unless sold to Holdings or any of its Subsidiaries) shall be sold free and clear of the Liens created by the Security Documents, and the Administrative Agent and Collateral Agent shall be authorized to take any actions deemed appropriate in order to effect the foregoing.

          9.03 DIVIDENDS. No Credit Agreement Party shall, or shall permit any of its Subsidiaries to, authorize, declare or pay any Dividends with respect to Holdings or any of its

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Subsidiaries, except that the following shall be permitted (subject to adjustment as provided in Section 9.05):

          (i) (x) any Subsidiary of BFPH may pay Dividends to BFPH or any U.S. Subsidiary Guarantor, (y) any U.K. Subsidiary Guarantor may pay Dividends to any U.K. Borrower or any other U.K. Subsidiary Guarantor and
     (z) any U.K. Borrower may pay Dividends to any other U.K. Borrower;

          (ii) in addition to Dividends otherwise permitted for such purpose by clause (iv) of this Section 9.03, Holdings may repurchase Holdings Common Stock and/or options to purchase Holdings Common Stock held by directors, executive officers, members of management or employees of Holdings or any of its Affiliates or any family members of any such individuals, so long as (x) no Default or Event of Default then exists or would exist immediately after giving effect thereto and (y) the aggregate amount of cash expended by Holdings pursuant to this clause (ii) shall not exceed $10,000,000 in any calendar year (or $15,500,000 in the case of the calendar year ended December 31, 2000); PROVIDED that, in addition to amounts available pursuant to preceding clause (y) (but subject to the requirements of preceding clause (x)), Holdings may make additional cash purchases in respect of Holdings Common Stock and/or options to purchase Holdings Common Stock previously held by any person listed above, after the death of such person, with proceeds of (A) key-man life insurance maintained by any Credit Party on such person and (B) the sales of Holdings Common Stock to management employees subsequent to the Initial Borrowing Date to the extent not required to repay Term Loans and/or reduce the Total Revolving Loan Commitment pursuant to Section 4.02;

          (iii) so long as no Default or Event of Default then exists or would exist immediately after giving effect thereto, BFPH may pay cash Dividends to Holdings so long as the cash proceeds thereof are used by Holdings, as soon as reasonably practicable, for the purposes described in clause (ii) of this Section 9.03;

          (iv) any Subsidiary of Holdings that is not a Wholly-Owned Subsidiary may pay cash Dividends to its shareholders or partners generally, so long as Holdings or its respective Subsidiary which owns the equity interest or interests in the Subsidiary paying such Dividends receives at least its proportionate share thereof (based upon its relative holdings of equity interest in the Subsidiary paying such Dividends and taking into account the relative preferences, if any, of the various classes of equity interests in such Subsidiary or the terms of any agreements applicable thereto);

          (v)     the Recapitalization shall be permitted;

          (vi) so long as no Default or Event of Default is in existence or would exist immediately after giving effect to the respective payment, (x) the respective Subsidiary which is the issuer thereof may pay regularly accruing cash dividends on any outstanding Permitted Acquired Subsidiary Preferred Stock and (y) Holdings and/or its Subsidiaries may acquire, redeem or retire any outstanding Permitted Acquired Subsidiary Preferred Stock;

          (vii) so long as there shall exist no Default or Event of Default (both before and immediately after giving effect to the payment thereof), BFPH may pay cash Dividends to Holdings, so long as the proceeds thereof are used by Holdings (as soon as reasonably practicable) to pay taxes then due and payable, operating expenses and payables owing by Holdings in the ordinary course of its business, other similar corporate overhead costs and expenses and expenses (other than principal, liquidation preference, interest or dividends) in respect of any outstanding Convertible QUIPS and/or Convertible Subordinated Debentures;

          (viii) BFPH may pay cash Dividends to Holdings, which in turn shall utilize the full amount of such cash Dividends for the purpose of paying (and so long as Holdings, by the immediately succeeding Business Day, utilizes the full amount of such cash Dividends to pay) interest as and when due on the Convertible Subordinated Debentures then outstanding to BF Trust, which in turn shall utilize the full amount of such interest payments on the day of its receipt thereof to pay accrued dividends then owing with respect to Convertible QUIPS then outstanding, PROVIDED that (x) the amount of cash Dividends payable by BFPH pursuant to this clause (viii) shall not exceed the amounts necessary to make such dividend payments owing with respect to the Convertible QUIPS, (y) no such Dividend shall be paid at any time when the payment of cash interest on the Convertible Subordinated Debentures is not permitted to be made pursuant to the subordination provisions applicable thereto and (z) no such Dividend may be paid at any time following the occurrence and during the continuance of any Default or Event of Default or if a Default or Event of Default would exist immediately after giving effect to the payment of such Dividend;

          (ix) on the Initial Borrowing Date, BFPH may pay cash Dividends to Holdings with the proceeds of Loans, which in turn shall utilize the full amount of such cash Dividends for the purpose of making (and so long as Holdings promptly utilizes the full amount of such cash Dividends to make) Initial Convertible QUIPS Conversion Payments in accordance with the requirements of Section 5.01(h)(ii);

          (x) after the Initial Borrowing Date, BFPH may pay cash Dividends to Holdings with the proceeds of Revolving Loans and Swingline Loans, which in turn shall utilize the full amount of such cash Dividends for the purpose of making (and so long as Holdings, by the immediately succeeding Business Day, utilizes the full amount of such cash Dividends to make) Post-Closing Convertible QUIPS Conversion Payments to holders of Convertible QUIPS who have elected to convert their Convertible QUIPS into the right to receive Post-Closing Convertible QUIPS Conversion Payments pursuant to a Permitted Conversion, in each case at such time and in such amounts as are required by the relevant Convertible QUIPS Documents, PROVIDED that no such Dividend may be paid at any time following the occurrence and during the continuance of any Default or Event of Default or if a Default or Event of Default would exist immediately after giving effect to the payment of such Dividend;

          (xi) the Investment Subsidiary may pay cash Dividends to Holdings with the Net Sale Proceeds of sales of XL Ventures Investments, which in turn shall utilize the full amount of such cash Dividends for the purpose of making (and so long as Holdings, by

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     the immediately succeeding Business Day, utilizes the full amount of such cash Dividends to make) a cash equity contribution to BFPH, which in turn shall utilize the full amount of such cash contribution to repay (and so long as BFPH utilizes the full amount of such cash contribution on such Business Day to repay) outstanding Loans required to be repaid in accordance with the requirements of Section 4.02(c);

          (xii) BFPH may pay cash Dividends to Holdings, which in turn shall utilize the full amount of such cash Dividends for the purpose of paying (and so long as Holdings, by the immediately succeeding Business Day, utilizes the full amount of such cash Dividends to pay) (I) cash interest as and when due on the Mezzanine Subordinated Debt then outstanding and
     (II) principal of the Mezzanine Subordinated Debt to the extent the respective principal repayment is expressly permitted pursuant to the proviso to clause (ii) of Section 9.10, PROVIDED that (x) the amount of cash Dividends payable by BFPH pursuant to subclause (I) of this clause
     (xii) shall not exceed the amounts necessary to pay the cash interest owing with respect to the Mezzanine Subordinated Debt, (y) the amount of cash Dividends payable by BFPH pursuant to subclause (II) of this clause (xii) shall not exceed the principal amount of Mezzanine Subordinated Debt expressly permitted to be repaid pursuant to the proviso to clause (ii) of
     Section 9.10 and (z) no such Dividend shall be paid at any time following the occurrence and during the continuance of any Default or Event of Default or if a Default or Event of Default would exist immediately after giving effect to the payment of such Dividend; and

          (xiii) BFPH may pay Dividends to Holdings for the purpose of paying the fees and expenses permitted to be paid pursuant to Sections 9.06(xii) through (xvi), inclusive, so long as (x) the payment of such fees and expenses are expressly permitted to be paid by Holdings pursuant to the relevant such Sections and (y) Holdings uses the full amount of such Dividends on the date of receipt thereof to pay such fees and other amounts.

          9.04 INDEBTEDNESS. No Credit Agreement Party shall, or shall permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

          (i) Indebtedness incurred pursuant to this Agreement and the other Credit Documents;

          (ii) Indebtedness of any U.K. Credit Party evidenced by a secured promissory note (each, a "U.K. Permitted Seller Note") issued as consideration to a seller in connection with a Permitted Acquisition, so long as (w) the Permitted Acquisition pursuant to which such U.K. Permitted Seller Note is issued as consideration is consummated in accordance with the requirements of Section 8.13, (x) the aggregate principal amount of any such U.K. Permitted Seller Note at any time outstanding does not exceed the remainder of (i) the initial aggregate principal amount of such U.K. Permitted Seller Note LESS (ii) the sum of (I) the aggregate amount of all repayments of principal thereof after the date of its issuance, (II) the aggregate amount of all redemptions or other acquisitions for value of such U.K. Permitted Seller Note after the date of its issuance pursuant to, and in accordance with the terms of, such U.K. Permitted Seller Note and (III) the aggregate amount of all reductions to the principal amount thereof permitted or required under the terms of such U.K. Permitted Seller Note or the acquisition agreement

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     governing the respective Permitted Acquisition, (y) such Indebtedness is secured only by a cash deposit (or deposits of Cash Equivalents or Foreign Cash Equivalents or investments therein made from time to time with the proceeds of the original cash deposits) made by or on behalf of such U.K. Credit Party in an account at a financial institution in an amount not to exceed the then principal amount owing by such U.K. Credit Party under such U.K. Permitted Seller Note and (z) the interest rate borne by any such U.K. Permitted Seller Note does not exceed the rate of return on the cash deposits (or deposits of Cash Equivalents or Foreign Cash Equivalents or investments therein) securing such U.K. Permitted Seller Note;

          (iii) Indebtedness of the Borrowers consisting of Non-Facility Letters of Credit and reimbursement obligations with respect thereto, including renewals or extensions thereof, so long as the aggregate stated amount of such Non-Facility Letters of Credit at any time outstanding does not exceed $30,000,000;

          (iv) Scheduled Existing Indebtedness shall be permitted to the extent the same is listed on Schedule VI, but no refinancings or renewals thereof, except as expressly permitted on such Schedule VI (or as otherwise permitted by Section 9.04(xi));

          (v) accrued expenses and current trade accounts payable incurred in the ordinary course of business;

          (vi) Indebtedness under Interest Rate Protection Agreements reasonably related to outstanding floating rate debt permitted under this Agreement;

          (vii) Indebtedness of Holdings and its Subsidiaries evidenced by Capitalized Lease Obligations to the extent permitted pursuant to Section 9.01(vi), Indebtedness secured by Liens permitted under Section 9.01(vii) and Indebtedness constituting Permitted Acquired Debt, PROVIDED that in no event shall the aggregate principal amount of Capitalized Lease Obligations and Indebtedness permitted by this clause (vii) exceed $40,000,000 (or at any time prior to the Take-Out Date, $10,000,000) at any time outstanding (subject to adjustment as provided in the last sentence of this Section 9.04);

          (viii) Guaranties of Holdings or any of its Subsidiaries as a guarantor of the lessee under any lease pursuant to which Holdings or any of its Subsidiaries is the lessee so long as such lease is otherwise permitted hereunder;

          (ix) Guaranties of Holdings or any of its Subsidiaries pursuant to any Tax Sharing Agreement;

          (x) Indebtedness among (x) Treasure Chest and the other Receivables Sellers to the extent resulting from intercompany loans made in accordance with the requirements of Section 8.16 and (y) BFPH and its Wholly-Owned Subsidiaries to the extent permitted pursuant to Section 9.05(v);

          (xi) Permitted Refinancing Indebtedness, so long as no Default or Event of Default is in existence at the time of the incurrence of such Permitted Refinancing Indebtedness and immediately after giving effect thereto;

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          (xii)   Indebtedness which may be deemed to exist pursuant to the
     Receivables Facility so long as, if the Attributed Receivables Facility Indebtedness ever exceeds the Receivables Facility Threshold Amount as then in effect, mandatory repayments or commitment reductions required as a result thereof pursuant to Section 4.02 shall have been made in accordance with the terms thereof;

          (xiii) Indebtedness of Holdings constituting Mezzanine Subordinated Debt incurred under the Mezzanine Subordinated Debt Documents in an aggregate principal amount not to exceed $100,000,000 (as (x) increased as a result of the issuance of any additional Mezzanine Subordinated Debt to pay-in-kind any regularly accruing interest on then outstanding Mezzanine Subordinated Debt in accordance with the terms of the Mezzanine Subordinated Debt Agreement (including interest which but for the occurrence of a Default or Event of Default would be payable in cash) and
     (y) reduced by any repayments of principal thereof);

          (xiv) unsecured Indebtedness of Holdings pursuant to (x) the Convertible Subordinated Debentures, so long as the aggregate principal amount thereof at any time outstanding does not exceed $113,500,000 LESS the sum of (I) amount of any repayments of principal thereof after the Effective Date and (II) the aggregate liquidation value of all Convertible QUIPS converted into a right to receive Initial Convertible QUIPS Conversion Payments and Post-Closing Convertible QUIPS Conversion Payments in connection with a Permitted Conversion, (y) the Holdings QUIPS Guaranty and (z) the Holdings BFT Common Securities Guaranty;

          (xv) obligations of any Subsidiary of Holdings incurred with respect to performance bonds and/or fidelity bonds required to be furnished by such Subsidiary in connection with contracts entered into by such Subsidiary in the ordinary course of its business, so long as the aggregate amount of outstanding obligations at any time pursuant to this clause (xv) does not exceed $25,000,000;

          (xvi) Indebtedness of any Borrower and/or its Subsidiaries under Currency Agreements, in each case so long as the respective Currency Agreement is reasonably related to revenues or payments of any Borrower and/or its Subsidiaries in the respective currency subject to the Currency Agreement and is entered into for non-speculative purposes;

          (xvii) Permitted Subordinated Indebtedness, so long as (v) any such Permitted Subordinated Indebtedness is incurred after the first anniversary of the issuance of the Permanent Senior Subordinated Notes, (w) no Default or Event of Default shall exist at the time of the incurrence of such Permitted Subordinated Indebtedness and immediately after giving effect thereto, (x) the proceeds of such Permitted Subordinated Indebtedness are used for the general corporate purposes of BFPH and its Subsidiaries, including, without limitation, for Permitted Acquisitions and the repayment of Revolving Loans and other Indebtedness in accordance with the terms of this Agreement, (y) calculations are made by Holdings on the date of the incurrence of such Indebtedness of compliance with a Senior Leverage Ratio of less than or equal to 3.5:1.0, on a PRO FORMA Basis (after giving effect to the repayment of (and only of) any Term Loans with the proceeds thereof) and (z) an Authorized Representative of Holdings delivers an officer's certificate to the Administrative Agent demonstrating compliance with preceding clause (y) and attaching the calculations therefor;

          (xviii) so long as no Default or Event of Default is then in existence or would exist immediately after giving effect to the respective incurrence of Indebtedness, additional Permitted Basket Indebtedness in an aggregate principal amount not to exceed $50,000,000 (subject to adjustment as provided in the last sentence of this Section 9.04) at any time outstanding;

          (xix) Indebtedness of BFPH, and subordinated guarantees thereof by the U.S. Subsidiary Guarantors, incurred pursuant to the Senior Subordinated Bridge Loans and the other Senior Subordinated Credit Documents on the Initial Borrowing Date in an aggregate principal amount not to exceed $450,000,000 LESS any repayments of principal thereof (including any deemed repayment occurring as a result of any conversion or exchange of the Senior Subordinated Bridge Loans into or for Permitted Subordinated Refinancing Indebtedness incurred pursuant to clause (xx) below);

          (xx) Permitted Subordinated Refinancing Indebtedness, so long as no Default or Event of Default is in existence at the time of the incurrence thereof and immediately after giving effect thereto; and

          (xxi) Indebtedness of Holdings or BFPH, and subordinated guarantees thereof by BFPH and/or the U.S. Subsidiary Guarantors, as the case may be, under the Permanent Senior Subordinated Notes and the other Permanent Senior Subordinated Notes Documents in an aggregate principal amount at any time outstanding not to exceed the remainder of (x) the sum of the aggregate principal amount of each issuance of Permanent Senior Subordinated Notes on the respective dates of issuance thereof in accordance with the requirements of the definition thereof LESS (y) any repayment of principal of any such Permanent Senior Subordinated Notes.

          In furtherance of the foregoing and in no way in limitation thereof, Holdings shall not permit any Unrestricted Subsidiary to incur any Indebtedness or any other obligation having any element of recourse to Holdings or any of its Subsidiaries or to any of its assets or property. In addition, notwithstanding anything to the contrary contained above, (w) Indebtedness incurred to refinance any theretofore outstanding Senior Subordinated Bridge Loans or Permitted Subordinated Refinancing Indebtedness (including any increase to the principal amount thereof) may only be incurred pursuant to the provisions of clauses (xx) and (xxi) of Section 9.04 (and not in reliance on any other provisions of Section 9.04), (x) at no time shall the aggregate principal amount of all Indebtedness outstanding at any time pursuant to clauses (xix), (xx) and (xxi) (except in the case of clause (xxi), to the extent the Indebtedness incurred thereunder constitutes Excess Senior Subordinated Note Indebtedness) exceed $450,000,000, (y) at any time while any Permitted Acquired Subsidiary Preferred Stock is outstanding, the aggregate amounts set forth in clauses (vii) and (xviii) above (I.E., $90,000,000 (or, at any time prior to the Take-Out Date, $60,000,000)) shall be reduced by the liquidation preference of all outstanding Permitted Acquired Subsidiary Preferred Stock then outstanding, with the total reduction described above in this Section to be allocated between the amounts provided in clauses (vii) and (xviii) above as

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may be determined from time to time by Holdings or BFPH and (z) Intercompany
Debt shall only be permitted to be incurred and to remain outstanding if each obligee and each obligor (including any guarantors) with respect to such Intercompany Debt (other than (i) any Shell Corporation and (ii) at any time prior to the completion of the actions required to be taken by the U.K. Credit Parties pursuant to Section 13.21(c), each U.K. Credit Party) shall have become parties to the Subordination Agreement in accordance with the terms thereof.

          9.05 INVESTMENTS; ETC. No Credit Agreement Party shall, or shall permit any of its Subsidiaries to, directly or indirectly, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or hold any cash or Cash Equivalents (any of the foregoing, an "Investment"), except that the following shall be permitted:

          (i) each of the Subsidiaries of Holdings may acquire and hold accounts receivables owing to any of them, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary terms of such Subsidiary;

          (ii) Holdings and its Subsidiaries may acquire and hold cash and Cash Equivalents and Foreign Subsidiaries of Holdings may invest in Foreign Cash Equivalents;

          (iii) BFPH and its Subsidiaries may make loans and advances to (x) their respective employees, officers and directors in connection with relocations, purchases by such persons of the capital stock of Holdings or warrants, options or similar rights to purchase the capital stock of Holdings and other ordinary course of business purposes, so long as the aggregate principal amount thereof at any time outstanding (determined without regard to any write-downs or write-offs of such loans and advances) shall not exceed $10,000,000 and (y) the Management Participants on the Initial Borrowing Date to enable the Management Participants to purchase Holdings Common Stock pursuant to the Common Equity Financing, so long as the aggregate principal amount thereof at any time outstanding (determined without regard to any write-downs or write-offs thereof) shall not exceed $6,500,000;

          (iv) any Borrower may enter into Interest Rate Protection Agreements to the extent permitted in Section 9.04(vi);

          (v) (w) BFPH and the U.S. Subsidiary Guarantors may make intercompany loans to each other, (x) the U.K. Borrowers and the U.K. Subsidiary Guarantors may make intercompany loans to each other, (y) BFPH and the U.S. Subsidiary Guarantors may make intercompany loans to any Wholly-Owned Foreign Subsidiary of BFPH, so long as (i) such Wholly-Owned Foreign Subsidiary promptly uses the proceeds thereof to effect Permitted Transactions in accordance with the relevant requirements of this Agreement (including, in the case of a Permitted Acquisition, Section 8.13(a)(ix)) and (ii) any such intercompany loan shall be evidenced by an Intercompany Note and (z) BFPH

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     and the U.S. Subsidiary Guarantors may make intercompany loans to any U.K.
     Borrower at any time prior to the 45th day following the Initial Borrowing Date, so long as (i) such U.K. Borrower uses the proceeds thereof to (1) repay outstanding Indebtedness under the Existing Credit Agreement pursuant to the Refinancing on the Initial Borrowing Date and (2) for its working capital purposes, (ii) the aggregate principal amount of all such loans and advances at any time outstanding (determined without regard to any write-downs or write-offs thereof ) shall not exceed $125,000,000, (iii) any such intercompany loans shall be evidenced by an Intercompany Note pledged to the Collateral Agent pursuant to the U.S. Pledge Agreement and
     (iv) all such intercompany loans shall have been repaid in full no later than the 45th day following the Initial Borrowing Date with the proceeds of U.K. Borrowers Multicurrency Facility Revolving Loans and/or U.K. Borrowers Multicurrency Facility Swingline Loans incurred hereunder; PROVIDED that any intercompany loans and advances made pursuant to this clause (v) shall cease to be permitted hereunder if the obligor or obligee thereunder ceases to constitute a Borrower, a Subsidiary Guarantor or a Wholly-Owned Foreign Subsidiary of BFPH as contemplated above;

          (vi) Holdings and its Subsidiaries may (x) establish Subsidiaries in compliance with Section 9.11 and (y) make Investments therein as otherwise provided in this Section 9.05;

          (vii) so long as no Default or Event of Default exists or would exist immediately after giving effect to the respective Investment, BFPH and its Wholly-Owned Subsidiaries shall be permitted to make Investments (in addition to those otherwise provided in this Section 9.05) on any date in an amount not to exceed the Available Basket Amount on such date (after giving effect to all prior and contemporaneous adjustments thereto, except as a result of such Investment), it being understood and agreed that (x) in the case of Investments made in any Person which is thereafter acquired pursuant to a Permitted Acquisition, then upon the consummation of the respective Permitted Acquisition the amount previously invested in such Person pursuant to this clause (vii) shall be treated as if said amount were instead used to effect a Permitted Acquisition and the Available Basket Amount shall be increased by the amount of Investments in such Person theretofore made pursuant to this clause (vii), (y) in the case of Investments in entities which do not become Credit Parties, then to the extent BFPH or one or more other Credit Parties (after the respective Investment has been made) receives a return of capital previously invested pursuant to this clause (vii) (including, without limitation, the proceeds of any sale of capital stock permitted by Section 9.02(viii)(y)), then the amount of such return of capital shall, upon the Administrative Agent's receipt of a certification of the amount of the return of capital from an Authorized Representative, apply to increase the Available Basket Amount, PROVIDED that the aggregate amount of increases to the Available Basket Amount described above shall not exceed the amount of returned capital and, in no event, shall the amount of the increases made to the Available Basket Amount in respect of any Investment exceed the amount previously invested pursuant to this clause (vii) and (z) the acquisition of a Person which has ownership interests in one or more entities which are not Wholly-Owned Subsidiaries of such Person pursuant to a Permitted Acquisition effected in accordance with relevant requirements of this Agreement shall not be deemed to constitute an Investment pursuant to this clause (vii) and the Available Basket Amount shall not be reduced as a result of the payment of consideration owing in connection with such Permitted Acquisition (although the Available Basket Amount would be affected to the extent additional Investments are made in the respective non-wholly-owned entity pursuant to this clause (vii));

          (viii) BFPH its Wholly-Owned Subsidiaries may make Permitted Acquisitions in accordance with the relevant requirements of Section 8.13 and the component definitions as used therein;

          (ix) Holdings and its Subsidiaries may retain cash consideration PLUS purchase money notes derived from asset sales permitted pursuant to
     Section 9.02(ii) and (xiv);

          (x) existing Investments by Holdings and its Subsidiaries shall be permitted to the extent listed on Schedule IX, without giving effect to any additions thereto or replacements thereof;

          (xi) Holdings and each of its Subsidiaries may acquire and own Investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and/or in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

          (xii) as a result of sales, contributions and other transfers of Receivable Facility Assets to the Receivables Subsidiary in accordance with
     Section 9.02(x), Investments may exist from time to time consisting of (x) contributions by Treasure Chest to the capital of the Receivables Subsidiary and (y) intercompany loans being made (or deemed made) by the Receivables Sellers as a result of the transfer of such Receivables Facility Assets, in each case so long as all capital stock of the Receivables Subsidiary is pledged pursuant to the U.S. Pledge Agreement and all such intercompany loans are evidenced by one or more promissory notes which are pledged pursuant to the U.S. Pledge Agreement;

          (xiii) BFPH may guarantee obligations of its Subsidiaries as sellers pursuant to the Receivables Documents, so long as no such guaranty shall give rise to recourse liability (other than in connection with Standard Securitization Undertakings) for the payment of any Receivables Facility Assets or the principal of, or interest on, any Purchased Interest or Investor Certificate;

          (xiv) the Receivables Sellers may make intercompany loans in accordance with the requirements of Section 8.16;

          (xv) to the extent necessary to maintain the net worth of the Receivables Subsidiary in accordance with the requirements of the Receivables Facility, BFPH may at any time contribute one or more promissory notes to the capital of Treasure Chest, which shall in turn contribute such promissory notes to the capital of the Receivables Subsidiary; PROVIDED that (x) at no time shall the aggregate principal amount of such outstanding promissory notes exceed the remainder of (A) $5 million LESS (B) the sum of (I) the amount of all write-downs and write-offs of such principal amount PLUS (II) the aggregate amount of all principal payments in respect of such promissory notes made after October 4, 1996 and (y) the interest rate payable pursuant to such promissory notes

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     shall not be greater than the short-term "Applicable Federal Rate" (as such term is defined in Section 1274(d) of the Code);

          (xvi) the Recapitalization shall be permitted to the extent consummated in accordance with the requirements of Section 5.01(g);

          (xvii) Investments made in accordance with the relevant requirements of Section 9.02(xi);

          (xviii) any Borrower and/or its Subsidiaries may enter into Currency Agreements in accordance with the requirements contained in Section 9.04(xvi);

          (xix) additional Investments may exist from time to time consisting of capital contributions to the Receivables Subsidiary made solely through a reduction in the principal amount of any intercompany note then payable to Treasure Chest by the Receivables Subsidiary, so long as (x) all capital stock of the Receivables Subsidiary is pledged pursuant to the U.S. Pledge Agreement, (y) any such intercompany note (to the extent same is not reduced to $0) is pledged pursuant to the U.S. Pledge Agreement and (z) the aggregate amount of all such capital contributions shall not exceed $15 million;

          (xx) on the Initial Borrowing Date, Treasure Chest, Webcraft, BF Digital and any other Credit Party may make Investments in the Special Unrestricted Leasing Subsidiary in such amounts as may be required to enable the Special Unrestricted Leasing Subsidiary to pay principal, interest and other amounts owing pursuant to the SULS Loan Agreement in connection with the Refinancing;

          (xxi) (w) Holdings may make cash equity contributions to BFPH, (x) BFPH may make cash equity contributions to any of its direct Wholly-Owned Subsidiaries that is a U.S. Subsidiary Guarantor, (y) any U.S. Subsidiary Guarantor may make cash equity contributions to any of its direct Wholly-Owned Subsidiaries that is a U.S. Subsidiary Guarantor and (z) any U.K. Borrower and any U.K. Subsidiary Guarantor may make cash equity contributions to any direct Wholly-Owned Subsidiary of the Person making such contribution that is a U.K. Borrower or a U.K. Subsidiary Guarantor; and

          (xxii) BFPH and the U.S. Subsidiary Guarantors may make cash equity contributions in any of their respective direct Wholly-Owned Foreign Subsidiaries, so long as such Wholly-Owned Foreign Subsidiary promptly uses the proceeds of any such cash equity contribution to effect Permitted Transactions in accordance with the relevant requirements of this Agreement (including, in the case of a Permitted Acquisition, Section 8.13(a)(ix)).

          9.06 TRANSACTIONS WITH AFFILIATES AND UNRESTRICTED SUBSIDIARIES. No Credit Agreement Party shall, or shall permit any of its Subsidiaries to, enter into any transaction or series of related transactions with any Affiliate of such Credit Agreement Party or any of its Subsidiaries or any of its Unrestricted Subsidiaries, other than in the ordinary course of business and on terms and conditions substantially as favorable to such Credit Agreement Party or such Subsidiary as would reasonably be obtained by such Credit Agreement Party or such Subsidiary at that time in a comparable arm's-length transaction with a Person other than an Affiliate, except that:

          (i) Dividends may be paid to the extent provided in Section 9.03 or, at any time and to the extent that any Dividend is permitted to be paid by BFPH to Holdings pursuant Section 9.03(iii) or (vii), BFPH, Treasure Chest, Webcraft, BF Digital and/or any other Credit Party may, in lieu of BFPH paying the amounts permitted to be paid as a Dividend pursuant to such Sections, pay management fees to Holdings so long as all proceeds of the respective management fees are used by Holdings to make the payments which would be required to be made by it if such amount had been paid as a Dividend pursuant to, and in accordance with the requirements of, Section 9.03(iii) or (vii), as the case may be; PROVIDED that such management fees shall be alternative to and not duplicative of any Dividends paid (and permitted to be paid) pursuant to said subsections;

          (ii)    Investments may be made to the extent permitted by Section
     9.05;

          (iii) the transactions entered into between Holdings and its Subsidiaries, or between such Subsidiaries, shall be permitted to the extent expressly permitted by Section 9.02;

          (iv) customary fees may be paid to non-officer directors of Holdings and its Subsidiaries;

          (v) Holdings and its Subsidiaries may (x) enter into employment arrangements with respect to the procurement of services with their respective officers and employees in the ordinary course of business, (y) suffer to exist employment agreements in existence on the Effective Date and (z) pay relocation expenses to their respective officers and employees in accordance with the past practices of Holdings and its Subsidiaries as in effect on the Effective Date;

          (vi) BFPH and its Subsidiaries may enter into the transactions contemplated by the Receivables Documents;

          (vii) existing transactions between Holdings, BFPH and their respective Subsidiaries and their Affiliates shall be permitted to the extent listed on Schedule XII;

          (viii) Holdings may sell or issue Holdings Common Stock and Qualified Preferred Stock to its Affiliates (other than its Subsidiaries) and options and warrants exercisable therefor;

          (ix) the Subsidiaries of Holdings may make payments owing by them to Holdings in accordance with the provisions of any Tax Sharing Agreement;

          (x) any Borrower and any of its Subsidiaries may pay fees (including management, acquisition and other consulting fees) to BFPH or any U.S. Subsidiary Guarantor;

          (xi) the Recapitalization shall be permitted to the extent effected in accordance with the relevant requirements of Section 5.01(g);

          (xii) Holdings and its Subsidiaries may pay, on a quarterly basis, management fees to (i) THL and/or the THL Affiliates in an aggregate amount (for all such Persons taken together) not to exceed $250,000 in any fiscal quarter of Holdings and (ii) ECP and/or the ECP Affiliates in an aggregate amount (for all such Persons taken together) not to exceed $62,500 in any fiscal quarter of Holdings, in each case in accordance with the Sponsor Management Agreement, PROVIDED that if during any fiscal quarter of Holdings a Default or an Event of Default exists, only one-half of such fee for such fiscal quarter may be paid and the remaining one-half of such fee may be paid at such time as all Defaults and Events of Default have been cured or waived;

          (xiii) Holdings and its Subsidiaries may reimburse THL, THL Affiliates, ECP and/or the ECP Affiliates for their reasonable out-of-pocket expenses incurred by them in connection with performing management services to Holdings and its Subsidiaries;

          (xiv) Holdings and its Subsidiaries may pay one-time fees to THL, the THL Affiliates, ECP, the ECP Affiliates and/or Chancery Lane Capital LLC in connection with each Permitted Acquisition, such fees to be payable at the time of each such Permitted Acquisition and not to exceed (for all fees paid pursuant to this clause (xiv)) 2.5% of the aggregate consideration paid by Holdings and its Subsidiaries for any such Permitted Acquisition; and

          (xv) Holdings and its Subsidiaries may pay, on a quarterly basis, consulting fees to Chancery Lane Capital LLC pursuant to and in accordance with terms of the Chancery Lane Consulting Agreement, so long as (x) such fees represent payments of ordinary course (I) compensation and expenses which would otherwise have been paid to employees of Holdings had not the employment arrangement of certain management of Holdings been restructured as a consulting arrangement and (II) overhead expenses associated with the persons providing services to Holdings under the Chancery Lane Consulting Agreement, (y) a majority of the disinterested directors of Holdings determine that the amount of the fees payable under the Chancery Lane Consulting Agreement are not reasonably likely to exceed the aggregate amount of (I) the compensation and expenses which would otherwise have been paid to employees of Holdings had not the employment arrangement of certain management of Holdings been restructured as a consulting arrangement and
     (II) the overhead expenses associated with the persons providing services to Holdings under the Chancery Lane Consulting Agreement and (z) any payments pursuant to this clause (xv) result in a commensurate reduction to the amount of Dividends which would otherwise have been paid to Holdings pursuant to Section 9.03(vii); and

          (xvi) the performance of (including the payment of fees and other amounts pursuant to) the Transition Services Agreements in accordance with the terms thereof.

PROVIDED that any transaction (other than as described in clauses (i), (ii), (iii), (vi), (vii), (ix), (x), (xi), (xii), (xiv), (xv) and (xvi) above) between and among the aforementioned parties with a value in excess of (A) $2,500,000 shall only be permitted if a majority of the disinterested directors of Holdings approve the transaction and (B) $30,000,000 shall only be permitted if the parties thereto provide a fairness opinion from a Person, and in form and substance, satisfactory to the Administrative Agent. Except as otherwise expressly provided in clauses
(xii) through (xvi) of this Section 9.06, in no event shall any management or similar fees be paid or payable by Holdings or any of its Subsidiaries to any Affiliate (other than BFPH or any U.S. Subsidiary Guarantor).

          9.07 CAPITAL EXPENDITURES. xxvii) Holdings will not, and will not permit any of its Subsidiaries to, make any Capital Expenditures, except that BFPH and its Subsidiaries may make Capital Expenditures so long as the aggregate amount of such Capital Expenditures made by all such Persons under this Section 9.07(a) does not exceed in the aggregate (x) for the period from the Initial Borrowing Date through the last day of Holdings' fiscal year ended December 31, 1999, $12,500,000 or (y) for any fiscal year set forth below the sum (such sum, the "Permitted CapEx Amount") of (i) the amount set forth opposite such fiscal year below PLUS (ii) for each Acquired Business acquired after the Effective Date and prior to the first day of the respective fiscal year set forth below, 50% (or in the event the Acquired EBITDA of such Acquired Business for the trailing four fiscal quarters of such Acquired Business immediately preceding its acquisition is less than $5,000,000, 65%) of the Acquired EBITDA of such Acquired Business for the trailing four fiscal quarters of such Acquired Business immediately preceding its acquisition PLUS (iii) for each Acquired Business acquired during the respective fiscal year, the amount for such Acquired Business specified in preceding clause (ii) multiplied by a percentage, the numerator of which is the number of days in such fiscal year after the date of the respective acquisition and the denominator of which is 365 or 366, as the case may be:

                      Fiscal Year Ending                         Amount
                      ------------------                         ------
                 December 31, 2000                             $ 125,000,000
                 Each fiscal year ended thereafter             $ 100,000,000

          (b) Notwithstanding the foregoing, in the event that the amount of Capital Expenditures permitted to be made by BFPH and its Subsidiaries pursuant to clause (a)(y) above in any fiscal year (before giving effect to any increase in such permitted expenditure amount pursuant to this clause (b)) is greater than the amount of Capital Expenditures made by BFPH and its Subsidiaries during such fiscal year pursuant to clause (a)(y) and this clause (b), 50% of such excess may be carried forward and utilized to make Capital Expenditures in the immediately succeeding fiscal year.

          (c) Notwithstanding the foregoing, BFPH and its Subsidiaries may make Special Capital Expenditures (which Special Capital Expenditures will not be included in any determination under the foregoing clause (a)), so long as the aggregate amount of all such Special Capital Expenditures by all such Persons made (x) in any fiscal year does not exceed $20,000,000 and (y) after the Effective Date pursuant to this clause (c) does not exceed $50,000,000 in the aggregate.

          (d) Notwithstanding the foregoing, BFPH and its Subsidiaries may make Capital Expenditures (which Capital Expenditures will not be included in any determination under the foregoing clause (a)) with the Net Sale Proceeds of Asset Sales to the extent such Net Sale Proceeds do not require, or result in, a mandatory repayment of Term Loans and/or a mandatory reduction to the Total Revolving Loan Commitment pursuant to Section 4.02(c) and such proceeds are reinvested as required by said Section.

          (e) Notwithstanding the foregoing, BFPH and its Subsidiaries may make Capital Expenditures (which Capital Expenditures will not be included in any determination under the foregoing clause (a)) with the insurance proceeds received by Holdings or any of its Subsidiaries from any Recovery Event so long as such Capital Expenditures are to replace or restore any properties or assets in respect of which such proceeds were paid or committed to be paid within 360 days following the date of the receipt of such insurance proceeds, in each case to the extent such insurance proceeds do not require, or result in, a mandatory repayment of Term Loans and/or a mandatory reduction to the Total Revolving Loan Commitment pursuant to Section 4.02(f).

          (f) Notwithstanding the foregoing, BFPH and its Subsidiaries may effect Permitted Transactions in accordance with the relevant requirements of this Agreement and any part of such Permitted Transactions that would constitute a Capital Expenditure shall be permitted and shall not be included in the determining compliance with the provisions of this Section 9.07.

          (g) Notwithstanding the foregoing, BFPH and its Subsidiaries may make additional Capital Expenditures (which Capital Expenditures will not be included in any determination under the foregoing clause (a)) on any date in an amount not to exceed the Available Basket Amount on such date (after giving effect to all prior and contemporaneous adjustments thereto, except as a result of such Capital Expenditures).

          9.08 CONSOLIDATED NET INTEREST COVERAGE RATIO. Holdings will not permit the Consolidated Net Interest Coverage Ratio for any Test Period ending on the last day of any fiscal quarter of Holdings specified below to be less than the ratio set forth opposite such fiscal quarter below:

               Fiscal Quarter Ended                             Ratio
               --------------------                             -----
               December 31, 1999                              1.50:1.0

               March 31, 2000                                 1.50:1.0
               June 30, 2000                                  1.50:1.0
               September 30, 2000                             1.50:1.0
               December 31, 2000                              1.50:1.0

               March 31, 2001                                 1.65:1.0
               June 30, 2001                                  1.65:1.0
               September 30, 2001                             1.65:1.0
               December 31, 2001                              1.65:1.0

               March 31, 2002                                 1.80:1.0
               June 30, 2002                                  1.80:1.0
               September 30, 2002                             1.80:1.0

               December 31, 2002                              1.80:1.0

               March 31, 2003                                 2.00:1.0
               June 30, 2003                                  2.00:1.0
               September 30, 2003                             2.00:1.0
               December 31, 2003                              2.00:1.0

               March 31, 2004                                 2.15:1.0
               June 30, 2004                                  2.15:1.0
               September 30, 2004                             2.15:1.0
               December 31, 2004                              2.15:1.0

               March  31,   2005  and  each                   2.25:1.0
               fiscal quarter of Holdings
               thereafter

          9.09 LEVERAGE RATIO. Holdings will not permit the Leverage Ratio at any time during a fiscal quarter set forth below to exceed the ratio specified opposite such fiscal quarter below:

               Fiscal Quarter Ended                             Ratio
               --------------------                             -----
               December 31, 1999                              6.00:1.0

               March 31, 2000                                 6.00:1.0
               June 30, 2000                                  6.00:1.0
               September 30, 2000                             6.00:1.0
               December 31, 2000                              6.00:1.0

               March 31, 2001                                 6.00:1.0
               June 30, 2001                                  6.00:1.0
               September 30, 2001                             6.00:1.0
               December 31, 2001                              6.00:1.0

               March 31, 2002                                 5.25:1.0
               June 30, 2002                                  5.25:1.0
               September 30, 2002                             5.25:1.0
               December 31, 2002                              5.25:1.0

               March 31, 2003                                 4.75:1.0
               June 30, 2003                                  4.75:1.0
               September 30, 2003                             4.75:1.0
               December 31, 2003                              4.75:1.0

               March  31,   2004  and  each                   4.25:1.0
               fiscal quarter of Holdings
               ended thereafter

          9.10 LIMITATION ON MODIFICATIONS OF AND PAYMENTS ON INDEBTEDNESS AND PREFERRED STOCK; MODIFICATIONS OF CERTIFICATE OF INCORPORATION, BY-LAWS AND CERTAIN OTHER AGREEMENTS. Holdings will not, and will not permit any of its Subsidiaries to, (i) amend or modify, or permit the amendment or modification of, any provision of any Existing Indebtedness, any Leverage Lease Document, any Convertible QUIPS Document, any Senior Subordinated Credit Document, any Mezzanine Subordinated Debt Document or, after the incurrence, issuance or delivery thereof, any Permitted Debt, any Qualified Preferred Stock, any Permitted Acquired Subsidiary Preferred Stock or any Permanent Senior Subordinated Notes Document, or of any agreement (including, without limitation, any purchase agreement, indenture, loan agreement, or security agreement or certificate of designation) relating thereto, other than any amendments or modifications to any Existing Indebtedness, any Convertible QUIPS Document, any Senior Subordinated Credit Document, any Mezzanine Subordinated Debt Document, any Permitted Debt, any Qualified Preferred Stock, any Permitted Acquired Subsidiary Preferred Stock or any Permanent Senior Subordinated Notes Document which (A) do not make any material term or condition thereof more restrictive than the previously existing terms and conditions with respect thereto, (B) do not in any way adversely affect the interests of the Lenders, and (C) do not increase the interest or dividend rates applicable thereunder, reduce the maturity date thereunder or change any pay-in-kind mechanics or requirements or any subordination provision thereof from those in effect immediately prior to such amendment or modification, (ii) make (or permit or give (or permit to be given) any notice in respect of) any repayment of principal whatsoever, including without limitation, any prepayment on or redemption, repurchase or acquisition for value of (including as a result of an asset sale, change of control or similar event), any Mezzanine Subordinated Debt; PROVIDED that the outstanding principal of Mezzanine Subordinated Debt may be repaid with the Net Cash Proceeds from any incurrence of Excess Senior Subordinated Note Indebtedness not required to be applied as a mandatory repayment and/or commitment reduction pursuant to Section 4.02(d), so long as (x) no Default or Event of Default then exists or would result therefrom and (y) such repayment is made within [10] days following the receipt of such Net Cash Proceeds, (iii) make (or give any notice in respect of) any voluntary or optional payment or make (or permit or give (or permit to be given) any notice in respect of) any prepayment on or redemption, repurchase or acquisition for value of (including, without limitation, by way of depositing with the trustee with respect thereto or any other Person money or securities before due for the purpose of paying when due), or any prepayment or redemption as a result of any asset sale, change of control or similar event of, any of the Existing Indebtedness, any Senior Subordinated Bridge Loan, any Convertible QUIPS (excluding any exchange of Convertible QUIPS for Convertible Subordinated Debentures in accordance with the terms of the Convertible QUIPS Documents, the Convertible Subordinated Debenture Documents and any payment of Post-Closing Convertible QUIPS Conversion Payments pursuant to a Permitted Conversion), any U.K. Permitted Seller Note or, after the incurrence or issuance thereof, any Permitted Debt, any Qualified Preferred Stock or any Permanent Senior Subordinated Note; PROVIDED that (A) so long as no Default or Event of Default then exists or would result therefrom, any Scheduled Existing Indebtedness and Permitted Refinancing Indebtedness incurred to refinance same may be refinanced with Permitted Refinancing Indebtedness in accordance with the requirements of this Agreement, (B) the Senior

Subordinated Bridge Loans and any Permitted Subordinated Refinancing Indebtedness may be Refinanced with the issuance or incurrence of Permanent Senior Subordinated Notes or Permitted Subordinated Refinancing Indebtedness, as the case may be, in accordance with the requirements of the respective definitions thereof and the relevant provisions of this Agreement, (C) Permanent Exchange Senior Subordinated Notes may be issued as contemplated by the definition of Permanent Senior Subordinated Notes and consistent with the definition of Permanent Exchange Senior Subordinated Notes and (D) so long as no Default or Event of Default then exists or would result therefrom, any U.K. Permitted Seller Note may be redeemed, repurchased, repaid or otherwise acquired for value by the issuer thereof with the cash proceeds on deposit and securing same, (iv) amend or modify, or permit the amendment or modification of, any provision (including without limitation for purposes of this clause (iv) as a modification, any reduction to the amount available pursuant to the Receivables Maximum Funding Amount) of the documentation with respect to the Receivables Facility, except for amendments and modifications where the Receivables Amendment Conditions are satisfied, (v) amend, modify or change any Tax Sharing Agreement, any Management Agreement (including the Sponsor Management Agreement and the Chancery Lane Consulting Agreement), any Recapitalization Document, any Private Internet Investment Sale Document, any Columbine Acquisition Document (including the Transition Services Agreements), its certificate of incorporation (including, without limitation, by the filing or modification of any certificate of designation other than any certificate of designation relating to Qualified Preferred Stock), by-laws, partnership agreement or certificate of limited partnership, as the case may be, or any agreement entered into by it, with respect to its capital stock (including any Shareholders' Agreement), or enter into any new Tax Sharing Agreement, Management Agreement or agreement with respect to its capital stock or other equity interests, other than any amendments, modifications or changes pursuant to this clause (v) and any such new agreements pursuant to this clause (v) which do not in any way adversely affect the interests of the Lenders or, in the case of any Management Agreement, which involves the payment by Holdings or any of its Subsidiaries of any amount which could give rise to a violation of this Agreement; PROVIDED that the foregoing clause shall not restrict the ability of Holdings and its Subsidiaries to amend their respective certificates of incorporation to authorize the issuance of capital stock otherwise permitted to be issued pursuant to the terms of this Agreement or (vi) make any payment with respect to Intercompany Debt, except to the extent (x) the respective payment is permitted to be made in accordance with the terms of the Subordination Agreement and (y) unless the respective payment is to be made by any Person to any Borrower, a Default or Event of Default then exists or would exist immediately after giving effect to the respective payment.

          9.11 LIMITATION ON CREATION OR ACQUISITION OF SUBSIDIARIES AND UNRESTRICTED SUBSIDIARIES. xxviii) Holdings will not, and will not permit any of its Subsidiaries to, establish, create or acquire after the Initial Borrowing Date any Subsidiary (other than (I) Joint Ventures permitted to be established in accordance with the requirements of Sections 9.02(vii) and 9.05(vii) and (II) a Shell Corporation, so long as it remains a Shell Corporation) or Unrestricted Subsidiary; PROVIDED that (A) BFPH and any Unrestricted Subsidiary shall be permitted to establish or create an Unrestricted Subsidiary, so long as (i) if a Domestic Unrestricted Subsidiary of BFPH, all of the capital stock or other equity interests of such new Domestic Unrestricted Subsidiary owned by BFPH shall be pledged pursuant to the U.S. Pledge Agreement and the certificates representing such stock or other equity interests, together with appropriate powers duly executed in blank, shall be delivered to the Collateral Agent, (ii) if a

Foreign Unrestricted Subsidiary of BFPH, all of the capital stock or other equity interests of such new Foreign Unrestricted Subsidiary owned by BFPH (except that not more than 65% of the outstanding voting stock of any Foreign Unrestricted Subsidiary need be so pledged, except in the circumstances contemplated by Section 8.15) shall be pledged pursuant to the U.S. Pledge Agreement and the certificates representing such stock or other equity interests, together with appropriate powers duly executed in blank, shall be delivered to the Collateral Agent, and (iii) such Unrestricted Subsidiary shall, at the request of the Administrative Agent, become a party to any Tax Sharing Agreement then in effect, (B) BFPH and its Wholly-Owned Subsidiaries shall be permitted to establish or create Wholly-Owned Subsidiaries so long as, in each case, (i) at least 5 Business Days' prior written notice thereof is given to the Administrative Agent and the Lenders (or, in any given case, such lesser notice as may be required by the Administrative Agent or Section 8.13 in the event such Subsidiary is acquired pursuant to a Permitted Acquisition), (ii) if a Domestic Subsidiary, all of the capital stock or other equity interests of such new Domestic Subsidiary owned by any U.S. Credit Party are pledged pursuant to the U.S. Pledge Agreement and the certificates representing such stock or other equity interests, together with appropriate powers duly executed in blank, are delivered to the Collateral Agent, (iii) if a U.K. Subsidiary, all of the capital stock or other equity interests of such new U.K. Subsidiary owned by (1) any U.K. Credit Party are pledged pursuant to the U.K. Security Agreement and
(2) owned by any U.S. Credit Party are pledged pursuant to the relevant U.S. Charge Over Shares and Notes, and in either case the certificates representing such stock or other equity interests, together with appropriate powers duly executed in blank, are delivered to the Collateral Agent, (iv) if a Foreign Subsidiary other than a U.K. Subsidiary, all of the capital stock or other equity interests of such new Foreign Subsidiary owned by any Credit Party (except that not more than 65% of the outstanding voting stock of any such Foreign Subsidiary need be so pledged pursuant to the U.S. Pledge Agreement, except in the circumstances contemplated by Section 8.15) are pledged pursuant to the relevant Security Document and the certificates representing such stock or other equity interests, together with appropriate powers duly executed in blank, are delivered to the Collateral Agent, (v) in the case of a new Domestic Subsidiary, such new Domestic Subsidiary executes a counterpart of the U.S. Subsidiaries Guaranty, the Subordination Agreement, the U.S. Pledge Agreement and the U.S. Security Agreement, (vi) in the case of an Immaterial U.K. Subsidiary, as soon as reasonably practicable but in any event within 90 days after its establishment, creation or acquisition, such new Immaterial U.K. Subsidiary executes a counterpart of the Non-Borrower U.K. Subsidiaries Guaranty (in the event such Immaterial U.K. Subsidiary does not become a U.K. Borrower pursuant to Section 6) or complies with the requirements of Section 6 and becomes a U.K. Borrower hereunder and (in all cases) executes a counterpart of the Subordination Agreement and a U.K. Security Agreement and, to the extent required pursuant to Section 8.15, executes a counterpart of the U.S. Subsidiaries Guaranty and the U.S. Pledge Agreement and the U.S. Security Agreement, (vii) in the case of a U.K. Subsidiary that is not an Immaterial U.K. Subsidiary, such new U.K. Subsidiary executes a counterpart of the Non-Borrower U.K. Subsidiaries Guaranty (in the event such U.K. Subsidiary does not become a U.K. Borrower pursuant to Section 6) or complies with the requirements of
Section 6 and becomes a U.K. Borrower hereunder and (in all cases) executes a counterpart of the Subordination Agreement and a U.K. Security Agreement and, to the extent required pursuant to Section 8.15, executes a counterpart of the U.S. Subsidiaries Guaranty, the U.S. Pledge Agreement and the U.S. Security Agreement, and (viii) in the case of any Foreign Subsidiary other than a U.K. Subsidiary, such new Foreign Subsidiary as soon as reasonably practicable executes a counterpart of the Subordination Agreement and a counterpart of the U.S. Subsidiaries Guaranty, the U.S. Pledge Agreement and the U.S. Security Agreement, in each case to the extent required pursuant to Section
8.15 and (C) Subsidiaries may be acquired pursuant to Permitted Acquisitions so long as, in each such case (i) with respect to each Wholly-Owned Subsidiary acquired pursuant to a Permitted Acquisition, the actions specified in the applicable subclauses of preceding clause (B) shall be taken and (ii) with respect to each Subsidiary which is not a Wholly-Owned Subsidiary and is acquired pursuant to a Permitted Acquisition, all capital stock or other equity interests thereof owned by any Credit Party shall be pledged pursuant to the relevant Security Document. In addition, each new Wholly-Owned Subsidiary created or acquired after the Initial Borrowing Date shall execute and deliver, or cause to be executed and delivered, all other relevant documentation of the type described in Section 5.01 as such new Wholly-Owned Subsidiary would have had to deliver if such new Wholly-Owned Subsidiary were a U.S. Subsidiary Guarantor, U.K. Borrower or U.K. Subsidiary Guarantor, as the case may be, on the Initial Borrowing Date. Notwithstanding anything to the contrary contained above, Two-Step Permitted Acquisitions may be effected in accordance with the definition thereof and the provisions of Section 8.13, in which event upon the consummation of the first step of the respective Two-Step Permitted Acquisition, all actions required by clauses (y)(i) and (ii) or (iii), as applicable, of the second preceding sentence shall be taken, with the remaining actions required to be taken as described above to be taken at such time as the respective Target becomes a Wholly-Owned Subsidiary of BFPH. Notwithstanding anything to the contrary contained in this Section 9.11 or elsewhere in this Agreement, the Master Trust may, at any time or from time to time, in accordance with the operation of the provisions of the Receivables Facility, be or become (or thereafter cease to be) a Subsidiary of the Receivables Subsidiary (and, therefore, of BFPH), and any such occurrence shall not constitute a violation of any covenant contained in this Agreement (including, without limitation, this Section 9.11) and in no event shall the Master Trust be required to become a Subsidiary Guarantor or a Credit Party. If, as contemplated by the immediately preceding sentence, the Master Trust is at any time a Subsidiary of the Receivables Subsidiary, the actions taken by the Master Trust in accordance with the requirements of the Receivables Facility shall likewise not constitute a violation of any covenant contained in this Agreement.

          (b) Holdings will not, and will not permit any of its Subsidiaries to, enter into any Joint Ventures, except to the extent permitted by Sections 9.02(vii) and 9.05(vii).

          9.12 LIMITATION ON ISSUANCE OF CAPITAL STOCK. xxix) Holdings shall not issue (i) any Preferred Stock (other than Qualified Preferred Stock issued pursuant to clause (c) below) or any options, warrants or rights to purchase Preferred Stock or (ii) any redeemable common stock unless, in either case, all terms thereof are satisfactory to the Required Lenders in their sole discretion.

          (b) No Subsidiary of Holdings shall issue, or permit any of its Subsidiaries to issue, any capital stock (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, capital stock, except (i) for transfers and replacements of then outstanding shares of capital stock, (ii) for stock splits, stock dividends and additional issuances which do not decrease the percentage ownership of Holdings or any of its Subsidiaries in any class of the capital stock of such Subsidiaries, (iii) to qualify directors to the extent required by applicable law, (iv) Subsidiaries formed after the Effective Date pursuant to Section 9.11 may issue capital stock to BFPH, or such Subsidiary of BFPH which is to own such stock, in accordance with the requirements of Section 9.11 and (v) BFPH may issue common stock to Holdings, to the extent same is pledged (and delivered for pledge) pursuant to the U.S. Pledge Agreement.

          (c) Holdings may issue Qualified Preferred Stock so long as (v) no Default or Event of Default shall exist at the time of any such issuance or immediately after giving effect thereto, (w) with respect to each issue of Qualified Preferred Stock, the gross cash proceeds therefrom (or in the case of Qualified Preferred Stock directly issued as consideration for a Permitted Acquisition, the fair market value thereof (as determined in good faith by Holdings or BFPH) of the assets received therefor) shall be at least equal to the liquidation preference thereof at the time of issuance, (x) the aggregate liquidation preference of all Qualified Preferred Stock issued pursuant to this
Section 9.12(c) shall not exceed $100,000,000, (y) calculations are made by Holdings of compliance with the covenants contained in Sections 9.08 and 9.09 for the Calculation Period most recently ended prior to the date of the respective issuance of Qualified Preferred Stock, on a PRO FORMA Basis after giving effect to the respective issuance of Qualified Preferred Stock, and such calculations shall show that such financial covenants would have been complied with if such issuance of Qualified Preferred Stock had been consummated on the first day of the respective Calculation Period and (z) Holdings furnishes to the Administrative Agent for distribution to each of the Lenders an officer's certificate by the chief financial officer of Holdings certifying to the best of his knowledge as to compliance with the requirements of this Section 9.12(c) and containing the calculations required by the preceding clause (y).

          (d) Any Subsidiary of BFPH acquired pursuant to a Permitted Acquisition may have, and continue to have, outstanding Permitted Acquired Subsidiary Preferred Stock, so long as the aggregate amount (determined on the basis of the liquidation preference of each issue of outstanding Permitted Acquired Subsidiary Preferred Stock) of all outstanding Permitted Acquired Subsidiary Preferred Stock at any time outstanding does not exceed $75,000,000, and so long as (x) the requirements of Section 8.13 are met with respect to such Permitted Acquisition and (y) no violation of Section 9.04 occurs, in each case, as a result of the assumption of any Permitted Acquired Subsidiary Preferred Stock.

          9.13 BUSINESS. xxx) BFPH will not, and will not permit any of Subsidiaries (other than the Receivables Subsidiary) to, engage (directly or indirectly) in any business other than a Permitted Business. Holdings will not permit any of its Subsidiaries (other than BFPH) to create or own any Unrestricted Subsidiaries. No Unrestricted Subsidiary shall engage (directly or indirectly) in any business other than the Media Business.

          (b) Holdings shall cause each of Treasure Chest of Nevada and RGP to engage in no significant business and at no time to have assets with an aggregate value in excess of $50,000.

          (c) Holdings shall cause the Receivables Subsidiary to comply with the requirements of Section 9.15.

          (d) Notwithstanding anything to the contrary contained in Section 9.13(a), (x)(i) BFPH or any U.S. Subsidiary Guarantor shall be permitted to own the Special Unrestricted

Leasing Subsidiary and (ii) the Special Unrestricted Leasing Subsidiary shall not be required to engage in a Media Business, so long as the Special Unrestricted Leasing Subsidiary does not engage (directly or indirectly) in any business other than (1) the ownership of all of the equity interests in the Special Purpose Leasing Trusts, (2) entering into and performing its obligations under the Leverage Lease Documents and (3) activities incidental thereto and to
(I) the maintenance of its existence in compliance with applicable law and (II) related legal, tax and accounting matters and (y) no Special Purpose Leasing Trust shall be required to engage in a Media Business, so long as such Special Purpose Leasing Trust does not engage (directly or indirectly) in any business other than the entering into, and performance of its obligations under, the Leverage Lease Documents, and activities incidental thereto and to (I) the maintenance of its existence in compliance with applicable law and (II) related legal, tax and accounting matters.

          (e) Holdings shall not engage in any business other than its ownership of the capital stock of BFPH, the Investment Subsidiary and BF Trust; PROVIDED that Holdings may engage in those activities that (i) are incidental to (x) the maintenance of its corporate existence in compliance with applicable law, (y) legal, tax and accounting matters in connection with any of the foregoing activities and (z) the entering into, and performance of its obligations under, this Agreement and the other Documents to which it is a party (including, without limitation, the Sponsor Management Agreement) and (ii) are otherwise expressly permitted by this Agreement and the other Credit Documents.

          (f) Holdings will not permit the Investment Subsidiary to engage in any business other than its ownership of the XL Ventures Investments.

          9.14 LIMITATION ON CERTAIN RESTRICTIONS ON SUBSIDIARIES. xxxi) Holdings will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective, except as set forth on Schedule X, any encumbrance or restriction on the ability of any such Subsidiary to (x) pay Dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by Holdings or any of its Subsidiaries or pay any Indebtedness owed to Holdings or any of its Subsidiaries, (y) make loans or advances to Holdings or any of its Subsidiaries or (z) transfer any of its properties or assets to Holdings or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) this Agreement and the other Credit Documents, (iii) the provisions contained in the Existing Indebtedness, (iv) restrictions existing under Permitted Debt hereafter incurred or issued in accordance with the relevant definitions contained herein, (v) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of Holdings or any of its Subsidiaries, (vi) customary provisions restricting assignment of any licensing agreement entered into by Holdings or any of its Subsidiaries in the ordinary course of business, (vii) restrictions imposed by any holder of a Permitted Lien on the transferability of any asset subject to such Permitted Lien, (viii) restrictions on the Receivables Subsidiary, and with respect to the Receivables Facility Assets, set forth in the Receivables Documents, (ix) any Subsidiary which is the issuer of Permitted Acquired Debt or Permitted Acquired Subsidiary Preferred Stock may be subject to the restrictions contained therein (so long as same were not made worse, from the perspective of Holdings, than the restrictions as in effect immediately prior to the acquisition of the respective Subsidiary pursuant to a Permitted Acquisition), (x) the Senior Subordinated Credit Documents, (xi) the Mezzanine

Subordinated Debt Documents and (xii) on and after the execution and delivery thereof, the Permanent Senior Subordinated Notes Documents.

          (b) Holdings will not permit any Unrestricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any restriction whatsoever on the operations of Holdings and/or its Subsidiaries.

          9.15 LIMITATION ON RECEIVABLES SUBSIDIARY AND RECEIVABLES FACILITY. The Receivables Subsidiary shall engage in no business activities other than the purchase, acquisition, sale and pledge of receivables (or interests therein) pursuant to the Receivables Facility and borrowings thereunder and any business activities reasonably incidental thereto, all in accordance with the Receivables Facility, and shall have no assets or liabilities, other than promissory notes contributed by Treasure Chest in accordance with Section 9.05(xv) and receivables purchased from or contributed by the Receivables Sellers from time to time, cash collections therefrom, any investments of such cash collections and other assets and liabilities reasonably incidental to the foregoing activities, and shall in no event purchase any receivables from an Unrestricted Subsidiary.

          9.16 DESIGNATED SENIOR DEBT. Neither Holdings nor BFPH shall designate any Indebtedness (except Indebtedness pursuant to this Agreement) as "Designated Senior Debt" (as defined in the Convertible Subordinated Debenture Indenture, in the Senior Subordinated Credit Agreement, in the Mezzanine Subordinated Debt Agreement or, on and after the execution and delivery thereof, in any Permanent Senior Subordinated Notes Document or any agreement relating to Permitted Subordinated Indebtedness, Permitted Refinancing Indebtedness or Permitted Senior Subordinated Refinancing Indebtedness).

          SECTION 10. EVENTS OF DEFAULT. Upon the occurrence of any of the following specified events (each, an "Event of Default"):

          10.01 PAYMENTS. Any Borrower shall (i) default in the payment when due of any principal of any Loan or any Note, (ii) default in the payment of any Unpaid Drawing for three or more Business Days after the date the respective Drawing was made or, if no Default or Event of Default exists pursuant to
Section 10.05, for three or more Business Days after the receipt by such Borrower of notice of the respective Drawing by the Administrative Agent or the Issuing Lender or (iii) default, and such default shall continue unremedied for three or more Business Days (or five or more Business Days, in the case of the payment of Fees), in the payment when due of any interest on any Loan or Note or Unpaid Drawing, or any Fees or any other amounts owing hereunder or under any other Credit Document; or

          10.02 REPRESENTATIONS, ETC. Any representation, warranty or statement made by any Credit Party herein or in any other Credit Document or in any certificate delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

          10.03 COVENANTS. Any Credit Agreement Party shall (i) default in the due performance or observance by it of any term, covenant or agreement contained in Section 8.01(g)(i), 8.08, 8.12, 8.13, 8.21 or 9 or (ii) default in the due performance or observance by it of any other

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term, covenant or agreement contained in this Agreement and such default shall continue unremedied for a period of 30 days after written notice to Holdings by the Administrative Agent or any Lender; or

          10.04 DEFAULT UNDER OTHER AGREEMENTS. (i) Holdings or any of its Subsidiaries shall (x) default in any payment of any Indebtedness (other than the Obligations) beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (y) default in the observance or performance of any agreement or condition relating to any Indebtedness (other than the Obligations) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such Indebtedness to become due prior to its stated maturity, or (ii) any Indebtedness (other than the Obligations) of Holdings or any of its Subsidiaries shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof, PROVIDED that it shall not be a Default or Event of Default under this Section 10.04 unless the aggregate principal amount of all Indebtedness as described in preceding clauses
(i) and (ii) is at least $12,000,000; or

          10.05 BANKRUPTCY, ETC. Holdings or any of its Subsidiaries (excluding Insignificant Subsidiaries) shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code") or shall consent to the filing of any petition against it under any such law; or an involuntary case is commenced against Holdings or any of its Subsidiaries (excluding Insignificant Subsidiaries) and the petition is not controverted within 15 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of Holdings or any of its Subsidiaries (excluding Insignificant Subsidiaries), or Holdings or any of its Subsidiaries (excluding Insignificant Subsidiaries) commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to Holdings or any of its Subsidiaries (excluding Insignificant Subsidiaries), or there is commenced against Holdings or any of its Subsidiaries (excluding Insignificant Subsidiaries) any such proceeding which remains undismissed for a period of 60 days, or Holdings or any of its Subsidiaries (excluding Insignificant Subsidiaries) is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or Holdings or any of its Subsidiaries (excluding Insignificant Subsidiaries) suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or Holdings or any of its Subsidiaries (excluding Insignificant Subsidiaries) makes a general assignment for the benefit of creditors; or any corporate action is taken by Holdings or any of its Subsidiaries (excluding Insignificant Subsidiaries) for the purpose of effecting any of the foregoing; or

          10.06 ERISA. (a) Any Plan or Multiemployer Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code, any

Plan shall have had or is likely to have a trustee appointed to administer such Plan under Section 4042 of ERISA, any Plan or Multiemployer Plan is, shall have been or is likely to be terminated or to be the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability, a contribution required to be made by Holdings or a Subsidiary or an ERISA Affiliate to a Plan or Multiemployer Plan or a Foreign Pension Plan has not been timely made, Holdings or any Subsidiary of Holdings or any ERISA Affiliate has incurred or is likely to incur a liability to or on account of a Plan or Multiemployer Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064,
4069, 4201, 4204 or 4212 of ERISA or Section 401(a)(29), 4971, 4975 or 4980 of
the Code, or Holdings or any Subsidiary of Holdings has incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) that provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or pursuant to any employee pension benefit plan (as defined in Section 3(2) of ERISA) or Foreign Pension Plan; (b) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and (c) which lien, security interest or liability, individually, and/or in the aggregate, in the reasonable opinion of the Required Lenders, will have a Material Adverse Effect; or

          10.07 SECURITY DOCUMENTS. (a) At any time after the execution and delivery thereof, any of the Security Documents shall cease to be in full force and effect, or shall cease to give the Collateral Agent for the benefit of the Secured Creditors the Liens, rights, powers and privileges purported to be created thereby (including, without limitation, a perfected security interest in, and Lien on, all of the Collateral, other than Collateral with an aggregate value of less than or equal to $1,000,000), in favor of the Collateral Agent, superior to and prior to the rights of all third Persons (except as permitted by Section 9.01), and subject to no other Liens (except as permitted by Section 9.01), or (b) any Credit Party shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any of the Security Documents and such default (except to the extent that same will adversely affect the continued perfection or priority of the Liens created by any such Security Document in Collateral with an aggregate value in excess of $1,000,000, in which case clause (a) of this
Section 10.07 will be applicable) shall continue unremedied for a period of 30 days;

          10.08 GUARANTEES. Any Guarantee or any material provision thereof shall cease to be in full force or effect as to the relevant Guarantor, or any Guarantor or Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor's obligations under the relevant Guarantee, or any Guarantor shall default in the due performance or observance of any material term, covenant or agreement on its part to be performed or observed pursuant to the relevant Guarantee; or

          10.09 JUDGMENTS. One or more judgments or decrees shall be entered against Holdings or any of its Subsidiaries involving in the aggregate for Holdings and its Subsidiaries a liability (not paid or to the extent not covered by a reputable and solvent insurance company or not paid) and such judgments and decrees either shall be final and non-appealable or shall not be vacated, discharged or stayed or bonded pending appeal for any period of 60 consecutive days, and the aggregate amount of all such judgments exceeds $12,000,000; or

          10.10 CHANGE OF CONTROL. A Change of Control shall occur; or

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

          10.11 RECEIVABLES FACILITY. Any early amortization event or any event permitting any Receivables Purchaser or Receivables Purchasers to effect an early termination of the Receivables Facility (or a portion thereof) shall have occurred and be continuing (after giving effect to any legally valid written waivers of such events adopted by the relevant Receivables Purchasers); or

          10.12 OPERATIONS OF BF TRUST. BF Trust shall engage in any business other than its holding and servicing of Convertible Subordinated Debentures and its issuance and servicing of Convertible QUIPS, or engage in any activities other than those that are incidental or related to the foregoing;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent, upon the written request of the Required Lenders, shall by written notice to Holdings, take any or all of the following actions, without prejudice to the rights of the Administrative Agent, any Lender or the holder of any Note to enforce its claims against any Credit Party (PROVIDED that, if an Event of Default specified in Section 10.05 shall occur with respect to Holdings or any Borrower, the result of which would occur upon the giving of written notice by the Administrative Agent to Holdings as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Commitment terminated, whereupon the Commitment of each Lender shall forthwith terminate immediately and any Commitment Commission and other Fees shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Loans and the Notes and all Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Credit Party; (iii) terminate any Letter of Credit, which may be terminated, in accordance with its terms; (iv) direct BFPH to pay (and BFPH agrees that upon receipt of such notice, or upon the occurrence of an Event of Default specified in Section 10.05 with respect to any Borrower, it will pay) to the Administrative Agent at the appropriate Payment Office such additional amount of cash, to be held as security by the Administrative Agent, as is equal to the aggregate Stated Amount of all Dollar Facility Letters of Credit issued for the account of BFPH and then outstanding;
(v) direct the U.K. Borrowers to pay (and the U.K. Borrowers jointly and severally agree that upon receipt of such notice, or upon the occurrence of an Event of Default specified in Section 10.05 with respect to any Borrower, they will pay) to the Administrative Agent at the appropriate Payment Office such additional amount of cash, to be held as security by the Administrative Agent, as is equal to the aggregate Stated Amount of all Multicurrency Facility Letters of Credit issued for the account of the U.K. Borrowers and then outstanding;
(vi) enforce, as Collateral Agent, all of the Liens and security interests created pursuant to the Security Documents; and (vii) apply any cash collateral held for the benefit of the Lenders pursuant to Section 4.02 to repay outstanding Obligations of BFPH or the U.K. Borrowers, as the case may be.

          SECTION 11. DEFINITIONS AND ACCOUNTING TERMS.

          11.01 DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "Account Party" shall mean (x) in the case of each Dollar Facility Letter of Credit, BFPH and (y) in the case of each Multicurrency Facility Letter of Credit, all of the U.K. Borrowers, as joint and several account parties with respect to such Multicurrency Facility Letter of Credit.

          "Acquired Business" shall mean any Person or business, division or product line acquired pursuant to a Permitted Acquisition.

          "Acquired EBITDA" shall mean, for any Acquired Business for any period, the Consolidated EBITDA as determined for such Acquired Business on a basis substantially the same (with necessary reference changes) as provided in the definition of Consolidated EBITDA contained herein, except that (i) all references therein and in the component definitions used in determining Consolidated EBITDA to "Holdings and its Subsidiaries" shall be deemed to be references to the respective Acquired Business and (ii) the adjustments contained in clauses (ii) through (viii) of the first sentence, and the adjustments contained in the last sentence, of the definition of Consolidated EBITDA shall not be made.

          "Additional Dollar Facility Revolving Loan Commitment" shall mean, for each Lender, any commitment to make Dollar Facility Revolving Loans provided by such Lender pursuant to Section 1.16, in such amount as agreed to by such Lender in the respective Additional Dollar Facility Revolving Loan Commitment Agreement; PROVIDED that on the Additional Dollar Facility Revolving Loan Commitment Date upon which an Additional Dollar Facility Revolving Loan Commitment of any Lender becomes effective, such Additional Dollar Facility Revolving Loan Commitment of such Lender shall be added to (and thereafter become a part of) the Dollar Facility Revolving Loan Commitment of such Lender for all purposes of this Agreement as contemplated by Section 1.16.

          "Additional Dollar Facility Revolving Loan Commitment Agreement" shall mean a Dollar Facility Revolving Loan Commitment Agreement substantially in the form of Exhibit O (appropriately completed).

          "Additional Dollar Facility Revolving Loan Commitment Date" shall mean each date upon which an Additional Dollar Facility Revolving Loan Commitment under an Additional Dollar Facility Revolving Loan Commitment Agreement becomes effective as provided in Section 1.16(b)(i).

          "Additional Dollar Facility Revolving Loan Commitment Requirements" shall mean, with respect to any request for an Additional Dollar Facility Revolving Loan Commitment made pursuant to Section 1.16 or any provision of an Additional Dollar Facility Revolving Loan Commitment on any Additional Dollar Facility Revolving Loan Commitment Date, the satisfaction of each of the following conditions: (i) no Default or Event of Default then exists or would result therefrom (for purposes of such determination, assuming the relevant Dollar Facility Revolving Loans in an aggregate principal amount equal to the full amount of Additional Dollar Facility Revolving Loan Commitments then requested or provided had been incurred, and the proposed Permitted Acquisition (if any) to be financed with the proceeds of such Loans had been consummated, on such date of request or Additional Dollar Facility Revolving Loan Commitment Date, as the case may be), (ii) calculations are made by BFPH demonstrating compliance with the covenants contained in Sections 9.08 and 9.09 for the Calculation Period most recently ended prior to the date of the respective request for Additional Dollar Facility Revolving Loan Commitments or the relevant Additional Dollar Facility Revolving Loan Commitment Date, as the case may be, on a PRO FORMA Basis, as if the relevant Dollar Facility Revolving Loans to be made pursuant to such Additional Dollar Facility Revolving Loan Commitments (assuming the full utilization thereof) had been incurred, and the proposed Permitted Acquisition (if any) to be financed with the proceeds of such Dollar Facility Revolving Loans (as well as other Permitted Acquisitions theretofore consummated after the first day of such Calculation Period) had occurred, on the first day of such Calculation Period, (iii) Holdings and BFPH certify (and, if requested by the Administrative Agent, deliver to it satisfactory opinions of counsel (including in-house counsel) and such other supporting information as may be reasonably requested) to the Administrative Agent that the Total Revolving Loan Commitment (as increased by the Additional Dollar Facility Revolving Loan Commitments) may be fully utilized through the incurrence of loans pursuant to this Agreement without causing a violation of any then existing Indebtedness or other material agreements of Holdings and its Subsidiaries and that, in the case of all agreements relating to then outstanding Indebtedness, such full amount may be incurred pursuant to available baskets pursuant to the relevant to the debt agreements and without requiring calculations of financial incurrence tests to justify the loans to be made pursuant to the Total Revolving Loan Commitment (as increased by the Additional Dollar Facility Revolving Loan Commitments) and (iv) the delivery by Holdings and BFPH of officer's certificates to the Administrative Agent certifying as to compliance with preceding clauses (i), (ii) and (iii) and containing the calculations required by clause (ii) and detailing the baskets to be utilized as described in preceding clause (iii).

          "Additional Dollar Facility Revolving Loan Lender" shall have the meaning provided in Section 1.16(b).

          "Additional Mortgage Documents" shall have the meaning provided in
Section 8.11.

          "Additional Refinanced Indebtedness" shall have the meaning provided in Section 5.01(h).

          "Adjusted Consolidated Net Income" for any period shall mean Consolidated Net Income for such period plus, without duplication, (i) the sum of the amount of all net non-cash charges (including, without limitation, depreciation, amortization, deferred tax expense and non-cash interest expense but excluding any net non-cash charges reflected in Adjusted Consolidated Working Capital) and net non-cash losses which were included in arriving at Consolidated Net Income for such period less (ii) all net non-cash gains (exclusive of items reflected in Adjusted Consolidated Working Capital) included in arriving at Consolidated Net Income for such period.

          "Adjusted Consolidated Working Capital" at any time shall mean Consolidated Current Assets (but excluding therefrom all cash and Cash Equivalents) less Consolidated Current Liabilities.

          "Admagic" shall have the meaning provided in the first paragraph of this Agreement.

          "Administrative Agent" shall mean The Chase Manhattan Bank, in its capacity as Administrative Agent for the Lenders hereunder, and shall include any successor to the Administrative Agent appointed pursuant to Section 12.09.

          "Affiliate" shall mean, with respect to any Person, any other Person (including, for purposes of Section 9.06 only, all directors, officers and partners of such Person) directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person; PROVIDED, HOWEVER, that for purposes of Section 9.06, (x) subject to following clause (y), an Affiliate of Holdings shall include any Person that directly or indirectly owns more than 10% of any class of the capital stock of Holdings and any officer or director of Holdings or any such Person and (y) any commercial bank, investment bank, investment company or similar financial institution holding capital stock of Holdings for the account of its customers shall not constitute an Affiliate of Holdings or its Subsidiaries as a result of such holdings for the account of its customers. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise. In addition, for purposes of this Agreement, (i) an Affiliate of THL shall include any THL Investor or an investment fund under common control with the THL Investors and (ii) an Affiliate of ECP shall include any ECP Investor or any investment funds under common control with the ECP Investors.

          "Agent" shall mean, except as otherwise provided in Section 12, any or all of the Administrative Agent, the Syndication Agent and the Documentation Agent, as the context may require; PROVIDED that for purposes of Sections 12 and
13.01 only, the term "Agent" shall also include the Joint Lead Arrangers and each Managing Agent.

          "Aggregate Dollar Facility Exposure" at any time shall mean the sum of
(i) the aggregate principal amount of all Dollar Facility Revolving Loans then outstanding, (ii) the aggregate amount of all Dollar Facility Letter of Credit Outstandings at such time and (iii) the aggregate principal amount of all Dollar Facility Swingline Loans then outstanding.

          "Aggregate Multicurrency Facility Exposure" at any time shall mean the sum of (i) the aggregate principal amount of all Multicurrency Facility Revolving Loans then outstanding (for this purpose, using the Dollar Equivalent of each Alternate Currency Denominated Revolving Loan then outstanding), (ii) the aggregate amount of all Multicurrency Facility Letter of Credit Outstandings (using the Dollar Equivalent of all amounts expressed in Alternate Currencies) at such time, and (iii) the aggregate principal amount of all Multicurrency Facility Swingline Loans (for this purpose, using the Dollar Equivalent of each Alternate Currency Denominated Swingline Loan then outstanding).

          "Aggregate Revolving Percentage" of any Revolving Lender at any time shall be that percentage which is equal to a fraction (expressed as a percentage) the numerator of which is the sum of the Dollar Facility Revolving Loan Commitment and Multicurrency Facility Revolving Loan Commitment of such Lender at such time and the denominator of which is the Total Revolving Loan Commitment at such time, PROVIDED that if any such determination is to be made after the Total Revolving Loan Commitment (and related Revolving Loan Commitments of the Lenders) has terminated, the determination of such percentages shall be made immediately before giving effect to such termination.

          "Agreement" shall mean this Agreement, as modified, supplemented, amended, restated, extended, renewed or replaced from time to time.

          "Alternate Currency" shall mean each of Pounds Sterling and Euros.

          "Alternate Currency Denominated Letter of Credit Outstandings" shall mean all Letter of Credit Outstandings which do not constitute Dollar Denominated Letter of Credit Outstandings.

          "Alternate Currency Denominated Loan" shall mean all Loans denominated in Alternate Currencies, including all Multicurrency Facility Revolving Loans incurred in Pounds Sterling or Euros and all Multicurrency Facility Swingline Loans incurred in Pounds Sterling or Euros.

          "Alternate Currency Denominated Revolving Loan" shall mean each Multicurrency Facility Revolving Loan denominated in an Alternate Currency.

          "Alternate Currency Denominated Swingline Loans" shall mean all Multicurrency Facility Swingline Loans incurred in an Alternate Currency.

          "Alternate Currency Equivalent" shall mean the Sterling Equivalent or the Euro Equivalent, as the case may be.

          "Ammon Permitted Holders" shall mean and include (i)
R. Theodore Ammon, his estate, spouse, heirs, ancestors, lineal descendants, legatees, legal representatives, or the trustee of any bona fide trust of which one or more of the foregoing are the sole beneficiaries or grantors thereof and
(ii) any entity controlled, directly or indirectly, by any of the persons referred to in preceding clause (i), whether through the ownership of voting securities, by contract or otherwise.

          "Applicable Currency" shall mean (i) with respect to any Loan, the Available Currency in which such Loan was incurred and (ii) with respect to any Letter of Credit, the Available Currency in which such Letter of Credit was denominated; PROVIDED that in the event Loans maintained in, and Unpaid Drawings owed in, an Alternate Currency are converted into Loans maintained in, or Unpaid Drawings owing in, Dollars under the circumstances contemplated by Section 1.15, the Applicable Currency with respect to such Loans and Unpaid Drawings shall be Dollars.

          "Applicable Margin" initially shall mean (subject to any qualification for different rates pursuant to the immediately succeeding sentence) a percentage per annum equal to (i) in the case of Tranche A Term Loans and Revolving Loans maintained as (x) Base Rate Loans, 2.00% and (y) Euro Rate Loans, 3.00%, (ii) in the case of Swingline Loans maintained as (x) Base Rate Loans, 2.00% and (y) Euro Rate Loans, 4.00%, (iii) in the case of Tranche B Term Loans maintained as (x) Base Rate Loans, 2.75% and (y) Eurodollar Loans, 3.75% and (iv) in the case of any Commitment Commission, 0.500%. From and after each day of delivery of any certificate delivered in accordance with the following sentence indicating an entitlement to a different margin than that described in the immediately preceding sentence (each, a "Start Date") to and including the applicable End Date described below, the Applicable Margin (other than for Tranche B Term Loans and Commitment Commission) shall (subject to any adjustment pursuant to the immediately succeeding paragraph) be that set forth below opposite the Leverage Ratio indicated to have been achieved in any certificate delivered in accordance with the following sentence:

                              Applicable Margin for           Applicable Margin for
                             Tranche A Term Loans and         Tranche A Term Loans,         Applicable Margin for
                                 Revolving Loans               Revolving Loans and             Swingline Loans
                                    maintained              Swingline Loans maintained           maintained
     Leverage Ratio             as Euro Rate Loans              as Base Rate Loans           as Euro Rate Loans
------------------------     ------------------------       --------------------------      ---------------------
Greater than or equal                 2.75%                           1.75%                         3.75%
to 4.5:1.0 but less
than 5.0:1.0

Greater than or equal                 2.50%                           1.50%                         3.50%
to 4.0:1 but less than
4.5:1

Greater than or equal                 2.25%                           1.25%                         3.25%
to 3.5:1 but less than
4.0:1

Less than 3.5:1                       2.00%                           1.00%                         3.00%

          The Leverage Ratio shall be determined based on the delivery of a certificate of Holdings by an Authorized Representative of Holdings to the Administrative Agent (with a copy to be sent by the Administrative Agent to each Lender), within 50 days of the last day of any fiscal quarter of Holdings, which certificate shall set forth the calculation of the Leverage Ratio as at the last day of the Test Period ended immediately prior to the relevant Start Date (but determined on a PRO FORMA Basis to give effect to any Permitted Acquisition or Significant Asset Sale effected, or any Permitted Debt, Permanent Senior Subordinated Notes or Qualified Preferred Stock issued or incurred, as applicable, or any incurrence of Indebtedness to finance Post-Closing Convertible QUIPS Conversion Payments, on or prior to the date of delivery of such certificate) and the Applicable Margins which shall be thereafter applicable (until same are changed or cease to apply in accordance with the following sentences); PROVIDED that at the time of the consummation of any Permitted Acquisition (including at the time of each step thereof in the case of a Two-Step Permitted Acquisition) or any Significant Asset Sale or any issuance or incurrence, as applicable, of Permitted Debt, Permanent Senior Subordinated Notes or Qualified Preferred Stock or any incurrence of Indebtedness to finance Post-Closing Convertible QUIPS Conversion Payments, an Authorized Representative of Holdings shall deliver to the Administrative Agent a certificate setting forth the calculation of the Leverage Ratio on a PRO FORMA Basis as of the last day of the last Calculation Period ended prior to the date on which such Permitted Acquisition or Significant Asset Sale is consummated or such Permitted Debt, Permanent Senior Subordinated Notes, Qualified Preferred Stock or Indebtedness to finance Post-Closing Convertible QUIPS Conversion Payments is issued or incurred, as applicable, for which financial statements have been made available (or were required to be made available) pursuant to Section 8.01(b) or (c), as the case may be, and the date of such consummation shall be deemed to be a Start Date and the Applicable Margins which shall be thereafter applicable (until same are changed or cease to apply in accordance with the following sentence) shall be based upon the Leverage Ratio as so calculated. The Applicable Margins so determined shall apply, except as set forth in the succeeding sentence, from the Start Date to the earlier of (x) the date on which the next certificate is delivered to the Administrative Agent, (y) the date on which the next Permitted Acquisition (or next step of a Two-Step Permitted Acquisition) or Significant Asset Sale is consummated or Permitted Debt, Permanent Senior Subordinated Notes, Qualified Preferred Stock or Indebtedness to finance Post-Closing Convertible QUIPS Conversion Payments is issued or incurred, as the case may be, or (z) the date which is 50 days following the last day of the Test Period in which the previous Start Date occurred (the "End Date"), at which time, if no certificate has been delivered to the Administrative Agent indicating an entitlement to Applicable Margins other than those described in the first sentence of this definition (and thus commencing a new Start Date), the Applicable Margins shall be those described in the first sentence of this definition (such Applicable Margins as so determined, the "Highest Applicable Margins"). Notwithstanding anything to the contrary contained above in this definition, (i) the Applicable Margins shall be the Highest Applicable Margins at all times during which there shall exist any Default or Event of Default and (ii) prior to the six-month anniversary of the Initial Borrowing Date, the Applicable Margins shall at all times be the Highest Applicable Margins.

          "Applicable Prepayment Percentage" shall mean, at any date of determination, 75%, PROVIDED that so long as no Default or Event of Default is then in existence, if the Leverage Ratio for the Test Period then most recently ended (as established pursuant to the officer's certificate last delivered (or required to be delivered) pursuant to Section 8.01(f)) (i) is less than 5.0:1.0 but greater than or equal to 4.5:1.0, the Applicable Prepayment Percentage shall instead be 50%, (ii) is less than 4.50:1.0 but greater than or equal to 4.0:1.0, the Applicable Prepayment Percentage shall instead be 25% and (iii) is less than 4.0:1.0, the Applicable Prepayment Percentage shall instead be 0%.

          "Asset Sale" shall mean any sale, transfer or other disposition by Holdings or any of its Subsidiaries to any Person other than Holdings or any Wholly-Owned Subsidiary of Holdings of any asset (including, without limitation, any capital stock or other securities of another Person, but excluding the sale by such Person of its own capital stock) of Holdings or such Subsidiary other than (i) sales, transfers or other dispositions of inventory made in the ordinary course of business, (ii) the Columbine Sale, (iii) the Private Internet Investment Sale, (iv) any transaction permitted pursuant to Section 9.02(ii)(y),
(ix), (x), (xi) and (xviii), and (v) dispositions or transfers arising out of, or in connection with, events described in clauses (i) and (ii) of the definition of Recovery Event.

          "Assignment and Assumption Agreement" shall mean the Assignment and Assumption Agreement substantially in the form of Exhibit L (appropriately completed).

          "Attributed Receivables Facility Indebtedness" at any time shall mean the principal amount of Indebtedness which would be outstanding at such time under the Receivables Facility if same were structured as a secured lending agreement rather than a purchase agreement; PROVIDED that such principal amount shall be net of amounts of cash and

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Cash Equivalents on deposit in any principal funding or equalization account established pursuant to the Receivables Facility which, if the Receivables Facility were structured as a secured lending arrangement rather than as a facility for the sale of Receivables Facility Assets, would collateralize the Indebtedness issued thereunder.

          "Authorized Representative" shall mean, with respect to (i) delivering Notices of Borrowing, Notices of Conversion, Letter of Credit Requests and similar notices, any person or persons that has or have been authorized by the board of directors of any Borrower to deliver such notices pursuant to this Agreement and that has or have appropriate signature cards on file with the Administrative Agent, Chase and each Issuing Lender; (ii) delivering financial information and officer's certificates pursuant to this Agreement, the chief financial officer, any treasurer or other financial officer of Holdings or BFPH or any financial officer of any other Borrower designated by the chief financial officer of Holdings and (iii) any other matter in connection with this Agreement or any other Credit Document, any officer (or a person or persons so designated by any two officers) of Holdings or BFPH.

          "Available Basket Amount" shall mean, on any date of determination, an amount equal to the sum of (i) 50% (or at any time the Applicable Prepayment Percentage is 75%, 25%) of all net proceeds (taking the amount of cash and the fair market value of any non-cash assets, net of costs incurred in connection therewith) received by Holdings from issuances of Holdings Common Stock by Holdings after the Effective Date, PLUS (ii) $25,000,000, PLUS or MINUS (iii) an amount equal to the Consolidated Cumulative 25% Net Income Amount on such date MINUS (iv) the aggregate amount of consideration paid by Holdings and its Subsidiaries (including the amount of any Indebtedness assumed) in connection with acquisitions effected pursuant to Section 9.02(vii) after the Effective Date, MINUS (v) the aggregate amount of Investments made pursuant to Section 9.05(vii) after the Effective Date, MINUS (vi) the aggregate amount of Capital Expenditures made pursuant to Section 9.07(g) after the Effective Date PLUS
(vii) the amount of any increase to the Available Basket Amount made after the Effective Date in accordance with the provisions of Section 9.05(vii). In connection with the foregoing, it is understood that the Available Basket Amount shall not be reduced as a result of the payment of consideration owing in connection with the acquisition of a Person which has ownership interests in one or more entities which are not Wholly-Owned Subsidiaries of such Person pursuant to a Permitted Acquisition effected in accordance with relevant requirements of this Agreement (although the Available Basket Amount would be affected to the extent additional Investments are made in the respective non-wholly-owned entity pursuant to Section 9.05(vii)).

          "Available Currency" shall mean (i) with respect to all Term Loans, Dollars, (ii) with respect to Dollar Facility Revolving Loans and Dollar Facility Letters of Credit, Dollars, (iii) with respect to Multicurrency Facility Revolving Loans and Multicurrency Facility Swingline Loans, Dollars, Euros and Pounds Sterling and (iv) with respect to any Multicurrency Facility Letter of Credit, any Alternate Currency.

          "Available Dollar Facility Revolving Loan Commitment" of any Dollar Facility Lender at any time shall mean its Dollar Facility Percentage of the Total Available Dollar Facility Revolving Loan Commitment at such time.

          "Available Multicurrency Facility Revolving Loan Commitment" of any Multicurrency Facility Lender at any time shall mean its Multicurrency Facility Percentage of the Total Available Multicurrency Facility Revolving Loan Commitment at such time.

          "Bankruptcy Code" shall have the meaning provided in Section 10.05.

          "Base Rate" at any time shall mean the higher of (i) 1/2 of 1% in excess of the Federal Funds Rate and (ii) the Prime Lending Rate at such time.

          "Base Rate Loan" shall mean (i) each Dollar Denominated Swingline Loan, (ii) each other Dollar Denominated Loan which is designated or deemed designated as a Base Rate Loan by the respective Borrower or Borrowers at the time of the incurrence thereof or conversion thereto and (iii) each outstanding Multicurrency Facility Revolving Loan after the conversion thereof pursuant to
Section 1.15.

          "BF Digital" shall mean Big Flower Digital Services, Inc., a Delaware corporation and a Wholly-Owned Subsidiary of BFPH.

          "BF Trust" shall mean Big Flower Trust I, a statutory business trust formed under the laws of Delaware.

          "BFDSL" shall have the meaning provided in the first paragraph of this Agreement.

          "BFL" shall have the meaning provided in the first paragraph of this Agreement.

          "BFPH" shall have the meaning provided in the first paragraph of this Agreement.

          "BFPH Common Stock" shall have the meaning provided in Section
7.14(b).

          "BFPH Guaranty" shall mean the guaranty of BFPH pursuant to Section
15.

          "BFPH Multicurrency Facility Revolving Loan" shall have the meaning provided in Section 1.01(c)(ii).

          "BFPH Multicurrency Facility Revolving Note" shall have the meaning provided in Section 1.05(a).

          "BFPH Multicurrency Facility Swingline Loan" shall have the meaning provided in Section 1.01(d)(ii).

          "BFPH Multicurrency Facility Swingline Note" shall have the meaning provided in Section 1.05(a).

          "Blocked Commitment" shall mean (i) for the period from the Effective Date through and including the Initial Borrowing Date (immediately after giving effect to the Transaction), $0 and (ii) at any time thereafter, an amount equal to the remainder of (x) $124,000,000 LESS (y) the amount of the Initial Convertible QUIPS Conversion Payments;

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PROVIDED, that the Blocked Commitment shall be reduced from time to time by the amount of the proceeds of Revolving Loans and Swingline Loans used to make Post-Closing Convertible QUIPS Conversion Payments after the Initial Borrowing Date in accordance with the terms of this Agreement.

          "Borrowers" shall have the meaning provided in the first paragraph of this Agreement.

          "Borrowing" shall mean the borrowing of one Type of Loan pursuant to a single Tranche by the U.K. Borrowers (on a joint and several basis) or by BFPH from all the Lenders having Commitments with respect to such Tranche (or from Chase, in the case of Swingline Loans) on a given date (or resulting from a conversion or conversions on such date), having in the case of Euro Rate Loans the same Interest Period, PROVIDED that Base Rate Loans incurred pursuant to
Section 1.10(b) shall be considered part of the related Borrowing of Eurodollar Loans.

          "BTCo" shall mean Bankers Trust Company in its individual capacity and any successor thereto by merger or otherwise.

          "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day except Saturday, Sunday and any day which shall be in New York City a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close and (ii) with respect to all notices and determinations in connection with, and payments of principal, unpaid drawings and interest on or with respect to, Alternate Currency Denominated Loans and Multicurrency Facility Letters of Credit, any day which is a Business Day described in clause (i) above (except that, in the case of notices and determinations in connection with, and payments of principal, unpaid drawings and interest on or with respect to, Multicurrency Facility Letters of Credit, the day described in this clause (ii) need not be a day which is also a Business Day described in clause (i) above) and which is also (A) a day for trading by and between banks in the London interbank market and which shall not be a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close in the city where the applicable Payment Office of the Administrative Agent is located in respect of such Loans or Letters of Credit, as the case may be, and (B) in relation to any payment in Euros, a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open.

          "Calculation Period" shall have the meaning provided in Section 8.13.

          "Capital Expenditures" shall mean, with respect to any Person, all expenditures by such Person which are required to be capitalized in accordance with GAAP.

          "Capitalized Lease Obligations" of any Person shall mean all rental obligations which, under GAAP, are required to be capitalized on the books of such Person, in each case taken at the amount thereof accounted for as indebtedness in accordance with GAAP.

          "Cash Equivalents" shall mean, as to any Person, (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (PROVIDED that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition, (ii) time deposits and certificates of deposit of any commercial bank having, or which is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any State thereof, the District of Columbia or any foreign jurisdiction having capital, surplus and undivided profits aggregating in excess of $200,000,000, with maturities of not more than one year from the date of acquisition by such Person, (iii) repurchase obligations with a term of not more than 90 days for underlying securities of the types described in clause
(i) above entered into with any bank meeting the qualifications specified in clause (ii) above, (iv) commercial paper issued by any Person incorporated in the United States rated at least A-1 or the equivalent thereof by S&P's or at least P-1 or the equivalent thereof by Moody's and in each case maturing not more than one year after the date of acquisition by such Person, (v) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through (iv) above and (vi) demand deposit accounts maintained in the ordinary course of business.

          "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as the same may be amended from time to time, 42 U.S.C. Section 9601 ET SEQ.

          "Chancery Lane Consulting Agreement" shall mean the Consulting Agreement, dated as of December 7, 1999, among Holdings and Chancery Lane Capital LLC, as the same may amended, modified or supplemented from time to time pursuant to the terms hereof and thereof.

          "Change of Control" shall mean (I) at any time prior to the consummation of a Qualified IPO, (i) a "Change of Control" under, and as defined in, the Convertible Subordinated Debenture Indenture, the Convertible QUIPS Documents, any Existing Indebtedness, any Senior Subordinated Credit Document, any Mezzanine Subordinated Debt Document, any Permanent Senior Subordinated Notes Document, any Permitted Refinancing Indebtedness, any Permitted Subordinated Debt, any Permitted Subordinated Refinancing Indebtedness or any Qualified Preferred Stock, in each case to the extent then outstanding, shall have occurred; or (ii) the ratio of (x) either (A) the percentage of the voting interest in Holdings' outstanding capital stock on a fully diluted basis or (B) the percentage of the economic interest in Holdings' outstanding capital stock, in each case owned by any Investor Group at any time, to (y) (A) the percentage of the voting interest in Holdings' outstanding capital stock on a fully diluted basis or (B) the percentage of the economic interest in Holdings' outstanding capital stock, as the case may be, in each case held by the respective Investor Group on the Initial Borrowing Date after giving effect to the Transaction, shall at any time be less than .51:1.0; or (iii) THL Group, the ECP Group and the Ammon Permitted Holders shall cease collectively to own on a fully diluted basis in the aggregate at least 51% of the economic and voting interest in Holdings' capital stock; or (iv) the Board of Directors of Holdings shall cease to consist of a majority of Continuing Directors; or (v) Holdings shall cease to own 100% on a fully diluted basis of the shares of outstanding capital stock of BFPH; or (vi) Holdings shall at any time cease to own, directly or indirectly, 100% of the capital stock of each Borrower; or (vii) at any time prior to a termination of BF Trust and the distribution of Convertible Subordinated Debentures as contemplated by the Convertible QUIPS Private Placement Memorandum, Holdings shall cease to own 100% of the outstanding common securities of BF Trust and (II) at any time after the consummation of a Qualified IPO, (i) a

"Change of Control" under, and as defined in, the Convertible Subordinated Debenture Indenture, the Convertible QUIPS Documents, any Existing Indebtedness, any Senior Subordinated Credit Document, any Mezzanine Subordinated Debt Document, any Permanent Senior Subordinated Notes Document, any Permitted Refinancing Indebtedness, any Permitted Subordinated Debt, any Permitted Subordinated Refinancing Indebtedness or any Qualified Preferred Stock, in each case to the extent then outstanding, shall have occurred; or (ii) any "Person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange
Act), excluding the Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of 20% or more of the economic and voting interest in Holdings' capital stock; or (iii) the ratio of (x) either (A) the percentage of the voting interest in Holdings' outstanding capital stock on a fully diluted basis or (B) the percentage of the economic interest in Holdings' outstanding capital stock, in each case owned by any Investor Group at any time, to (y) (A) the percentage of the voting interest in Holdings' outstanding capital stock on a fully diluted basis or (B) the percentage of the economic interest in Holdings' outstanding capital stock, as the case may be, in each case held by the respective Investor Group on the Initial Borrowing Date after giving effect to the Transaction, shall at any time be less than .30:1.0;or (iv) THL Group, the ECP Group and the Ammon Permitted Holders shall cease collectively to own on a fully diluted basis in the aggregate at least 30% of the economic and voting interest in Holdings' capital stock; or (v) the Board of Directors of Holdings shall cease to consist of a majority of Continuing Directors; or (vi) Holdings shall cease to own 100% on a fully diluted basis of the shares of outstanding capital stock of BFPH; or
(vii) Holdings shall at any time cease to own, directly or indirectly, 100% of the capital stock of each Borrower; or (viii) at any time prior to a termination of BF Trust and the distribution of Convertible Subordinated Debentures as contemplated by the Convertible QUIPS Private Placement Memorandum, Holdings shall cease to own 100% of the outstanding common securities of BF Trust.

          "Chase" shall mean The Chase Manhattan Bank in its individual capacity and any successor thereto by merger, consolidation or otherwise.

          "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and the rulings issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement, and to any subsequent provision of the Code, amendatory thereof, supplemental thereto or substituted therefor.

          "Collateral" shall mean all property (whether real or personal, movable or immovable) with respect to which any security interests have been granted (or purported to be granted) pursuant to any Security Document, including, without limitation, all Pledged Securities, all U.S. Security Agreement Collateral, all U.K. Security Agreement Collateral, all Mortgaged Properties and all cash and Cash Equivalents delivered as collateral pursuant to any Credit Document.

          "Collateral Agent" shall mean the Administrative Agent acting as collateral agent for the Secured Creditors pursuant to the Security Documents.

          "Colorgraphic" shall have the meaning provided in the first paragraph of this Agreement.

          "Columbine" shall mean Columbine JDS Systems, Inc., a Delaware corporation and, prior to the Columbine Sale, a Wholly-Owned Subsidiary of Holdings.

          "Columbine Acquisition Documents" shall mean (i) the Stock Purchase Agreement, dated as of December 7, 1999, between BF Digital and CJDS Holdings, Inc., (ii) the Columbine Demand Note and (iii) such other documents, agreements and instruments entered into in connection with the Columbine Sale, in each case as the same may be amended, modified or supplemented from time to time pursuant to the terms hereof or thereof.

          "Columbine Credit Agreement" shall mean the Credit Agreement, dated as of December 7, 1999, among CJDS Holdings, Inc., Columbine, various lenders from time to time party thereto and The Chase Manhattan Bank, as administrative agent, as in effect on the Initial Borrowing Date.

          "Columbine Demand Note" shall mean the Note under, and as defined in, the Columbine Acquisition Agreement in an aggregate principal amount of $134,944,437, as the same may be amended, modified or supplemented from time to time pursuant to the terms hereof and thereof.

          "Columbine Financing" shall mean (i) the incurrence by Columbine and its Subsidiaries of Indebtedness pursuant to, and in accordance with the terms of, the Columbine Financing Documents on the Initial Borrowing Date and (ii) the issuance by CJDS Holdings, Inc. of the Columbine Demand Note to BF Digital on the Initial Borrowing Date.

          "Columbine Financing Documents" shall mean the Columbine Credit Agreement, the Columbine Mezzanine Subordinated Debt Documents and the documents entered into in connection with the Columbine Dividend, as the same may be amended, modified or supplemented from time to time pursuant to the terms hereof or thereof.

          "Columbine Mezzanine Subordinated Debt Documents" shall mean (i) the Mezzanine Note and Warrant Purchase Agreement, dated as of December 7, 1999, among Columbine and various purchasers from time to time party thereto and (ii) the various other documents, agreements and instruments entered into in connection therewith, in each case as the same may be amended, modified or supplemented from time to time pursuant to the terms hereof or thereof.

          "Columbine Sale" shall have the meaning provided in Section
5.01(g)(ii).

          "Commitment" shall mean any of the commitments of any Lender, I.E., whether the Tranche A Term Loan Commitment, the Tranche B Term Loan Commitment, the Dollar Facility Revolving Loan Commitment or the Multicurrency Facility Revolving Loan Commitment.

          "Commitment Commission" shall have the meaning provided in Section 3.01(b).

          "Committed Financing" shall mean and include, at any time, (i) the Total Unutilized Revolving Loan Commitment under this Agreement at such time less the amount of the Blocked Commitment at such time and (ii) other financings (including debt, Qualified

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Preferred Stock and common stock issuances by Holdings) permitted under this
Agreement, as then in effect, for which a binding commitment to provide same, extending for at least 135 days, is then in place, which commitment, and the terms and conditions and issuer thereof, shall be reasonably satisfactory to the Administrative Agent.

          "Common Equity Financing" shall have the meaning provided in Section 5.01(g).

          "Company" shall mean any corporation, limited company, limited liability company, partnership or other business entity (or the adjectival form thereof, where appropriate).

          "Consolidated Cumulative Net Income Period" shall mean each period consisting of a fiscal quarter of Holdings beginning and ending after the Effective Date and for which the related financial statements required to be delivered pursuant to Section 8.01(b) or (c), as the case may be, of this Agreement have theretofore been delivered.

          "Consolidated Cumulative 25% Net Income Amount" shall mean, at any date, an amount determined on a cumulative basis equal to the sum of (i) 25% of Consolidated Net Income for all Consolidated Cumulative Net Income Periods ending after the Effective Date and prior to such date of determination for which Consolidated Net Income was a positive number, MINUS (ii) 100% of Consolidated Net Income (expressed as a positive number) for all Consolidated Cumulative Net Income Periods ending after the Effective Date and prior to such date of determination for which Consolidated Net Income was a negative number.

          "Consolidated Current Assets" shall mean, at any time, the current assets of Holdings and its Subsidiaries at such time determined on a consolidated basis.

          "Consolidated Current Liabilities" shall mean, at any time, the current liabilities of Holdings and its Subsidiaries determined on a consolidated basis, but excluding deferred income taxes and the current portion of, and accrued but unpaid interest on, any Indebtedness under this Agreement and any other long-term Indebtedness which would otherwise be included therein.

          "Consolidated Debt" shall mean all Indebtedness of Holdings and its Subsidiaries determined on a consolidated basis, with respect to borrowed money or other obligations of such Persons which would appear on the balance sheet of such Persons as indebtedness (including unreimbursed drawings under Letters of Credit, but excluding consolidated current liabilities, deferred tax and pension liabilities, the amount available to be drawn under letters of credit issued for the account of such Persons (other than unreimbursed drawings)) PLUS, without duplication, the amount of all Attributed Receivables Facility Indebtedness at such time, PROVIDED that in determining Consolidated Debt, any Preferred Stock of Holdings or any of its Subsidiaries (including, without limitation, any Qualified Preferred Stock and any Permitted Acquired Subsidiary Preferred Stock then outstanding) shall be treated as Indebtedness, with an amount equal to the greater of the liquidation preference or the maximum fixed repurchase price of any such outstanding Preferred Stock deemed to be a component of Consolidated Debt. Notwithstanding anything to the contrary contained in the immediately preceding sentence, neither the Convertible QUIPS nor the Convertible Subordinated Debentures issued by Holdings to BF Trust in connection with the issuance of the Convertible QUIPS shall be included as a component of Consolidated Debt (and to the extent same would otherwise be reflected therein, Consolidated Debt shall be reduced by the amount attributable thereto which would otherwise be so reflected).

          "Consolidated EBIT" shall mean, for any period, the Consolidated Net Income of Holdings and its Subsidiaries, determined on a consolidated basis, before Consolidated Net Interest Expense (to the extent amounts included in Consolidated Net Interest Expense have been deducted in arriving at Consolidated Net Income) and provision for taxes or gains or losses from sales of assets other than inventory sold in the ordinary course of business, in each case that were included in arriving at Consolidated Net Income.

          "Consolidated EBITDA" shall mean, for any period, Consolidated EBIT, adjusted by adding thereto (i) the amount of all amortization and depreciation and, without duplication, other non-cash expenses, in each case that were deducted in arriving at Consolidated EBIT for such period; (ii) to the extent deducted in determining Consolidated Net Income for such period, one-time payments made in respect of Incentive Arrangements entered into in connection with any Permitted Acquisition; (iii) cash Dividends paid to BFPH by each Unrestricted Subsidiary more than 50% of the capital stock of which is directly owned by BFPH (together with any cash Dividends paid directly to BFPH by any subsidiaries of the respective such Unrestricted Subsidiary) during the respective Test Period, to the extent such cash Dividends do not exceed the EBITDA of such Unrestricted Subsidiary; (iv) any management fees and consulting fees paid pursuant to, and in accordance with the requirements of, clauses (xii) and (xiv) of Section 9.06 during such period, in each case that were deducted in arriving at Consolidated EBIT for such period; (v) for any Test Period which includes any portion of the period from the Initial Borrowing Date to and including December 31, 2000, to the extent deducted in any determination of Consolidated EBITDA (directly or through reductions to Consolidated Net Income), parachute payments to management of Holdings and its Subsidiaries after the Initial Borrowing Date and on or prior to December 31, 2000, so long as the aggregate amount of all such parachute payments made to management and added to Consolidated EBITDA pursuant to this clause (v) after the Effective Date does not exceed $7,500,000; (vi) for any Test Period which includes any portion of the period from the Initial Borrowing Date to and including December 31, 2000, to the extent deducted in any determination of Consolidated EBITDA (directly or through reductions to Consolidated Net Income), restructuring and related charges incurred in connection with the closing of Webcraft's Salisbury plant after the Initial Borrowing Date and on or prior to December 31, 2000, so long as the aggregate amount of such restructuring and related charges incurred and added to Consolidated EBITDA pursuant to this clause (vi) after the Effective Date does not exceed $5,000,000, (vii) to the extent deducted in any determination of Consolidated EBITDA (directly or through reductions to Consolidated Net Income), the aggregate amount of all Dividends paid as permitted pursuant to Section 9.03(ii) during such period, to the extent (and only to the extent) such Dividends were paid as a spread payment in connection with a cashless exercise of options by a director, employee or other person referred to in said Section (I.E., a payment equal to the spread of the then fair market value of Holdings Common Stock which may be purchased with such options over the aggregate exercise price of such options) and (viii) any non-capitalized fees and expenses incurred in connection with the Transaction on the Initial Borrowing Date, to the extent deducted in any determination of Consolidated EBITDA (directly or through reductions to Consolidated Net Income) during such period. Notwithstanding anything to the contrary contained above,
(x) any
fees or other amounts paid pursuant to the Chancery Lane Consulting Agreement or the Transition Services Agreements during such period as contemplated by Section 9.06(xv) and (xvi), as the case may be, shall be deducted from any determination of Consolidated EBITDA for such period, in each case to the extent such fees are not otherwise deducted in any determination of Consolidated EBITDA (whether directly pursuant to the foregoing provisions of this definition or indirectly through reductions to Consolidated Net Income) and (y) to the extent Consolidated EBITDA is to be determined for any Test Period which ends prior to the first anniversary of the Initial Borrowing Date, Consolidated EBITDA for all portions of such period occurring prior to the Initial Borrowing Date shall be calculated in accordance with the definition of Test Period contained herein.

          "Consolidated Net Income" shall mean, for any period, the net after tax income of Holdings and its Subsidiaries determined on a consolidated basis, without giving effect to any extraordinary non-cash gains or non-cash losses, any deferred financing costs, any non-recurring non-operational charges or gains, any non-cash expenses incurred or payments made in connection with the Transaction and purchase accounting adjustments, and without giving effect to gains and losses from the sale or disposition of assets (other than sales or dispositions of inventory, equipment, raw materials and supplies) by Holdings and its Subsidiaries after the Effective Date; PROVIDED that the following items shall be excluded in computing Consolidated Net Income (without duplication):
(i) the net income of any Person in which any Person or Persons other than Holdings and its Wholly-Owned Subsidiaries has an equity interest or interests, to the extent of such equity interests held by Persons other than Holdings and its Wholly-Owned Subsidiaries in such Person, (ii) except for determinations expressly required to be made on a PRO FORMA Basis, the net income (or loss) of any Person accrued prior to the date it becomes a Wholly-Owned Subsidiary or all or substantially all of the property or assets of such Person are acquired by a Wholly-Owned Subsidiary and (iii) the net income of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary; and PROVIDED FURTHER, that (x) for all purposes of calculating Consolidated Net Income, Consolidated Net Income shall be reduced (to the extent same has not already been reduced thereby) by the amount of all cash Dividend payments made with respect to the Convertible QUIPS or, to the extent same have been exchanged for Convertible Subordinated Debentures, all cash interest payments made with respect to such Convertible Subordinated Debentures (but excluding in any event any Initial Convertible QUIPS Conversion Payments and any Post-Closing Convertible QUIPS Conversion Payments), and Consolidated Net Income shall not be otherwise reduced by interest expense with respect to the Convertible Subordinated Debentures or the accrual of Dividends with respect to any outstanding Convertible QUIPS and (y) in calculating Consolidated Net Income for the purposes of the definition of Consolidated Cumulative 25% Net Income Amount, Consolidated Net Income shall mean the amount determined as otherwise provided above less (to the extent not already reduced thereby) the amount of all cash Dividend requirements (whether or not declared or paid) on Preferred Stock other than the Convertible QUIPS (including, without limitation, any Qualified Preferred Stock and Permitted Acquired Subsidiary Preferred Stock) then outstanding paid, accrued or scheduled to be paid or accrued during such period.

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          "Consolidated Net Interest Coverage Ratio" for any period shall mean the ratio of Consolidated EBITDA to Consolidated Net Interest Expense for such period.

          "Consolidated Net Interest Expense" shall mean, for any period, the total consolidated interest expense of Holdings and its Subsidiaries for such period (calculated without regard to any limitations on the payment thereof) PLUS, without duplication, (i) that portion of Capitalized Lease Obligations of Holdings and its Subsidiaries representing the interest factor for such period, and capitalized interest expense, (ii) all Receivables Facility Financing Costs for such period, and (iii) the product of (x) the amount of all Dividend requirements (whether or not declared or paid) on Preferred Stock (including Qualified Preferred Stock and Permitted Acquired Subsidiary Preferred Stock) of Holdings and its Subsidiaries paid, accrued or scheduled to paid or accrued during such period multiplied by (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated Federal, state, local and foreign tax rate (expressed as a decimal number between one and zero) of Holdings, as reflected in the audited consolidated financial statements of Holdings, as the case may be, for its most recently completed fiscal year, which amounts described in preceding clause
(iii) shall be treated as interest expense of Holdings and its Subsidiaries for purposes of this definition regardless of the treatment of such amounts under GAAP, in each case net of the total consolidated cash interest income of Holdings and its Subsidiaries for such period, but excluding amortization of original issue discount or the amortization of any deferred financing costs and any interest expense on deferred compensation arrangements. Notwithstanding anything to the contrary contained above, Consolidated Net Interest Expense shall not include for any period (i) any amounts paid by any Borrower as additional interest to any Lender pursuant to Section 1.10(a) during such period, (ii) any Mandatory Costs incurred by the Borrowers during such period and (iii) any amounts relating to interest or dividends accruing on the Convertible Subordinated Debentures or the Convertible QUIPS during such period, except that an amount equal to all cash payments (excluding Initial Convertible QUIPS Conversion Payments and Post-Closing Convertible QUIPS Conversion Payments) made to holders of Convertible QUIPS or, after any exchange of same for Convertible Subordinated Debentures, in respect of Convertible Subordinated Debentures, shall be treated as a component of Consolidated Net Interest Expense, with the amount of any Dividends paid in respect of the Convertible QUIPS not to be grossed up as contemplated by clause (iii) of the immediately preceding sentence unless the correlating payments of interest on the Convertible Subordinated Debentures may not be deducted by Holdings for its tax purposes (in which case such payments shall be so grossed-up). Notwithstanding anything to the contrary contained above, to the extent Consolidated Net Interest Expense is to be determined for any Test Period ending on or prior to September 30, 2000, Consolidated Net Interest Expense shall mean (i) in case of the Test Period ended December 31, 1999, Consolidated Net Interest Expense as otherwise determined pursuant to this definition above for the period commencing on the Initial Borrowing Date and ending on December 31, 1999 MULTIPLIED by a fraction the numerator of which is 365 and the denominator of which is the number of days which shall have elapsed from the Initial Borrowing Date through and including December 31, 1999, (ii) in case of the Test Period ended March 31, 2000, Consolidated Net Interest Expense as otherwise determined pursuant to this definition for the period commencing on January 1, 2000 and ending on March 31, 2000 MULTIPLIED by 4, (iii) in the case of the Test Period ended June 30, 2000, Consolidated Net Interest Expense as otherwise determined pursuant to this definition above for the period commencing on January 1, 2000 and ending on June 30, 2000 MULTIPLIED by 2 and (iv) in the case of the Test Period ended September 30, 2000,

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Consolidated Net Interest Expense as otherwise determined pursuant to this definition above for the period commencing January 1, 2000 and ending on September 30, 2000 MULTIPLIED by 4/3.

          "Continuing Directors" shall mean the directors of Holdings on the Effective Date and each other director, if such director's nomination for election to the Board of Directors of Holdings is recommended by a majority of the then Continuing Directors.

          "Convertible QUIPS" shall mean BF Trust's Convertible Quarterly Income Preferred Securities, liquidation preference of $50 per security, which preferred securities are exchangeable, in certain circumstances, for a portion (equal to the aggregate liquidation preference of the Convertible QUIPS so exchanged) of the Convertible Subordinated Debentures held by BF Trust.

          "Convertible QUIPS Documents" shall mean and include (i) the Convertible QUIPS, (ii) the Holdings QUIPS Guaranty, (iii) the Holdings BFT Common Securities Guaranty and (iv) the Trust Agreement.

          "Convertible QUIPS Private Placement Memorandum" shall mean the Offering Memorandum in respect of the Convertible QUIPS, dated as of October 27, 1997.

          "Convertible Subordinated Debenture Documents" shall mean the Convertible Subordinated Debenture Indenture and all other agreements and documents entered into in connection with the issuance of the Convertible Subordinated Debentures.

          "Convertible Subordinated Debenture Indenture" shall mean the indenture entered into between Holdings, BF Trust and The Bank of New York, as trustee thereunder, as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

          "Convertible Subordinated Debentures" shall mean Holdings' 6% Convertible Subordinated Debentures due October 15, 2027, issued to BF Trust, which Convertible Subordinated Debentures are convertible into a right to receive Post-Closing Convertible QUIPS Conversion Payments pursuant to a Permitted Conversion.

          "Credit Agreement Party" shall mean Holdings and each Borrower.

          "Credit Documents" shall mean this Agreement and, after the execution and delivery thereof pursuant to the terms of this Agreement, each Note, each Security Document, the Subordination Agreement, the U.S. Subsidiaries Guaranty and the Non-Borrower U.K. Subsidiaries Guaranty and each additional guaranty or security document executed pursuant to Section 8.11.

          "Credit Event" shall mean the making of any Loan or the issuance of any Letter of Credit.

          "Credit Party" shall mean Holdings, each Borrower and each Subsidiary Guarantor.

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          "Currency Agreement" shall mean any obligations of any Person pursuant to any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect such Person or any of its Subsidiaries or Affiliates against fluctuations in currency values.

          "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

          "Defaulting Lender" shall mean any Lender with respect to which a Lender Default is in effect.

          "Dividend" with respect to any Person shall mean that such Person has declared or paid a dividend or returned any equity capital to its stockholders, partners or members or authorized or made any other distribution, payment or delivery of property (other than distributions or dividends of common stock of such Person) or cash to its stockholders, partners or members as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for a consideration any shares of any class of its capital stock or any partnership or other equity interests outstanding on or after the Effective Date (or any options or warrants issued by such Person with respect to its capital stock, its partnership interests or other equity interests), or set aside any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for a consideration any shares of any class of the capital stock or any partnership or other equity interests of such Person outstanding on or after the Effective Date (or any options or warrants issued by such Person with respect to its capital stock or any partnership or other equity interests). Without limiting the foregoing, "Dividends" with respect to any Person shall also include all payments made or required to be made during any period by such Person with respect to any stock appreciation rights, equity incentive or achievement plans or any similar plans or setting aside of any funds for the foregoing purposes, except to the extent such payments have reduced Consolidated EBITDA during the respective period.

          "Documentation Agent" shall mean Bank of America, N.A. in its capacity as Documentation Agent for the Lenders hereunder.

          "Documents" shall mean and include (i) the Credit Documents, (ii) the Equity Financing Documents, (iii) the Recapitalization Documents, (iv) the Refinancing Documents, (v) the Senior Subordinated Credit Documents, (vi) the Mezzanine Subordinated Debt Documents, (vii) the Private Internet Investment Sale Documents, (viii) the Columbine Acquisition Documents, (ix) the Columbine Financing Documents and (x) all other documents, agreements and instruments executed in connection with the Transaction.

          "Dollar Denominated Letter of Credit Outstandings" shall mean all Letter of Credit Outstandings with respect to any Letter of Credit denominated in Dollars.

          "Dollar Denominated Loan" shall mean all Loans denominated in Dollars, which shall include each Tranche A Term Loan, each Tranche B Term Loan, each Dollar Facility Revolving Loan, each Dollar Facility Swingline Loan, each Multicurrency Facility Revolving Loan made in Dollars, and each Multicurrency Facility Swingline Loan made in Dollars, as well

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as each other Multicurrency Facility Revolving Loan or Multicurrency Facility
Swingline Loan converted into Dollars in accordance with the provisions of
Section 1.15.

          "Dollar Denominated Revolving Loan" shall mean all Revolving Loans incurred in Dollars, including all Dollar Facility Revolving Loans and all Multicurrency Facility Revolving Loans denominated in Dollars.

          "Dollar Denominated Swingline Loan" shall mean all Swingline Loans incurred in Dollars, including all Multicurrency Facility Swingline Loans denominated in Dollars and all Dollar Facility Swingline Loans.

          "Dollar Equivalent" of an amount denominated in an Alternate Currency shall mean, at any time for the determination thereof, the amount of Dollars which could be purchased with the amount of the Alternate Currency involved in such computation at the spot exchange rate therefor as quoted by the Administrative Agent as of 11:00 A.M. (London time) on the date two Business Days prior to the date of any determination thereof for purchase on such date (or, in the case of any determination pursuant to Section 1.15 or 13.19 or Section 26 of any Subsidiaries Guaranty (or any analogous provision in any other Guarantee), on the date of determination), PROVIDED that (x) the Dollar Equivalent of any Unpaid Drawing shall be determined at the time the drawing under the related Letter of Credit was paid or disbursed by the Issuing Lender and (y) following the occurrence of a Sharing Event, the Dollar Equivalent of any Unpaid Drawing or unreimbursed payment under a Multicurrency Facility Letter of Credit expressed in Pounds Sterling or Euros shall be determined on the later of the time the drawing under the related Letter of Credit was paid or disbursed by the Issuing Lender or the date of the occurrence of the Sharing Event, PROVIDED FURTHER, that for purposes of (x) determining compliance with Sections 1.01(c), 1.01(d), 2.01(c) and 4.01(a) and (y) calculating Fees pursuant to
Section 3.01 (except Fees which are expressly required to be paid in a currency other than Dollars pursuant to Section 3.01), the Dollar Equivalent of any amounts denominated in an Alternate Currency shall be revalued on a monthly basis using the spot exchange rates therefor as quoted in the WALL STREET JOURNAL (or, if same does not provide such exchange rates, on such other basis as is satisfactory to the Administrative Agent) on the last Business Day of each calendar month, PROVIDED, HOWEVER, that at any time during a calendar month, if the Aggregate Dollar Facility Exposure or Aggregate Multicurrency Facility Exposure (for the purposes of the determination thereof, using the Dollar Equivalent as recalculated based on the spot exchange rate therefor as quoted in the WALL STREET JOURNAL (or, if same does not provide such exchange rates, on such other basis as is satisfactory to the Administrative Agent) on the respective date of determination pursuant to this exception) would exceed 85% of the Total Dollar Facility Revolving Loan Commitment or Total Multicurrency Facility Revolving Loan Commitment, as the case may be, then at the discretion of the Administrative Agent or at the request of the Required Lenders, the Dollar Equivalent shall be reset based upon the spot exchange rates on such date as quoted in the WALL STREET JOURNAL (or, if same does not provide such exchange rates, on such other basis as is satisfactory to the Administrative Agent), which rates shall remain in effect until the last Business Day of such calendar month or such earlier date, if any, as the rate is reset pursuant to this proviso. Notwithstanding anything to the contrary contained in this definition, at any time that a Default or an Event of Default then exists, the Administrative Agent may revalue the Dollar Equivalent of any amounts outstanding under the Credit Documents in an Alternate Currency in its sole discretion.

          "Dollar Facility Lender" shall mean any Lender with a Dollar Facility Revolving Loan Commitment (without giving effect to any termination of the Total Dollar Facility Revolving Loan Commitment if any Dollar Facility Swingline Loans or Dollar Facility Letter of Credit Outstandings remain outstanding) or outstanding Dollar Facility Revolving Loans (or an L/C Participation Percentage in any Dollar Facility Letter of Credit Outstandings).

          "Dollar Facility Letter of Credit" shall mean each Letter of Credit (which must be denominated in Dollars) issued for the account of BFPH pursuant to Section 2.01.

          "Dollar Facility Letter of Credit Outstandings" shall mean, at any time, the sum of (i) the aggregate Stated Amount of all outstanding Dollar Facility Letters of Credit and (ii) the aggregate amount of all Unpaid Drawings in respect of all Dollar Facility Letters of Credit.

          "Dollar Facility Percentage" of any Dollar Facility Lender at any time shall be that percentage which is equal to a fraction (expressed as a percentage) the numerator of which is the Dollar Facility Revolving Loan Commitment of such Dollar Facility Lender at such time and the denominator of which is the Total Dollar Facility Revolving Loan Commitment at such time, PROVIDED that if any such determination is to be made after the Total Dollar Facility Revolving Loan Commitment (and the related Dollar Facility Revolving Loan Commitments of the Lenders) has terminated, the determination of such percentages shall be made immediately before giving effect to such termination.

          "Dollar Facility Revolving Loan" shall have the meaning provided in
Section 1.01(c)(i).

          "Dollar Facility Revolving Loan Commitment" shall mean, for each Lender, the amount set forth opposite such Lender's name on Schedule I hereto directly below the column entitled "Dollar Facility Revolving Loan Commitment", as same may be (x) reduced from time to time and/or terminated pursuant to
Section 3.02, 3.03, 4.02 and/or 10, (y) adjusted from time to time as a result of assignments to or from such Lender pursuant to Section 1.13 or 13.04(b) or
(z) adjusted pursuant to Section 1.16, it being understood that on each Additional Dollar Facility Revolving Loan Commitment Date, the Additional Dollar Facility Revolving Loan Commitment of any Lender becoming effective on such date shall be added to (and thereafter become all or a part of) the Dollar Facility Revolving Loan Commitment of such Lender for all purposes of this Agreement as contemplated by Section 1.16.

          "Dollar Facility Revolving Note" shall have the meaning provided in
Section 1.05(a).

          "Dollar Facility Swingline Loan" shall have the meaning provided in
Section 1.01(d)(i).

          "Dollar Facility Swingline Note" shall have the meaning provided in
Section 1.05(a).

          "Dollars" and the sign "$" shall each mean freely transferable lawful money of the United States.

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          "Domestic Subsidiary" shall mean a Subsidiary which is not a Foreign
Subsidiary.

          "Domestic Unrestricted Subsidiary" shall mean any Unrestricted Subsidiary which is not a Foreign Unrestricted Subsidiary.

          "Drawing" shall have the meaning provided in Section 2.05(b).

          "EBITDA" shall mean, for any Unrestricted Subsidiary for any period, the Consolidated EBITDA as determined for such Unrestricted Subsidiary and its subsidiaries on a basis substantially the same (with necessary reference changes) as provided in the definition of Consolidated EBITDA contained herein, except that (i) all references therein and in the component definitions used in determining Consolidated EBITDA to "Holdings and its Subsidiaries" shall be deemed to be references to the respective Unrestricted Subsidiary and its subsidiaries and (ii) the adjustments contained in clauses (ii) through (viii) of the first sentence, and the adjustments pursuant to the second sentence, of the definition of Consolidated EBITDA shall not be made.

          "ECP" shall mean Evercore Capital Partners L.P., a Delaware limited partnership.

          "ECP Affiliates" shall mean any Affiliate of ECP; PROVIDED that for purposes of the definition of "Change of Control", the term ECP Affiliate shall not include any portfolio company of either ECP or any Affiliate of ECP.

          "ECP Group" shall mean ECP and the ECP Affiliates.

          "ECP Investors" shall mean ECP, Evercore Capital Partners (NQ) L.P. and EBF Group L.L.C., or any limited or general partner, stockholder, officer or employee of such ECP Investor.

          "Effective Date" shall have the meaning provided in Section 13.10.

          "8-5/8% Senior Subordinated Note Indenture" shall mean the Indenture, dated as of December 9, 1998, entered into by and between BFPH and State Street Bank and Trust Company, as trustee thereunder, as in effect on the Initial Borrowing Date.

          "8-5/8% Senior Subordinated Notes" shall mean BFPH's 8-5/8% Senior Subordinated Notes due 2007 issued pursuant to the 8-5/8% Senior Subordinated
Note Indenture, as in effect on the Initial Borrowing Date.

          "8-7/8% Senior Subordinated Note Indenture" shall mean the Indenture, dated as of June 20, 1997, entered into by and between BFPH and Fleet National Bank, as trustee thereunder, as in effect on the Initial Borrowing Date.

          "8-7/8% Senior Subordinated Notes" shall mean BFPH's 8-7/8% Senior Subordinated Notes due 2007 issued pursuant to the 8-7/8% Senior Subordinated
Note Indenture, as in effect on the Initial Borrowing Date.

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          "Election to Become a U.K. Borrower" shall mean an Election to Become a U.K. Borrower in the form of Exhibit K, which shall be executed by each new U.K. Borrower in accordance with Section 6.

          "Eligible Transferee" shall mean and include a commercial bank, mutual fund, financial institution, a "qualified institutional buyer" (as defined in Rule 144A of the Securities Act), any fund that invests in bank loans or any other "accredited investor" (as defined in Regulation D of the Securities Act).

          "Employment Agreements" shall have the meaning set forth in Section 5.01(n).

          "EMU Legislation" shall mean the legislative measures of the European Union for the introduction of, changeover to or operation of the Euro in one or more member states, being in part legislative measures to implement the third stage of the European Monetary Union.

          "End Date" shall have the meaning provided in the definition of Applicable Margin contained herein.

          "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, notices of noncompliance or violation, investigations or proceedings pursuant to or under any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereafter, for the purposes of this definition, "Claims"), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief in connection with alleged injury or threat of injury to health, safety or the environment due to the presence of Hazardous Materials.

          "Environmental Law" means any applicable Federal, state, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guidance and rule of common law, now or hereafter in effect and in each case as amended, and any binding judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, to the extent binding on Holdings or any of its Subsidiaries, relating to the environment, employee health and safety (as it relates to Hazardous Materials) or Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 ET SEQ.; the Toxic Substances Control Act, 15 U.S.C. Section 2601 ET SEQ.; the Clean Air Act, 42 U.S.C. Section 7401 ET SEQ.; the Safe Drinking Water Act, 42 U.S.C. Section 3803 ET SEQ.; the Oil Pollution Act of 1990, 33 U.S.C. Section 2701 ET SEQ.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 U.S.C.
Section 11001 ET SEQ.; the Hazardous Material Transportation Act, 49 U.S.C.
Section 1801 ET SEQ.; the Occupational Safety and Health Act, 29 U.S.C. Section 651 ET SEQ. (to the extent it regulates occupational exposure to Hazardous Materials); ISRA; and any state and local or foreign counterparts or equivalents, in each case as amended from time to time. Notwithstanding the foregoing definition of "Environmental Law," for purposes of the representations and warranties contained in Section 7.19, "Environmental Law" shall only mean any Environmental Law in effect as of the date such representations and warranties are made or are deemed to be made.

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          "Equity Financing Documents" shall mean the documents and agreements entered into in connection with the Common Equity Financing.

          "Equity Investors" shall mean the THL Investors, Putnam Investments, Inc. and the ECP Investors.

          "Equity Rollover" shall have the meaning provided in Section 5.01(g).

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

          "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with Holdings or any Subsidiary of Holdings would be deemed to be a "single employer" within the meaning of Section 414(b), (c) or (solely for purposes of Section 412 of the Code) (m) of the Code.

          "Euro Equivalent" shall mean, at any time for the determination thereof, the amount of Euros which could be purchased with the amount of Dollars involved in such computation at the spot rate of exchange therefor as quoted by the Administrative Agent as of 11:00 A.M. (London time) on the date two Business Days prior to the date of any determination thereof for purchase on such date (or, in the case of any determination pursuant to Section 1.15 or 13.19 or Section 26 of any Subsidiaries Guaranty (or any analogous provision in any other Subsidiaries Guaranty), on the date of determination).

          "Euro L/C Stated Amount" of each Euro Letter of Credit shall, at any time, mean the maximum amount available to be drawn thereunder (expressed in Euros) (in each case determined without regard to whether any conditions to drawing could then be met, but after giving effect to all previous drawings made thereunder).

          "Euro Letter of Credit" shall mean each Letter of Credit denominated in Euros.

          "Euro Letter of Credit Outstandings" shall mean, at any time, the sum of (i) the aggregate Stated Amount of all outstanding Euro Letters of Credit at such time and (ii) the aggregate amount of all Unpaid Drawings with respect to Euro Letters of Credit at such time.

          "Euro LIBOR" shall mean, with respect to each Borrowing of Euro Revolving Loans (i) the rate PER ANNUM determined by the Administrative Agent at approximately 11:00 A.M. (London time) on the date which is two Business Days prior to the beginning of the relevant Interest Period by reference to page 3750 of the Dow Jones Markets Screen and/or any successor page for deposits in Euros for a period equal to such Interest Period (rounded, if necessary, upward to the nearest whole multiple of 1/16th of 1%), PROVIDED that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the "Euro LIBOR" shall be the interest rate per annum determined by the Administrative Agent to be the rate (rounded, if necessary, upward to the nearest whole multiple of 1/16th of 1% per annum, if such average is not such a multiple) per annum at which deposits in Euros are offered for such relevant Interest Period to major banks in the London interbank market in London, England by

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Chase at approximately 11:00 A.M. (London time) on the date which is two
Business Days prior to the beginning of such Interest Period, PROVIDED that in the event the Administrative Agent has made any determination pursuant to
Section 1.10(a)(i) in respect of Loans denominated in Euros, or in the circumstances described in clause (i) to the proviso to Section 1.10(b) in respect of Loans denominated in Euros, Euro LIBOR determined pursuant to this definition shall instead be the rate determined by the Administrative Agent as the all-in-cost of funds for the Administrative Agent to fund the respective Loan denominated in Euros with maturities comparable to the Interest Period applicable thereto.

          "Euro Rate" shall mean and include each of the Eurodollar Rate, the Sterling Euro Rate, Euro LIBOR, the Overnight LIBOR Rate and the Overnight Euro Rate.

          "Euro Rate Loan" shall mean each Eurodollar Loan and each Alternate Currency Denominated Loan.

          "Euro Revolving Loan" shall mean each Multicurrency Facility Revolving Loan denominated in Euros at the time of the incurrence thereof.

          "Euro Swingline Loan" shall mean each Multicurrency Facility Swingline Loan denominated in Euros at the time of the incurrence thereof.

          "Eurodollar Loans" shall mean each Dollar Denominated Loan (excluding Swingline Loans) designated as such by the respective Borrower or Borrowers at the time of the incurrence thereof or conversion thereto.

          "Eurodollar Rate" shall mean (a) the offered quotation to first-class banks in the London interbank Eurodollar market by Chase for Dollar deposits of amounts in immediately available funds comparable to the outstanding principal amount of the Eurodollar Loan of Chase with maturities comparable to the Interest Period applicable to such Eurodollar Loan commencing two Business Days thereafter as of 11:00 A.M. (London time) on the date which is two Business Days prior to the commencement of such Interest Period, divided (and rounded off to the nearest 1/16 of 1%) by (b) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves required by applicable law) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D).

          "Euros" and the designation "EURO " shall mean the currency introduced on January 1, 1999 at the start of the third stage of European economic and monetary union pursuant to the Treaty (expressed in euros).

          "Event of Default" shall have the meaning provided in Section 10.

          "Excess Cash Flow" shall mean, for any period, the remainder of (a) the sum of (i) Adjusted Consolidated Net Income for such period, and (ii) the decrease, if any, in Adjusted Consolidated Working Capital from the first day to the last day of such period, minus (b) the sum of (i) the amount of Capital Expenditures made by Holdings and its Subsidiaries on a consolidated basis during such period pursuant to and in accordance with Sections 9.07(a) and

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(b), except to the extent financed with the proceeds of Indebtedness (other than the proceeds of Revolving Loans) or pursuant to Capitalized Lease Obligations,
(ii) the aggregate amount of permanent principal payments of Indebtedness for borrowed money of BFPH and its Subsidiaries and the permanent repayment of the principal component of Capitalized Lease Obligations of Holdings and its Subsidiaries (excluding (1) payments with proceeds of asset sales, (2) payments with the proceeds of Indebtedness or equity and (3) payments of Loans or other Obligations, PROVIDED that repayment of Loans shall be deducted in determining Excess Cash Flow if such payments were (x) required as a result of a Scheduled Repayment under Section 4.02(b) or (y) made as a voluntary prepayment pursuant to Section 4.01 with internally generated funds (but in the case of a voluntary prepayment of Revolving Loans, only to the extent accompanied by a voluntary reduction to the Total Revolving Loan Commitment)) during such period, (iii) the increase, if any, in Adjusted Consolidated Working Capital from the first day to the last day of such period and (iv) without duplication of amounts deducted in the preceding clauses (b)(i), (ii) and (iii), the amount of cash expended in respect of Permitted Acquisitions during such period, except to the extent financed with Indebtedness.

          "Excess Cash Flow Payment Date" shall mean the date occurring 90 days after the last day of a fiscal year of Holdings (beginning with the fiscal year of Holdings ended closest to December 31, 2000).

          "Excess Cash Flow Payment Period" shall mean, with respect to the repayment required on each Excess Cash Flow Payment Date, the immediately preceding fiscal year of Holdings.

          "Excess Senior Subordinated Note Indebtedness" shall mean that portion of the Indebtedness of BFPH or Holdings incurred pursuant to Section 9.04(xxi) in reliance upon the proviso appearing in the first sentence of the definition Permanent Senior Subordinated Notes.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          "Existing Credit Agreement" shall mean the Amended and Restated Credit Agreement, dated as of June 22, 1998, among Holdings, BFPH, certain of the U.K. Borrowers, various banks and Bankers Trust Company, as administrative agent, as in effect on the Initial Borrowing Date.

          "Existing Indebtedness" shall have the meaning provided in Section 5.01(m).

          "Existing Indebtedness Agreements" shall have the meaning provided in
Section 5.01(n).

          "Existing Letter of Credit" shall have the meaning provided in Section 2.01(d).

          "Existing Senior Subordinated Notes" shall mean the 8- 5/8% Senior Subordinated Notes and the 8-7/8% Senior Subordinated Notes.

          "Existing Senior Subordinated Notes Indenture Amendments" shall have the meaning provided in Section 5.01(h).

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          "Existing Senior Subordinated Notes Indentures" shall mean and include the 8- 5/8% Senior Subordinated Notes Indenture and the 8-7/8% Senior Subordinated Notes Indenture.

          "Existing Senior Subordinated Notes Indenture Supplements" shall mean the Supplemental Indentures to the Existing Senior Subordinated Notes Indentures in form and substance satisfactory to the Agents and entered into by BFPH and the trustees for the Existing Senior Subordinated Notes in connection with the Existing Senior Subordinated Notes Tender Offer/Consent Solicitation to effect the Existing Senior Subordinated Notes Indenture Amendments.

          "Existing Senior Subordinated Notes Tender Offer/Consent Solicitation" shall have the meaning provided in Section 5.01(h).

          "Existing Senior Subordinated Notes Tender Offer/Consent Solicitation Consummation" shall have the meaning provided in Section 5.01(h).

          "Facing Fee" shall have the meaning provided in Section 3.01(d).

          "Federal Funds Rate" shall mean for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

          "Fees" shall mean all amounts payable pursuant to or referred to in
Section 3.01.

          "Foreign Cash Equivalents" shall mean certificates of deposit or bankers acceptances of any bank organized under the laws of Canada or any country that is a member of the European Economic Community, whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof, in each case with maturities of not more than six months from the date of acquisition.

          "Foreign Pension Plan" means any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States of America by Holdings or any one or more of its Subsidiaries primarily for the benefit of employees of Holdings or any of its Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

          "Foreign Permitted Acquisition" shall mean any Permitted Acquisition pursuant to which substantially all of the business division or product line acquired pursuant to such Permitted Acquisition, or the business of the Person so acquired and its Subsidiaries taken as a whole pursuant to such Permitted Acquisition are located outside the United States.

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          "Foreign Subsidiary" shall mean each Subsidiary of Holdings that is incorporated under the laws of any jurisdiction other than the United States of America, any State thereof, the United States Virgin Islands or Puerto Rico.

          "Foreign Unrestricted Subsidiary" shall mean each Unrestricted Subsidiary that is incorporated under the laws of any jurisdiction other than the United States of America, any State thereof, the United States Virgin Islands or Puerto Rico.

          "Fusion" shall have the meaning provided in the first paragraph of this Agreement.

          "GAAP" or "Generally Accepted Accounting Principles" shall have the meaning provided for GAAP in Section 13.07(a).

          "Guaranteed Creditors" shall mean and include each of the Agents, the Collateral Agent, the Lenders and each Person (other than any Credit Party) party to an Interest Rate Protection Agreement or a Currency Agreement to the extent that such Person constitutes a Lender or a Secured Creditor under the Security Documents.

          "Guaranteed Obligations" shall mean (i) the principal and interest on each Note issued to each Lender, and all Loans made, under this Agreement and all reimbursement obligations and Unpaid Drawings with respect to Letters of Credit, together with all the other obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities (including, without limitation, indemnities, fees and interest thereon) of the Borrowers (or any of them) to each Lender, the Agents and the Collateral Agent now existing or hereafter incurred under, arising out of or in connection with this Agreement or any other Credit Document and the due performance and compliance with all the terms, conditions and agreements contained in the Credit Documents by the Borrowers and (ii) all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities of Holdings, the Borrowers (or any of them) or any of their respective Subsidiaries owing under any Interest Rate Protection Agreement and any Currency Agreement entered into by Holdings, the Borrowers (or any of them) or any of their respective Subsidiaries with any Lender or any affiliate thereof (even if such Lender subsequently ceases to be a Lender under this Agreement for any reason) so long as such Lender or affiliate participates in such Interest Rate Protection Agreement or Currency Agreement, and their subsequent assigns, if any, whether now in existence or hereafter arising, and the due performance and compliance with all terms, conditions and agreements contained therein.

          "Guarantees" shall mean and include each of (i) the Holdings Guaranty,
(ii) the BFPH Guaranty, (iii) the U.S. Subsidiaries Guaranty, and (iv) the Non-Borrower U.K. Subsidiaries Guaranty.

          "Guarantors" shall mean and include Holdings, BFPH and each Subsidiary Guarantor.

          "Guaranty" shall mean, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations

("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or
(iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; PROVIDED, HOWEVER, that the term Guaranty shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guaranty shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Guaranty) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

          "Hazardous Materials" means (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable and require abatement, transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances included as "hazardous substances," "hazardous waste," "hazardous materials," "extremely hazardous substances," "restricted hazardous waste," "toxic substances," "toxic pollutants," "contaminants," or "pollutants," or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, to the extent exposure is prohibited, limited or regulated under Environmental Laws.

          "Highest Applicable Margins" shall have the meaning provided in the definition of Applicable Margin contained herein.

          "Holdings" shall have the meaning provided in the first paragraph of this Agreement.

          "Holdings BFT Common Securities Guaranty" shall mean the Guaranty Agreement, dated as of October 20, 1997, executed and delivered by Holdings in favor of the holders of the common securities of BF Trust, as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

          "Holdings Common Stock" shall have the meaning provided in Section 7.14(a).

          "Holdings Guaranty" shall mean the guaranty of Holdings pursuant to
Section 14 of this Agreement.

          "Holdings Preferred Stock" have the meaning provided in Section
7.14(a).

          "Holdings QUIPS Guaranty" shall mean the Guaranty Agreement, dated as of October 20, 1997, between Holdings and The Bank of New York, as trustee thereunder, executed and delivered by Holdings in favor of the holders of the Convertible QUIPS, as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

          "Immaterial U.K. Subsidiary" shall mean, at any time, any U.K. Subsidiary the book value of the gross assets as of the end of fiscal quarter then last ended of which, and the net revenues for the four fiscal quarters then last ended of which, do not exceed at such time 10% of the book value of the consolidated gross assets or consolidated net revenues, as the case may be, of Holdings and its Subsidiaries as of the end of the fiscal quarter of Holdings then last ended or for the four fiscal quarters of Holdings then last ended.

          "Incentive Arrangements" shall mean any equity incentive or other bonus arrangement made by any Borrower or any Guarantor in connection with (and concurrently with the consummation of) a Permitted Acquisition with any employee, executive or officer of the Person or Persons so acquired pursuant to the respective Permitted Acquisition.

          "Indebtedness" shall mean, as to any Person, without duplication, (i) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money or for the deferred purchase price of property or services, (ii) the maximum amount available to be drawn under all letters of credit issued for the account of such Person and all unpaid drawings in respect of such letters of credit, (iii) all Indebtedness of the types described in clause (i), (ii), (iv), (v), (vi) or (vii) of this definition secured by any Lien on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person (to the extent of the value of the respective property), (iv) the aggregate amount required by GAAP to be capitalized under leases under which such Person is the lessee, (v) all obligations of such Person to pay a specified purchase price for goods or services, whether or not delivered or accepted, I.E., take-or-pay and similar obligations, (vi) all Guaranties (I.E., each and every Guaranty) of such Person and (vii) all obligations under any Interest Rate Protection Agreement, any Currency Agreement or under any similar type of agreement. In addition to the foregoing, all Attributed Receivables Facility Indebtedness shall constitute Indebtedness.

          "Individual Dollar Facility Exposure" of any Dollar Facility Lender shall mean, at any time, the sum of (I) the aggregate principal amount of all Dollar Facility Revolving Loans then outstanding from such Dollar Facility Lender, (II) the sum of such Dollar Facility Lender's L/C Participation Percentage in each then outstanding Dollar Facility Letter of Credit multiplied by the sum of the Stated Amount of the respective Letter of Credit and any Unpaid Drawings relating thereto and (III) such Dollar Facility Lender's Dollar Facility Percentage multiplied by the aggregate principal amount of outstanding Dollar Facility Swingline Loans.

          "Individual BFPH Multicurrency Facility Exposure" of any Multicurrency Facility Lender shall mean, at any time, the sum of (I) the aggregate principal amount of all BFPH Multicurrency Facility Revolving Loans made by such Multicurrency Facility Lender and then outstanding (for this purpose, using the Dollar Equivalent of the principal amount of all Alternate Currency Denominated Revolving Loans made to BFPH and then outstanding), and (II) such Multicurrency Facility Lender's Multicurrency Facility Percentage multiplied by the aggregate principal amount of outstanding BFPH Multicurrency Facility Swingline Loans (for

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this purpose, using the Dollar Equivalent of the principal amount of Alternate
Currency Denominated Swingline Loans made to BFPH and then outstanding).

          "Individual Multicurrency Facility Exposure" of any Multicurrency Facility Lender shall mean, at any time, the sum of (I) the aggregate principal amount of all Multicurrency Facility Revolving Loans made by such Multicurrency Facility Lender and then outstanding (for this purpose, using the Dollar Equivalent of the principal amount of all Alternate Currency Denominated Revolving Loans then outstanding), (II) such Multicurrency Facility Lender's L/C Participation Percentage in each then outstanding Multicurrency Facility Letter of Credit multiplied by the sum of the Stated Amount of the respective Multicurrency Facility Letter of Credit and any Unpaid Drawings relating thereto (for this purpose, using the Dollar Equivalent of any amounts expressed in an Alternate Currency) and (III) such Multicurrency Facility Lender's Multicurrency Facility Percentage multiplied by the aggregate principal amount of outstanding Multicurrency Facility Swingline Loans (for this purpose, using the Dollar Equivalent of the principal amount of Alternate Currency Denominated Swingline Loans then outstanding).

          "Individual RL Facility Exposures" of any Lender shall mean, at any time, the sum of the Individual Dollar Facility Exposure and Individual Multicurrency Facility Exposure of such Lender.

          "Individual U.K. Borrowers Multicurrency Facility Exposure" of any Multicurrency Facility Lender shall mean, at any time, the sum of (I) the aggregate principal amount of all U.K. Borrowers Multicurrency Facility Revolving Loans made by such Multicurrency Facility Lender and then outstanding (for this purpose, using the Dollar Equivalent of the principal amount of all Alternate Currency Denominated Revolving Loans made to the U.K. Borrowers and then outstanding), (II) such Multicurrency Facility Lender's L/C Participation Percentage in each then outstanding Multicurrency Facility Letter of Credit multiplied by the sum of the Stated Amount of the respective Multicurrency Facility Letter of Credit and any Unpaid Drawings relating thereto (for this purpose, using the Dollar Equivalent of any amounts expressed in an Alternate Currency) and (III) such Multicurrency Facility Lender's Multicurrency Facility Percentage multiplied by the aggregate principal amount of outstanding U.K. Borrowers Multicurrency Facility Swingline Loans (for this purpose, using the Dollar Equivalent of the principal amount of Alternate Currency Denominated Swingline Loans made to the U.K. Borrowers and then outstanding).

          "Initial Borrowing Date" shall mean the date occurring on the Effective Date on which the initial Borrowing of Loans hereunder occurs.

          "Initial Convertible QUIPS Conversion Payments" shall have the meaning provided in Section 5.01(h)(ii).

          "Initial Receivables Facility Reduction Amount" shall have the meaning provided in Section 4.02(h).

          "Insignificant Subsidiary" shall mean any Subsidiary of Holdings (excluding the Borrowers) which has assets of not greater than $15,000,000 in the aggregate and which, if

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aggregated with all other Subsidiaries of Holdings with respect to which an event described under Section 10.05 has occurred and is continuing, would have assets of not greater than $15,000,000.

          "Intercompany Debt" shall mean any Indebtedness, whether now existing or hereafter incurred, owed by any Credit Party to Holdings or any Subsidiary of Holdings.

          "Intercompany Note" shall mean a promissory note in the form of Exhibit M, evidencing intercompany loans permitted pursuant to Section 9.05(v).

          "Interest Determination Date" shall mean, with respect to any Euro Rate Loan (other than a Swingline Loan), the second Business Day prior to the commencement of any Interest Period relating to such Euro Rate Loan.

          "Interest Period" shall have the meaning provided in Section 1.09.

          "Interest Rate Protection Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, interest collar agreement, interest rate hedging agreement, interest rate floor agreement or other similar agreement or arrangement.

          "Investment Subsidiary" shall mean XL Capital Corporation (formerly known as Big Flower Capital Corporation), a Delaware corporation and a Wholly-Owned Subsidiary of Holdings.

          "Investments" shall have the meaning provided in Section 9.05.

          "Investor Certificates" shall have the meaning provided in the Receivables Pooling Agreement.

          "Investor Group" shall mean any of (i) THL Group or (ii) the Permitted Ammon Holders.

          "ISRA" shall mean the New Jersey Industrial Site Recovery Act.

          "Issuing Lender" shall mean Chase and any Lender which at the request of the Account Parties (or the respective Account Party) and with the consent of the Administrative Agent agrees, in such Lender's sole discretion, to become an Issuing Lender for the purpose of issuing Letters of Credit pursuant to Section
2. The sole Issuing Lender on the Initial Borrowing Date is Chase except that, with respect to the Existing Letters of Credit, the Lender designated as the issuer thereof on Schedule III shall be the Issuing Lender thereof.

          "Joint Lead Arrangers" shall have the meaning provided in the first paragraph of this Agreement.

          "Joint Venture" shall mean any Person, other than an individual or a Wholly-Owned Subsidiary of Holdings, (i) in which BFPH or a Subsidiary of BFPH holds or acquires an ownership interest (whether by way of capital stock, partnership or limited liability company interest, or other evidence of ownership) and (ii) which is engaged in a Permitted Business.

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          "Judgment Currency" shall have the meaning provided in Section
13.19(a).

          "Judgment Currency Conversion Date" shall have the meaning provided in
Section 13.19(a).

          "Laser Tech" shall mean Laser Tech Color, Inc., a Delaware corporation and a Wholly-Owned Subsidiary of Holdings.

          "L/C Participation Percentages" shall have the meaning provided in
Section 2.04(a).

          "L/C Supportable Indebtedness" shall mean (i) obligations of each Account Party (or any entity which is jointly and severally obligated as an Account Party with respect to such Letter of Credit) or any of its Subsidiaries incurred in the ordinary course of business with respect to contractual obligations (including with respect to lottery contracts), environmental responsibilities, employee benefit obligations, insurance obligations and workers' compensation, surety bonds and other similar statutory obligations and
(ii) such other obligations of such Account Party (or any entity which is jointly and severally obligated as an Account Party with respect to such Letter of Credit) or any of its Subsidiaries as are permitted to remain outstanding hereunder without giving rise to any violation of this Agreement.

          "Leaseholds" of any Person means all the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

          "Lender" shall mean each financial institution with a Commitment listed on Schedule I (as amended from time to time), as well as any Person which becomes a "Lender" hereunder pursuant to Section 1.13, 1.16 and/or 13.04(b). Unless the context otherwise requires, each reference in this Agreement to a Lender includes each lending office (including any Affiliate of the respective Lender) of the respective Lender designated from time to time pursuant to
Section 1.12.

          "Lender Default" shall mean (i) the refusal (which has not been retracted) of a Lender to make available its portion of any Borrowing (including any Mandatory Borrowing) required to be made available by it in accordance with the terms of this Agreement or to fund its portion of any unreimbursed payment under Section 2.03 or (ii) a Lender having notified in writing Holdings, any Borrower and/or the Administrative Agent that it does not intend to comply with its obligations under Section 1.01 or Section 2 in circumstances which would be contrary to the terms of this Agreement.

          "Letter of Credit" shall have the meaning provided in Section 2.01(a).

          "Letter of Credit Fee" shall have the meaning provided in Section 3.01(c).

          "Letter of Credit Outstandings" shall mean, at any time, the sum of
(i) the aggregate Stated Amount of all outstanding Letters of Credit which have not terminated at such time and (ii) the aggregate amount of all Unpaid Drawings (taking the Dollar Equivalent of any amounts owed in currencies other than Dollars) in respect of all Letters of Credit at such time.

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          "Letter of Credit Request" shall have the meaning provided in Section
2.03(a).

          "Leverage Lease Documents" shall mean the Operative Documents as defined in Appendix A to (i) the Participation Agreement (1998-A), dated as of April 1, 1998, (ii) the Participation Agreement (1998-B), dated as of April 1, 1998, and (iii) the Participation Agreement (1998-C), dated as of April 1, 1998, in each case among Bauteile C+D Errichtungsgesellschaft mbH, Wilmington Trust Company, the Special Unrestricted Leasing Subsidiary, AIG-FP Funding (Cayman) Limited and Raiffeisen Zentralbank Osterreich Aktiengesellschaft, as such documents may be amended, restated, modified, supplemented, extended, renewed or replaced from time to time in accordance with the terms hereof and thereof.

          "Leverage Ratio" shall mean on any date the ratio of (i) Consolidated Debt on such date to (ii) Consolidated EBITDA for the Test Period most recently ended on or prior to such date; PROVIDED that (x) if one or more Permitted Acquisitions is effected on or after the first day of the respective Test Period and on or prior to the date of determination, Consolidated EBITDA shall, for the purposes of this definition only, be calculated on a PRO FORMA Basis (but only giving effect to adjustments described in clause (iii) of the definition of PRO FORMA Basis) after giving effect to such Permitted Acquisition and (y) if one or more Significant Asset Sales is effected on or after the first day of the respective Test Period and on or prior to the date of determination, Consolidated EBITDA shall, for purposes of this definition only, be calculated on a PRO FORMA Basis (but only giving effect to adjustments described in clause
(iii) of the definition of PRO FORMA Basis) after giving effect to such Significant Asset Sale.

          "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

          "Loan" shall mean each Tranche A Term Loan, each Tranche B Term Loan, each Revolving Loan and each Swingline Loan.

          "Majority Lenders" of any Tranche shall mean those Non-Defaulting Lenders which would constitute the Required Lenders under, and as defined in, this Agreement if all outstanding Obligations of the other Tranches under this Agreement were repaid in full and all Commitments with respect thereto were terminated.

          "Majority Multicurrency Facility Lenders" shall mean those Multicurrency Facility Lenders whose Multicurrency Facility Percentages aggregate more than 50%.

          "Management Agreements" shall have the meaning provided in Section 5.01(n).

          "Management Participants" shall mean (i) R. Theodore Ammon and (ii) other members of senior management of Holdings and its Subsidiaries acceptable to the Agents.

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          "Managing Agents" shall mean any Lender designated as a "Managing
Agent" in the Assignment and Assumption Agreement or amendment to this Agreement pursuant to which such Lender becomes a party hereto.

          "Mandatory Borrowing" shall mean and include any Mandatory Dollar Facility Borrowing and any Mandatory Multicurrency Facility Borrowing.

          "Mandatory Cost" means the cost imputed to each Lender(s) of compliance with (a) the cash ratios and special deposit requirements of the Bank of England and/or the banking supervision or other costs imposed by the Financial Services Authority, as determined in accordance with Schedule XI and
(b) any reserve asset requirements of the European Central Bank.

          "Mandatory Dollar Facility Borrowing" shall have the meaning provided in Section 1.01(e)(i).

          "Mandatory Multicurrency Facility Borrowing" shall have the meaning provided in Section 1.01(e)(ii).

          "Margin Stock" shall have the meaning provided in Regulation U.

          "Master Trust" shall mean the trust created pursuant to the Receivables Facility, and any successor or similar trust created pursuant to any subsequent Receivables Facility.

          "Material Adverse Effect" shall mean a material adverse effect on the business, operations, properties, assets, liabilities, condition (financial or otherwise) or prospects of Holdings and its Subsidiaries taken as a whole.

          "Maturity Date" with respect to any Tranche of Loans, shall mean the Tranche A Term Loan Maturity Date, the Tranche B Term Loan Facility, the Revolving Loan Maturity Date or the Swingline Expiry Date, as the case may be.

          "Maximum Permitted Consideration" shall mean, with respect to any Permitted Acquisition, the sum (without duplication) of (i) the fair market value of Holdings Common Stock (based on (x) the average closing trading price of Holdings Common Stock for the 20 trading days immediately prior to the date of such Permitted Acquisition on the stock exchange on which the Holdings Common Stock is listed or (y) if the Holdings Common Stock is not so listed, the good faith determination of the Administrative Agent and senior management of Holdings) issued (or to be issued) as consideration in connection with such Permitted Acquisition (including, without limitation, Holdings Common Stock which may be required to be issued as earnout consideration upon the achievement of certain future performance goals of the respective Acquired Business), (ii) the aggregate principal amount of Permitted Acquired Debt acquired or assumed by Holdings or any of its Subsidiaries in connection with such Permitted Acquisition, (iii) the aggregate amount of all cash paid (or to be paid) by Holdings or any of its Subsidiaries in connection with such Permitted Acquisition (including, without limitation, payments of fees and costs and expenses in connection therewith) and all contingent cash purchase price or other earnout obligations of Holdings and its Subsidiaries incurred in connection therewith, (iv) the aggregate principal amount of all other Indebtedness assumed,

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incurred and/or issued in connection with such Permitted Acquisition to the extent permitted by Section 9.04, (v) the aggregate liquidation preference of all Preferred Stock issued as consideration (or, in the case of Permitted Acquired Subsidiary Preferred Stock, acquired) in connection with such Permitted Acquisition and (vi) the fair market value (determined in good faith by senior management of Holdings) of all other consideration payable in connection with such Permitted Acquisition.

          "Maximum Swingline Amount" shall mean $60,000,000.

          "Media Business" shall mean any Permitted Business and any business that creates, communicates, licenses, markets, leases or disseminates ideas, information or entertainment, together with all businesses related thereto, and any business that generates a significant portion of its revenues from marketing or advertising services.

          "Merger" shall have the meaning provided in Section 5.01(g).

          "Merger Agreement" shall mean the Agreement and Plan of Merger, dated as of October 11, 1999, between Merger Sub and Holdings (including the schedules and exhibits thereto), as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

          "Merger Sub" shall mean BFH Merger Corp., a Delaware corporation.

          "Mezzanine Subordinated Debt" shall mean the unsecured Mezzanine Subordinated Notes due 2010 issued by Holdings under the Mezzanine Subordinated Debt Documents, which notes bear interest at a rate of 12% per annum (which interest at a rate of 10% per annum shall be payable in cash and which interest at a rate of 2% per annum shall be payable in kind).

          "Mezzanine Subordinated Debt Agreement" shall mean the Mezzanine Note and Warrant Purchase Agreement, dated as of December 7, 1999, among Holdings and the various purchasers party thereto as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

          "Mezzanine Subordinated Debt Documents" shall mean the Mezzanine Subordinated Debt Agreement and all other documents executed and delivered with respect to the Mezzanine Subordinated Debt or the Mezzanine Subordinated Debt Agreement, as in effect on the Effective Date and as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

          "Minimum Applicable Facing Fee" shall mean (x) in the case of all Letters of Credit (other than Sterling Letters of Credit and Euro Letters of Credit), $500, (y) in the case of Sterling Letters of Credit, L300 and (z) in the case of Euro Letters of Credit, EURO 500.

          "Minimum Borrowing Amount" shall mean (i) in the case of Dollar Denominated Loans (excluding Dollar Denominated Swingline Loans and Dollar Denominated Revolving Loans maintained as Base Rate Loans), $5,000,000, (ii) in the case of Revolving Loans maintained from time to time as Base Rate Loans, $1,000,000, (iii) in the case of Sterling

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Revolving Loans, L3,000,000, (iv) in the case of Euro Revolving Loans, EURO
5,000,000, (v) in the case of Dollar Facility Swingline Loans, $500,000, (vi) in the case of Sterling Swingline Loans, L125,000 and (vii) in the case of Euro Swingline Loans, EURO 500,000.

          "Moody's" shall mean Moody's Investors Service, Inc.

          "Mortgage" shall mean each mortgage, deed of trust or deed to secure debt required to be delivered with respect to any Real Property pursuant to the terms of this Agreement, together with any assignment of leases and rents to be executed in connection therewith.

          "Mortgage Policy" shall mean each mortgage title insurance policy (and all endorsements thereto) for each Mortgaged Property required to be delivered pursuant to this Agreement.

          "Mortgaged Property" shall mean each Real Property owned or leased by Holdings or any of its Subsidiaries and required to be mortgaged pursuant to this Agreement.

          "Multicurrency Facility Lender" shall mean each Lender which has a Multicurrency Facility Revolving Loan Commitment (without giving effect to any termination of the Total Multicurrency Facility Revolving Loan Commitment if any Multicurrency Facility Swingline Loans or Multicurrency Facility Letter of Credit Outstandings remain outstanding) or which has any outstanding Multicurrency Facility Revolving Loans (or an L/C Participation Percentage in any then outstanding Multicurrency Facility Letter of Credit Outstandings).

          "Multicurrency Facility Letter of Credit" shall mean each Letter of Credit (which must be denominated in an Alternate Currency) issued for the joint and several account of the U.K. Borrowers pursuant to Section 2.01.

          "Multicurrency Facility Letter of Credit Outstandings" shall mean, at any time, the sum of (i) the aggregate Stated Amount of all outstanding Multicurrency Facility Letters of Credit and (ii) the aggregate amount of all Unpaid Drawings (taking the Dollar Equivalent of all amounts payable in an Alternate Currency) in respect of all Multicurrency Facility Letters of Credit.

          "Multicurrency Facility Percentage" of any Multicurrency Facility Lender at any time shall be that percentage which is equal to a fraction (expressed as a percentage) the numerator of which is the Multicurrency Facility Revolving Loan Commitment of such Multicurrency Facility Lender at such time and the denominator of which is the Total Multicurrency Facility Revolving Loan Commitment at such time, PROVIDED that if any such determination is to be made after the Total Multicurrency Facility Revolving Loan Commitment (and the related Multicurrency Facility Revolving Loan Commitments of the Lenders) has terminated, the determination of such percentages shall be made immediately before giving effect to such termination.

          "Multicurrency Facility Revolving Loan" shall have the meaning provided in Section 1.01(c)(ii).

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          "Multicurrency Facility Revolving Loan Commitment" shall mean, for each Lender, the amount set forth opposite such Lender's name on Schedule I hereto directly below the column entitled "Multicurrency Facility Revolving Loan Commitment", as same may be (x) reduced from time to time and/or terminated pursuant to Section 3.02, 3.03, 4.02 and/or 10 or (y) adjusted from time to time as a result of assignments to or from such Lender pursuant to Section 1.13 or 13.04(b).

          "Multicurrency Facility Swingline Loan" shall have the meaning provided in Section 1.01(d)(ii).

          "Multiemployer Plan" shall mean (i) any plan, as defined in Section 4001(a)(3) of ERISA, which is maintained or contributed to (or to which there is an obligation to contribute to) by Holdings or a Subsidiary of Holdings or an ERISA Affiliate and that is subject to Title IV of ERISA, and (ii) each such plan for the five year period immediately following the latest date on which Holdings, a Subsidiary of Holdings or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan if, for purposes of this clause (ii), Holdings, any Subsidiary of Holdings or any ERISA Affiliate could currently incur any liability under such plan.

          "Net Cash Proceeds" shall mean for any event requiring a reduction of the Total Revolving Loan Commitment and/or repayment of Loans pursuant to
Section 3.03 or 4.02, as the case may be, the gross cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received from such event, net of reasonable transaction costs (including, as applicable, any underwriting, brokerage or other customary commissions and reasonable legal, advisory and other fees and expenses associated therewith) received from any such event.

          "Net Sale Proceeds" shall mean for any sale of assets, the gross cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received from any sale of assets, net of (i) reasonable transaction costs (including, without limitation, any underwriting, brokerage or other customary selling commissions and reasonable legal, advisory and other fees and expenses, including title and recording expenses, associated therewith) and payments of unassumed liabilities relating to the assets sold at the time of, or within 90 days after, the date of such sale, (ii) the amount of such gross cash proceeds required to be used to repay any Indebtedness (other than Indebtedness of the Lenders pursuant to this Agreement) which is secured by the respective assets which were sold, and (iii) the estimated marginal increase in income taxes which will be payable by the Holdings' consolidated group with respect to the fiscal year (for U.S. federal income tax purposes) in which the sale occurs as a result of such sale; PROVIDED, HOWEVER, that such gross proceeds shall not include any portion of such gross cash proceeds which Holdings determines in good faith should be reserved for post-closing adjustments (to the extent Holdings delivers to the Administrative Agent a certificate signed by its chief financial officer or treasurer, controller or chief accounting officer as to such determination), it being understood and agreed that on the day that all such post-closing adjustments have been determined (which shall not be later than one year following the date of the respective asset sale), the amount (if any) by which the reserved amount in respect of such sale or disposition exceeds the actual post-closing adjustments payable by Holdings or any of its Subsidiaries shall constitute Net Sale Proceeds on such date received by Holdings and/or any of its Subsidiaries from such sale, lease, transfer or other disposition.

          "New U.K. Borrower Consent" shall mean a New U.K. Borrower Consent in the form of Exhibit N, which shall be executed by each then existing Credit Party in accordance with the requirements of Section 6.

          "Non-Borrower U.K. Subsidiaries Guaranty" shall have the meaning provided in Section 5.01(i).

          "Non-Defaulting Lender" shall mean and include each Lender other than a Defaulting Lender.

          "Non-Facility Letter of Credit" shall mean any standby letter of credit (other than a Standby Letter of Credit) issued by a financial institution reasonably acceptable to the Administrative Agent for the account of any Borrower.

          "Note" shall mean each Tranche A Term Note, each Tranche B Term Note, each Dollar Facility Revolving Note, each BFPH Multicurrency Facility Revolving Note, each U.K. Borrowers Multicurrency Facility Revolving Note, the Dollar Facility Swingline Note, the BFPH Multicurrency Facility Swingline Note and the U.K. Borrowers Multicurrency Facility Swingline Note.

          "Notice of Borrowing" shall have the meaning provided in Section 1.03.

          "Notice of Conversion" shall have the meaning provided in Section
1.06.

          "Notice Office" shall mean the office of the Administrative Agent located at 1 Chase Manhattan Plaza, New York, NY 10081, 8th Floor Attention:
Daniel Crauss (Tel: 212-552-7909) (Fax: 212-552-5662), or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto; PROVIDED that in the case of all borrowings under, and issuances of Letters of Credit pursuant to, the Total Multicurrency Facility Revolving Loan Commitment (including all Multicurrency Facility Revolving Loans, Multicurrency Facility Swingline Loans and Multicurrency Facility Letter of Credit Outstandings), and all notices relating thereto, the "Notice Office" shall mean the office specified above, with a copy of the respective notice to be delivered at the same time as otherwise required pursuant to the terms of this Agreement to the office of the Administrative Agent located at 9 Thomas Moore Street, London, England, E19YT, Attention: Stephen Clarke (Tel:
011-44-171-777-2353) (Fax: 011-44-171-777-2360).

          "Obligation Currency" shall have the meaning provided in Section 13.19(a).

          "Obligations" shall mean all amounts owing to the Agents, the Collateral Agent, any Issuing Lender or any Lender pursuant to the terms of this Agreement or any other Credit Document.

          "Olwen" shall have the meaning provided in the first paragraph of this Agreement.

          "Overnight Euro Rate" on any date shall mean the offered quotation to first-class banks in the London interbank Eurodollar market by Chase for Euro overnight deposits of amounts in immediately available funds comparable to the outstanding principal amount of the Euro Swingline Loan of Chase as of 11:00 A.M. (London time) on such date; provided, that in the event the Administrative Agent has made any determination pursuant to Section 1.10(a)(i) in respect of Euro Swingline Loans, or in the circumstances described in clause (i) to the proviso to Section 1.10(b) in respect of Euro Swingline Loans, the Overnight Euro Rate determined pursuant to this definition shall instead be the rate determined by Chase as the all-in-cost of funds for Chase to fund such Euro Swingline Loan.

          "Overnight LIBOR Rate" on any date shall mean the offered quotation to first-class banks in the London interbank Eurodollar market by Chase for Pounds Sterling overnight deposits of amounts in immediately available funds comparable to the outstanding principal amount of the Sterling Swingline Loan of Chase as of 11:00 A.M. (London time) on such date; provided, that in the event the Administrative Agent has made any determination pursuant to Section 1.10(a)(i) in respect of Sterling Swingline Loans, or in the circumstances described in clause (i) to the proviso to Section 1.10(b) in respect of Sterling Swingline Loans, the Overnight LIBOR Rate determined pursuant to this definition shall instead be the rate determined by Chase as the all-in-cost of funds for Chase to fund such Sterling Swingline Loan.

          "Participant" shall have the meaning provided in Section 2.04(a).

          "Participating Member State" shall mean, at any time, any member state of the European Union which has adopted the euro as its lawful currency at such time.

          "Payment Office" shall mean (i) in the case of principal, interest, Unpaid Drawings and all other amounts owing with respect to all Dollar Denominated Loans, all Dollar Facility Letters of Credit and all Letter of Credit Fees and Facing Fees owing with respect thereto and, except as provided in clause (ii) below, all other amounts owing under this Agreement and the other Credit Documents, the office of the Administrative Agent located at 1 Chase Manhattan Plaza, New York, NY 10081, 8th Floor, Attention: Daniel Crauss (Tel:
212-552-7909) (Fax: 212-552-5662), or such other office located in New York City as the Administrative Agent may hereafter designate in writing as such to the other parties hereto and (ii) in the case of all principal, interest, Unpaid Drawings and other amounts owing with respect to all Alternate Currency Denominated Loans and all Multicurrency Facility Letters of Credit and all Letter of Credit Fees and Facing Fees with respect thereto, the office of the Administrative Agent located at 9 Thomas Moore Street, London, England, E19YT,
Attention: Stephen Clarke, (Tel: 011-44-171-777-2353) (Fax:
011-44-171-777-2360), or such other office in London as the Administrative Agent may hereafter designate in writing in such to the other parties hereto.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

          "Permanent Exchange Senior Subordinated Notes" shall mean senior subordinated notes issued pursuant to the Permanent Senior Subordinated Notes Indenture, which Permanent Exchange Senior Subordinated Notes are substantially identical securities to the Permanent Senior

Subordinated Notes and shall be issued pursuant to a registered exchange offer or private exchange offer for the Permanent Senior Subordinated Notes; PROVIDED that in no event will the issuance of any Permanent Exchange Senior Subordinated Notes increase the aggregate principal amount of Permanent Senior Subordinated Notes theretofore outstanding or otherwise result in an increase in an interest rate applicable to the Permanent Senior Subordinated Notes.

          "Permanent Senior Subordinated Notes" shall mean any Indebtedness of Holdings or BFPH evidenced by senior subordinated notes and incurred pursuant to one or more issuances of such subordinated notes to Refinance all or a portion of the then outstanding Senior Subordinated Bridge Loans or Permitted Subordinated Refinancing Indebtedness, so long as (a) such Indebtedness has (x) a weighted average life to maturity greater than or equal to the weighted average life to maturity of the Indebtedness being Refinanced and (y) a final maturity identical to or later than the final maturity of the Indebtedness being Refinanced, (b) such refinancing or renewal does not add guarantors (other than BFPH in the case of an incurrence of Permanent Senior Subordinated Notes by Holdings), obligors (other than Holdings in the case of an incurrence of Permanent Senior Subordinated Notes by Holdings) or security from that which applied to such Indebtedness being Refinanced, (c) such Indebtedness has substantially the same (or, from the perspective of the Lenders, more favorable) subordination provisions as those contained in the Senior Subordinated Credit Agreement, and (d) all other terms of such refinancing (including, without limitation, with respect to the amortization schedules, redemption provisions, maturities, covenants, defaults and remedies), are not, taken as a whole, materially less favorable to the respective borrower than those previously existing with respect to the Indebtedness being Refinanced; PROVIDED that the aggregate principal amount of any issuance of Permanent Senior Subordinated Notes may not exceed the principal amount of the Indebtedness being Refinanced with the proceeds thereof unless (I) the respective issuance of Permanent Senior Subordinated Notes is the last issuance of Permanent Senior Subordinated Notes pursuant to Section 9.04(xxi) and (after giving effect to application of the proceeds thereof to Refinance Senior Subordinated Bridge Loans and/or Permitted Subordinated Refinancing Indebtedness) results in all then outstanding Senior Subordinated Bridge Loans and Permitted Subordinated Refinancing Indebtedness being Refinanced in full and (II) 100% of the Net Cash Proceeds of the principal amount of Permanent Senior Subordinated Notes issued pursuant to such last issuance which exceeds the principal amount of the Indebtedness then being Refinanced is applied (x) to repay Term Loans and/or reduce the Total Revolving Loan Commitment as provided pursuant to Section 4.02(d) and/or (y) to the extent permitted by the proviso to clause (ii) of Section 9.10, to repay then outstanding Mezzanine Subordinated Debt. As used herein, the term "Permanent Senior Subordinated Notes" shall also include any Permanent Exchange Senior Subordinated Notes issued pursuant to the Permanent Senior Subordinated Notes Indenture in exchange for theretofore outstanding Permanent Senior Subordinated Notes as contemplated by the definition of Permanent Exchange Senior Subordinated Notes. The issuance of Permanent Senior Subordinated Notes shall be deemed to be a representation and warranty by BFPH that all conditions thereto have been satisfied in all material respects and that same is permitted in accordance with the terms of this Agreement, which representation and warranty shall be deemed to be a representation and warranty for all purposes hereunder, including, without limitation, Sections 6 and 10.

          "Permanent Senior Subordinated Notes Documents" shall mean the Permanent Senior Subordinated Notes Indenture, the Permanent Senior Subordinated Notes and each other agreement, document or instrument relating to the issuance of the Permanent Senior Subordinated Notes.

          "Permanent Senior Subordinated Notes Indenture" shall mean any indenture entered into in connection with the issuance of Permanent Senior Subordinated Notes.

          "Permitted Acquired Debt" shall mean Indebtedness of any Subsidiary of BFPH acquired pursuant to a Permitted Acquisition, which Indebtedness existed at the time of the consummation of any such acquisition and was not created in contemplation thereof (and the provisions of which were not altered in contemplation thereof), so long as (x) Holdings and its Subsidiaries (other than the Subsidiary being so acquired) have no liability with respect to any such Indebtedness and (y) any Liens securing such Indebtedness apply only to assets of the Subsidiary so acquired (and so long as additional assets of such Subsidiary are not granted as security following, or in contemplation of, the respective Permitted Acquisition).

          "Permitted Acquired Subsidiary Preferred Stock" shall mean any Preferred Stock of any Subsidiary of BFPH acquired pursuant to a Permitted Acquisition, which Preferred Stock existed at the time of the consummation of any such acquisition and was not created in contemplation thereof (and the provisions of which were not altered in contemplation thereof), so long as (x) Holdings and its Subsidiaries (other than the Subsidiary being so acquired) have no liability with respect to any such Preferred Stock, (y) such Preferred Stock does not have ordinary voting rights for the election of directors and (z) such Preferred Stock is not secured.

          "Permitted Acquisition" shall mean the acquisition by BFPH or any Wholly-Owned Subsidiary of BFPH of assets constituting part of or an entire business, division or product line of any Person not already a Subsidiary of Holdings, or of 100% of the capital stock of any such Person (in each case, together with any related assets used in the business, division or product line of the Person so acquired), which Person shall, as a result of such acquisition, become a Wholly-Owned Subsidiary of BFPH, PROVIDED that (A) the consideration paid by BFPH or such Wholly-Owned Subsidiary, as the case may be, consists solely of cash (including proceeds of Revolving Loans) or Holdings Common Stock, the issuance of any Qualified Preferred Stock otherwise permitted in Section 9.12, the issuance or incurrence of Indebtedness otherwise permitted in Section
9.04 (including a U.K. Permitted Seller Note) and the assumption/acquisition of any Permitted Acquired Debt (calculated at face value) or Permitted Acquired Subsidiary Preferred Stock (calculated on a fair market value basis (as determined in good faith by Holdings, BFPH or such Wholly-Owned Subsidiary)) relating to such business, division, product line or Person which is permitted to remain outstanding in accordance with the requirements of Section 9.04, (B) the assets acquired, or the business of the Person whose stock is acquired, shall be in a Permitted Business, (C) in the case of the acquisition of 100% of the capital stock of any Person, such Person shall own no capital stock of any other Person unless (x) such Person owns 100% of the capital stock of such other Person, (y)(1) such Person and/or its Wholly-Owned Subsidiaries own 80% of the consolidated assets of such Person and its Subsidiaries and (2) any non-Wholly-Owned Subsidiary of such Person was a non-Wholly-Owned Subsidiary of such Person prior to the date of such Permitted Acquisition of such Person or
(z) such capital stock constitutes a DE MINIMIS holding of such Person in such other Person for investment purposes and (D) any such Permitted Acquisition shall have been approved by the Board of Directors of the Person to be acquired (or whose assets are to be acquired) pursuant to such Permitted Acquisition. For purposes of determining compliance with the immediately preceding sentence, Indebtedness acquired pursuant to any Permitted Acquisition and repaid promptly after (and in any event within 30 days after the date of) the consummation of the respective Permitted Acquisition shall not be included as outstanding Indebtedness of Holdings or its Subsidiaries for purposes of determining compliance with Section 8.13 and the covenants contained in Section 9, but shall instead be treated as consideration (paid in cash or, if satisfied through the issuance of common stock or Qualified Preferred Stock as permitted above, consideration paid in common stock or Qualified Preferred Stock, as the case may be) paid in connection with such Permitted Acquisition. Notwithstanding anything to the contrary contained above, (x) a Permitted Acquisition of 100% of the capital stock of a Person may be effected by means of a two-step transaction (I.E., by way of consummation of stock purchases pursuant to a tender offer, followed by a subsequent merger or compulsory share acquisition), but only so long as such acquisition is effected by means of a Two-Step Permitted Acquisition (complying with all requirements of the definition thereof) and, in any event, all requirements set forth above in this definition of Permitted Acquisition shall in any event be satisfied, except that the requirement of 100% ownership of capital stock of the Target need not be satisfied until the earlier to occur of the consummation of the subsequent merger or compulsory share acquisition referenced in the definition of Two-Step Permitted Acquisition or the date which occurs 135 days after the consummation of the first step of the Two-Step Permitted Acquisition, (y) the requirements contained above, in the definition of Two-Step Permitted Acquisition and in
Section 8.13 that 100% of the capital stock of a Person be acquired pursuant to a Permitted Acquisition shall be deemed modified to the extent that the respective Person to be acquired has outstanding Permitted Acquired Subsidiary Preferred Stock which will remain outstanding after giving affect to the respective Permitted Acquisition, in each case so long as the amount of Permitted Acquired Subsidiary Preferred Stock at any time outstanding complies with the applicable requirements of Section 9.12(d), and no violation of Section
9.04 or any other provision of this Agreement shall occur as a result of the assumption of the Permitted Acquired Subsidiary Preferred Stock pursuant to the respective Permitted Acquisition and (z) any acquisition shall be a Permitted Acquisition only if all requirements of Sections 8.13 and 9.02(vi) applicable to Permitted Acquisitions are met with respect thereto.

          "Permitted Basket Indebtedness" shall mean (x) unsecured Indebtedness incurred by any Borrower and/or any Guarantor and (y) Indebtedness of Foreign Subsidiaries, which Indebtedness as described in this clause (y) may, but shall not be required to be, secured by assets of (including capital stock owned by) any Foreign Subsidiary (excluding U.K. Subsidiaries) (other than capital stock owned by a Borrower or a Guarantor) and may be guaranteed (on an unsecured basis) by any Borrower or any Guarantor.

          "Permitted Business" shall mean the printing, marketing, advertising sales and advertising services businesses conducted by Holdings and its Subsidiaries on the Initial Borrowing Date, and any printing, marketing, advertising sales and advertising services business and reasonable extensions thereof engaged in by Holdings and its Subsidiaries in the future (including data collection and related businesses).

          "Permitted CapEx Amount" shall have the meaning provided in Section 9.07(a).

          "Permitted Conversion" shall mean the conversion into the right to receive Post-Closing Convertible QUIPS Conversion Payments of Convertible Subordinated Debentures received by any holder of Convertible QUIPS in exchange for such holder's Convertible QUIPS in accordance with the terms of the Convertible Subordinated Debenture Indenture, the Convertible QUIPS Documents and the relevant Recapitalization Documents.

          "Permitted Debt" shall mean and include Permitted Refinancing Indebtedness, Permitted Subordinated Indebtedness, Permitted Subordinated Refinancing Indebtedness and Indebtedness evidenced by U.K. Permitted Seller Notes.

          "Permitted Encumbrances" shall mean (i) those liens, encumbrances, hypothecs and other matters affecting title to any Real Property and found reasonably acceptable by the Administrative Agent, (ii) as to any particular Real Property at any time, such easements, encroachments, covenants, rights of way, minor defects, irregularities or encumbrances on title which could not reasonably be expected to materially impair such Real Property for the purpose for which it is held by the mortgagor or grantor thereof, or the lien or hypothec held by the Collateral Agent, (iii) zoning and other municipal ordinances which are not violated in any material respect by the existing improvements and the present use made by the mortgagor or grantor thereof of the premises, (iv) general real estate taxes and assessments not yet delinquent, and
(v) such other similar items as the Administrative Agent may consent to (such consent not to be unreasonably withheld).

          "Permitted Holders" shall mean and include (i) THL, THL Affiliates and THL Investors, (ii) ECP, ECP Affiliates and ECP Investors, (iii) the Ammon Permitted Holders and (iv) the other Management Participants.

          "Permitted Liens" shall have the meaning provided in Section 9.01.

          "Permitted Refinancing Indebtedness" shall mean any Indebtedness of BFPH and its Subsidiaries issued or given in exchange for, or the proceeds of which are used to, extend, refinance, renew, replace, substitute or refund Scheduled Existing Indebtedness (except if same is owed to Holdings or any of its Subsidiaries) or any Indebtedness issued to so extend, refinance, renew, replace, substitute or refund any such Indebtedness, so long as (a) such Indebtedness has a weighted average life to maturity greater than or equal to the weighted average life to maturity of the Indebtedness being refinanced, (b) such refinancing or renewal does not (i) increase the amount of such Indebtedness outstanding immediately prior to such refinancing or renewal or
(ii) add guarantors, obligors or security from that which applied to such Indebtedness being refinanced or renewed, (c) such refinancing or renewal Indebtedness has substantially the same (or, from the perspective of the Lenders, more favorable) subordination provisions, if any, as applied to the Indebtedness being renewed or refinanced, and (d) all other terms of such refinancing or renewal (including, without limitation, with respect to the amortization schedules, redemption provisions, maturities, covenants, defaults and remedies), are not, taken as a whole, materially less favorable to the respective borrower than those previously existing with respect to the Indebtedness being refinancing or renewed.

          "Permitted Subordinated Indebtedness" shall mean any general unsecured subordinated Indebtedness for borrowed money incurred by BFPH in an aggregate principal amount not to exceed $100,000,000 at any time outstanding, all of the terms and conditions of which (including, without limitation, the maturity thereof, the interest rate applicable thereto, amortization, defaults, remedies, voting rights, subordination provisions, etc.), and the documentation therefor, shall be reasonably satisfactory to the Agents and the Required Lenders (it being understood that, after the Agents have approved the relevant documentation with respect to any Permitted Subordinated Indebtedness, such documentation shall be distributed to the Lenders and, if any Lender has not objected to the terms of the relevant documentation within 5 Business Days after its receipt thereof, such documentation shall be deemed satisfactory to such Lender); PROVIDED, that in any event, unless the Required Lenders otherwise expressly consent in writing prior to the incurrence thereof, (i) no such Indebtedness shall be secured by any asset of Holdings or any of its Subsidiaries and (ii) such Indebtedness shall have substantially the same (or, from the perspective of the Lenders, more favorable) subordination provisions as are contained in the Senior Subordinated Credit Agreement. The incurrence of Permitted Subordinated Indebtedness shall be deemed to be a representation and warranty by BFPH that all conditions thereto have been satisfied in all material respects and that same is permitted in accordance with the terms of this Agreement, which representation and warranty shall be deemed to be a representation and warranty for all purposes hereunder, including, without limitation, Sections 6 and 10.

          "Permitted Subordinated Refinancing Indebtedness" shall mean any Indebtedness of Holdings, BFPH and the U.S. Subsidiary Guarantors evidenced by senior subordinated notes issued to Refinance, in whole or in part, the Senior Subordinated Bridge Loans or any Indebtedness issued to so Refinance any such Indebtedness, so long as (a) such Indebtedness has (x) a weighted average life to maturity greater than or equal to the weighted average life to maturity of the Indebtedness being Refinanced and (y) a final maturity identical to or later than the final maturity of the Indebtedness being Refinanced, (b) such refinancing, renewal or replacement does not (i) increase the principal amount of the Indebtedness being Refinanced and outstanding immediately prior to such refinancing, renewal or replacement or (ii) add guarantors (other than BFPH in the case of an incurrence of Permitted Subordinated Refinancing Indebtedness by Holdings), obligors (other than Holdings in the case of an incurrence of Permitted Subordinated Refinancing Indebtedness by Holdings) or security from that which applied to such Indebtedness being Refinanced, (c) such Indebtedness has substantially the same (or, from the perspective of the Lenders, more favorable) subordination provisions as those contained in the Senior Subordinated Credit Agreement, and (d) all other terms applicable to such Indebtedness to be Refinanced (including, without limitation, with respect to the amortization schedules, redemption provisions, maturities, covenants, defaults and remedies), are not, taken as a whole, materially less favorable to the respective borrower than those previously existing with respect to the Indebtedness being Refinanced. As used herein, the term "Permitted Subordinated Refinancing Indebtedness" shall in any event include any Term Loan under, and as defined in, the Senior Subordinated Credit Agreement into which any Senior Subordinated Bridge Loan may be converted pursuant to, and in accordance with the terms of, the Senior Subordinated Credit Agreement. The issuance of Permitted Subordinated Refinancing Indebtedness shall be deemed to be a representation and warranty by BFPH that all conditions thereto have been satisfied in all material respects and that same is permitted in accordance with the terms of this Agreement, which representation and warranty shall be deemed to be a representation and warranty for all purposes hereunder, including, without limitation, Sections 6 and 10.

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          "Permitted Transaction" shall mean (i) any Permitted Acquisition effected in accordance with the requirements of Sections 8.13 and 9.02, (ii) any acquisition effected pursuant to, and in accordance with the terms of, Section 9.02(vii) and (iii) Investments made pursuant to, and in accordance with the terms of, Section 9.05(vii).

          "Person" shall mean any individual, partnership, joint venture, limited liability company, firm, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

          "Pismo" shall have the meaning provided in the first paragraph of this Agreement.

          "Plan" shall mean (i) any single-employer plan, as defined in Section 4001(a)(15) of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute to by), Holdings or a Subsidiary of Holdings or an ERISA Affiliate and that is subject to Title IV of ERISA, and
(ii) each such plan for the five year period immediately following the latest date on which Holdings, a Subsidiary of Holdings or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan if, for purposes of this clause (ii), Holdings, any Subsidiary of Holdings or any ERISA Affiliate could currently incur any liability under such plan.

          "Pledged Securities" shall mean "Pledged Securities" as defined in the relevant Security Document.

          "Post-Closing Convertible QUIPS Conversion Payments" shall mean the cash payment payable to any holder of Convertible QUIPS in connection with a Permitted Conversion representing the merger consideration to which such holder would have been entitled had such holder exchanged such Convertible QUIPS for Holdings Common Stock at the time of the consummation of the Recapitalization; PROVIDED that in no event shall the aggregate amount of cash payments constituting Post-Closing Convertible QUIPS Conversion Payments, when aggregated with the aggregate amount of the Initial Convertible QUIPS Conversion Payments, exceed $124.0 million.

          "Pounds Sterling" and "L" shall mean freely transferable lawful money of the United Kingdom (expressed in Pounds Sterling).

          "Preferred Stock," as applied to the capital stock of any Person, means capital stock of such Person (other than common stock of such Person) of any class or classes (however designed) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of capital stock of any other class of such Person.

          "Prime Lending Rate" shall mean the rate which Chase announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Chase may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

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          "Private Internet Investment Sale" shall have the meaning provided in
Section 5.01(g)(ii).

          "Private Internet Investment Sale Documents" shall mean the Securities Purchase Agreement - Galileo Communications, LTD., dated as of the date hereof, between XL Ventures, LLC and XL Ventures Fund I, the Securities Purchase Agreement - HSX Holdings Inc., dated as of the date hereof, between XL Ventures, LLC and XL Ventures Fund I, the Securities Purchase Agreement - Interadnet, Inc., dated as of the date hereof, between CJDS Ventures, LLC and XL Ventures Fund I, the Securities Purchase Agreement - Naviant Technology Solutions, Inc., dated as of the date hereof, between XL Ventures, LLC and XL Ventures Fund I, the Securities Purchase Agreement - NUTEL Corp., dated as of the date hereof, between XL Ventures, LLC and XL Ventures Fund I, the Securities Purchase Agreement - Solbright, Inc., dated as of the date hereof, between CJDS Ventures, LLC and XL Ventures Fund I, and the various other documents and agreements that may be entered into in connection with the Private Internet Investment Sale, as the same may be amended, modified or supplemented from time to time pursuant to the terms hereof or thereof.

          "PRO FORMA Balance Sheet" shall have the meaning provided in Section 7.05(a).

          "PRO FORMA Basis" shall mean, in connection with any calculation of compliance with any financial covenant or financial term, the calculation thereof after giving effect on a pro forma basis to (w) the assumption, incurrence or issuance of any Indebtedness (other than revolving Indebtedness, except to the extent same is incurred to finance the Transaction, to refinance other outstanding Indebtedness or Preferred Stock or to finance Permitted Acquisitions) or Preferred Stock after the first day of the relevant Calculation Period as if such Indebtedness had been incurred or such Preferred Stock issued (and the proceeds thereof applied) on the first day of the relevant Calculation Period, (x) the permanent repayment of any Indebtedness (other than revolving Indebtedness except to the extent paid with Permitted Debt or Qualified Preferred Stock) or Preferred Stock after the first day of the relevant Calculation Period as if such Indebtedness had been retired or redeemed on the first day of the relevant Calculation Period, (y) the consummation of any Significant Asset Sale after the first day of the relevant Calculation Period as if such Significant Asset Sale had been consummated on the first day of the relevant Calculation Period and (z) the Permitted Acquisition, if any, then being consummated (it being understood that, if the respective Permitted Acquisition is a Two-Step Permitted Acquisition, PRO FORMA effect shall only be given to that portion of the respective Permitted Acquisition which has actually been consummated, except as expressly required pursuant to Section 8.13 for purposes of showing the effects, on a PRO FORMA Basis, both before and after giving effect to the second step of the respective Two-Step Permitted Acquisition) as well as any other Permitted Acquisition consummated after the first day of the relevant Calculation Period and on or prior to the date of the respective Permitted Acquisition then being effected, with the following rules to apply in connection therewith:

          (i) all Indebtedness and Preferred Stock (x) (other than revolving Indebtedness, except to the extent same is incurred to finance the Transaction, to refinance other outstanding Indebtedness or Preferred Stock or the Convertible QUIPS, or to finance Permitted Acquisitions) assumed, incurred or issued after the first day of the relevant Calculation Period (whether incurred to finance a Permitted Acquisition, to refinance

                                      -176-
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     Indebtedness or Preferred Stock or the Convertible QUIPS or otherwise)
     shall be deemed to have been incurred or issued (and the proceeds thereof applied) on the first day of the respective Calculation Period and remain outstanding through the date of determination and (y) (other than revolving Indebtedness except to the extent paid with Permitted Debt or Qualified Preferred Stock) permanently retired or redeemed after the first day of the relevant Calculation Period shall be deemed to have been retired or redeemed on the first day of the respective Calculation Period and remain retired through the date of determination;

          (ii) all Indebtedness or Preferred Stock assumed to be outstanding pursuant to preceding clause (i) shall be deemed to have borne interest or dividends at (x) the rate applicable thereto, in the case of fixed rate indebtedness or Preferred Stock or (y) the rates which would have been applicable thereto during the respective period when same was deemed outstanding, in the case of floating rate Indebtedness or Preferred Stock (although interest or dividend expense with respect to any Indebtedness or Preferred Stock for periods while same was actually outstanding during the respective period shall be calculated using the actual rates applicable thereto while same was actually outstanding); and

          (iii) in making any determination of Consolidated EBITDA, PRO FORMA effect shall be given to any Permitted Acquisition (in the case of any Two-Step Permitted Acquisition, to the extent same has theretofore been consummated, except as otherwise expressly required in making calculations pursuant to Section 8.13) and any Significant Asset Sale for the periods described above, taking into account, in the case of any Permitted Acquisition, cost savings and expenses which would otherwise be accounted for as an adjustment pursuant to Article 11 of Regulation S-X under the Securities Act, as if such cost savings or expenses were realized on the first day of the respective period.

          "Projections" shall have the meaning provided in Section 5.01(o).

          "Public Internet Investments" shall mean and include the XL Ventures Investments and the 24/7 Media Investments.

          "Purchased Interest" shall have the meaning provided in the Receivables Pooling Agreement.

          "Qualified IPO" shall mean an underwritten public offering of Holdings Common Stock which generates cash proceeds to Holdings of at least $175,000,000.

          "Qualified Jurisdictions" shall have the meaning provided in Section 13.23.

          "Qualified Preferred Stock" shall mean any Preferred Stock of Holdings, the express terms of which shall provide that dividends thereon shall not be required to be paid at any time (and to the extent) that such payment would be prohibited by the terms of this Agreement or any other agreement of Holdings or any of its Subsidiaries relating to outstanding indebtedness and which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event (including any change of control event), cannot mature (excluding any maturity as the result of an optional redemption by

                                      -177-
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the issuer thereof) and is not mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, and is not redeemable, or required to be repurchased, at the sole option of the holder thereof (including, without limitation, upon the occurrence of an change of control event), in whole or in part, on or prior to the tenth anniversary of the date of issuance of such Preferred Stock.

          "Quarterly Payment Date" shall mean the last Business Day of each March, June, September and December, occurring after the Effective Date.

          "RCRA" shall mean the Resource Conservation and Recovery Act, as the same may be amended from time to time, 42 U.S.C. Section 6901 ET SEQ.

          "Real Property" of any Person shall mean all the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

          "Recap Distribution" shall have the meaning provided in Section
5.01(g).

          "Recapitalization" shall mean and include the Merger, the Equity Rollover, the Recap Distribution and such other transactions contemplated by the Recapitalization Documents.

          "Recapitalization Documents" shall mean and include (i) the Merger Agreement and (ii) all other agreements and documents governing, or relating to, the Recapitalization.

          "Receivables Amendment Conditions" means, with respect to any amendment or modification of any Receivables Document, the requirement that the following shall be true after giving effect to such amendment or modification:

          (A) the Receivables Maximum Funding Amount shall not be less than $100 million except to the extent that such amount is less than $100 million due to a shrinkage of receivables of BFPH's Subsidiaries which are sellers of Receivables Facility Assets pursuant to the Receivables Facility after the Effective Date;

          (B) the scheduled maturities of the Investor Certificates and the Purchased Interests shall not be earlier than the scheduled maturities of Investor Certificates issued under the Receivables Facility;

          (C) the weighted average of the PER ANNUM interest rates payable in respect of Investor Certificates and Purchased Interests would not exceed the PER ANNUM interest rates applicable to the Receivables Facility (as applicable after the first anniversary of the closing of the Receivables Facility and, if fixed rate financing is to be made available pursuant to the Receivables Facility, calculated on a swapped equivalent basis);

          (D) the Receivables Subsidiary would be required to apply all funds available to it (after giving effect to the allocation of funds to reserves required under the terms of the Receivables Documents and to the payment of interest, principal and other amounts owed under the Receivables Documents) to pay the purchase price for accounts receivable (including any deferred portion of the purchase price) or to make Dividends to Treasure Chest;

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          (E)    if any early amortization event that is not in the Receivables
     Facility shall be added to the Receivables Documents or any early amortization event that is in the Receivables Documents is made materially more restrictive, such additional early amortization event or change in an existing early amortization event shall not be adverse in any material respect to the interests of Holdings and its Subsidiaries, taken as a whole (as determined in good faith by Holdings); PROVIDED that the inclusion of an early amortization event from the Receivables Facility in the documentation for another series of Investor Certificates or Purchased Interests shall not be construed as the addition of an early amortization event for purposes hereof;

          (F) the degree of recourse to Holdings or its Subsidiaries (other than the Receivables Subsidiary) under or in respect of the Receivables Documents shall not be increased in any material respect (as determined in good faith by Holdings) and in no event shall Holdings or any of its Subsidiaries (other than the Receivables Subsidiary) have recourse liability (except pursuant to Standard Securitization Undertakings) for the payment of any Receivables Facility Assets or any Investor Certificates or Purchased Interests;

          (G) if additional covenants are included in the Receivables Documents or existing covenants in the Receivables Documents are made materially more restrictive, such additional covenants or changes to existing covenants shall not be adverse in any material respect to the interests of Holdings and its Subsidiaries taken as a whole (as determined in good faith by Holdings);

          (H) if additional representations and warranties are included in the Receivables Documents or existing representations and warranties are made materially more restrictive, such additional representations and warranties shall not be adverse in any material respect to the interest of Holdings and its Subsidiaries taken as a whole (as determined in good faith by Holdings); and

          (I) the provisions of the Receivables Facility shall not conflict with the relevant requirements of Sections 8.16, 9.02, 9.04 and 9.05;

PROVIDED that, notwithstanding anything to the contrary contained in this definition, any changes to the Receivables Documents which relate to Holdings' or any Subsidiary's servicing or origination of Receivables Facility Assets that are transferred to the Receivables Subsidiary pursuant to the Receivables Documents shall be permitted.

          "Receivables Documents" shall mean all documentation relating to any Receivables Facility, including, without limitation, the Receivables Pooling Agreement and the documentation delivered in connection therewith (including any documentation relating to a series of certificates or purchased interests issued and sold pursuant thereto).

          "Receivables Facility" shall mean the receivables facility in effect on the Effective Date, pursuant to which (x) BFPH's Subsidiaries from time to time sell or otherwise transfer accounts receivable and related assets to the Receivables Subsidiary and (y) the Receivables Subsidiary shall sell or otherwise transfer accounts receivable and related assets (or interests therein) to the Receivables Purchasers, as more fully set forth in the Receivables Documents; PROVIDED that the Receivables Facility may be replaced or supplemented, or successively replaced or supplemented, after the Effective Date so long as the Receivables Amendment Conditions are satisfied (in which event such replacement facility shall be deemed to be the Receivables Facility hereunder).

          "Receivables Facility Assets" shall mean all accounts receivable (whether now existing or arising in the future) of any of the Domestic Subsidiaries of BFPH (other than the Receivables Subsidiary) which are transferred to the Receivables Subsidiary pursuant to the Receivables Facility, and any assets directly related thereto, including, without limitation, (i) Transferred Assets (as defined in Section 2.1 of the Receivables Pooling Agreement as originally in effect), (ii) all collateral given by the respective account debtor or on its behalf (but not by Holdings or any of its Subsidiaries) securing such accounts receivable, (iii) all contracts and all guarantees (but not by Holdings or any of its Subsidiaries) or other obligations directly related to such accounts receivable, (iv) other related assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable (which may include amounts, which do not constitute proceeds of any account receivable included in the Receivables Facility, paid by an account receivable obligor which are credited to a bank account established under the Receivables Facility, so long as such amounts, upon identification by the servicer under the Receivables Facility as not constituting proceeds of an account receivable included in the Receivables Facility, may be released from any Lien granted under the Receivables Facility), and (v) proceeds of all of the foregoing.

          "Receivables Facility Financing Costs" shall mean, for any period, the total consolidated interest and fee expense of Holdings and its Subsidiaries which would have existed for such period pursuant to the Receivables Facility if same were structured as a secured lending arrangement rather than as a facility for the sale of Receivables Facility Assets; PROVIDED that such total consolidated interest and fee expense shall be net of consolidated interest and fee expense arising in respect of amounts on deposit in any principal funding or equalization account established pursuant to the Receivables Facility which, if same were structured as a secured lending arrangement rather than a facility for the sale of Receivables Facility Assets, would collateralize the Indebtedness issued thereunder.

          "Receivables Facility Threshold Amount" shall mean the sum of (x) $130,000,000 PLUS (y) the Initial Receivables Facility Reduction Amount (if greater than $0); PROVIDED that on each date upon which a mandatory repayment or commitment reduction is required pursuant to Section 4.02(h)(ii) of this Agreement as a result of the incurrence of Attributed Receivables Facility Indebtedness in excess of the Receivables Facility Threshold Amount as theretofore in effect, the Receivables Facility Threshold Amount shall be increased (on the date of, and after giving effect to, the respective mandatory commitment reduction) by the aggregate amount of the mandatory repayment and/or commitment reduction required on such date pursuant to Section 4.02(h)(ii) to the extent required as a result of the respective incurrence of Attributed Receivables Facility Indebtedness.

          "Receivables Maximum Funding Amount" shall mean the sum of (x) with respect to outstanding Investor Certificates and Purchased Interests that have fixed principal amounts,

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such principal amounts plus (y) with respect to Investor Certificates or
Purchased Interests that have variable principal amounts, the Receivables Stated Amounts thereof.

          "Receivables Pooling Agreement" shall mean the Big Flower Receivables Master Trust Pooling and Servicing Agreement, dated as of October 4, 1996, among BFP Receivables Corporation, BFPH and Manufacturers and Traders Trust Company, as Trustee, as amended or modified from time to time.

          "Receivables Purchasers" shall mean and include (i) Manufacturers and Traders Trust Company, as Trustee under the Receivables Pooling Agreement, and its successors in that capacity, (ii) the purchaser or purchasers of any interest in the Receivables Facility Assets under or in connection with any Receivables Facility and (iii) the respective successors and assigns of the foregoing Receivables Purchasers.

          "Receivables Sellers" at any time shall mean BFPH and any U.S. Subsidiary Guarantor which is, at such time, a Person which is selling or transferring Receivables Facility Assets to the Receivables Subsidiary.

          "Receivables Stated Amount" means, with respect to an Investor Certificate or Purchased Interest, the maximum amount of the funding commitment with respect thereto.

          "Receivables Subsidiary" shall mean a Wholly-Owned Subsidiary of Treasure Chest which engages in no activities other than in connection with the financing of accounts receivable and which is designated (as provided below) as the Receivables Subsidiary (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by Holdings or any other Subsidiary of Holdings (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates Holdings or any other Subsidiary of Holdings in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset of Holdings or any other Subsidiary of Holdings, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (b) with which neither Holdings nor any of its Subsidiaries has any contract, agreement, arrangement or understanding (other than pursuant to the Receivables Documents (including with respect to fees payable in the ordinary course of business in connection with the servicing of accounts receivable and related assets)) on terms less favorable to Holdings or such Subsidiary than those that might be obtained at the time from persons that are not Affiliates of Holdings, and (c) to which neither Holdings nor any other Subsidiary of Holdings has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results. Any such designation shall be evidenced to the Administrative Agent by filing with the Administrative Agent an officer's certificate of Holdings certifying that, to the best of such officer's knowledge and belief after consultation with counsel, such designation complied with the foregoing conditions.

          "Recovery Event" shall mean the receipt by Holdings or any of its Subsidiaries of any insurance or condemnation proceeds in excess of $1,000,000 in any fiscal year of Holdings payable (i) by reason of theft, physical destruction or damage or any other similar event with respect to any properties or assets of Holdings or any of its Subsidiaries, (whether under any

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policy of insurance required to be maintained under Section 8.03 or otherwise)
or (ii) by reason of any condemnation, taking, seizing or similar event with respect to any properties or assets of Holdings or any of its Subsidiaries.

          "Refinance" shall mean, with respect to any then outstanding Indebtedness, the issuance of Indebtedness issued or given in exchange for, or the proceeds of which are used to, extend, refinance, renew, replace, substitute or refund such theretofore outstanding Indebtedness.

          "Refinancing" shall mean and include (i) the Existing Senior Subordinated Notes Tender Offer/Consent Solicitation, (ii) the Existing Senior Subordinated Notes Tender Offer/Consent Solicitation Consummation, (iii) the making of the Initial Convertible QUIPS Conversion Payments and (iv) the other refinancing transactions described in Sections 5.01(h)(iii) and (iv).

          "Refinancing Documents" shall mean each of the agreements, documents and instruments entered into in connection with the Refinancing.

          "Register" shall have the meaning provided in Section 13.16.

          "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

          "Regulation T" shall mean Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

          "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

          "Regulation X" shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

          "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing or migration into the environment.

          "Replaced Lender" shall have the meaning provided in Section 1.13.

          "Replacement Lender" shall have the meaning provided in Section 1.13.

          "Reportable Event" shall mean an event described in Section 4043(c) of ERISA with respect to a Plan other than those events as to which the 30-day notice period is waived by statute, under subsection .13, .14, .16, .18, .19 or ..20 of PBGC Regulation Section 2615 or otherwise.

          "Required Appraisals" shall have the meaning provided in Section 8.11(f).

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          "Required Lenders" shall mean Non-Defaulting Lenders, the sum of whose outstanding Term Loans (and, if prior to the termination thereof, Tranche A Term Loan Commitments) and Revolving Loan Commitments (or after the termination thereof, outstanding Individual RL Facility Exposures) as of any date of determination represent greater than 50% of the sum of all outstanding principal of Term Loans (and, if prior to the termination thereof, Tranche A Term Loan Commitments) of Non-Defaulting Lenders and the sum of all Revolving Loan Commitments of all Non-Defaulting Lenders at such time (or after the termination thereof, the sum of the then Individual RL Facility Exposures of all Non-Defaulting Lenders at such time).

          "Restricted Subsidiaries" shall mean, (x) all of the Subsidiaries of Holdings and its Subsidiaries in existence on the Effective Date (other than the Special Purpose Leasing Trusts and the Special Unrestricted Leasing Subsidiary) and (y) any Subsidiary (other than an Unrestricted Subsidiary) that is created, established or acquired after the Effective Date.

          "Returns" shall have the meaning provided in Section 7.09.

          "Revolving Lender" shall mean each Dollar Facility Lender and each Multicurrency Facility Lender.

          "Revolving Loan" shall have the meaning provided in Section
1.01(c)(ii).

          "Revolving Loan Commitment" shall mean, for each Revolving Lender, its Dollar Facility Revolving Loan Commitment (if any) and its Multicurrency Facility Revolving Loan Commitment (if any).

          "Revolving Loan Maturity Date" shall mean December 7, 2005.

          "RGP" shall mean RGP Limited Partnership, a limited partnership organized and existing under the laws of the State of Nevada.

          "RL Commitment Commission" shall have the meaning provided in Section 3.01(b).

          "RL Facility Percentage" for the Total Dollar Facility Revolving Loan Commitment or the Total Multicurrency Facility Revolving Loan Commitment at any time, shall be a fraction (expressed as a percentage) (x) the numerator of which is the Total Dollar Facility Revolving Loan Commitment or the Total Multicurrency Facility Revolving Loan Commitment, as the case may be, as then in effect and (y) the denominator of which is the Total Revolving Loan Commitment as then in effect.

          "S&P" shall mean Standard & Poor's Ratings Group.

          "Scheduled Existing Indebtedness" shall have the meaning provided in
Section 5.01(m).

          "Scheduled Repayment" shall mean any Tranche A Term Loan Scheduled Repayment and/or any Tranche B Term Loan Scheduled Repayment.

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          "SDBS Division" shall mean the strategic database services operating division of IMPCO Enterprises, Inc., a Wholly-Owned Subsidiary of Webcraft.

          "SEC" shall have the meaning provided in Section 8.01(h).

          "Section 4.04(b)(ii) Certificate" shall have the meaning provided in
Section 4.04(b).

          "Secured Creditors" shall have the meaning assigned that term in the respective Security Documents.

          "Securities Act" shall mean the Securities Act of 1933, as amended.

          "Security Agreement Collateral" shall mean all of the "Collateral" under, and as defined in, the U.S. Security Agreement, each U.K. Security Agreement and any Additional Mortgage Document.

          "Security Documents" shall mean the U.S. Security Documents and the U.K. Security Documents.

          "Senior Debt" shall mean at any time the remainder of (x) Consolidated Debt LESS (y) the sum of (i) the aggregate outstanding principal amount of the Senior Subordinated Bridge Loans at such time, (ii) the aggregate outstanding principal amount of the Mezzanine Subordinated Debt at such time, (iii) the aggregate outstanding principal amount of the Permitted Subordinated Refinancing Indebtedness at such time, (iv) the aggregate outstanding principal amount of the Permanent Senior Subordinated Notes at such time, (v) the aggregate outstanding principal amount of the Permitted Subordinated Indebtedness at such time, (vi) the aggregate outstanding principal amount of the Existing Senior Subordinated Notes at such time and (vii) the aggregate amount of cash and Cash Equivalents held by Holdings and its Subsidiaries at such time.

          "Senior Leverage Ratio" shall mean, on any date of determination, the ratio of (i) Senior Debt on such date to (ii) Consolidated EBITDA for the Test Period most recently ended on or prior to such date.

          "Senior Subordinated Bridge Loans" shall mean the Bridge Loans incurred by BFPH pursuant to, and as defined in, the Senior Subordinated Credit Agreement.

          "Senior Subordinated Credit Agreement" shall mean that certain Senior Subordinated Credit Agreement, dated as of December 7, 1999, relating to the Senior Subordinated Bridge Loans described therein, among BFPH, various U.S. Subsidiary Guarantors, various lenders, and Bankers Trust Company, The Chase Manhattan Bank and Nationsbridge L.L.C., as Agents, as same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

          "Senior Subordinated Credit Documents" shall mean the Senior Subordinated Credit Agreement and each other agreement, document, note or instrument relating to the incurrence of the Senior Subordinated Bridge Loans.

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          "Shareholders' Agreements" shall have the meaning provided in Section
5.01(n).

          "Sharing Event" shall mean (i) the occurrence of any Event of Default with respect to Holdings or any Borrower pursuant to Section 10.05, (ii) the declaration of the termination of any Revolving Loan Commitments, or the acceleration of the maturity of any Loans, in each case pursuant to the last paragraph of Section 10 or (iii) the failure of any Borrower to pay any principal of, or interest on, Revolving Loans or any Letter of Credit Outstandings on the relevant Maturity Date.

          "Shell Corporation" shall mean, subject to the provisions of Section 8.11(g), (x) any corporation established to effect a Permitted Acquisition which has not yet occurred and (y) any U.K. Subsidiary, so long as the aggregate amount of assets at any time held or owned (whether legally or beneficially) by all Shell Corporations at any time in existence does not exceed $3,000,000, it being understood that at the time of the consummation of the respective Permitted Acquisition or at such time as the assets of any corporation which was a Shell Corporation exceed $3,000,000, such corporation shall cease to be a Shell Corporation.

          "Significant Asset Sale" shall mean and include (i) any Asset Sale the Net Sale Proceeds from which exceed $10,000,000 and (ii) any sale or other disposition of any Public Internet Investment.

          "Solvent Entity" shall have the meaning provided in Section 7.05(c).

          "Special Capital Expenditure" shall mean (x) the purchase by BFPH or any of its Subsidiaries of any asset used by BFPH or such Subsidiary which was subject to an operating lease to BFPH or such Subsidiary immediately before the respective purchase and (y) the payment by BFPH or such Subsidiary of accelerated rent payments due under the operating lease to which such asset is subject in connection with the termination of such operating lease.

          "Special Purpose Leasing Trusts" shall mean (i) Big Flower Leasing Trust 1998-A, a special purpose Delaware business trust and a direct Wholly-Owned Subsidiary of the Special Unrestricted Leasing Subsidiary, (ii) Big Flower Leasing Trust 1998-B, a special purpose Delaware business trust and a direct Wholly-Owned Subsidiary of the Special Unrestricted Leasing Subsidiary and (iii) Big Flower Leasing Trust 1998-C, a special purpose Delaware business trust and a direct Wholly-Owned Subsidiary of the Special Unrestricted Leasing Subsidiary.

          "Special Unrestricted Leasing Subsidiary" shall mean Big Flower Leasing L.L.C., a Delaware limited liability company and an indirect Wholly-Owned Subsidiary of BFPH.

          "Specified Default" shall mean any Default under Section 10.01 or 10.05.

          "Sponsor Management Agreement" shall mean collectively (i) the Management Services Agreement, dated as of December 7, 1999, between THL Equity Advisors IV, LLC and Holdings, (ii) the Management Services Agreement, dated as of December 7, 1999, between Thomas H. Lee Capital, LLC and Holdings and (iii) the Management Services Agreement, dated as of December 7, 1999, between Evercore Advisors, Inc. and Holdings, in each case as the same may amended, modified or supplemented from time to time pursuant to the terms hereof and thereof.

          "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by Holdings or any Subsidiary thereof in connection with a Receivables Facility which are reasonably customary in an accounts receivable transaction (including, without limitation, all such representations, warranties, covenants and indemnities included in the Receivables Documents, as in effect on the Effective Date).

          "Standby Letter of Credit" shall have the meaning provided in Section 2.01(a).

          "Start Date" shall have the meaning provided in the definition of Applicable Margin.

          "Stated Amount" of each Letter of Credit shall, at any time, mean the maximum amount available to be drawn thereunder (in each case determined without regard to whether any conditions to drawing could then be met, but after giving effect to all previous drawings made thereunder), PROVIDED that, except as such term is used in Section 2.02 and except as provided in the definition of Sterling L/C Stated Amount or Euro L/C Stated Amount, as the case may be, the "Stated Amount" of each Letter of Credit denominated in an Alternate Currency shall be, on any date of calculation, the Dollar Equivalent of the maximum amount available to be drawn in the relevant Alternate Currency thereunder (determined without regard to whether any conditions to drawing could then be met but after giving effect to all previous drawings made thereunder).

          "Sterling Equivalent" shall mean, at any time for the determination thereof, the amount of Pounds Sterling which could be purchased with the amount of Dollars involved in such computation at the spot rate of exchange therefor as quoted by the Administrative Agent as of 11:00 A.M. (London time) on the date two Business Days prior to the date of any determination thereof for purchase on such date (or, in the case of any determination pursuant to Section 1.15 or 13.19 or Section 26 of any Subsidiaries Guaranty, on the date of determination).

          "Sterling Euro Rate" shall mean, with respect to each Borrowing of Sterling Revolving Loans, (i) the rate PER ANNUM that appears on page 3750 of the Dow Jones Telerate Screen (or any successor page) for Pounds Sterling deposits with maturities comparable to the Interest Period applicable to the Sterling Revolving Loans subject to the respective Borrowing as of 11:00 A.M. (London time) on the date which occurs two Business Days prior to the date of the proposed commencement of such Interest Period or (ii) if such a rate does not appear on page 3750 of the Dow Jones Telerate Screen (or any successor page), the offered quotation to first-class banks in the London interbank market by the Administrative Agent for Pounds Sterling deposits of amounts in immediately available funds comparable to the principal amount of the Sterling Revolving Loan to be made by the Administrative Agent as part of such Borrowing (or, if the Administrative Agent is not lending any part of such Borrowing, the Lenders with the largest percentage of the respective such Borrowing) with maturities comparable to the Interest Period applicable to such Sterling Revolving Loan as of 11:00 A.M. (London time) on the date which occurs two Business Days prior to the date of the proposed commencement of such Interest Period, PROVIDED that in the event the Administrative Agent has made any determination pursuant to Section 1.10(a)(i) in respect of Sterling Revolving Loans, or in the circumstances described in clause (i) to the proviso to Section 1.10(b) in respect of Sterling Revolving Loans, the Sterling Euro Rate determined pursuant to this definition shall instead be the rate determined by the Administrative Agent as the all-in-cost of funds for the Administrative Agent to fund such Sterling Revolving Loan with maturities comparable to the Interest Period applicable thereto.

          "Sterling L/C Stated Amount" of each Sterling Letter of Credit shall, at any time, mean the maximum amount available to be drawn thereunder (expressed in Pounds Sterling) (in each case determined without regard to whether any conditions to drawing could then be met, but after giving effect to all previous drawings made thereunder).

          "Sterling Letter of Credit" shall mean each Multicurrency Facility Letter of Credit denominated in Pounds Sterling.

          "Sterling Letter of Credit Outstandings" shall mean, at any time, the sum of (i) the aggregate Stated Amount of all outstanding Sterling Letters of Credit at such time and (ii) the aggregate amount of all Unpaid Drawings with respect to Sterling Letters of Credit at such time.

          "Sterling Loan" shall mean each Sterling Revolving Loan and each Sterling Swingline Loan.

          "Sterling Revolving Loan" shall mean each Multicurrency Facility Revolving Loan denominated in Pounds Sterling at the time of the incurrence thereof.

          "Sterling Swingline Loan" shall mean each Multicurrency Facility Swingline Loan denominated in Pounds Sterling at the time of the incurrence thereof.

          "Subordination Agreement " shall have the meaning provided in Section 5.01(p).

          "Subsidiary" shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time. Notwithstanding the foregoing (and except for purposes of Sections 7.16 through 7.19, inclusive, and the definitions of Unrestricted Subsidiary and Wholly-Owned Unrestricted Subsidiary contained herein), an Unrestricted Subsidiary shall be deemed not to be a Subsidiary of Holdings or any of its other Subsidiaries for purposes of this Agreement. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Credit Agreement shall refer to a Subsidiary or Subsidiaries of BFPH or Holdings, as the case may be.

          "Subsidiary Guarantor" shall mean and include each U.S. Subsidiary Guarantor and each U.K. Subsidiary Guarantor.

          "SULS Loan Agreement" shall mean the demand promissory note, dated as of April 1, 1998, between Bankers Trust Company, various lenders from time to time party thereto and the Special Unrestricted Leasing Subsidiary, providing for loans in an aggregate principal amount not to exceed $17,500,000 at any time outstanding.

          "Swingline Expiry Date" shall mean the date which is two Business Days prior to the Revolving Loan Maturity Date.

          "Swingline Loan" shall have the meaning provided in Section
1.01(d)(ii).

          "Syndication Agent" shall mean BTCo in its capacity as Syndication Agent for the Lenders hereunder.

          "Syndication Date" shall mean that date upon which the Agents determine (and notify the Borrowers and the Lenders) that the primary syndication of the Loans and Commitments (and resultant addition of Persons as Lenders pursuant to Section 13.04(b)) has been completed.

          "Take-Out Date" shall mean the earlier to occur of (i) the Conversion Date under, and as defined in, the Senior Subordinated Credit Agreement and (ii) that date upon which all Senior Subordinated Bridge Loans shall have been repaid in full.

          "Target" shall have the meaning provided such term in the definition of Two-Step Permitted Acquisition.

          "Tax Sharing Agreements" shall have the meaning provided in Section 5.01(n).

          "Taxes" shall have the meaning provided in Section 4.04(a).

          "Term Loans" shall mean and include Tranche A Term Loans and Tranche B Term Loans.

          "Test Period" shall mean each period of four consecutive fiscal quarters then last ended, in each case taken as one accounting period. Notwithstanding anything to the contrary contained above or in Section 13.07 or otherwise required by GAAP, in the case of any Test Period ending prior to the first anniversary of the Initial Borrowing Date, such period shall be a one-year period ending on the last day of the fiscal quarter last ended, with any calculations of Consolidated EBITDA required in determining compliance with
Section 9.08 and 9.09 and determining the Leverage Ratio and the Senior Leverage Ratio for all purposes of this Agreement to be made on a PRO FORMA basis in accordance with, and to the extent provided in, the immediately succeeding sentence. To the extent the respective Test Period (i) includes the fourth fiscal quarter of the fiscal year ended December 31, 1998, Consolidated EBITDA for such fiscal quarter shall be deemed to be $70,526,000, (ii) includes the first fiscal quarter of the fiscal year ended December 31, 1999, Consolidated EBITDA for such fiscal quarter shall be deemed to be $46,409,000, (iii) includes the second fiscal quarter of the fiscal year ended December 31, 1999, Consolidated EBITDA for such fiscal quarter shall be deemed to be $56,146,000,
(iv) includes the third fiscal quarter of the fiscal year ended December 31, 1999, Consolidated EBITDA for such fiscal quarter shall be deemed to be $64,043,000 and (v) includes the fourth fiscal quarter of the fiscal year ended December 31, 1999, Consolidated EBITDA for such fiscal quarter shall be determined by taking actual Consolidated EBITDA determined in accordance with the definition thereof for such fiscal quarter (as such actual Consolidated EBITDA shall be modified to give PRO FORMA effect to the Columbine Sale for any portion of such fiscal quarter prior to the Initial Borrowing Date); PROVIDED that any additional adjustments to the foregoing amounts required by the definition of PRO FORMA Basis for occurrences after the Initial Borrowing Date shall also be made.

          "THL" shall mean Thomas H. Lee Partners L.P., a Delaware limited partnership.

          "THL Affiliates" shall mean any Affiliate of THL, PROVIDED that for purposes of the definition of "Change of Control," the term THL Affiliate shall not include any portfolio company of either THL or any Affiliate of THL.

          "THL Group" shall mean THL and the THL Affiliates.

          "THL Investor" shall mean and include Thomas H. Lee Equity Fund, IV L.P., Thomas H. Lee Foreign Fund IV, L.P., Thomas H. Lee Equity Fund IV, L.P., 1997 Thomas H. Lee Nominee Trust and Thomas H. Lee Charitable Investment, L.P., or any limited or general partner, stockholder, officer, employee or consultant of such THL Investor, or any officer, employee or consultant of THL; PROVIDED that for the purposes of making calculations under the definition of "Change of Control", the aggregate amount of equity of the Holdings attributable to consultants of THL and consultants of THL Investors may not exceed $3,000,000.

          "TL Commitment Commission" shall have the meaning provided in Section 3.01(a).

          "Total Available Dollar Facility Revolving Loan Commitment" shall mean at any time an amount equal to the remainder of (x) the Total Dollar Facility Revolving Loan Commitment at such time LESS (y) the relevant RL Facility Percentage of the Blocked Commitment at such time.

          "Total Available Multicurrency Facility Revolving Loan Commitment" shall mean at any time an amount equal to the remainder of (x) the Total Multicurrency Facility Revolving Loan Commitment at such time LESS (y) the relevant RL Facility Percentage of the Blocked Commitment at such time.

          "Total Commitment" shall mean, at any time, the sum of the Total Tranche A Term Loan Commitment, the Total Tranche B Term Loan Commitment and the Total Revolving Loan Commitment.

          "Total Dollar Facility Revolving Loan Commitment" shall mean, at any time, the sum of the Dollar Facility Revolving Loan commitments of each of the Lenders with such a Commitment at such time.

          "Total Multicurrency Facility Revolving Loan Commitment" shall mean, at any time, the sum of the Multicurrency Facility Revolving Loan Commitments of each of the Lenders with such a Commitment at such time.

          "Total Revolving Loan Commitment" shall mean, at any time, the sum of the Total Dollar Facility Revolving Loan Commitment and the Total Multicurrency Facility Revolving Loan Commitment, in each case as then in effect.

          "Total Tranche A Term Loan Commitment" shall mean, at any time, the sum of the Tranche A Term Loan Commitments of each of the Lenders with such a Commitment at such time.

          "Total Tranche B Term Loan Commitment" shall mean, at any time, the sum of the Tranche B Term Loan Commitments of each of the Lenders with such a Commitment at such time.

          "Total Unutilized Revolving Loan Commitment" shall mean, at any time, an amount equal to the remainder of (x) the then Total Revolving Loan Commitment LESS (y) the sum of the Aggregate Dollar Facility Exposure and the Aggregate Multicurrency Facility Exposure at such time.

          "Trade Letter of Credit" shall have the meaning provided in Section 2.01(a).

          "Tranche" shall mean the respective facilities and commitments utilized in making Loans hereunder, with there being eight separate Tranches (I.E., Tranche A Term Loans, Tranche B Term Loans, Dollar Facility Revolving Loans, Dollar Facility Swingline Loans, BFPH Multicurrency Facility Revolving Loans, U.K. Borrowers Multicurrency Facility Revolving Loans, BFPH Multicurrency Facility Swingline Loans and U.K. Borrowers Multicurrency Facility Swingline Loans); PROVIDED that for purposes of the definition of "Majority Lenders" there shall be only four separate Tranches (I.E., Tranche A Term Loans, Tranche B Term Loans, Dollar Facility Revolving Loans and Multicurrency Facility Revolving Loans).

          "Tranche A Term Loan" shall have the meaning provided in Section 1.01(a).

          "Tranche A Term Loan Commitment" shall mean, with respect to each Lender, the amount set forth opposite such Lender's name in Schedule I directly below the column entitled "Tranche A Term Loan Commitment," as the same may be terminated pursuant to Sections 3.03 and/or 10.

          "Tranche A Term Loan Commitment Expiration Date" shall mean the earliest of (x) January 31, 2000, (y) that date on which no Convertibles QUIPS and no Convertible Subordinated Debentures are outstanding and all obligations and other amounts owing under the Convertible QUIPS Documents and the Convertible Subordinated Debenture Documents shall have been paid in full (or, if earlier, the date of the second incurrence of Tranche A Term Loans pursuant to Section 1.01(a)(v)) and (z) that date upon which the Total Tranche A Term Loan Commitment is terminated in accordance with the terms of this Agreement.

          "Tranche A Term Loan Maturity Date" shall mean December 7, 2005.

          "Tranche A Term Loan Scheduled Repayment" shall have the meaning provided in Section 4.02(b)(i).

          "Tranche A Term Note" shall have the meaning provided in Section 1.05(a).

          "Tranche B Term Loan" shall have the meaning provided in Section 1.01(b).

          "Tranche B Term Loan Commitment" shall mean, with respect to each Lender, the amount set forth opposite such Lender's name in Schedule I directly below the column entitled "Tranche B Term Loan Commitment," as the same may be terminated pursuant to Sections 3.03 and/or 10.

          "Tranche B Term Loan Maturity Date" shall mean December 7, 2008.

          "Tranche B Term Loan Scheduled Repayment" shall have the meaning provided in Section 4.02(b)(ii).

          "Tranche B Term Note" shall have the meaning provided in Section 1.05(a).

          "Transaction" shall mean, collectively, (i) the consummation of the Recapitalization, (ii) the Common Equity Financing, (iii) the incurrence of the Senior Subordinated Bridge Loans and the Mezzanine Subordinated Debt as contemplated by Section 5.01(g), (iv) the Private Internet Investment Sale, (v) the Columbine Sale, (vi) the Columbine Financing and the repayment of the Columbine Demand Note, (vii) the consummation of the Refinancing, (viii) the entering into of the Credit Documents and the incurrence of all Loans hereunder on the Initial Borrowing Date and (ix) the payment of fees and expenses in connection with the foregoing.

          "Transition Services Agreements" shall mean and include (i) the Legal Services Agreement, dated as of December 7, 1999, between Columbine and Laser Tech and (ii) the Services Agreement, dated as of December 7, 1999, between Holdings and Columbine, in each case as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

          "Treasure Chest" shall mean Treasury Chest Advertising Company, Inc., a Delaware corporation and a Wholly-Owned Subsidiary of BFPH.

          "Treasure Chest of Nevada" shall mean Treasure Chest Advertising Company of Nevada, Inc., a corporation organized and existing under the laws of the State of Nevada.

          "Treaty" means the Treaty establishing the European Community being the Treaty of Rome of March 25, 1957, as amended by the Single European Act 1986, the Maastricht Treaty (which was signed at Maastricht on February 7, 1992) and the Treaty of Amsterdam (which was signed in Amsterdam on October 2, 1997).

          "Trust Agreement" shall mean the Amended and Restated Trust Agreement, dated as of October 14, 1997, among Holdings, The Bank of New York, as property trustee thereunder, The Bank of New York (Delaware), as Delaware trustee, and various administrative trustees thereunder, as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

          "24/7 Media Investments" shall mean the assets designated as the "24/7 Media Investments" on Schedule XV attached hereto.

          "Two-Step Permitted Acquisition" shall mean the acquisition by BFPH or any Wholly-Owned Subsidiary of BFPH of 100% of the capital stock of any Person (a "Target") not already a Subsidiary of BFPH by way of (x) a tender offer for the capital stock of such Target and (y) a subsequent merger of the Target with and into a Wholly-Owned Subsidiary of BFPH or a subsequent compulsory acquisition of all remaining outstanding shares of capital stock of the Target; PROVIDED that (i) any such Two-Step Permitted Acquisition shall be effected in accordance with clauses (A) and (B) of the proviso to the definition of Permitted Acquisition,
(ii) the subsequent merger or compulsory share acquisition to be effected as part of such Two-Step Permitted Acquisition shall be consummated as soon as practicable after the consummation of the tender offer portion thereof but in any event within 135 days thereafter, (iii) upon the consummation of the tender offer portion of any such Two-Step Permitted Acquisition, BFPH or its respective Wholly-Owned Subsidiary shall have acquired sufficient shares of the outstanding capital stock of the respective Target to effect (without any vote by any other stockholders of Target) the subsequent merger (as a result of which the Target shall become a Wholly-Owned Subsidiary of BFPH) or compulsory share acquisition within 135 days after the consummation of said tender offer and (iv) prior to the consummation of the tender offer portion of any Two-Step Permitted Acquisition, BFPH or its respective Subsidiary shall have available to it sufficient Committed Financing to effect such Two-Step Permitted Acquisition (and to make all payments owing in connection with both steps thereof). Notwithstanding anything to the contrary contained above, Permitted Acquired Subsidiary Preferred Stock may be acquired pursuant to a Two-Step Permitted Acquisition (and remain outstanding thereafter) to the extent contemplated by clause (y) of the last sentence of the definition of Permitted Acquisition contained herein.

          "Type" shall mean the type of Loan determined with regard to the interest option applicable thereto, i.e., whether a Base Rate Loan, a Eurodollar Loan, a Sterling Revolving Loan, a Euro Revolving Loan, a Sterling Swingline Loan or a Euro Swingline Loan.

          "UCC" shall mean the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

          "U.K. Borrowers" shall mean and include BFL, Olwen, Fusion, Pismo, BFDSL, Colorgraphic, Admagic and each other Subsidiary of Holdings that (x) becomes a party to this Agreement after the Initial Borrowing Date pursuant to
Section 6, (y) is designated as a "U.K. Borrower" in the Election to Become a U.K. Borrower executed and delivered by such Subsidiary pursuant to Section 6 and (z) is a U.K. Subsidiary.

          "U.K. Borrowers Multicurrency Facility Revolving Loan" shall have the meaning provided in Section 1.01(c)(ii).

          "U.K. Borrowers Multicurrency Facility Revolving Note" shall have the meaning provided in Section 1.05(a).

          "U.K. Borrowers Multicurrency Facility Swingline Loan" shall have the meaning provided in section 1.01(d)(ii).

          "U.K. Borrowers Multicurrency Facility Swingline Note" shall have the meaning provided in Section 1.05(a).

          "U.K. Borrowers Obligations" shall have the meaning provided in
Section 16.01.

          "U.K. Credit Party" shall mean and include each U.K. Borrower and each U.K. Subsidiary Guarantor.

          "U.K. Guaranteed Obligations" shall mean (i) the principal and interest on each U.K. Borrowers Multicurrency Facility Revolving Note and each U.K. Borrowers Multicurrency Facility Swingline Note issued by each U.K. Borrower to each Lender, and each U.K. Borrowers Multicurrency Facility Revolving Loan and each U.K. Borrowers Multicurrency Facility Swingline Loan made, under this Agreement and all reimbursement obligations and Unpaid Drawings with respect to each Multicurrency Facility Letter of Credit, together with all the other obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities (including, without limitation, indemnities, fees and interest thereon) of the U.K. Borrowers (or any of them) to each Lender (including, without limitation, each Multicurrency Facility Lender), the Agents and the Collateral Agent now existing or hereafter incurred under, arising out of or in connection with this Agreement or any other Credit Document and the due performance and compliance with all the terms, conditions and agreements contained in the Credit Documents by the U.K. Borrowers and (ii) all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities of the U.K. Borrowers (or any of them) or any of their respective Subsidiaries owing under any Interest Rate Protection Agreement and any Currency Agreement entered into by the U.K. Borrowers (or any of them) or any of their respective Subsidiaries with any Lender or any affiliate thereof (even if such Lender subsequently ceases to be a Lender under this Agreement for any reason) so long as such Lender or affiliate participate in such Interest Rate Protection Agreement or Currency Agreement, and their subsequent assigns, if any, whether now in existence or hereafter arising, and the due performance and compliance with all terms, conditions and agreements contained therein.

          "U.K. Permitted Seller Note" shall have the meaning provided in
Section 9.04(ii).

          "U.K. Security Agreement" shall have the meaning provided in Section 5.01(j).

          "U.K. Security Agreement Collateral" shall mean all of the "Charged Assets" as defined in the respective U.K. Security Agreement.

          "U.K. Security Documents" shall mean and include each U.S. Charge Over Shares and Notes, each U.K. Security Agreement and each Additional Mortgage Document covering assets located in the United Kingdom.

          "U.K. Subsidiary" shall mean each Subsidiary of Holdings organized under the laws of England or Wales.

          "U.K. Subsidiary Guarantor" shall mean each Wholly-Owned Subsidiary of Holdings that is a U.K. Subsidiary as of the Initial Borrowing Date (other than the U.K. Borrowers, any Shell Corporation that is a U.K. Subsidiary and any U.K. Subsidiary of Columbine) and any Wholly-Owned Subsidiary of Holdings that is a U.K. Subsidiary created or acquired after the Initial Borrowing Date that is or becomes a party to the Non-Borrower U.K. Subsidiaries Guaranty as required by Sections 8.11 and 9.11.

          "Unfunded Current Liability" of any Plan means the amount, if any, by which the actuarial present value of the accumulated plan benefits under the Plan as of the close of its most recent plan year each exceeds the fair market value of the assets allocable thereto, determined in accordance with Statement of Financial Accounting Standards No. 87, based upon the actuarial assumptions used by the Plan's actuary in the most recent annual valuation of the Plan.

          "United States" and "U.S." shall each mean the United States of America.

          "Unpaid Drawing" shall have the meaning provided for in Section
2.05(a).

          "Unrestricted Subsidiary" shall mean (i) the Special Purpose Leasing Trusts, (ii) the Special Unrestricted Leasing Subsidiary, and (iii) any Subsidiary of BFPH that is acquired or created after the Effective Date and designated by Holdings or BFPH as an Unrestricted Subsidiary hereunder by written notice to the Administrative Agent, PROVIDED that Holdings or BFPH shall only be permitted to so designate a new Unrestricted Subsidiary after the Effective Date and so long as (x) no Default or Event of Default exists or would result therefrom and (y) 100% of the capital stock of such newly-designated Unrestricted Subsidiary is owned by BFPH or another Unrestricted Subsidiary and all of the provisions of Section 9.11 shall have been complied with in respect of such newly-designated Unrestricted Subsidiary and such Unrestricted Subsidiary shall be capitalized (to the extent capitalized by BFPH or any of its Subsidiaries) through Investments as permitted by, and in compliance with,
Section 9.05(vii), with any assets owned by such Unrestricted Subsidiary at the time of the initial designation thereof to be treated as Investments pursuant to
Section 9.05(vii), PROVIDED that at the time of the initial Investment by BFPH in such Subsidiary (i) Holdings or BFPH shall designate such entity as an Unrestricted Subsidiary in a written notice to the Administrative Agent and (ii) such entity and Holdings and/or BFPH shall have entered into tax sharing and management services agreements on a basis which is satisfactory to the Administrative Agent. Additionally, neither Holdings nor BFPH may designate any Subsidiary created or acquired pursuant to a Permitted Acquisition as an Unrestricted Subsidiary.

          "Unutilized Dollar Facility Revolving Loan Commitment" with respect to any Dollar Facility Lender, at any time, shall mean such Dollar Facility Lender's Dollar Facility Revolving Loan Commitment at such time, if any, LESS the sum of (i) the aggregate outstanding principal amount of Dollar Facility Revolving Loans made by such Dollar Facility Lender then outstanding and (ii) the sum of such Dollar Facility Lender's L/C Participation Percentage of the Stated Amount of each Dollar Facility Letter of Credit and any Unpaid Drawings relating thereto.

          "Unutilized Multicurrency Facility Revolving Loan Commitment" with respect to any Multicurrency Facility Lender, at any time, shall mean such Multicurrency Facility Lender's Multicurrency Facility Revolving Loan Commitment at such time, if any, LESS the sum of (i) the aggregate outstanding principal amount of Multicurrency Facility Revolving Loans (taking the Dollar Equivalent of any such Loans denominated in Alternate Currencies) made by such Multicurrency Facility Lender then outstanding and (ii) the sum of such Multicurrency Facility Lender's L/C Participation Percentage of the Stated Amount of each Multicurrency Facility Letter of Credit and any Unpaid Drawings (taking the Dollar Equivalent of any amounts expressed in Alternate Currencies) relating thereto.

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          "U.S. Credit Parties" shall mean and include Holdings, BFPH and the
U.S. Subsidiary Guarantors.

          "U.S. Charge Over Shares and Notes" shall have the meaning provided in
Section 5.01(j).

          "U.S. Pledge Agreement" shall have the meaning provided in Section 5.01(j).

          "U.S. Security Agreement" shall have the meaning provided in Section 5.01(j).

          "U.S. Security Agreement Collateral" shall mean all of the "Collateral" as defined in the U.S. Security Agreement.

          "U.S. Security Documents" shall mean the U.S. Pledge Agreement, the U.S. Security Agreement, each Mortgage, any Additional Mortgage Documents covering assets located in the United States and any other security agreement entered into pursuant to Section 8.15.

          "U.S. Subsidiaries Guaranty" shall have the meaning provided in
Section 5.01(i).

          "U.S. Subsidiary Guarantor" shall mean each Wholly-Owned Domestic Subsidiary of Holdings as of the Initial Borrowing Date (other than BFPH, the Receivables Subsidiary, RGP, Treasure Chest of Nevada, Columbine and each Subsidiary of Columbine) and any Wholly-Owned Domestic Subsidiary of Holdings created or acquired after the Initial Borrowing Date (other than a Shell Corporation).

          "Waivable Repayment" shall have the meaning provided in Section
4.02(l).

          "Webcraft" shall mean Webcraft, Inc., a Delaware corporation and a Wholly-Owned Subsidiary of BFPH.

          "Wholly-Owned Domestic Subsidiary" shall mean any Wholly-Owned Subsidiary which is not a Foreign Subsidiary.

          "Wholly-Owned Foreign Subsidiary" shall mean any Wholly-Owned Subsidiary which is not a Domestic Subsidiary.

          "Wholly-Owned Subsidiary" shall mean, as to any Person, (i) any corporation 100% of whose capital stock (other than director's qualifying shares) is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time; PROVIDED that (x) a Person which would constitute a Wholly-Owned Subsidiary but for the existence of Permitted Acquired Subsidiary Preferred Stock of such Person which remains outstanding shall be a Wholly-Owned Subsidiary and (y) other than in the definition of Wholly-Owned Unrestricted Subsidiary, no Unrestricted Subsidiary shall be considered a Wholly-Owned Subsidiary. Unless otherwise qualified, all references to a "Wholly-Owned Subsidiary" or to

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"Wholly-Owned Subsidiaries" in this Credit Agreement shall refer to a
Wholly-Owned Subsidiary or Wholly-Owned Subsidiaries of BFPH or Holdings, as the case may be.

          "Wholly-Owned Unrestricted Subsidiary" shall mean any Wholly-Owned Subsidiary which is an Unrestricted Subsidiary.

          "XL Ventures Investments" shall mean the assets designated as the "XL Ventures Investments" on Schedule XV attached hereto.

          "Year 2000 Compliant" means for all dates and times, including, without limitation, dates and times before, on and after December 31, 1999, when used on a stand-alone system or in combination with other software or systems of Holdings and its Subsidiaries, other than any errors or malfunctions which are the result of any incorrect date and time information incorporated into calculations from systems external to Holdings and its Subsidiaries:

                  (i) the application system consistently functions and receives and processes dates and times correctly without abnormal results;

                  (ii) no date related calculations are incorrect (including, without limitation, age calculations, duration calculations and scheduling calculations) as a result of the advent of the year 2000;

                  (iii) all manipulations and comparisons of date-related data produce correct and consistent results for all valid date values within the scope of the application;

                  (iv)   there is no century ambiguity;

                  (v)    all reports and displays are sorted correctly; and

                  (vi) leap years are accounted for and correctly identified (including, without limitation, that the year 2000 is recognized as a leap year).

          SECTION 12. THE AGENTS.

          12.01 APPOINTMENT. The Lenders hereby designate Chase as Administrative Agent (for purposes of this Section 12, the term "Administrative Agent" shall include Chase in its capacity as Administrative Agent hereunder and Collateral Agent pursuant to the Security Documents), BTCo as Syndication Agent and Bank of America, N.A. as Documentation Agent to act as specified herein and in the other Credit Documents. Each Lender hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, the Administrative Agent, the Syndication Agent and the Documentation Agent to take such action on its behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Administrative Agent, the Syndication Agent or the Documentation Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. Each of the Administrative Agent, the Syndication Agent and the

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Documentation Agent may perform any of its duties hereunder by or through its respective officers, directors, agents, employees or affiliates.

          12.02 NATURE OF DUTIES. The Administrative Agent, the Syndication Agent and the Documentation Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement and the Security Documents. Each of the Joint Lead Arrangers and the Managing Agents, in their capacity as such, shall not have any duties or responsibilities pursuant to this Agreement or any of the Security Documents. None of the Administrative Agent, the Syndication Agent, the Documentation Agent, the Joint Lead Arrangers or the Managing Agents nor any of their respective officers, directors, agents, employees or affiliates shall be liable for any action taken or omitted by it or them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Administrative Agent, the Syndication Agent, the Documentation Agent, the Joint Lead Arrangers and the Managing Agents shall be mechanical and administrative in nature; the Administrative Agent, the Syndication Agent, the Documentation Agent, the Joint Lead Arrangers and the Managing Agents shall not have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Lender or the holder of any Note; and nothing in this Agreement or any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon the Administrative Agent, the Syndication Agent, the Documentation Agent, the Joint Lead Arrangers and the Managing Agents any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein.

          12.03 LACK OF RELIANCE ON THE AGENTS, THE JOINT LEAD ARRANGERS AND THE MANAGING AGENTS. Independently and without reliance upon the Administrative Agent, the Syndication Agent, the Documentation Agent, the Joint Lead Arrangers and the Managing Agents, each Lender and the holder of each Note, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of Holdings and its Subsidiaries in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the credit worthiness of Holdings and its Subsidiaries and, except as expressly provided in this Agreement, the Administrative Agent, the Syndication Agent, the Documentation Agent, the Joint Lead Arrangers and the Managing Agents shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Lender or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. None of the Administrative Agent, the Syndication Agent, the Documentation Agent, the Joint Lead Arrangers, the Managing Agents or any of their respective affiliates nor any of their respective officers, directors, agents, or employees shall be responsible to any Lender or the holder of any Note for, or be required or have any duty to ascertain, inquire or verify the accuracy of, (i) any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith,
(ii) the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of this Agreement or any other Credit Document, (iii) the financial condition of Holdings and any of its Subsidiaries, (iv) the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, (v) the satisfaction of any of the conditions precedent set forth in Section 5 or 6, or
(vi) the existence or possible existence of any Default or Event of Default.

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          12.04 CERTAIN RIGHTS OF THE AGENTS, THE JOINT LEAD ARRANGERS AND THE
MANAGING AGENTS. If the Administrative Agent, the Syndication Agent, the Documentation Agent, any Joint Lead Arranger or any Managing Agent shall request instructions from the Required Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, the Administrative Agent, the Syndication Agent, the Documentation Agent, such Joint Lead Arranger or such Managing Agent shall be entitled to refrain from such act or taking such action unless and until the Administrative Agent, the Syndication Agent, the Documentation Agent, such Joint Lead Arranger or such Managing Agent shall have received instructions from the Required Lenders, and the Administrative Agent, the Syndication Agent, the Documentation Agent, such Joint Lead Arranger or such Managing Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender or the holder of any Note shall have any right of action whatsoever against the Administrative Agent, the Syndication Agent, the Documentation Agent, any Joint Lead Arranger or any Managing Agent as a result of the Administrative Agent, the Syndication Agent, the Documentation Agent, such Joint Lead Arranger or such Managing Agent, as the case may be, acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Lenders.

          12.05 RELIANCE. The Administrative Agent, the Syndication Agent, the Documentation Agent, each Joint Lead Arranger and each Managing Agent shall be entitled to rely, and shall be fully protected (and shall have no liability to any person) in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that the Administrative Agent, the Syndication Agent, the Documentation Agent, such Joint Lead Arranger or such Managing Agent believed, in the absence of gross negligence or willful misconduct, to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by the Administrative Agent, the Syndication Agent, the Documentation Agent, such Joint Lead Arranger or such Managing Agent (which may be counsel for the Credit Parties).

          12.06 INDEMNIFICATION. To the extent each of the Administrative Agent, the Syndication Agent, the Documentation Agent, any Joint Lead Arranger or any Managing Agent is not reimbursed and indemnified by the Credit Agreement Parties, the Lenders will reimburse and indemnify the Administrative Agent, the Syndication Agent, the Documentation Agent, such Joint Lead Arranger or such Managing Agent, as the case may be, in proportion to their respective "percentages" as used in determining the Required Lenders (determined as if there were no Defaulting Lenders at such time), for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Administrative Agent, the Syndication Agent, the Documentation Agent, such Joint Lead Arranger or such Managing Agent in performing its respective duties hereunder or under any other Credit Document, or in any way relating to or arising out of this Agreement or any other Credit Document; PROVIDED that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's, the Syndication Agent's, the

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Documentation Agent's, such Joint Lead Arranger's or such Managing Agent's gross negligence or willful misconduct.

          12.07 THE ADMINISTRATIVE AGENT, THE SYNDICATION AGENT, THE DOCUMENTATION AGENT, THE JOINT LEAD ARRANGERS AND THE MANAGING AGENTS IN THEIR INDIVIDUAL CAPACITIES. With respect to its obligation to make Loans or issue or participate in any Letter of Credit under this Agreement, each of the Administrative Agent, the Syndication Agent, the Documentation Agent, the Joint Lead Arranger and the Managing Agents shall have the rights and powers specified herein for a "Lender" and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term "Lenders," "Required Lenders," "holders of Notes" or any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent, the Syndication Agent, the Documentation Agent, the Joint Lead Arrangers and the Managing Agents in their individual capacity. Each of the Administrative Agent, the Syndication Agent, the Documentation Agent, the Joint Lead Arrangers and the Managing Agents may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with any Credit Party or any Affiliate of any Credit Party as if they were not performing the duties specified herein, and may accept fees and other consideration from any Credit Party for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

          12.08 HOLDERS. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or indorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

          12.09 RESIGNATION BY THE AGENTS. xxxii) The Administrative Agent may resign from the performance of all its functions and duties hereunder and/or under the other Credit Documents at any time by giving 30 Business Days' prior written notice to the Lenders and the Credit Agreement Parties. Such resignation shall take effect upon the appointment of a successor Administrative Agent pursuant to clauses (b) and (c) below or as otherwise provided below.

          (b) Upon any such notice of resignation, the Required Lenders shall appoint a successor Administrative Agent hereunder or thereunder who shall be a commercial bank or trust company reasonably acceptable to the Credit Agreement Parties.

          (c) If a successor Administrative Agent shall not have been so appointed within such 20 Business Day period, the Administrative Agent, with the consent of the Credit Agreement Parties (which consent will not be unreasonably withheld or delayed), shall then appoint a commercial bank or trust company as successor Administrative Agent who shall serve as Administrative Agent hereunder or thereunder until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.

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          (d) If no successor Administrative Agent has been appointed pursuant to clause (b) or (c) above by the 30th Business Day after the date such notice of resignation was given by the Administrative Agent, the Administrative Agent's resignation shall become effective and the Lenders shall thereafter perform all the duties of the Administrative Agent hereunder and/or under any other Credit Document until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.

          (e) The Syndication Agent may resign from the performance of all its functions and duties hereunder and/or under the other Credit Documents at any time by giving five Business Days' prior written notice to the Lenders. Such resignation shall take effect at the end of such five Business Day period.

          (f) The Documentation Agent may resign from the performance of all its functions and duties hereunder and/or under the other Credit Documents at any time by giving five Business Days' prior written notice to the Lenders. Such resignation shall take effect at the end of such five Business Day period.

          12.10 COLLATERAL MATTERS. xxxiii) Each Lender authorizes and directs the Collateral Agent to enter into the Security Documents for the benefit of the Lenders and the other Secured Creditors. Each Lender hereby agrees, and each holder of any Note or participant in Letters of Credit by the acceptance thereof will be deemed to agree, that, except as otherwise set forth herein, any action taken by the Required Lenders in accordance with the provisions of this Agreement or the Security Documents, and the exercise by the Required Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders. The Collateral Agent is hereby authorized on behalf of all of the Lenders, without the necessity of any notice to or further consent from any Lender, from time to time prior to an Event of Default, to take any action with respect to any Collateral or Security Documents which may be necessary to perfect and maintain perfected the security interest in and liens upon the Collateral granted pursuant to the Security Documents.

          (b) The Lenders hereby authorize the Collateral Agent, at its option and in its discretion, to release any Lien granted to or held by the Collateral Agent upon any Collateral (i) upon termination of the Commitments and payment and satisfaction of all of the Obligations at any time arising under or in respect of this Agreement or the Credit Documents or the transactions contemplated hereby or thereby, (ii) constituting property being sold or disposed of (to Persons other than Holdings and its Subsidiaries) upon the sale thereof in compliance with Section 9.02 or (iii) if approved, authorized or ratified in writing by the Required Lenders (unless such release is required to be approved by all of the Lenders hereunder). Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Collateral Agent's authority to release particular types or items of Collateral pursuant to this
Section 12.10.

          (c) Upon any sale and transfer of Collateral which is expressly permitted pursuant to the terms of this Agreement, or consented to in writing by the Required Lenders, or all of the Lenders, as applicable, and upon at least five (5) Business Days' (or such shorter period as is acceptable to the Collateral Agent) prior written request by Holdings, the Collateral Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Collateral Agent for the benefit of the Lenders herein or pursuant hereto upon the Collateral that was sold or transferred, PROVIDED, that (i) the Collateral Agent shall not be required to execute any such document on terms which, in the Collateral Agent's opinion, would expose the Collateral Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse, representation or warranty and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of any Credit Agreement Party or any of its Subsidiaries in respect
of) all interests retained by Credit Agreement Party or any of its Subsidiaries, including, without limitation, the proceeds of the sale, all of which shall continue to constitute part of the Collateral. In the event of any foreclosure or similar enforcement action with respect to any of the Collateral, the Collateral Agent shall be authorized to deduct all of the costs and expenses reasonably incurred by the Collateral Agent from the proceeds of any such sale, transfer or foreclosure.

          (d) The Collateral Agent shall have no obligation whatsoever to the Lenders or to any other Person to assure that the Collateral exists or is owned by any Credit Agreement Party or any of its Subsidiaries or is cared for, protected or insured or that the Liens granted to the Collateral Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to the Collateral Agent in this Section 12.10 or in any of the Security Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Collateral Agent may act in any manner it may deem appropriate, in its sole discretion, given the Collateral Agent's own interest in the Collateral as one of the Lenders and that the Collateral Agent shall have no duty or liability whatsoever to the Lenders, except for its gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

          12.11 DELIVERY OF INFORMATION. The Administrative Agent shall not be required to deliver to any Lender originals or copies of any documents, instruments, notices, communications or other information received by the Administrative Agent from any Credit Agreement Party, any Subsidiary, the Required Lenders, any Lender or any other Person under or in connection with this Agreement or any other Credit Document except (i) as specifically provided in this Agreement or any other Credit Document and (ii) as specifically requested from time to time in writing by any Lender with respect to a specific document, instrument, notice or other written communication received by and in the possession of the Administrative Agent at the time of receipt of such request and then only in accordance with such specific request.

          SECTION 13. MISCELLANEOUS.

          13.01 PAYMENT OF EXPENSES, ETC. The Credit Agreement Parties jointly and severally agree that they shall: (i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Agents (including, without limitation, the reasonable fees and disbursements of White & Case LLP and local counsel, if any, and all appraisal fees, trustee's fees, documentary and recording taxes, title insurance and recording, filing and other expenses) in connection with the preparation, execution and delivery of this Agreement and the other Credit Documents and the documents and

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instruments referred to herein and therein and any amendment, waiver or consent relating hereto or thereto, of each Agent in connection with its syndication efforts with respect to this Agreement and of the Agents and each of the Lenders in connection with the enforcement of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein (including, without limitation, the reasonable fees and disbursements of counsel for the Agents and, following and during the continuation of an Event of Default in connection with the enforcement of this Agreement and the other Credit Documents, for each of the Lenders); (ii) pay and hold each of the Agents and each of the Lenders harmless from and against any and all present and future stamp, excise and other similar taxes with respect to the foregoing matters and save each of the Agents and each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Lender) to pay such taxes; and
(iii) indemnify the Agents and each Lender, and each of their respective officers, directors, employees, representatives and agents from and hold each of them harmless against any and all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (including reasonable attorneys' fees and disbursements) incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding (whether or not any Agent or any Lender is a party thereto) related to the entering into and/or performance of this Agreement or any other Credit Document or the use of any Letter of Credit or the proceeds of any Loans hereunder or the consummation of any transactions contemplated herein (including, without limitation, the Transaction) or in any other Credit Document or the exercise of any of their rights or remedies provided herein or in the other Credit Documents, or (b) the actual, alleged or threatened Release of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Real Property owned, leased or at any time operated by any Credit Party or any of its Subsidiaries, the Release, generation, storage, transportation, handling or arrangement for disposal of Hazardous Materials by Holdings, its Subsidiaries or their respective predecessors at any location, whether or not owned, leased or operated by any Credit Party or any of its Subsidiaries, the non-compliance of any Real Property with any Environmental Law (including applicable permits thereunder) applicable to any Real Property, or any Environmental Claim relating to any Credit Party, any of its Subsidiaries, its operations or any Real Property owned or at any time operated by any Credit Party or any of its Subsidiaries, including, in each case, without limitation, the reasonable fees and disbursements of counsel and other reasonably necessary consultants incurred in connection with any such investigation, litigation or other proceeding (but excluding any losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified). To the extent that the undertaking to indemnify, pay or hold harmless any Agent or any Lender set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Credit Agreement Parties shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

          13.02 RIGHT OF SETOFF. xxxiv) In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Credit Party or any of its Subsidiaries or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Lender (including, without limitation, by branches and agencies of such Lender wherever located) to or for the credit or the account of any Credit Party or any of its Subsidiaries against and on account of the Obligations and liabilities of such Credit Party or such Subsidiary to such Lender under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations purchased by such Lender pursuant to
Section 13.06(b), all participations by any Lender in any Swingline Loans or Letters of Credit as required pursuant to the provisions of this Agreement and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Lender shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured. Each Borrower agrees that any Lender purchasing participations in one or more Letters of Credit or Swingline Loans as required by the provisions of this Agreement, or purchasing participations as required by Section 13.06(b), may, to the fullest extent permitted by law, exercise all rights (including without limitation the right of setoff) with respect to such participations as fully as if such Lender is a direct creditor of such Borrower with respect to such participations in the amount thereof.

          (b) NOTWITHSTANDING THE FOREGOING SUBSECTION (a), AT ANY TIME THAT THE LOANS OR ANY OTHER OBLIGATION SHALL BE SECURED BY REAL PROPERTY LOCATED IN CALIFORNIA, NO LENDER OR THE ADMINISTRATIVE AGENT SHALL EXERCISE A RIGHT OF SETOFF, LIEN OR COUNTERCLAIM OR TAKE ANY COURT OR ADMINISTRATIVE ACTION OR INSTITUTE ANY PROCEEDING TO ENFORCE ANY PROVISION OF THIS AGREEMENT OR ANY NOTE UNLESS IT IS TAKEN WITH THE CONSENT OF THE REQUIRED LENDERS OR APPROVED IN WRITING BY THE ADMINISTRATIVE AGENT, IF SUCH SETOFF OR ACTION OR PROCEEDING WOULD OR MIGHT (PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 580A, 580B, 580D AND 726 OF THE CALIFORNIA CODE OF CIVIL PROCEDURE OR SECTION 2924 OF THE CALIFORNIA CIVIL CODE, IF APPLICABLE, OR OTHERWISE) AFFECT OR IMPAIR THE VALIDITY, PRIORITY OR ENFORCEABILITY OF THE LIENS GRANTED TO THE COLLATERAL AGENT PURSUANT TO THE SECURITY DOCUMENTS OR THE ENFORCEABILITY OF THE NOTES AND OTHER OBLIGATIONS HEREUNDER, AND ANY ATTEMPTED EXERCISE BY ANY LENDER OR THE ADMINISTRATIVE AGENT OF ANY SUCH RIGHT WITHOUT OBTAINING SUCH CONSENT OF THE REQUIRED LENDERS OR THE ADMINISTRATIVE AGENT SHALL BE NULL AND VOID. THIS SUBSECTION (b) SHALL BE SOLELY FOR THE BENEFIT OF EACH OF THE LENDERS AND THE ADMINISTRATIVE AGENT HEREUNDER.

          13.03 NOTICES. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, telecopier or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered: if to Holdings, BFPH, BFL, Olwen, Fusion, Pismo, BFDSL, Colorgraphic or Admagic, at such Person's address specified opposite its signature below; if to any other U.K. Borrower, at such Person's address specified in its Election to Become a U.K. Borrower; if to the Syndication Agent, the Documentation Agent or any Lender, at its address specified opposite its

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name on Schedule II below; and if to the Administrative Agent, at its Notice
Office; or, as to any Credit Party or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each Lender, at such other address as shall be designated by such Lender in a written notice to the Credit Agreement Parties and the Administrative Agent. All such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, be effective two days after deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telex or telecopier, except that notices and communications to any Credit Agreement Party and any of the Agents shall not be effective until received by such Credit Agreement Party or such Agent, as the case may be.

          13.04 BENEFIT OF AGREEMENT. xxxv) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; PROVIDED, HOWEVER, no Credit Agreement Party may assign or transfer any of its rights, obligations or interest hereunder or under any other Credit Document without the prior written consent of each of the Lenders, except that (i) any U.K. Borrower may assign or transfer its rights, obligations and interests hereunder to another U.K. Borrower with the consent of the Majority Lenders holding Multicurrency Facility Revolving Loan Commitments (whereupon such assigning U.K. Borrower shall cease to be a U.K. Borrower hereunder and shall be relieved of its obligations as such hereunder), so long as concurrently with any such assignment, such assigning U.K. Borrower is sold in accordance with the requirements of Section 9.02 and (ii) any U.K. Borrower may merge into or consolidate with any other U.K. Borrower, in each case in accordance with the requirements of Section 9.02(ix) and, PROVIDED FURTHER, that, although any Lender may transfer, assign or grant participations in its rights hereunder, such Lender shall remain a "Lender" for all purposes hereunder (and may not transfer or assign all or any portion of its Commitments hereunder except as provided in Section 13.04(b)) and the transferee, assignee or participant, as the case may be, shall not constitute a "Lender" hereunder and, PROVIDED FURTHER, that no Lender shall transfer or grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the final scheduled maturity of any Loan, Note or Letter of Credit (unless such Letter of Credit is not extended beyond the Revolving Loan Maturity Date) in which such participant is participating, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory repayment of Term Loans or a mandatory reduction in the Commitments shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof), (ii) consent to the assignment or transfer by any Credit Agreement Party of any of its rights and obligations under this Agreement (except in the circumstances permitted by the exception to the first proviso to this sentence) or (iii) release all or substantially all of the Collateral under all of the Security Documents (except as expressly provided in the Credit Documents) supporting the Obligations hereunder in which such participant is participating. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against such Lender in respect of such participation to be those set forth

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in the agreement executed by such Lender in favor of the participant relating thereto) and all amounts payable by the Borrowers hereunder shall be determined as if such Lender had not sold such participation.

          (b) Notwithstanding the foregoing, any Lender (or any Lender together with one or more other Lenders) may (x) assign all or a portion of its Commitments (and related outstanding Obligations hereunder) and/or its outstanding Term Loans to (i) its parent company and/or any affiliate of such Lender which is at least 50% owned by such Lender or its parent company or to one or more Lenders or (ii) in the case of any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is managed or advised by the same investment advisor of such Lender or by an Affiliate of such investment advisor or (y) assign all, or if less than all, a portion equal to at least $5,000,000 in the aggregate for the assigning Lender or assigning Lenders, of such Commitments (and related outstanding Obligations) and outstanding principal amount of Term Loans hereunder to one or more Eligible Transferees (treating (A) any fund that invests in bank loans and (B) any other fund that invests in bank loans and is managed by the same investment advisor as such fund or by an Affiliate of such investment advisor, as a single Eligible Transferee), each of which assignees shall become a party to this Agreement as a Lender by execution of an Assignment and Assumption Agreement, PROVIDED that (i) at such time Schedule I shall be deemed modified to reflect the Commitments and/or outstanding Term Loans, as the case may be, of such new Lender and of the existing Lenders, (ii) upon surrender of the relevant old Notes, new Notes will be issued to such new Lender and to the assigning Lender upon the request of such new Lender or assigning Lender, such new Notes to be in conformity with the requirements of Section 1.05 (with appropriate modifications) to the extent needed to reflect the revised Commitments and/or outstanding Term Loans, as the case may be, (iii) the consent of Chase and each Issuing Lender shall be required in connection with any assignment of a Revolving Loan Commitment to an Eligible Transferee pursuant to clause (x) or (y) above (which consent shall not be unreasonably withheld or delayed), (iv) the consent of the Administrative Agent and, so long as no Event of Default is then in existence, of Holdings shall be required in connection with any assignment to an Eligible Transferee pursuant to clause (y) above (which consent shall not be unreasonably withheld or delayed) and (viii) the Administrative Agent shall receive at the time of each such assignment, from the assigning or assignee Lender, the payment of a non-refundable assignment fee of $3,500; and, PROVIDED FURTHER, that such transfer or assignment shall not be effective until recorded by the Administrative Agent on the Register pursuant to Section 13.16. To the extent of any assignment pursuant to this Section 13.04(b), the assigning Lender shall be relieved of its obligations hereunder with respect to its assigned Commitments and/or outstanding Term Loans, as the case may be. At the time of each assignment pursuant to this Section 13.04(b) to a Person which is not already a Lender hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Lender shall provide to BFPH and the Administrative Agent the appropriate Internal Revenue Service Forms (and, if applicable, a Section 4.04(b)(ii) Certificate) described in Section 4.04(b)). To the extent that an assignment pursuant to Section 1.13 or this Section 13.04(b) would, at the time of such assignment, result in increased costs under Section 1.10, 1.11, 2.06 or
4.04 from those being charged by the respective assigning Lender prior to such assignment, then the Borrowers shall not be obligated to pay such increased costs (although the Borrowers shall be obligated to pay any other increased costs of the type described above resulting from changes or occurrences of the types described in said Sections after the date of the respective assignment).

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          (c) Nothing in this Agreement shall prevent or prohibit any Lender or
Chase from pledging its Loans and Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank and, with the consent of the Administrative Agent, any Lender which is a fund that invests in bank loans may pledge all or any portion of its Notes or Loans to a trustee for the benefit of investors in support of its obligations to such trustee and/or such investors. No pledge pursuant to this clause (c) shall release the transferor Lender from any of its obligations hereunder.

          13.05 NO WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of any Agent or any Lender or any holder of any Note in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between any Credit Agreement Party or any other Credit Party and any Agent or any Lender or the holder of any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which any Agent or any Lender or the holder of any Note would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Agent or any Lender or the holder of any Note to any other or further action in any circumstances without notice or demand.

          13.06 PAYMENTS PRO RATA. xxxvi) Except as otherwise provided in this Agreement (including, without limitation, as provided in Section 4.02(l)), the Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of any Credit Party in respect of any Obligations of such Credit Party, it shall distribute such payment to the Lenders (other than any Lender that has consented in writing to waive its PRO RATA share of any such payment) PRO RATA based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

          (b) Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise), which is applicable to the payment of the principal of, or interest on, the Loans, Unpaid Drawings, Commitment Commission or Letter of Credit Fees, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due to such Lender bears to the total of such Obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations of the respective Credit Party to such Lenders in such amount as shall result in a proportional participation by all the Lenders in such amount, PROVIDED that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

          (c) Notwithstanding anything to the contrary contained herein, the provisions of the preceding Sections 13.06(a) and (b) shall be subject to the express provisions of this

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Agreement which require, or permit, differing payments to be made to
Non-Defaulting Lenders as opposed to Defaulting Lenders.

          13.07 CALCULATIONS; COMPUTATIONS. xxxvii) The financial statements to be furnished to the Lenders pursuant hereto shall be made and prepared in accordance with generally accepted accounting principles in the United States consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by Holdings to the Lenders), PROVIDED that (i) except as otherwise specifically provided herein, all computations of the Available Basket Amount, Consolidated Cumulative 25% Net Income, the Applicable Margins and all computations determining compliance with Sections 4.02, 8.13 and 9 shall utilize accounting principles and policies in conformity with those used to prepare the historical financial statements for the fiscal year ended December 31, 1998 delivered to the Lenders pursuant to
Section 7.05(a) (with the foregoing generally accepted accounting principles, subject to the preceding proviso, herein called "GAAP"), (ii) to the extent expressly required pursuant to the provisions of this Agreement, certain calculations shall be made on a PRO FORMA Basis, (iii) for all purposes of this Agreement, all Attributed Receivables Facility Indebtedness shall be included as Indebtedness in the consolidated financial statements of Holdings and its Subsidiaries, and shall be considered Indebtedness of a Subsidiary of Holdings hereunder, regardless of any differing treatment pursuant to generally acceptable accounting principles, (iv) for purposes of determining compliance with any incurrence tests set forth in Sections 8 and/or 9 (excluding Sections
9.08 and 9.09), any amounts so incurred or expended (to the extent incurred or expended in a currency other than Dollars) shall be converted into Dollars on the basis of the Dollar Equivalent of such amounts as in effect on the date of such incurrence or expenditure under any provision of any such Section that has an aggregate Dollar limitation provided for therein (and to the extent the respective incurrence test regulates the aggregate amount outstanding at any time and it is expressed in terms of Dollars, all outstanding amounts originally incurred or spent in currencies other than Dollars shall be converted into Dollars on the basis of the Dollar Equivalent of such amounts as in effect on the date any new incurrence or expenditures made under any provision of any such Section that regulates the Dollar amount outstanding at any time), and (v) for purposes of calculating financial terms, all covenants and related definitions, all such calculations based on the operations of Holdings and its Restricted Subsidiaries on a consolidated basis shall be made without giving effect to the operations of any Unrestricted Subsidiaries.

          (b) All computations of interest (except as provided in the immediately succeeding sentence), Commitment Commission and other Fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, Commitment Commission or Fees are payable. All computations of Base Rate, Sterling Euro Rate and Overnight LIBOR Rate interest hereunder shall be made on the basis of a year of 365/366 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable.

          13.08 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL. xxxviii) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER, EXCEPT AS OTHERWISE PROVIDED IN CERTAIN MORTGAGES,

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THE U.K. SECURITY DOCUMENTS AND CERTAIN ADDITIONAL MORTGAGE DOCUMENTS, SHALL BE
CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH CREDIT AGREEMENT PARTY HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH CREDIT AGREEMENT PARTY (OTHER THAN HOLDINGS) HEREBY IRREVOCABLY DESIGNATES, APPOINTS AND EMPOWERS HOLDINGS AS ITS DESIGNEE, APPOINTEE AND AGENT TO RECEIVE, ACCEPT AND ACKNOWLEDGE FOR AND ON ITS BEHALF, AND IN RESPECT OF ITS PROPERTY, SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING. IF FOR ANY REASON HOLDINGS SHALL CEASE TO BE LOCATED AT THE ADDRESS SET FORTH OPPOSITE ITS SIGNATURE IN THE CREDIT AGREEMENT, EACH CREDIT AGREEMENT PARTY AGREES TO DESIGNATE A NEW DESIGNEE, APPOINTEE AND AGENT IN NEW YORK CITY TO ACT AS ITS AGENT TO RECEIVE, ACCEPT AND ACKNOWLEDGE FOR AND ON ITS BEHALF, AND IN RESPECT OF ITS PROPERTY, SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING ON THE TERMS SATISFACTORY TO THE ADMINISTRATIVE AGENT. EACH CREDIT AGREEMENT PARTY HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK JURISDICTION OVER SUCH PARTY, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT TO WHICH IT IS A PARTY BROUGHT IN ANY OF THE AFORESAID COURTS, THAT ANY SUCH COURT LACKS JURISDICTION OVER SUCH CREDIT AGREEMENT PARTY. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY OF THE AGENTS OR THE LENDERS TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY CREDIT AGREEMENT PARTY IN ANY OTHER JURISDICTION.

          (b) EACH CREDIT AGREEMENT PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

          (c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE

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OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

          13.09 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with each Credit Agreement Party and the Administrative Agent.

          13.10 EFFECTIVENESS. This Agreement shall become effective on the date (the "Effective Date") on which (i) Holdings, BFPH, BFL, Olwen, Fusion, Pismo, BFDSL, Colorgraphic, Admagic, the Agents and each Lender shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same to the Administrative Agent at its Notice Office or, in the case of the Lenders, shall have given to the Administrative Agent telephonic (confirmed in writing), written, telex or facsimile notice (actually received) at such office that the same has been signed and mailed to it. The Administrative Agent will give Holdings and each Lender prompt written notice of the occurrence of the Effective Date.

          13.11 HEADINGS DESCRIPTIVE. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

          13.12 AMENDMENT OR WAIVER; ETC. xxxix) Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Credit Parties party thereto and the Required Lenders, PROVIDED that no such change, waiver, discharge or termination shall, without the consent of each Lender (other than a Defaulting Lender) (with Obligations being directly affected thereby), (i) extend the final scheduled maturity of any Loan or Note or extend the stated maturity of any Letter of Credit beyond the Revolving Loan Maturity Date, or reduce the rate or extend the time of payment of interest (other than as a result of any waiver of the applicability of any post-default increase in interest rates) or Fees thereon, or reduce the principal amount thereof (except to the extent repaid in cash) (it being understood that any amendment or modification to the financial definitions in this Agreement shall not constitute a reduction in any rate of interest or fees for purposes of this clause (i), notwithstanding the fact that such amendment or modification actually results in such a reduction, so long as the primary purpose (as determined in good faith by Holdings and the Administrative Agent) of the respective amendment or modification was not to decrease the pricing pursuant to this Agreement), (ii) release all or substantially all of the Collateral (except as expressly provided in the Credit Documents) under all the Security Documents, (iii) amend, modify or waive any provision of this
Section 13.12, (iv) reduce the percentage specified in the definition of Required Lenders (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the extensions of Term Loans and Commitments are included on the Effective Date), (v) consent to the assignment or transfer by any Borrower of any of its rights and obligations under this Agreement (except in the circumstances permitted by the exception to the first proviso to the first sentence of Section 13.04(a))

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or (vi) amend, waive or modify the approval rights of the Lenders in respect of a one-week or nine or twelve-month Interest Period as provided in Section 1.09; PROVIDED FURTHER, that no such change, waiver, discharge or termination shall
(s) without the consent of the Majority Lenders of each Tranche, amend the definition of Majority Lenders (it being understood that, with the consent of the Required Lenders, additional Obligations and Tranches may be included in the determination of the Majority Lenders on substantially the same basis as the Obligations and Tranches are included on the Effective Date), (t) without the consent of the Majority Lenders of each Tranche which is being allocated a lesser prepayment, repayment or commitment reduction as a result of the actions described below, alter the required application of any prepayments or repayments (or commitment reductions), as between the various Tranches, pursuant to Section
4.01 or 4.02 (excluding Section 4.02(b)) (although (i) the Required Lenders may waive, in whole or in part, any such prepayment, repayment or commitment reduction, so long as the application, as amongst the various Tranches, of any such prepayment, repayment or commitment reduction which is still required to be made is not altered and (ii) if additional Tranches of Term Loans are extended after the Initial Borrowing Date with the consent of the Required Lenders as required above, such Tranches may be included on a PRO RATA basis (as is originally done with the Tranche A Term Loans and Tranche B Term Loans) in the various prepayments or repayments required pursuant to Sections 4.01 and 4.02 (excluding Section 4.02(b) and any section providing Scheduled Repayments for any new Tranche of Term Loans), (u) without the consent of the Majority Lenders of the respective Tranche, waive, reduce the amount of, or extend the date of, any Scheduled Repayment applicable to such Tranche (it being understood that no such consent of the Majority Lenders of the affected Tranche shall be required in connection with any increase in the Scheduled Repayments of such affected Tranche, including, without limitation, as a result of the making of additional Loans pursuant to a given Tranche which has the effect of increasing the Scheduled Repayments of such affected Tranche on a proportionate basis), (v) increase the Commitment of any Lender over the amount thereof then in effect without the consent of such Lender (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Total Commitment shall not constitute an increase of the Commitment of any Lender, and that an increase in the available portion of any Commitment of any Lender shall not constitute an increase in the Commitment of such Lender), (w) without the consent of the respective Issuing Lender or Issuing Lenders affected thereby, amend, modify or waive any provision of Section 2 with respect to Letters of Credit issued by it or alter its rights or obligations with respect to Letters of Credit issued by it, (x) without the consent of Chase, amend, modify or waive any provision of Sections 1.01(d) and
(e) or alter its rights and obligations with respect to Swingline Loans (including, without limitation, the obligations of the other Lenders to fund Mandatory Borrowings), (y) without the consent of the respective Agent affected thereby, amend, modify or waive any provision of Section 12 as same applies to such Agent or any other provision as same relates to the rights or obligations of such Agent and (z) without the consent of the Collateral Agent, amend, modify or waive any provision relating to the rights or obligations of the Collateral Agent.

          (b) If, in connection with any proposed change, waiver, discharge or termination to any of the provisions of this Agreement as contemplated by clauses (i) through (vi), inclusive, of the first proviso to Section 13.12(a), the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then Holdings shall have the right, so long as all non-consenting Lenders whose individual consent is

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required are treated as described in either clauses (A) or (B) below, to either
(A) replace each such non-consenting Lender or Lenders (or, at the option of Holdings if the respective Lender's consent is required with respect to less than all Tranches of Loans (or related Commitments), to replace only the respective Tranche or Tranches of Commitments and/or Loans of the respective non-consenting Lender which gave rise to the need to obtain such Lender's individual consent) with one or more Replacement Lenders pursuant to Section
1.13 so long as at the time of such replacement, each such Replacement Lender consents to the proposed change, waiver, discharge or termination or (B) terminate each Tranche of the Revolving Loan Commitments of such non-consenting Lender (if such Lender's consent is required as a result of such Tranche of its Revolving Loan Commitment), Tranche A Term Loan Commitment of such non-consenting Lender (if such Lender's consent is required as a result of its Tranche A Term Loan Commitment) and/or repay each Tranche of outstanding Loans of such Lender which gave rise to the need to obtain such Lender's consent, in accordance with Sections 3.02(b) and/or 4.01(vi), PROVIDED that, unless the Commitments terminated, and the Loans repaid, pursuant to the preceding clause
(B) are immediately replaced in full at such time through the addition of new Lenders or the increase of the Commitments and/or outstanding Loans of existing Lenders (who in each case must specifically consent thereto), then in the case of any action pursuant to preceding clause (B), the Required Lenders (determined both (x) before giving effect to the proposed action and (y) as if the Loans and Commitments being terminated (and not replaced) were not outstanding) shall specifically consent thereto, PROVIDED FURTHER, that in any event Holdings shall not have the right to replace a Lender, terminate its Commitment or repay its Loans solely as a result of the exercise of such Lender's rights (and the withholding of any required consent by such Lender) pursuant to the second proviso to Section 13.12(a).

          13.13 SURVIVAL. All indemnities set forth herein including, without limitation, in Sections 1.10, 1.11, 2.06, 4.04, 13.01, 13.06 and 13.16 shall survive the execution, delivery and termination of this Agreement, the Notes and any Letters of Credit, and the making and repayment of the Loans.

          13.14 DOMICILE OF LOANS AND COMMITMENTS. Each Lender may transfer and carry its Loans and Commitments at, to or for the account of any office, Subsidiary or Affiliate of such Lender. Notwithstanding anything to the contrary contained herein, to the extent that a transfer of Loans or Commitments pursuant to this Section 13.14 would, at the time of such transfer, result in increased costs under Section 1.10, 1.11, 2.06 or 4.04 from those being charged by the respective Lender prior to such transfer, then the Borrowers shall not be obligated to pay such increased costs (although the Borrowers shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective transfer).

          13.15 CONFIDENTIALITY. xl) Subject to the provisions of clause (b) of this Section 13.15, each Lender agrees that it will use its best efforts not to disclose without the prior consent of Holdings (other than to its Affiliates, employees, auditors, advisors or counsel or to another Lender if the Lender or such Lender's holding or parent company in its sole discretion determines that any such party should have access to such information, provided such Persons shall be subject to the provisions of this Section 13.15 to the same extent as such Lender) any information with respect to Holdings or any of its Subsidiaries which is now or in the future furnished pursuant to this Agreement or any other Credit Document and which is designated by any Credit Agreement Party to the Lenders in writing as confidential, PROVIDED that any Lender

                                      -211-
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may disclose any such information (a) as has become generally available to the public, (b) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Lender or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (c) as may be required or appropriate in respect to any summons or subpoena or in connection with any litigation, (d) in order to comply with any law, order, regulation or ruling applicable to such Lender, (e) to the Agents or the Collateral Agent and (f) to any prospective or actual transferee or participant in connection with any contemplated transfer or participation of any of the Notes or Commitments or any interest therein by such Lender, PROVIDED, that such prospective transferee agrees to provisions substantially the same as those contained in this Section 13.15.

          (b) Each Credit Party hereby acknowledges and agrees that each Lender may share with any of its affiliates any information related to Holdings or any of its Subsidiaries (including, without limitation, any nonpublic customer information regarding the creditworthiness of Holdings and its Subsidiaries), provided such Persons shall be subject to the provisions of this Section 13.15 to the same extent as such Lender.

          13.16 REGISTER. Each Borrower hereby designates the Administrative Agent to serve as such Borrower's agent, solely for purposes of this Section 13.16, to maintain a register (the "Register") on which it will record the Commitments from time to time of each of the Lenders, the Loans made by each of the Lenders and each repayment in respect of the principal amount of the Loans of each Lender. Failure to make any such recordation, or any error in such recordation, shall not affect any Borrower's obligations in respect of such Loans. With respect to any Lender, the transfer of the Commitments of such Lender and the rights to the principal of, and interest on, any Loan made pursuant to such Commitments shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Commitments and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitments and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of the Commitments and the Loans shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 13.04(b). Concurrently with the delivery of such an Assignment and Assumption Agreement to the Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Lender shall surrender the Note evidencing such Loan, and thereupon one or more appropriate new Notes in the same aggregate principal amount shall be issued to the assigning or transferor Lender and/or the new Lender at its request. Each Borrower jointly and severally agrees to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section 13.16, PROVIDED that no Borrower shall have any obligation to indemnify the Administrative Agent for any loss, claim, damage, liability or expense to the extent resulting from the gross negligence or willful misconduct of the Administrative Agent.

          13.17 POWERS-OF ATTORNEY; ETC. Holdings, BFPH and each U.K. Borrower is hereby authorized by, and on behalf of, each (other) U.K. Borrower to give Notices of

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Borrowing, Notices of Conversion and other notices and directions in connection with the extensions of credit and repayments thereof to be made pursuant to this Agreement to the U.K. Borrowers (including without limitation notices as to the application of proceeds of such extensions of credit). Each U.K. Borrower hereby grants to Holdings, BFPH and each other U.K. Borrower an irrevocable power-of attorney, in such U.K. Borrower's name, to take the actions contemplated above in this Section 13.17. Furthermore, each U.K. Borrower agrees that the Agents and the Lenders may at any time rely upon any notices, instructions or other information furnished by Holdings, BFPH or any U.K. Borrower, and shall not be required to have any writing in connection with the matters described above signed by any other U.K. Borrower.

          13.18 LIMITATION ON ADDITIONAL AMOUNTS, ETC. Notwithstanding anything to the contrary contained in Section 1.11 of this Agreement, unless a Lender gives notice to Holdings or the respective Borrower that it is obligated to pay an amount under such Section within six months after the later of (x) the date the Lender incurs the respective loss, expense or liability or (y) the date such Lender has actual knowledge of its incurrence of the respective loss, expense or liability, then such Lender shall only be entitled to be compensated for such amount by the relevant Borrower pursuant to said Section 1.11, to the extent the loss, expense or liability is incurred or suffered on or after the date which occurs six months prior to such Lender giving notice to such Borrower that it is obligated to pay the respective amounts pursuant to said Section 1.11. This
Section 13.18 shall have no applicability to any Section of this Agreement other than said Section 1.11.

          13.19 JUDGMENT CURRENCY. xli) The Credit Parties' obligations hereunder and under the other Credit Documents to make payments in the respective Applicable Currency (the "Obligation Currency") shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Administrative Agent, the Collateral Agent or the respective Lender of the full amount of the Obligation Currency expressed to be payable to the Administrative Agent, the Collateral Agent or such Lender under this Agreement or the other Credit Documents. If for the purpose of obtaining or enforcing judgment against any Credit Party in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the "Judgment Currency") an amount due in the Obligation Currency, the conversion shall be made, at the Sterling Equivalent, Euro Equivalent or the Dollar Equivalent thereof, as the case may be, and, in the case of other currencies, the rate of exchange (as quoted by the Administrative Agent or if the Administrative Agent does not quote a rate of exchange on such currency, by a known dealer in such currency designated by the Administrative Agent) determined, in each case, as of the day on which the judgment is given (such Business Day being hereinafter referred to as the "Judgment Currency Conversion Date").

          (b) If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the Borrowers covenant and agree to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will

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produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate or exchange prevailing on the Judgment Currency Conversion Date.

          (c) For purposes of determining the Sterling Equivalent, the Dollar Equivalent or the Euro Equivalent or any other rate of exchange for this Section, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.

          13.20 WAIVER OF SOVEREIGN IMMUNITY. To the extent that any Credit Agreement Party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, or otherwise) with respect to itself or its property, such Credit Agreement Party hereby irrevocably waives such immunity in respect of its obligations hereunder to the extent permitted by applicable law and, without limiting the generality of the foregoing, agrees that the waivers set forth in this Section 13.20 shall have the fullest extent permitted under the Foreign Sovereign Immunities Act of 1976 of the United States and are intended to be irrevocable for purposes of such Act.

          13.21 POST CLOSING ACTIONS. Notwithstanding anything to the contrary contained in this Agreement or the other Credit Documents, the parties hereto acknowledge and agree that:

          (a) UCC FILINGS; FILINGS WITH RESPECT TO INTELLECTUAL PROPERTY; ETC.
(i) Holdings and its Subsidiaries were not required to have filed (or cause to have filed) on or prior to the Initial Borrowing Date Financing Statements (Form UCC-1) or any filings with the United States Patent and Trademark Office or the United States Copyright Office necessary to perfect the security interest purported to be created by the U.S. Security Agreement. Not later than the 7th day after the Initial Borrowing Date, Holdings and its Subsidiaries shall have filed (or cause to have filed) all of such Financing Statements (Form UCC-1) and any filings with the United States Patent and Trademark Office or the United States Copyright Office necessary to perfect the security interest purported to be created by the U.S. Security Agreement.

          (b) CERTAIN ACTIONS RELATED TO REAL ESTATE. Holdings and its Subsidiaries shall be required to take the actions specified in Part A of
Schedule XVI as promptly as practicable, and in any event within 90 days after the Initial Borrowing Date. The provisions of Part A of said Schedule XVI shall be deemed incorporated by reference herein as fully as if set forth herein in its entirety.

          (c) ACTIONS BY VARIOUS FOREIGN SUBSIDIARIES. Holdings and its Subsidiaries shall be required to take the actions specified in Part B of
Schedule XVI as promptly as practicable, and in any event within the time periods set forth in Part B of said Schedule XVI. The provisions of Part B of said Schedule XVI shall be deemed incorporated by reference herein as fully as if set forth herein in its entirety.

          (d) TAX SHARING AGREEMENT. Within 60 days following the Initial Borrowing Date, Holdings and its consolidated Subsidiaries shall have executed and delivered to the Agents, an amended and restated Tax Sharing Agreement substantially in the form previously delivered to the Agents, which Tax Sharing Agreement shall (i) allocate and settle in an equitable

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manner the consolidated federal income tax liability of the group of consolidated corporations filing a consolidated Federal income tax return for which Holdings is the common parent, (ii) shall be in form and substance reasonably satisfactory to the Agents and (iii) subject to the requirements contained in preceding clauses (i) and (ii), be permitted to be entered into within such 60-day period notwithstanding anything to the contrary contained in
Section 9.10 or elsewhere in this Agreement.

          All conditions precedent and representations contained in this Agreement and the other Credit Documents shall be deemed modified to the extent necessary to effect the foregoing (and to permit the taking of the actions described above within the time periods required above, rather than as elsewhere provided in the Credit Documents), PROVIDED that (x) to the extent any representation and warranty would not be true because the foregoing actions were not taken on the Initial Borrowing Date, the respective representation and warranty shall be required to be true and correct in all material respects at the time the respective action is taken (or was required to be taken) in accordance with the foregoing provisions of this Section 13.21 and (y) all representations and warranties relating to the Security Documents shall be required to be true immediately after the actions required to be taken by
Section 13.21 have been taken (or were required to be taken). The acceptance of the benefits of each Credit Event shall constitute a representation, warranty and covenant by each Credit Agreement Party to each of the Lenders that the actions required pursuant to this Section 13.21 will be, or have been, taken within the relevant time periods referred to in this Section 13.21 and that, at such time, all representations and warranties contained in this Agreement and the other Credit Documents shall then be true and correct without any modification pursuant to this Section 13.21, and the parties hereto acknowledge and agree that the failure to take any of the actions required above, within the relevant time periods required above, shall give rise to an immediate Event of Default pursuant to this Agreement.

          13.22 SPECIAL PROVISIONS RELATING TO CURRENCIES OTHER THAN DOLLARS.
xlii) All funds to be made available to the Administrative Agent or any Issuing Lender pursuant to this Agreement in Euros or European national currency units shall be made available to the Administrative Agent in immediately available, freely transferable, cleared funds to such account with such bank in such principal financial center in such participating member state (or in London) as the Administrative Agent shall from time to time nominate for this purpose.

          (b) In relation to the payment of any amount denominated in Euros or in a European national currency unit, the Administrative Agent shall not be liable to any Borrower or any of the Lenders for any delay, or the consequences of any delay, in the crediting to any account of any amount required by this Agreement to be paid by the Administrative Agent if the Administrative Agent shall have taken all relevant steps to achieve, on the date required by this Agreement, the payment of such amount in immediately available, freely transferable, cleared funds (in Euros or, as the case may be, in the relevant European national currency unit) to the account with the bank in the principal financial center in the participating member state which the Borrower or, as the case may be, any Lender shall have specified for such purpose. In this Section 13.22(b), "all relevant steps" means all such steps as may be prescribed from time to time by the regulations or operating procedures of such clearing or settlement system as the Administrative Agent may from time to time determine for the purpose of clearing or settling payments of Euros or the relevant European national currency unit. Furthermore, and without

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limiting the foregoing, the Administrative Agent shall not be liable to any
Borrower or any of the Lenders in the absence of its gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

          13.23 SPECIAL PROVISIONS REGARDING PLEDGES OF EQUITY INTERESTS IN, AND PROMISSORY NOTES OWED BY, PERSONS NOT ORGANIZED IN THE UNITED STATES AND THE UNITED KINGDOM. The parties hereto acknowledge and agree that the provisions of the various Security Documents executed and delivered by the Credit Parties require that, among other things, all promissory notes executed by, and capital stock and other equity interests in, various Persons owned by the respective Credit Party be pledged, and delivered for pledge, pursuant to the Security Documents. The parties hereto further acknowledge and agree that each Credit Party shall be required to take all actions under the laws of the jurisdiction in which such Credit Party is organized to create and perfect all security interests granted pursuant to the various Security Documents and to take all actions under the laws of the United States and the United Kingdom (the "Qualified Jurisdictions") to perfect the security interests in the capital stock and other equity interests of, and promissory notes issued by, any Person organized under the laws of said jurisdictions (in each case, to the extent said capital stock, other equity interests or promissory notes are owned by any Credit Party). Except as provided in the immediately preceding sentence, to the extent any Security Document requires or provides for the pledge of promissory notes issued by, or capital stock or other equity interests in, any Person organized under the laws of a jurisdiction other than those specified in the immediately preceding sentence, it is acknowledged that, as of the Initial Borrowing Date, no actions have been required to be taken to perfect, under local law of the jurisdiction of the Person who issued the respective promissory notes or whose capital stock or other equity interests are pledged, under the Security Documents. The Credit Agreement Parties hereby agree that, following any request by the Administrative Agent or Required Lenders to do so, each Credit Agreement Party shall, and shall cause its Subsidiaries to, take such actions (including, without limitation, the execution of Additional Mortgage Documents, the making of any filings and the delivery of appropriate legal opinions) under the local law of any jurisdiction with respect to which such actions have not already been taken as are determined by the Administrative Agent or Required Lenders to be necessary or desirable in order to fully perfect, preserve or protect the security interests granted pursuant to the various Security Documents under the laws of such jurisdictions. If requested to do so pursuant to this Section 13.23, all such actions shall be taken in accordance with the provisions of this Section 13.23 and Section 8.11 and within the time periods set forth therein. All conditions and representations contained in this Agreement and the other Credit Documents shall be deemed modified to the extent necessary to effect the foregoing and so that same are not violated by reason of the failure to take actions under local law (but only with respect to capital stock of, other equity interests in, and promissory notes issued by, Persons organized under laws of jurisdictions other than Qualified Jurisdictions) not required to be taken in accordance with the provisions of this Section 13.23, PROVIDED that to the extent any representation or warranty would not be true because the foregoing actions were not taken, the respective representation of warranties shall be required to be true and correct in all material respects at such time as the respective action is required to be taken in accordance with the foregoing provisions of this Section 13.23 or pursuant to
Section 8.11.

          SECTION 14. HOLDINGS GUARANTY.

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          14.01 THE HOLDINGS GUARANTY. In order to induce the Lenders to enter into this Agreement and to extend credit hereunder and in recognition of the direct benefits to be received by Holdings from the proceeds of the Loans and the issuance of the Letters of Credit, Holdings hereby agrees with the Lenders as follows: Holdings hereby unconditionally and irrevocably guarantees, as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, acceleration or otherwise, of any and all of the Guaranteed Obligations of each of the Borrowers to the Guaranteed Creditors. If any or all of the Guaranteed Obligations of the Borrowers to the Guaranteed Creditors becomes due and payable hereunder, Holdings unconditionally promises to pay such indebtedness to the Guaranteed Creditors, or order, on demand, together with any and all expenses which may be incurred by the Guaranteed Creditors in collecting any of the Guaranteed Obligations. This Holdings Guaranty is a continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in a reliance hereon. If claim is ever made upon any Guaranteed Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including the Borrowers), then and in such event Holdings agrees that any such judgment, decree, order, settlement or compromise shall be binding upon Holdings, notwithstanding any revocation of this Holdings Guaranty or any other instrument evidencing any liability of the Borrowers, and Holdings shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

          14.02 BANKRUPTCY. Additionally, Holdings unconditionally and irrevocably guarantees the payment of any and all of the Guaranteed Obligations of the Borrowers to the Guaranteed Creditors whether or not due or payable by the Borrowers upon the occurrence of any of the events specified in Section 10.05, and unconditionally promises to pay such indebtedness to the Guaranteed Creditors, or order, on demand.

          14.03 NATURE OF LIABILITY. The liability of Holdings hereunder is exclusive and independent of any security for or other guaranty of the Guaranteed Obligations of the Borrowers whether executed by Holdings, any other guarantor or by any other party, and the liability of Holdings hereunder is not affected or impaired by (a) any direction as to application of payment by the Borrowers or by any other party, or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Guaranteed Obligations of the Borrowers, or (c) any payment on or in reduction of any such other guaranty or undertaking, or (d) any dissolution, termination or increase, decrease or change in personnel by the Borrowers, or (e) any payment made to the Guaranteed Creditors on the Guaranteed Obligations which any such Guaranteed Creditor repays to the Borrowers pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and Holdings waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

          14.04 INDEPENDENT OBLIGATION. No invalidity, irregularity or unenforceability of all or any part of the Guaranteed Obligations or of any security therefor shall affect, impair or be

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a defense to this Holdings Guaranty, and this Holdings Guaranty shall be primary, absolute and unconditional notwithstanding the occurrence of any event or the existence of any other circumstances which might constitute a legal or equitable discharge of a surety or guarantor except payment in full of the Guaranteed Obligations. The obligations of Holdings hereunder are independent of the obligations of any Borrower, any other guarantor or any other Person, and a separate action or actions may be brought and prosecuted against Holdings whether or not action is brought against any Borrower, any other guarantor or any other Person and whether or not any Borrower, any other guarantor or any other Person be joined in any such action or actions. Holdings waives, to the full extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by the Borrowers or other circumstance which operates to toll any statute of limitations as to the Borrowers shall operate to toll the statute of limitations as to Holdings.

          14.05 AUTHORIZATION. Holdings authorizes the Guaranteed Creditors without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to:

          (a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the Guaranteed Obligations (including any increase or decrease in the rate of interest thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and this Parent Guaranty made shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;

          (b) take and hold security for the payment of the Guaranteed Obligations and sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;

          (c) exercise or refrain from exercising any rights against any Borrower or others or otherwise act or refrain from acting;

          (d) release or substitute any one or more endorsers, guarantors, the Borrowers or other obligors;

          (e) settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of any Borrower to its creditors other than the Guaranteed Creditors;

          (f) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Borrowers to the Guaranteed Creditors regardless of what liability or liabilities of the Borrowers remain unpaid;

          (g) consent to or waive any breach of, or any act, omission or default under, this Agreement, any other Credit Document or any of the instruments or agreements referred to

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herein or therein, or otherwise amend, modify or supplement this Agreement, any other Credit Document or any of such other instruments or agreements; and/or

          (h) take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of Holdings from its liabilities under this Holdings Guaranty.

          14.06 RELIANCE. It is not necessary for the Guaranteed Creditors to inquire into the capacity or powers of the Borrowers or the officers, directors, partners or agents acting or purporting to act on their behalf, and any Guaranteed Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

          14.07 SUBORDINATION. Any of the indebtedness of the Borrowers now or hereafter owing to Holdings is hereby subordinated to the Guaranteed Obligations of the Borrowers owing to the Guaranteed Creditors; and if the Administrative Agent so requests at a time when an Event of Default exists, all such indebtedness of the Borrowers to Holdings shall be collected, enforced and received by Holdings for the benefit of the Guaranteed Creditors and be paid over to the Administrative Agent on behalf of the Guaranteed Creditors on account of the Guaranteed Obligations of the Borrowers to the Guaranteed Creditors, but without affecting or impairing in any manner the liability of Holdings under the other provisions of this Holdings Guaranty. Prior to the transfer by Holdings of any note or negotiable instrument evidencing any of the indebtedness of any Borrower to Holdings, Holdings shall mark such note or negotiable instrument with a legend that the same is subject to this subordination. Without limiting the generality of the foregoing, Holdings hereby agrees with the Guaranteed Creditors that it will not exercise any right of subrogation which it may at any time otherwise have as a result of this Parent Guaranty (whether contractual, under Section 509 of the Bankruptcy Code or otherwise) until all Guaranteed Obligations have been irrevocably paid in full in cash.

          14.08 WAIVER. xliii) Holdings waives any right (except as shall be required by applicable statute and cannot be waived) to require any Guaranteed Creditor to (i) proceed against any Borrower, any other guarantor or any other party, (ii) proceed against or exhaust any security held from any Borrower, any other guarantor or any other party or (iii) pursue any other remedy in any Guaranteed Creditor's power whatsoever. Holdings waives any defense based on or arising out of any defense of any Borrower, any other guarantor or any other party, other than payment in full of the Guaranteed Obligations, based on or arising out of the disability of any Borrower, any other guarantor or any other party, or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrowers other than payment in full of the Guaranteed Obligations. The Guaranteed Creditors may, at their election, foreclose on any security held by the Administrative Agent, the Collateral Agent or any other Guaranteed Creditor by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Guaranteed Creditors may have against any Borrower or any other party, or any security, without affecting or impairing in any way the liability of Holdings hereunder except to the extent the Guaranteed Obligations have been paid. Holdings waives any defense arising out of any such election by the Guaranteed Creditors, even though such election operates to impair or extinguish any right of

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reimbursement or subrogation or other right or remedy of Holdings against any
Borrower or any other party or any security.

          (b) Holdings waives all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Holdings Guaranty, and notices of the existence, creation or incurring of new or additional Guaranteed Obligations. Holdings assumes all responsibility for being and keeping itself informed of the Borrowers' financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which Holdings assumes and incurs hereunder, and agrees that the Guaranteed Creditors shall have no duty to advise Holdings of information known to them regarding such circumstances or risks.

          (c) Until such time as the Guaranteed Obligations have been paid in full in cash or Cash Equivalents, Holdings hereby waives all rights of subrogation which it may at any time otherwise have as a result of this Holdings Guaranty (whether contractual, under Section 509 of the Bankruptcy Code, or otherwise) to the claims of the Guaranteed Creditors against any Borrower or any other guarantor of the Guaranteed Obligations and all contractual, statutory or common law rights of reimbursement, contribution or indemnity from any Borrower or any other guarantor which it may at any time otherwise have as a result of this Holdings Guaranty.

          14.09 PAYMENT. All payments made by Holdings pursuant to this Section 14 shall be made in the respective Applicable Currency in which the Guaranteed Obligations are then due and payable (giving effect, in the circumstances contemplated by Section 1.15, to any conversion occurring pursuant thereto). All payments made by Holdings pursuant to this Section 14 will be made without setoff, counterclaim or other defense, and shall be subject to the provisions of Sections 4.03 and 4.04.

          SECTION 15. BFPH GUARANTY.

          15.01 BFPH GUARANTY. In order to induce the Lenders to enter into this Agreement and to extend credit hereunder and in recognition of the direct benefits to be received by BFPH from the proceeds of the Loans and the issuance of the Letters of Credit, BFPH hereby agrees with the Lenders as follows: BFPH hereby unconditionally and irrevocably guarantees, as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, acceleration or otherwise, of any and all of the U.K. Guaranteed Obligations of each of the U.K. Borrowers to the Guaranteed Creditors. If any or all of the U.K. Guaranteed Obligations of the U.K. Borrowers to the Guaranteed Creditors becomes due and payable hereunder, BFPH unconditionally promises to pay such indebtedness to the Guaranteed Creditors, or order, on demand, together with any and all expenses which may be incurred by the Guaranteed Creditors in collecting any of the U.K. Guaranteed Obligations. This BFPH Guaranty is a continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in a reliance hereon. If claim is ever made upon any Guaranteed Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the U.K. Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or

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(ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including the U.K. Borrowers), then and in such event BFPH agrees that any such judgment, decree, order, settlement or compromise shall be binding upon BFPH, notwithstanding any revocation of this BFPH Guaranty or any other instrument evidencing any liability of the U.K. Borrowers, and BFPH shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

          15.02 BANKRUPTCY. Additionally, BFPH unconditionally and irrevocably, guarantees the payment of any and all of the U.K. Guaranteed Obligations of the U.K. Borrowers to the Guaranteed Creditors whether or not due or payable by the U.K. Borrowers upon the occurrence of any of the events specified in Section 10.05, and unconditionally promises to pay such indebtedness to the Guaranteed Creditors, or order, on demand.

          15.03 NATURE OF LIABILITY. The liability of BFPH hereunder is exclusive and independent of any security for or other guaranty of the U.K. Guaranteed Obligations of the U.K. Borrowers whether executed by BFPH, any other guarantor or by any other party, and the liability of BFPH hereunder is not affected or impaired by (a) any direction as to application of payment by the U.K. Borrowers or by any other party, or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the U.K. Guaranteed Obligations of the U.K. Borrowers, or (c) any payment on or in reduction of any such other guaranty or undertaking, or (d) any dissolution, termination or increase, decrease or change in personnel by the U.K. Borrowers, or (e) any payment made to the Guaranteed Creditors on the U.K. Guaranteed Obligations which any such Guaranteed Creditor repays to the U.K. Borrowers pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and BFPH waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

          15.04 INDEPENDENT OBLIGATION. No invalidity, irregularity or unenforceability of all or any part of the U.K. Guaranteed Obligations or of any security therefor shall affect, impair or be a defense to this BFPH Guaranty, and this BFPH Guaranty shall be primary, absolute and unconditional notwithstanding the occurrence of any event or the existence of any other circumstances which might constitute a legal or equitable discharge of a surety or guarantor except payment in full of the U.K. Guaranteed Obligations. The obligations of BFPH hereunder are independent of the obligations of any U.K. Borrower, any other guarantor or any other Person, and a separate action or actions may be brought and prosecuted against BFPH whether or not action is brought against any U.K. Borrower, any other guarantor or any other Person and whether or not any U.K. Borrower, any other guarantor or any other Person be joined in any such action or actions. BFPH waives, to the full extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by the U.K. Borrowers or other circumstance which operates to toll any statute of limitations as to the U.K. Borrowers shall operate to toll the statute of limitations as to BFPH.

          15.05 AUTHORIZATION. BFPH authorizes the Guaranteed Creditors without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to:

          (a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the U.K. Guaranteed Obligations (including any increase or decrease in the rate of interest thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and this BFPH Guaranty made shall apply to the U.K. Guaranteed Obligations as so changed, extended, renewed or altered;

          (b) take and hold security for the payment of the U.K. Guaranteed Obligations and sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the U.K. Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;

          (c) exercise or refrain from exercising any rights against any U.K. Borrower or others or otherwise act or refrain from acting;

          (d) release or substitute any one or more endorsers, guarantors, the U.K. Borrowers or other obligors;

          (e) settle or compromise any of the U.K. Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of any U.K. Borrower to its creditors other than the Guaranteed Creditors;

          (f) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the U.K. Borrowers to the Guaranteed Creditors regardless of what liability or liabilities of the U.K. Borrowers remain unpaid;

          (g) consent to or waive any breach of, or any act, omission or default under, this Agreement, any other Credit Document or any of the instruments or agreements referred to herein or therein, or otherwise amend, modify or supplement this Agreement, any other Credit Document or any of such other instruments or agreements; and/or

          (h) take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of BFPH from its liabilities under this BFPH Guaranty.

          15.06 RELIANCE. It is not necessary for the Guaranteed Creditors to inquire into the capacity or powers of the U.K. Borrowers or the officers, directors, partners or agents acting or purporting to act on their behalf, and any U.K. Guaranteed Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

          15.07 SUBORDINATION. Any of the indebtedness of the U.K. Borrowers now or hereafter owing to BFPH is hereby subordinated to the U.K. Guaranteed Obligations of the U.K. Borrowers owing to the Guaranteed Creditors; and if the Administrative Agent so requests at a time when an Event of Default exists, all such indebtedness of the U.K. Borrowers to BFPH shall be collected, enforced and received by BFPH for the benefit of the Guaranteed Creditors and be paid over to the Administrative Agent on behalf of the Guaranteed Creditors on account of the U.K. Guaranteed Obligations of the U.K. Borrowers to the Guaranteed Creditors, but without affecting or impairing in any manner the liability of BFPH under the other provisions of this BFPH Guaranty. Prior to the transfer by BFPH of any note or negotiable instrument evidencing any of the indebtedness of any U.K. Borrower to BFPH, BFPH shall mark such note or negotiable instrument with a legend that the same is subject to this subordination. Without limiting the generality of the foregoing, BFPH hereby agrees with the Guaranteed Creditors that it will not exercise any right of subrogation which it may at any time otherwise have as a result of this BFPH Guaranty (whether contractual, under Section 509 of the Bankruptcy Code or otherwise) until all U.K. Guaranteed Obligations have been irrevocably paid in full in cash.

          15.08 WAIVER. xliv) BFPH waives any right (except as shall be required by applicable statute and cannot be waived) to require any Guaranteed Creditor to (i) proceed against any U.K. Borrower, any other guarantor or any other party, (ii) proceed against or exhaust any security held from any U.K. Borrower, any other guarantor or any other party or (iii) pursue any other remedy in any Guaranteed Creditor's power whatsoever. BFPH waives any defense based on or arising out of any defense of any U.K. Borrower, any other guarantor or any other party, other than payment in full of the U.K. Guaranteed Obligations, based on or arising out of the disability of any U.K. Borrower, any other guarantor or any other party, or the unenforceability of the U.K. Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the U.K. Borrowers other than payment in full of the U.K. Guaranteed Obligations. The Guaranteed Creditors may, at their election, foreclose on any security held by the Administrative Agent, the Collateral Agent or any other Guaranteed Creditor by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Guaranteed Creditors may have against any U.K. Borrower or any other party, or any security, without affecting or impairing in any way the liability of BFPH hereunder except to the extent the U.K. Guaranteed Obligations have been paid. BFPH waives any defense arising out of any such election by the Guaranteed Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of BFPH against any U.K. Borrower or any other party or any security.

          (b) BFPH waives all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this BFPH Guaranty, and notices of the existence, creation or incurring of new or additional U.K. Guaranteed Obligations. BFPH assumes all responsibility for being and keeping itself informed of the U.K. Borrowers' financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the U.K. Guaranteed Obligations and the nature, scope and extent of the risks which BFPH assumes and incurs hereunder, and agrees that the Guaranteed Creditors shall have no duty to advise BFPH of information known to them regarding such circumstances or risks.

          (c) Until such time as the U.K. Guaranteed Obligations have been paid in full in cash or Cash Equivalents, BFPH hereby waives all rights of subrogation which it may at any time otherwise have as a result of this BFPH Guaranty (whether contractual, under Section 509 of the Bankruptcy Code, or otherwise) to the claims of the Guaranteed Creditors against any

U.K. Borrower or any other guarantor of the U.K. Guaranteed Obligations and all contractual, statutory or common law rights of reimbursement, contribution or indemnity from any U.K. Borrower or any other guarantor which it may at any time otherwise have as a result of this BFPH Guaranty.

          15.09 PAYMENT. All payments made by BFPH pursuant to this Section 15 shall be made in the respective Applicable Currency in which the U.K. Guaranteed Obligations are then due and payable (giving effect, in the circumstances contemplated by Section 1.15, to any conversion occurring pursuant thereto). All payments made by BFPH pursuant to this Section 15 will be made without setoff, counterclaim or other defense, and shall be subject to the provisions of Sections 4.03 and 4.04.

          SECTION 16. NATURE OF U.K. BORROWERS' OBLIGATIONS.

          16.01 NATURE OF OBLIGATIONS. Notwithstanding anything to the contrary contained elsewhere in this Agreement, but subject to Section 16.07 below, it is understood and agreed by the various parties to this Agreement that all Obligations to repay principal of, interest on, and all other amounts with respect to, any outstanding U.K. Borrowers Multicurrency Facility Revolving Loans, U.K. Borrowers Multicurrency Facility Swingline Loans and Multicurrency Facility Letter of Credit Outstandings (including, without limitation, all fees, indemnities, taxes and other Obligations in connection therewith) shall constitute the joint and several obligations of all of the U.K. Borrowers (such Obligations being herein collectively called the "U.K. Borrowers Obligations"). In addition to the direct obligations of the respective U.K. Borrowers with respect to the U.K. Borrowers Obligations as described above, all of the U.K. Borrowers Obligations referred to above shall be guaranteed pursuant to, and in accordance with the terms of, the Holdings Guaranty, the BFPH Guaranty, the U.S. Subsidiaries Guaranty and the Non-Borrower U.K. Subsidiaries Guaranty. Each U.K. Borrower acknowledges and agrees that it is receiving direct benefits as a result of the extensions of credit to them hereunder, and that the Lenders may proceed against any or all the respective U.K. Borrowers with respect to any U.K. Borrowers Obligations hereunder for the payment in full thereof.

          16.02 INDEPENDENT OBLIGATION. With respect to U.K. Borrowers Obligations, the obligations of each U.K. Borrower with respect thereto are independent of the obligations of any other U.K. Borrower or any other guarantor, and a separate action or actions may be brought and prosecuted against each U.K. Borrower, whether or not any other U.K. Borrower or any other guarantor is joined in any such action or actions. Each U.K. Borrower waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by any U.K. Borrower or other circumstance which operates to toll any statute of limitations as to such U.K. Borrower shall, to the fullest extent permitted by law, operate to toll the statute of limitations as to each U.K. Borrower.

          16.03 AUTHORIZATION. With respect to the U.K. Borrowers Obligations, each of the respective U.K. Borrowers authorizes the Agents, the Collateral Agent and the Lenders without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to: (a) exercise or refrain from exercising any rights against any other U.K. Borrower or any guarantor or others or otherwise act or refrain from acting; (b) release or substitute any other U.K.

Borrower, endorsers, guarantors or other obligors; (c) settle or compromise any of the Obligations of any other U.K. Borrower or any other Credit Party, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of any U.K. Borrower to its creditors other than the Lenders; (d) apply any sums paid by any other U.K. Borrower or any other Person, howsoever realized to any liability or liabilities of such U.K. Borrower or other Person regardless of what liability or liabilities of such U.K. Borrower or other Person remain unpaid; and/or (e) consent to or waive any breach of, or act, omission or default under, this Agreement or any of the instruments or agreements referred to herein, or otherwise, by any other U.K. Borrower or any other Person.

          16.04 RELIANCE. It is not necessary for any Agent or any other Lender to inquire into the capacity or powers of any U.K. Borrower or any of its Subsidiaries or the officers, directors, partners or agent acting or purporting to act on its behalf, and any Obligations made or created in reliance upon the professed exercise of such powers shall constitute the obligations of the respective Borrower (or U.K. Borrowers) hereunder.

          16.05 CONTRIBUTION; SUBROGATION. No U.K. Borrower shall have any rights of contribution or subrogation with respect to any other U.K. Borrower as a result of payments made by it hereunder, in each case unless and until all Obligations have been repaid in full.

          16.06 WAIVER. Each U.K. Borrower waives any right to require any Agent, the Collateral Agent or the Lenders to (i) proceed against any other U.K. Borrower, any guarantor or any other party, (ii) proceed against or exhaust any security held from any other U.K. Borrower, any guarantor or any other party or
(iii) pursue any other remedy in any Agent's, the Collateral Agent's or any Lender's power whatsoever. Each U.K. Borrower waives any defense based on or arising out of any defense of any other U.K. Borrower, any guarantor or any other party other than payment in full in cash of the U.K. Borrowers Obligations, including, without limitation, any defense based on or arising out of the disability of any other U.K. Borrower, any guarantor or any other party, or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any other U.K. Borrower, in each case other than as a result of the payment in full in cash of the U.K. Borrowers Obligations. The Agents, the Collateral Agent and the Lenders may, at their election, foreclose on any security held by any Agent, the Collateral Agent or the Secured Creditors by one or more judicial or non-judicial sales, whether or not every aspect of any such sale is commercially reasonable, or exercise any other right or remedy any Agent, the Collateral Agent and the Lenders may have against any U.K. Borrower or any other party, or any security, without affecting or impairing in any way the liability of any U.K. Borrower hereunder except to the extent the U.K. Borrowers Obligations have been paid in full in cash. Each U.K. Borrower waives, to the fullest extent permitted by law, any defense arising out of any such election by any Agent, the Collateral Agent and the Lenders even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of such U.K. Borrower against any other U.K. Borrower or any other guarantor or party or any security.

          16.07 SPECIAL PROVISIONS REGARDING JOINT AND SEVERAL NATURE OF THE U.K. OBLIGATIONS. Notwithstanding anything to the contrary contained in Section
1.01 or 16.01 or elsewhere in the Agreement, prior to the completion of the actions required to be taken by the

U.K Credit Parties pursuant to Section 13.21(c), each U.K. Borrower shall be severally liable for any U.K. Obligations and any other Obligations owing by it hereunder and shall in no event be jointly liable for the U.K. Obligations and other Obligations owing by the other U.K. Borrowers hereunder.

                                 *     *     *

          IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

Address:

3 East 54th Street                       BIG FLOWER HOLDINGS, INC.,
17th Floor                                 as a Guarantor
New York, NY 10022
Tel: (212) 521-1621
Fax: (212) 521-1640                      By     /s/ Mark Angelson
Attention: Secretary                            --------------------------------
                                           Title: Executive V.P./Office of the
                                                  Chairman


3 East 54th Street                       BIG FLOWER PRESS HOLDINGS,
17th Floor                                 INC., as a Borrower and a Guarantor
New York, NY 10022
Tel: (212) 521-1621
Fax: (212) 521-1640                      By     /s/ Mark Angelson
Attention: Secretary                            --------------------------------
                                           Title: Executive V.P./Office of the
                                                  Chairman


3 East 54th Street                       BIG FLOWER LIMITED,
17th Floor                                 as a Borrower
New York, NY 10022
Tel: (212) 521-1621
Fax: (212) 521-1640                      By     /s/ Mark Angelson
Attention: Secretary                            --------------------------------
                                           Title: Executive V.P./Office of the
                                                Chairman


3 East 54th Street                       OLWEN DIRECT MAIL LIMITED,
17th Floor                                 as a Borrower
New York, NY 10022
Tel: (212) 521-1621
Fax: (212) 521-1640                      By     /s/ Mark Angelson
Attention: Secretary                            --------------------------------
                                           Title: Executive V.P./Office of the
                                                Chairman


3 East 54th Street                       FUSION PREMEDIA GROUP,
17th Floor                                 as a Borrower
New York, NY 10022
Tel: (212) 521-1621
Fax: (212) 521-1640                      By     /s/ Mark Angelson
                                                --------------------------------

Attention:  Secretary                      Title: Executive V.P./Office of the
                                                Chairman


3 East 54th Street                       PISMO LIMITED,
17th Floor                                 as a Borrower
New York, NY 10022
Tel: (212) 521-1621
Fax: (212) 521-1640                      By     /s/ Mark Angelson
Attention: Secretary                            --------------------------------
                                           Title: Executive V.P./Office of the
                                                Chairman


3 East 54th Street                       BIG FLOWER DIGITAL SERVICES
17th Floor                                 LIMITED, as a Borrower
New York, NY 10022
Tel: (212) 521-1621
Fax: (212) 521-1640                      By     /s/ Mark Angelson
Attention: Secretary                           --------------------------------
                                           Title: Executive V.P./Office of the
                                                  Chairman


3 East 54th Street                       COLORGRAPHIC DIRECT RESPONSE
17th Floor                                 LIMITED
New York, NY 10022
Tel: (212) 521-1621
Fax: (212) 521-1640                      By     /s/ Mark Angelson
Attention: Secretary                            --------------------------------
                                           Title: Executive V.P./Office of the
                                                  Chairman


3 East 54th Street                       THE ADMAGIC GROUP LIMITED
17th Floor
New York, NY 10022
Tel: (212) 521-1621                      By     /s/ Mark Angelson
Fax: (212) 521-1640                             --------------------------------
Attention: Secretary                       Title: Title: Executive V.P./Office
                                                         of the Chairman

270 Park Avenue                            THE CHASE MANHATTAN BANK
New York, NY 10017                            Individually and as
Tel: (212) 270-5799                           Administrative Agent
Fax: (212) 270-1063
Attention: Vice President                  By     /s/ Bruce Borden
                                                  ----------------------------
                                             Title: Vice President


                                         DEUTSCHE BANK SECURITIES, INC.


                                         By:    /s/ William W. Archer
                                                --------------------------------
                                                Title: Managing Director


                                         BANKERS TRUST COMPANY
                                           Individually and as
                                           Syndication Agent


                                         By:    /s/ Gregory Shefrin
                                                --------------------------------
                                                Title: Principal


                                         BANK OF AMERICA, N.A.
                                           as Documentation Agent


                                         By:    /s/ Elizabeth R. Borow
                                                --------------------------------
                                                Title: Managing Director

                                   COMMITMENTS

                                                                                           Multicurrency
                              Tranche A Term       Tranche B Term      Dollar Facility     Facility
                                   Loan                 Loan           Revolving Loan      Revolving Loan
         Lender                 Commitment           Commitment          Commitment        Commitment
------------------------     ----------------     ----------------     ---------------     ---------------
The Chase Manhattan Bank     $ 100,000,000.00     $ 120,000,000.00     $ 36,000,000.00     $ 64,000,000.00

Bankers Trust Company        $ 100,000,000.00     $ 120,000,000.00     $ 36,000,000.00     $ 64,000,000.00

Bank of America, N.A.        $  50,000,000.00     $  60,000,000.00     $ 18,000,000.00     $ 32,000,000.00

Total                        $    250,000,000     $    300,000,000     $    90,000,000     $   160,000,000
                             ================     ================     ===============     ===============

                                LENDER ADDRESSES

The Chase Manhattan Bank                 270 Park Avenue
                                         New York, NY 10081
                                         Attention: Bruce Borden
                                         Telephone No.: (212) 270-5799
                                         Facsimile No.: (212) 270-1063

Bankers Trust Company                    130 Liberty Street
                                         New York, NY 10006
                                         Attention: Greg Shefrin
                                         Telephone No.: (212) 250-1724
                                         Facsimile No.: (212) 250-7218

Bank of America, N.A.                    9 West 57th Street
                                         43rd Floor
                                         New York, NY 10019
                                         Attention: Elizabeth Borow
                                         Telephone No.: (212) 583-8766
                                         Facsimile No.: (212) 847-5361

                                                                     SCHEDULE XI

                         CALCULATION OF MANDATORY COSTS

          (a) The Mandatory Cost for a Lender for a Euro Rate Loan for each of its Interest Periods (or any other period for which interest is calculated) is the rate determined by the Administrative Agent to be equal to the arithmetic mean (rounded upward, if necessary, to the nearest 1/16 of 1%) of the respective rates notified by such Lender to the Administrative Agent and calculated in accordance with the following formulae:

               (i)    in relation to a Euro Rate Loan denominated in Pounds
                      Sterling:

                                        BY + S(Y-Z) + F X 0.01
                      Mandatory Cost = ------------------------ % PER ANNUM; and
                                             100 - (B + S)

               (ii)   in relation to any other Euro Rate Loan:

                                        F x 0.01
                      Mandatory Cost = ---------- % PER ANNUM;
                                           300

          where on the day of application of the relevant formula:

          B is the percentage of that Lender's eligible liabilities (in excess of any stated minimum) which the Bank of England requires that Lender to hold in a non-interest-bearing deposit account in accordance with its cash ratio requirements;

          Y is the Sterling Euro Rate applicable to the relevant Interest Period (or period);

          S is the percentage of that Lender's eligible liabilities which the Bank of England requires from time to time that Lender to place as interest bearing special deposits with the Bank of England (or other United Kingdom governmental authorities or agencies);

          Z is the interest rate PER ANNUM payable by the Bank of England to that Lender on such interest bearing special deposits; and

          F is the charge payable by that Lender to the Financial Services Authority under paragraph 2.02 or 2.03 (as appropriate) of the Fees Regulations (but where for this purpose, the figure in paragraph 2.02b and 2.03b of the Fees Regulations will be deemed to be zero) expressed in Pounds Sterling PER L1,000,000 of the fee base of that Lender.

                                                                     Schedule XI
                                                                          Page 2

          (b)  For the purposes of this SCHEDULE XI:

               (i) "eligible liabilities" and "special deposits" have the meaning given to them at the time of application of the formula by the Bank of England;

               (ii) "fee base" has the meaning given to it in the Fees Regulations; and

               (iii) "Fees Regulations" means the Banking Supervision (Fees) Regulations 1998 and/or any other regulations governing the payment of fees for banking supervision.

          (c) In the application of the formula, B, Y, S and Z are included in the formula as figures and not as percentages, E.G., if B = 0.5% and Y = 15%, BY is calculated as 0.5 x 15.

          (d)  (i)    The formula is applied on the first day of each relevant
                      period comprised in the relevant Interest Period (or period).

               (ii) Each rate calculated in accordance with the formula is rounded upward, if necessary, to the nearest 1/16 of 1%.

          (e) If the Administrative Agent determines that a change in circumstances has rendered, or will render, the formula inappropriate, the Administrative Agent (after consultation with the Lenders) shall notify the Borrowers of the manner in which the Mandatory Cost will subsequently be calculated. The manner of calculation so notified by the Administrative Agent shall, in the absence of manifest error, be binding on all parties.